Filed Pursuant to Rule 424(b)(3)

Registration No. 333-196152

PROSPECTUS

$2,176,169,000

Offer to Exchange

Pass Through Certificates, Series 2013-2

Which have been registered under the Securities Act of 1933,

For any and all outstanding Pass Through Certificates, Series 2013-2

The New Certificates

•	The forms and terms of the new pass through certificates we are issuing will be identical in all material respects to the forms and terms of the outstanding pass through certificates, except that (a) the new pass through certificates are being registered under the Securities Act of 1933, as amended, and will not contain restrictions on transfer (except as otherwise described in this prospectus) and (b) the new pass through certificates will not contain provisions relating to interest rate increases with respect to registration rights.

•	Notwithstanding any registration under the Securities Act, the New Class B Certificates and the New Class C Certificates will be permitted to be sold only to qualified institutional buyers, as defined in Rule 144A under the Securities Act, for so long as they are outstanding (as described under “Transfer Restrictions” beginning on page 97.)

The Exchange Offer

•	The exchange offer expires at 5:00 p.m., New York City time, on July 18, 2014, unless we extend it.

•	No public market currently exists for the old pass through certificates or the new pass through certificates.

The new pass through certificates will not be listed on any national securities exchange.

Investing in the new pass through certificates and participating in the Exchange Offer involves risks that are described in the “Risk Factors” section beginning on page 20 of this prospectus.

Pass Through Certificates	Aggregate Face Amount	Interest Rate	Final Expected Distribution Date
Class A	$1,408,113,000	4.95%	January 15, 2023
Class B	512,038,000	5.60	July 15, 2020
Class C	256,018,000	6.00	January 15, 2017

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 19, 2014.

We have not authorized anyone to provide you with information other than the information contained in this prospectus and the documents incorporated by reference in this prospectus or to which we have referred you. This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus or any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document. Neither the delivery of this prospectus nor any distribution of securities pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in our business, financial condition, results of operations or prospects, or in the affairs of the Trusts or the Liquidity Providers, since the date of this prospectus.

This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. This information is available without charge to you upon written or oral request. If you would like a copy of any of this information, please submit your request to Corporate Secretary, American Airlines, Inc., 4333 Amon Carter Blvd., Fort Worth, Texas 76155 (telephone: (817) 963-1234). See also “Where You Can Find More Information.” In order to obtain timely delivery of any information that you request, you must submit your request no later than July 11, 2014, which is five business days before the date the Exchange Offer is scheduled to expire.

Prospectus

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NOTWITHSTANDING ANY REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), THE NEW CLASS B CERTIFICATES AND THE NEW CLASS C CERTIFICATES WILL BE PERMITTED TO BE SOLD ONLY TO QUALIFIED INSTITUTIONAL BUYERS, AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT, FOR SO LONG AS THEY ARE OUTSTANDING. EACH HOLDER OR ACQUIROR OF SUCH NEW CERTIFICATES OR BENEFICIAL INTEREST THEREIN WILL MAKE OR WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGMENTS, REPRESENTATIONS, WARRANTIES AND AGREEMENTS DESCRIBED UNDER THE HEADING “TRANSFER RESTRICTIONS.” INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THEIR INVESTMENT IN THE CERTIFICATES FOR AN INDEFINITE PERIOD OF TIME.

Each broker-dealer that receives New Certificates for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Certificates. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Certificates received in exchange for Old Certificates where such Old Certificates were acquired as a result of market making activities or other trading activities. We have agreed that, prior to the disposition of Old Certificates by such broker-dealer or for a period of 90 days after the Expiration Date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

PRESENTATION OF INFORMATION

In this prospectus, references to “American,” the “Company,” “we,” “us” and “our” refer to American Airlines, Inc. In addition, references to “AMR” refer to our parent, AMR Corporation, prior to the merger transaction (the “Merger”) involving US Airways Group, Inc. (“US Airways Group”) and references to “AAG” refer to our parent, American Airlines Group Inc., following the Merger. Immediately following the Merger, AMR Corporation changed its name to American Airlines Group Inc.

We have given certain capitalized terms specific meanings for purposes of this prospectus. The “Index of Defined Terms” attached as Appendix I to this prospectus lists the page in this prospectus on which we have defined each such term.

At varying places in this prospectus, we refer you to other sections for additional information by indicating the caption heading of such other sections. The page on which each principal caption included in this prospectus can be found is listed in the foregoing Table of Contents.

NOTE CONCERNING FORWARD-LOOKING STATEMENTS

Certain of the statements contained in this prospectus and the documents incorporated by reference herein should be considered forward-looking statements. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about the benefits of the Merger, including future financial and operating results, our plans, objectives, expectations and intentions, and other statements that are not historical facts, such as, without limitation, statements that discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. These forward-looking statements are based on our current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, those described under Part II, Item 1A. Risk Factors of our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014 (the “2014 First Quarter 10-Q”) and the following: significant operating losses in the future; downturns in economic conditions that adversely affect our business; the impact of continued periods of high volatility in fuel costs, increased fuel prices and significant disruptions in the supply of aircraft fuel; competitive practices in the industry, including the impact of low cost carriers, airline alliances and industry consolidation; the challenges and costs of integrating operations and realizing anticipated synergies and other benefits of the Merger; our substantial indebtedness and other obligations and the effect they could have on our business and liquidity; an inability to obtain sufficient financing or other capital to operate successfully and in accordance with our current business plan; increased costs of financing, a reduction in the availability of financing and fluctuations in interest rates; the effect our high level of fixed obligations may have on our ability to fund general corporate requirements, obtain additional financing and respond to competitive developments and adverse economic and industry conditions; our significant pension and other post-employment benefit funding obligations; the impact of any failure to comply with the covenants contained in financing arrangements; provisions in credit card processing and other commercial agreements that may materially reduce our liquidity; the limitations of our historical consolidated financial information, which is not directly comparable to our financial information for prior or future periods; the impact of union disputes, employee strikes and other labor-related disruptions; any inability to maintain labor costs at competitive levels; interruptions or disruptions in service at one or more of our hub airports; any inability to obtain and maintain adequate facilities, infrastructure and slots to operate our flight schedule and expand or change our route network; our reliance on third-party regional operators or third-party service providers that have the ability to affect our revenue and the public’s perception about our services; any inability to effectively manage the costs, rights and functionality of third-party distribution channels on which we rely; extensive government regulation, which may result in increases in our costs, disruptions to our operations, limits on our operating flexibility, reductions in the demand for air travel, and competitive disadvantages; the impact of the heavy taxation to which the airline industry is subject; changes to our business model that may not successfully increase revenues and may cause operational difficulties or decreased demand; the loss of key personnel or inability to attract and retain additional qualified personnel; the impact of conflicts overseas, terrorist attacks and ongoing security concerns; the global scope of our business and any associated economic and political instability or adverse effects of events, circumstances or government actions beyond our control, including the impact of foreign currency exchange rate fluctuations and limitations on the repatriation of cash held in foreign countries; the impact of environmental regulation; our reliance on technology and automated systems and the impact of any failure of these technologies or systems; challenges in integrating our computer, communications and other technology systems; costs of ongoing data security compliance requirements and the impact of any significant data security breach; losses and adverse publicity stemming from any accident involving any of our aircraft or the aircraft of our regional or code share operators; delays in scheduled aircraft deliveries, or other loss of anticipated fleet capacity, and failure of new aircraft to perform as expected; our dependence on a limited number of suppliers for aircraft, aircraft engines and parts; the impact of changing economic and other conditions beyond our control, including global events that affect travel behavior such as an outbreak of a contagious disease, and volatility and fluctuations in our results of operations due to seasonality; the effect of a higher than normal number of pilot retirements and a potential shortage of pilots; the impact of possible future increases in insurance costs or reductions in available insurance coverage; the effect of several lawsuits that were filed in connection with the Merger and remain pending; an inability to use net operating losses carried over from prior taxable years; any impairment in the amount of goodwill we recorded as a result of the application of the acquisition method of accounting and an inability to realize the full value of American’s intangible or long-lived assets and any material impairment charges that would be recorded as a result; and other economic, business, competitive, and/or regulatory factors affecting our business, including those set forth in our filings with the Securities and Exchange Commission (the “SEC”) especially in Part II, Item 1A. Risk Factors and Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations of the 2014 First Quarter 10-Q, our other Quarterly Reports on Form 10-Q, our Annual Reports on Form 10-K, our Current Reports on Form 8-K and our other SEC filings; and other risks and uncertainties listed from time to time in our reports to and filings with the SEC.

All of the forward-looking statements in this prospectus are qualified in their entirety by reference to the factors discussed in Part II, Item 1A. Risk Factors of the 2014 First Quarter 10-Q and elsewhere in this prospectus. There may be other factors of which we are not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. We do not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting such statements other than as required by law. Forward-looking statements speak only as of the date of this prospectus or as of the dates indicated in the statements.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, current reports, and other information with the SEC. You may read and copy this information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available from the SEC’s Internet site at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically.

This prospectus is part of a registration statement on Form S-4 (together with all amendments, exhibits and appendices, the “Registration Statement”) that we have filed with the SEC. This prospectus does not contain all of the information we have included in the Registration Statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus makes pertaining to the contents of any contract, agreement or other document that is an exhibit to the Registration Statement necessarily are summaries of their material provisions and do not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The Registration Statement, exhibits and schedules are available at the SEC’s Public Reference Room or through its Internet site.

We “incorporate by reference” in this prospectus certain documents that we file with the SEC, which means:

•	we can disclose important information to you by referring you to those documents;

•	information incorporated by reference is considered to be part of this prospectus, even though it is not repeated in this prospectus; and

•	information that we file later with the SEC will automatically update and supersede this prospectus.

The following documents listed below that we have previously filed with the SEC (Commission File Number 001-02691) are incorporated by reference (other than reports or portions thereof furnished under Items 2.02 or 7.01 of Form 8-K):

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Filing	Date Filed
Annual Report of American on Form 10-K for the year ended December 31, 2013	February 28, 2014

Quarterly Report of American on Form 10-Q for the quarter ended March 31, 2014	April 24, 2014

Current Reports of American on Form 8-K and 8-K/A	January 23, 2014 March 3, 2014 March 7, 2014 March 31, 2014 June 2, 2014

All documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than reports or portions thereof furnished under Items 2.02 or 7.01 of Form 8-K) from the date of this prospectus and prior to the termination of the offering of the New Certificates shall also be deemed to be incorporated by reference in this prospectus.

You can obtain any of the filings incorporated by reference in this prospectus through us or from the SEC through the SEC’s Internet site or at the address listed above. You may request orally or in writing, without charge, a copy of any or all of the documents which are incorporated in this prospectus by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to Corporate Secretary, American Airlines Inc., 4333 Amon Carter Blvd., Fort Worth, Texas 76155 (telephone: (817) 963-1234).

PROSPECTUS SUMMARY

This summary highlights basic information about us and this Exchange Offer. Because it is a summary, it does not contain all of the information that you should consider before tendering your Old Certificates in the Exchange Offer. Before making an investment decision, you should read this entire prospectus carefully, including the section entitled “Risk Factors” in this prospectus, as well as the materials filed with the SEC that are considered to be a part of this prospectus. See “Where You Can Find More Information” in this prospectus.

The Company

American Airlines, Inc. (“American”), a Delaware corporation, was incorporated in 1934 and is a wholly owned subsidiary of American Airlines Group Inc. (“AAG”). American’s primary business activity is the operation of a major network carrier. For more information, see in Part I, Item 1. Business of our Annual Report on Form 10-K for the year ended December 31, 2013 (the “2013 10-K”).

American’s principal executive offices are located at 4333 Amon Carter Boulevard, Fort Worth, Texas 76155. Our telephone number is 817-963-1234, and our internet address is www.aa.com. Information contained on our website is not and should not be deemed a part of this prospectus or any other report or filing filed with or furnished to the SEC.

The Exchange Offer

The Certificates

On July 31, 2013 (the “Class A Issuance Date”), we issued, through the Class A Trust, and privately placed $1,408,113,000 aggregate face amount of Class A Certificates pursuant to exemptions from the registration requirements of the Securities Act. On November 27, 2013 (the “Class B Issuance Date”), we issued, through the Class B Trust, and privately placed $512,038,000 aggregate face amount of Class B Certificates pursuant to exemptions from the registration requirements of the Securities Act. On December 20, 2013 (the “Class C Issuance Date,” and collectively with the Class A Issuance Date and the Class B Issuance Date, the “Issuance Dates” and, each an “Issuance Date”), we issued, through the Class C Trust, and privately placed $256,018,000 aggregate face amount of Class C Certificates pursuant to exemptions from the registration requirements of the Securities Act.

Principal payments made on the Series A Equipment Notes and the Series B Equipment Notes for the first Regular Distribution Date, which occurred on January 15, 2014, reduced the Pool Balance of the Class A Certificates and the Class B Certificates outstanding to $1,366,433,418 and $498,952,144 respectively. There was no required principal payment on the Series C Equipment Notes for the first Regular Distribution Date. Prior to the expiration of the Exchange Offer, the next Regular Distribution Date will occur on July 15, 2014. See “— Loan to Aircraft Value Ratios” for the Pool Balance of the Certificates after July 15, 2014.

The “Initial Purchasers” of the Old Class A Certificates, the Old Class B Certificates and the Old Class C Certificates were, in each case, Deutsche Bank Securities Inc., Morgan Stanley & Co. LLC, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co. and J.P. Morgan Securities LLC.

When we use the term “Old Class A Certificates,” “Old Class B

Certificates” and “Old Class C Certificates” in this prospectus, we mean, respectively, Class A Certificates, Class B Certificates and Class C Certificates, Series 2013-2, which were privately placed with the Initial Purchasers on the Class A Issuance Date, Class B Issuance Date and Class C Issuance Date, respectively, and were not registered with the SEC. The Old Class A Certificates, Old Class B Certificates and Old Class C Certificates are referred to collectively as the “Old Certificates.”

When we use the term “New Class A Certificates,” “New Class B Certificates” and “New Class C Certificates” in this prospectus, we mean, respectively, Class A Certificates, Class B Certificates and Class C Certificates, Series 2013-2, registered with the SEC and offered hereby in exchange for the corresponding class of Old Certificates. The New Class A Certificates, New Class B Certificates and New Class C Certificates are referred to collectively as the “New Certificates.”

When we use the term “Certificates” in this prospectus, the related discussion applies to both the Old Certificates and the New Certificates.

Registration Rights Agreements	On each Issuance Date, we entered into a Registration Rights Agreement with the Initial Purchasers and the applicable Trustee, providing among other things, for the Exchange Offer with respect to the applicable class of Old Certificates.

The Exchange Offer

We are offering New Certificates in exchange for an equal face amount (and current Pool Balance) of outstanding Old Certificates (after giving effect to the distribution scheduled to occur on July 15, 2014). The New Certificates will be issued to satisfy our obligations under the Registration Rights Agreements.

The New Certificates will be entitled to the benefits of and will be governed by the same Pass Through Trust Agreement that governs the Old Certificates. The forms and terms of the New Certificates are identical in all material respects to the forms and terms of the Old Certificates, except that (a) we registered the New Certificates under the Securities Act so that, except as described in the section “Transfer Restrictions,” their transfer is not restricted like the Old Certificates and (b) the New Certificates do not contain provisions relating to interest rate increases with respect to registration rights.

As of the date of this prospectus, $2,176,169,000 face amount ($2,121,403,562 Pool Balance) of Old Certificates is outstanding. See “— Loan to Aircraft Value Ratios” for the Pool Balance of the Certificates after July 15, 2014.

Expiration Date	The Exchange Offer will expire at 5:00 p.m., New York City time, on July 18, 2014 (the “Expiration Date”), which is the 21st business day after the date of this prospectus, unless we, in our sole discretion, extend it, in which case the term “Expiration Date” means the latest date to which the Exchange Offer is extended.

Conditions to the Exchange Offer	The Exchange Offer is not conditioned upon any minimum face amount of Old Certificates being tendered for exchange. However, the Exchange Offer is subject to certain conditions, which may be waived by us. See “The Exchange Offer — Conditions.” See also “Risk Factors — Risk Factors Relating to the Certificates and the Exchange Offer — The market for New Certificates could be negatively affected by legislative and regulatory changes and the Exchange Offer may be terminated because of such legislative and regulatory changes.”

Procedures for Tendering Old Certificates

If you wish to accept the Exchange Offer, you may do so through DTC’s Automated Tender Offer Program in accordance with the instructions described in this prospectus and the Letter of Transmittal. A confirmation of such book-entry transfer of your Old Certificates into the Exchange Agent’s account at DTC must be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. By accepting the Exchange Offer through such program, you will agree to be bound by the Letter of Transmittal as though you had signed the Letter of Transmittal and delivered it to the Exchange Agent.

If you hold Old Certificates in physical form, you must deliver your Old Certificates to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date.

You must also deliver a completed and signed letter of transmittal together with the Old Certificates (the “Letter of Transmittal”). A Letter of Transmittal has been sent to holders of Old Certificates and a form can be found as an exhibit to the Registration Statement. Please refer to “The Exchange Offer — Procedures for Tendering.”

You must deliver the Old Certificates and the Letter of Transmittal to Wilmington Trust Company (the “Exchange Agent”), as follows:

Wilmington Trust Company

1100 North Market Street

Wilmington, Delaware 19890

Att: Adam Vogelsong

Ref: American Airlines 2013-2 EETC

Telephone: (302) 636-6472

Facsimile: (302) 636-4149

See “The Exchange Offer — Procedures for Tendering,” “— Book-Entry Transfer” and “— Exchange Agent.”

Exchange Agent	Wilmington Trust Company is serving as exchange agent.

Guaranteed Delivery Procedures	If you wish to tender Old Certificates and your Old Certificates are not immediately available or you cannot deliver your Old Certificates and a properly completed Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date or you cannot complete the book-entry transfer procedures prior to 5:00 p.m., New York City time, on the Expiration Date, you may tender your Old Certificates according to the guaranteed delivery procedures set forth in “The Exchange Offer — Guaranteed Delivery Procedures.”

Denominations	You may only tender Old Certificates in minimum denominations of $200,000 and integral multiples of $1,000 in excess thereof. The New Certificates will be issued in minimum denominations of $2,000 (or such other denomination that is an integral multiple of $1,000 and, at the time of its issuance, is equal to at least 1,000 euros) and integral multiples of $1,000 in excess thereof.

Withdrawal Rights	You may withdraw a tender of Old Certificates at any time before 5:00 p.m., New York City time, on the Expiration Date. To withdraw a tender of Old Certificates, the Exchange Agent must receive a written or facsimile transmission notice requesting such withdrawal at its address set forth under “The Exchange Offer — Exchange Agent” prior to 5:00 p.m., New York City time, on the Expiration Date. See “The Exchange Offer — Withdrawal of Tenders.”

Resale of New Certificates

Under existing interpretations of the Securities Act by the staff of the SEC contained in several no action letters issued to third parties, we believe that you can generally offer for resale, resell and otherwise transfer the New Certificates without complying with the registration and prospectus delivery requirements of the Securities Act if:

•   you acquire the New Certificates in the ordinary course of your business;

•   you have no arrangements or understanding with any person to participate in the distribution of the Older Certificates or New Certificates; and

•   you are not an “affiliate,” as defined in Rule 405 of the Securities Act, of ours or of any Trustee.

If any of these conditions is not satisfied and you transfer any New Certificate without delivering a proper prospectus or without qualifying for a registration exemption, you may incur liability under the Securities Act. We do not assume or indemnify you against such liability.

Each broker-dealer that receives New Certificates in exchange for Old Certificates held for its own account as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such New Certificates. A broker-dealer may use this prospectus for an offer to resell, resale or other transfer of such New Certificates issued to it in the Exchange Offer.

For more information on the resale of New Certificates, see “The Exchange Offer — General.”

Notwithstanding the foregoing, the New Class B Certificates and New Class C Certificates will be permitted to be sold only to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act (“Rule 144A”)) (each, a “QIB”), for so long as they are outstanding. See “Transfer Restrictions.”

Registration, Clearance and Settlement	The New Certificates will be represented by one or more permanent global certificates, which will be registered in the name of the nominee of DTC. The global certificates will be deposited with the Trustee as custodian for DTC. See “Description of the Certificates — Book Entry; Delivery and

Form.”

Delivery of New Certificates	The Exchange Agent will deliver New Certificates in exchange for all properly tendered Old Certificates promptly following the expiration of the Exchange Offer.

U.S. Federal Income Tax Considerations	The exchange of Old Certificates for New Certificates will not be treated as a sale or exchange for U.S. federal income tax purposes. See “U.S. Federal Income Tax Considerations.”

Fees and Expenses	We will pay all expenses, other than certain applicable taxes, of completing the Exchange Offer and compliance with each Registration Rights Agreement. See “The Exchange Offer — Fees and Expenses.”

Failure to Exchange Old Certificates	Once the Exchange Offer has been completed, if you do not exchange your Old Certificates for New Certificates in the Exchange Offer, you will no longer be entitled to registration rights and will not be able to offer or sell your Old Certificates, unless (i) such Old Certificates are subsequently registered under the Securities Act (which we will have no obligation to do) or (ii) your transaction is exempt from, or otherwise not subject to, the Securities Act and applicable state securities laws. See “Risk Factors — Risk Factors Relating to the Certificates and the Exchange Offer — Consequences of Failure to Exchange” and “The Exchange Offer.”

Use of Proceeds	We will not receive any cash proceeds from the exchange of the Old Certificates for the New Certificates.

Summary of Terms of Certificates

	Class A Certificates	Class B Certificates	Class C Certificates
Aggregate Face Amount at its Issuance Date(1)	$1,408,113,000	$512,038,000	$256,018,000
Initial Loan to Aircraft Value Ratio (cumulative)(2)(3)	54.6%	74.5%	84.7%
Expected Maximum Loan to Aircraft Value Ratio (cumulative)(3)	54.6%	74.5%	84.7%
Expected Principal Distribution Window (in years from its Issuance Date)(1)	0.5-9.5	0.1-6.6	1.6-3.1
Initial Average Life (in years from its Issuance Date)(1)	6.0	4.8	3.0
Regular Distribution Dates	January 15 and July 15	January 15 and July 15	January 15 and July 15
Final Expected Regular Distribution Date(4)	January 15, 2023	July 15, 2020	January 15, 2017
Final Legal Distribution Date(5)	July 15, 2024	January 15, 2022	January 15, 2017
Minimum Denomination(6)	$2,000	$2,000	$2,000
Section 1110 Protection	Yes	Yes	Yes
Liquidity Facility Coverage	3 semiannual interest payments	3 semiannual interest payments	None

(1)	The Class A Issuance Date is July 31, 2013, the Class B Issuance Date is November 27, 2013 and the Class C Issuance Date is December 20, 2013.
(2)	These percentages were calculated as of January 15, 2014 (the first Regular Distribution Date), after giving effect to the principal distributions that were made on such date. In calculating these percentages, we assumed that the aggregate appraised value of all the Aircraft was $2,503,185,358 as of such date. The appraisal value is only an estimate and reflects certain assumptions. See “Description of the Aircraft and the Appraisals –– The Appraisals.”
(3)	See “— Loan to Aircraft Value Ratios” in this prospectus summary for the method and assumptions we used in calculating the loan to Aircraft value ratios and a discussion of certain ways that such loan to Aircraft value ratios could change.
(4)	The Equipment Notes issued for an Aircraft will mature on the applicable Final Maturity Date, which will occur, depending on the Aircraft, on or prior to the final expected Regular Distribution Date for the Certificates issued by the Trust that holds such Equipment Notes.
(5)	The Final Legal Distribution Date for each of the Class A Certificates and the Class B Certificates is the date which is 18 months from the final expected Regular Distribution Date for that class of Certificates, which represents the period corresponding to the applicable Liquidity Facility coverage of three successive semiannual interest payments. The Final Legal Distribution Date for the Class C Certificates is the final expected Regular Distribution Date for the Class C Certificates, as there is no liquidity facility for the Class C Certificates.
(6)	The New Certificates will be issued in minimum denominations of $2,000 (or other such denomination that is an integral multiple of $1,000 and, at the time of its issuance, is equal to at least 1,000 euros) and integral multiples of $1,000 in excess thereof.

Equipment Notes and the Aircraft

The Class A Trust, Class B Trust and Class C Trust hold the related series of Equipment Notes issued for, and secured by, each of:

(i)	(a) 16 Boeing 737-823 aircraft delivered new to American in 2009 and 2010 and (b) four Boeing 777-223ER aircraft delivered new to American from 1999 to 2000 (each such aircraft, a “2009-1 Aircraft” and, collectively, the “2009-1 Aircraft”), each of which was subject to liens under a prior enhanced equipment trust certificate transaction entered into by American in July 2009 (the “2009-1 EETC”);

(ii)	nine Boeing 737-823 aircraft, one Boeing 767-323ER aircraft and two Boeing 777-223ER aircraft, in each case delivered new to American in 1999 (each such aircraft, a “2009-2 Aircraft” and, collectively, the “2009-2 Aircraft”), each of which was subject to a lien under a secured note financing entered into by American in July 2009 (the “2009-2 Secured Notes”); and

(iii)	(a) 14 Boeing 737-823 aircraft delivered new to American from 1999 to 2001 and two Boeing 737-823 aircraft delivered new to American in 2009, (b) 14 Boeing 757-223 aircraft delivered new to American in 1999 and 2001 and (c) 13 Boeing 777-223ER aircraft delivered new to American in 2001 (each such aircraft, a “2011-2 Aircraft” and, collectively, the “2011-2 Aircraft” and, together with the 2009-1 Aircraft and the 2009-2 Aircraft, each such aircraft, an “Aircraft” and, collectively, the “Aircraft”), each of which was subject to liens under a prior enhanced equipment trust certificate transaction entered into by American in October 2011 (the “2011-2 EETC”).

Each Aircraft is owned and is being operated by American. See “Description of the Aircraft and the Appraisals” for a description of each Aircraft. Set forth below is certain information about the Series A Equipment Notes held by the Class A Trust, the Series B Equipment Notes held by the Class B Trust and the Series C Equipment Notes held by the Class C Trust, and each of the Aircraft that secures such Equipment Notes.

American has entered into a secured debt financing with respect to each Aircraft pursuant to an Indenture and has issued Series A Equipment Notes, Series B Equipment Notes and Series C Equipment Notes relating to each such Aircraft, which Series A Equipment Notes, Series B Equipment Notes and Series C Equipment Notes are currently held by the Class A Trust, Class B Trust and Class C Trust, respectively.

Aircraft Type	Registration Number	Manufacturer’s Serial Number	Month of Delivery	Initial Principal Amount of Series A Equipment Notes	Initial Principal Amount of Series B Equipment Notes	Initial Principal Amount of Series C Equipment Notes	Appraised Value (1)	Latest Equipment Note Final Maturity Date(2)
Boeing 737-823	N901AN	29503	February 1999	$9,979,000	$3,629,000	$1,814,000	$18,143,333	January 15, 2019
Boeing 737-823	N905AN	29507	March 1999	10,670,000	3,880,000	1,940,000	19,400,000	January 15, 2019
Boeing 737-823	N906AN	29508	April 1999	10,599,000	3,854,000	1,927,000	19,270,000	January 15, 2019
Boeing 737-823	N907AN	29509	April 1999	11,308,000	4,112,000	2,056,000	20,560,000	January 15, 2019
Boeing 737-823	N909AN	29511	May 1999	11,392,000	4,143,000	2,071,000	20,713,333	January 15, 2019
Boeing 737-823	N910AN	29512	May 1999	11,900,000	4,327,000	2,164,000	21,636,667	January 15, 2019
Boeing 737-823	N913AN	29514	June 1999	11,024,000	4,009,000	2,004,000	20,043,333	January 15, 2019
Boeing 737-823	N912AN	29513	June 1999	10,824,000	3,936,000	1,968,000	19,680,000	January 15, 2019
Boeing 737-823	N914AN	29515	July 1999	10,316,000	3,751,000	1,876,000	18,756,667	January 15, 2019
Boeing 737-823	N915AN	29516	July 1999	11,007,000	4,003,000	2,001,000	20,013,333	January 15, 2019
Boeing 737-823	N916AN	29517	August 1999	10,564,000	3,841,000	1,921,000	19,206,667	January 15, 2019
Boeing 737-823	N917AN	29518	August 1999	10,518,000	3,825,000	1,912,000	19,123,333	January 15, 2019
Boeing 737-823	N918AN	29519	September 1999	11,517,000	4,188,000	2,094,000	20,940,000	January 15, 2019
Boeing 737-823	N919AN	29520	September 1999	10,582,000	3,848,000	1,924,000	19,240,000	January 15, 2019
Boeing 737-823	N920AN	29521	October 1999	11,755,000	4,275,000	2,137,000	21,373,333	January 15, 2019
Boeing 737-823	N921AN	29522	October 1999	11,952,000	4,346,000	2,173,000	21,730,000	January 15, 2019
Boeing 737-823	N922AN	29523	October 1999	11,519,000	4,189,000	2,094,000	20,943,333	January 15, 2019
Boeing 737-823	N923AN	29524	November 1999	12,023,000	4,372,000	2,186,000	21,860,000	January 15, 2019
Boeing 737-823	N926AN	29527	January 2000	12,271,000	4,462,000	2,231,000	22,310,000	January 15, 2019
Boeing 737-823	N957AN	29541	March 2001	12,547,000	4,563,000	2,281,000	22,813,333	January 15, 2019
Boeing 737-823	N965AN	29544	June 2001	13,004,000	4,729,000	2,364,000	23,643,333	January 15, 2019
Boeing 737-823	N966AN	30094	June 2001	12,839,000	4,669,000	2,334,000	23,343,333	January 15, 2019
Boeing 737-823	N968AN	30095	July 2001	11,869,000	4,316,000	2,158,000	21,580,000	January 15, 2019
Boeing 737-823	N981AN	29569	April 2009	21,217,000	7,715,000	3,858,000	38,576,667	January 15, 2023
Boeing 737-823	N983AN	29570	May 2009	21,342,000	7,761,000	3,880,000	38,803,333	January 15, 2023
Boeing 737-823	N800NN	29564	July 2009	22,149,000	8,054,000	4,027,000	40,270,000	January 15, 2023
Boeing 737-823	N810NN	33207	October 2009	21,709,000	7,894,000	3,947,000	39,470,000	January 15, 2023
Boeing 737-823	N811NN	31079	October 2009	21,725,000	7,900,000	3,950,000	39,500,000	January 15, 2023
Boeing 737-823	N814NN	29562	November 2009	21,846,000	7,944,000	3,972,000	39,720,000	January 15, 2023
Boeing 737-823	N817NN	29558	December 2009	22,000,000	8,000,000	4,000,000	40,000,000	January 15, 2023
Boeing 737-823	N819NN	31083	December 2009	21,998,000	7,999,000	4,000,000	39,996,667	January 15, 2023

Aircraft Type	Registration Number	Manufacturer’s Serial Number	Month of Delivery	Initial Principal Amount of Series A Equipment Notes	Initial Principal Amount of Series B Equipment Notes	Initial Principal Amount of Series C Equipment Notes	Appraised Value (1)	Latest Equipment Note Final Maturity Date(2)
Boeing 737-823	N820NN	29559	December 2009	22,050,000	8,018,000	4,009,000	40,090,000	January 15, 2023
Boeing 737-823	N825NN	31087	February 2010	22,669,000	8,243,000	4,122,000	41,216,667	January 15, 2023
Boeing 737-823	N826NN	31089	February 2010	22,719,000	8,261,000	4,131,000	41,306,667	January 15, 2023
Boeing 737-823	N827NN	33209	March 2010	22,726,000	8,264,000	4,132,000	41,320,000	January 15, 2023
Boeing 737-823	N829NN	33210	March 2010	22,737,000	8,268,000	4,134,000	41,340,000	January 15, 2023
Boeing 737-823	N830NN	31091	March 2010	22,770,000	8,280,000	4,140,000	41,400,000	January 15, 2023
Boeing 737-823	N831NN	33211	March 2010	22,829,000	8,301,000	4,151,000	41,506,667	January 15, 2023
Boeing 737-823	N832NN	33521	April 2010	22,908,000	8,330,000	4,165,000	41,650,000	January 15, 2023
Boeing 737-823	N833NN	31093	April 2010	23,084,000	8,394,000	4,197,000	41,970,000	January 15, 2023
Boeing 737-823	N834NN	29576	April 2010	23,063,000	8,387,000	4,193,000	41,933,333	January 15, 2023
Boeing 757-223(3)	N183AN	29593	April 1999	9,004,000	3,274,000	1,637,000	16,370,000	July 15, 2015
Boeing 757-223(3)	N184AN	29594	May 1999	9,436,000	3,431,000	1,716,000	17,156,667	July 15, 2015
Boeing 757-223(3)	N189AN	32383	July 2001	8,738,000	3,177,000	1,589,000	15,886,667	January 15, 2023
Boeing 757-223(3)	N190AA	32384	July 2001	10,762,000	3,913,000	1,957,000	19,566,667	January 15, 2023
Boeing 757-223(3)	N191AN	32385	August 2001	9,273,000	3,372,000	1,686,000	16,860,000	January 15, 2023
Boeing 757-223(3)	N192AN	32386	August 2001	11,552,000	4,201,000	2,100,000	21,003,333	January 15, 2017
Boeing 757-223(3)	N193AN	32387	November 2001	9,099,000	3,309,000	1,654,000	16,543,333	July 15, 2016
Boeing 757-223(3)	N194AA	32388	November 2001	8,575,000	3,118,000	1,559,000	15,590,000	July 15, 2016
Boeing 757-223(3)	N195AN	32389	November 2001	10,437,000	3,795,000	1,898,000	18,976,667	January 15, 2023
Boeing 757-223(3)	N196AA	32390	November 2001	9,114,000	3,314,000	1,657,000	16,570,000	January 15, 2023
Boeing 757-223(3)	N197AN	32391	November 2001	10,923,000	3,972,000	1,986,000	19,860,000	January 15, 2023
Boeing 757-223(3)	N198AA	32392	December 2001	10,720,000	3,898,000	1,949,000	19,490,000	January 15, 2023
Boeing 757-223(3)	N199AN	32393	December 2001	9,418,000	3,425,000	1,712,000	17,123,333	January 15, 2023
Boeing 757-223(3)	N175AN	32394	December 2001	8,538,000	3,105,000	1,552,000	15,523,333	January 15, 2023
Boeing 767-323ER(3)	N399AN	29606	May 1999	15,877,000	5,773,000	2,887,000	28,866,667	January 15, 2019
Boeing 777-223ER(3)	N771AN	29579	January 1999	30,316,000	11,024,000	5,512,000	55,120,000	July 15, 2021
Boeing 777-223ER(3)	N773AN	29583	March 1999	30,135,000	10,958,000	5,479,000	54,790,000	July 15, 2021
Boeing 777-223ER(3)	N778AN	29587	June 1999	28,802,000	10,473,000	5,237,000	52,366,667	July 15, 2021
Boeing 777-223ER(3)	N779AN	29955	June 1999	27,880,000	10,138,000	5,069,000	50,690,000	July 15, 2021
Boeing 777-223ER(3)	N780AN	29956	September 1999	32,131,000	11,684,000	5,842,000	58,420,000	July 15, 2021
Boeing 777-223ER(3)	N795AN	30257	December 2000	31,911,000	11,604,000	5,802,000	58,020,000	July 15, 2021
Boeing 777-223ER(3)	N797AN	30012	January 2001	30,261,000	11,004,000	5,502,000	55,020,000	July 15, 2021
Boeing 777-223ER(3)	N798AN	30797	February 2001	32,797,000	11,926,000	5,963,000	59,630,000	July 15, 2021
Boeing 777-223ER(3)	N799AN	30258	March 2001	31,867,000	11,588,000	5,794,000	57,940,000	July 15, 2021
Boeing 777-223ER(3)	N750AN	30259	March 2001	31,867,000	11,588,000	5,794,000	57,940,000	July 15, 2021
Boeing 777-223ER(3)	N751AN	30798	April 2001	30,817,000	11,206,000	5,603,000	56,030,000	July 15, 2021
Boeing 777-223ER(3)	N752AN	30260	May 2001	31,097,000	11,308,000	5,654,000	56,540,000	July 15, 2021
Boeing 777-223ER(3)	N753AN	30261	May 2001	31,845,000	11,580,000	5,790,000	57,900,000	July 15, 2021
Boeing 777-223ER(3)	N754AN	30262	June 2001	31,702,000	11,528,000	5,764,000	57,640,000	July 15, 2021
Boeing 777-223ER(3)	N755AN	30263	July 2001	31,510,000	11,458,000	5,729,000	57,290,000	July 15, 2021
Boeing 777-223ER(3)	N756AM	30264	August 2001	31,625,000	11,500,000	5,750,000	57,500,000	July 15, 2021
Boeing 777-223ER(3)	N757AN	32636	November 2001	31,515,000	11,460,000	5,730,000	57,300,000	July 15, 2021
Boeing 777-223ER(3)	N758AN	32637	November 2001	32,302,000	11,746,000	5,873,000	58,730,000	July 15, 2021
Boeing 777-223ER(3)	N759AN	32638	December 2001	32,747,000	11,908,000	5,954,000	59,540,000	July 15, 2021

Total				$1,408,113,000	$512,038,000	$256,018,000	$2,560,186,666

(1)	The appraised value of each Aircraft set forth above is the lesser of the average and median appraised value of such Aircraft as appraised by three independent appraisal and consulting firms (Aircraft Information Services, Inc. (“AISI”), BK Associates, Inc. (“BK”) and Morten Beyer & Agnew, Inc. (“MBA” and, together with AISI and BK, the “Appraisers”)). Such appraisals indicate appraised base value of each Aircraft, adjusted for the maintenance status of such Aircraft at or around the time of such appraisals. We have not undertaken to update the appraisals in connection with the Exchange Offer. The AISI appraisal is dated June 10, 2013, the BK appraisal is dated June 10, 2013 and the MBA appraisal is dated June 7, 2013. The Appraisers based their appraisals on varying assumptions (which may not reflect current market conditions) and methodologies. See “Description of the Aircraft and the Appraisals — The Appraisals.” An appraisal is only an estimate of value and you should not rely on any appraisal as a measure of realizable value. See “Risk Factors — Risk Factors Relating to the Certificates and the Exchange Offer — Appraisals should not be relied upon as a measure of realizable value of the Aircraft.”
(2)	The Final Maturity Date listed is the Final Maturity Date for the Series A Equipment Notes with respect to the related Aircraft. The Series B Equipment Notes with respect to each Aircraft mature prior to, or on, the Final Maturity Date of the Series A Equipment Notes with respect to such Aircraft and the Series C Equipment Notes with respect to each Aircraft mature prior to, or on, the Final Maturity Date of the Series B Equipment Notes with respect to such Aircraft.
(3)	This Aircraft is approved for Extended-range Twin-engine Operations (“ETOPs”).

Loan to Aircraft Value Ratios

The following table provides loan to Aircraft value ratios (“LTVs”) for each class of Certificates as of each Regular Distribution Date. The following table assumes that an Aircraft ceases to be included in the collateral pool as of the latest Final Maturity Date of the Equipment Notes issued in respect of such Aircraft. The table is not a forecast or prediction of expected or likely LTVs, but simply a mathematical calculation based upon one set of assumptions. See “Risk Factors — Risk Factors Relating to the Certificates and the Exchange Offer — Appraisals should not be relied upon as a measure of realizable value of the Aircraft.”

We compiled the following table on an aggregate basis. However, the Equipment Notes issued under an Indenture are entitled only to certain specified cross-collateralization provisions as described under “Description of the Equipment Notes — Security.” The relevant LTVs in a default situation for the Equipment Notes issued under a particular Indenture would depend on various factors, including the extent to which the debtor or trustee in bankruptcy agrees to perform American’s obligations under the Indentures. Therefore, the following aggregate LTVs are presented for illustrative purposes only and should not be interpreted as indicating the degree of cross-collateralization available to the holders of the Certificates.

Date	Aggregate Assumed	Pool Balance(2)			LTV(3)
	Aircraft Value(1)	Class A Certificates	Class B Certificates	Class C Certificates	Class A Certificates	Class B Certificates	Class C Certificates
January 15, 2014	$2,503,185,358	$1,366,433,418	$498,952,144	$256,018,000	54.6%	74.5%	84.7%
July 15, 2014	2,444,879,153	1,329,213,931	480,438,521	256,018,000	54.4	74.0	84.5
January 15, 2015	2,382,209,529	1,289,605,438	461,041,340	256,018,000	54.1	73.5	84.2
July 15, 2015	2,289,512,388	1,222,002,174	447,118,292	252,665,000	53.4	72.9	83.9
January 15, 2016	2,227,451,685	1,183,035,913	427,535,570	252,665,000	53.1	72.3	83.6
July 15, 2016	2,134,733,768	1,125,242,808	403,786,781	249,452,000	52.7	71.6	83.3
January 15, 2017	2,049,726,775	1,071,822,590	381,448,298	—	52.3	70.9	0.0
July 15, 2017	1,980,608,351	1,027,190,016	362,238,597	—	51.9	70.2	0.0
January 15, 2018	1,911,489,927	982,703,726	342,882,613	—	51.4	69.3	0.0
July 15, 2018	1,842,371,503	938,364,609	323,379,456	—	50.9	68.5	0.0
January 15, 2019	1,444,915,940	718,997,841	232,651,096	—	49.8	65.9	0.0
July 15, 2019	1,391,944,673	699,281,817	200,635,213	—	50.2	64.7	0.0
January 15, 2020	1,337,581,365	664,369,727	182,771,366	—	49.7	63.3	0.0
July 15, 2020	1,283,218,057	629,453,658	—	—	49.1	0.0	0.0
January 15, 2021	1,228,854,749	594,554,847	—	—	48.4	0.0	0.0
July 15, 2021	623,122,743	256,635,589	—	—	41.2	0.0	0.0
January 15, 2022	605,526,376	241,962,028	—	—	40.0	0.0	0.0
July 15, 2022	587,109,068	226,855,586	—	—	38.6	0.0	0.0
January 15, 2023	—	—	—	—	0.0	0.0	0.0

(1)	In calculating the aggregate Assumed Aircraft Value, we assumed that the appraised value of each Aircraft determined as described under “Description of the Aircraft and the Appraisals” declines in accordance with the Depreciation Assumption described under “Description of the Equipment Notes — Loan to Value Ratios of Equipment Notes.” Other rates or methods of depreciation could result in materially different LTVs. We cannot assure you that the depreciation rate and method assumed for purposes of the above table are the ones most likely to occur or predict the actual future value of any Aircraft. See “Risk Factors — Risk Factors Relating to the Certificates and the Exchange Offer — Appraisals should not be relied upon as a measure of realizable value of the Aircraft.”
(2)	The “pool balance” for each class of Certificates indicates, as of any date, after giving effect to any principal distributions expected to be made on such date, the portion of the original face amount of such class of Certificates that has not been distributed to the Certificateholders of such class.
(3)	We obtained the LTVs for each class of Certificates for each Regular Distribution Date by dividing (i) the expected outstanding pool balance of such class of Certificates (together, in the case of the Class B Certificates, with the expected outstanding pool balance of the Class A Certificates and, in the case of the Class C Certificates, with the expected outstanding pool balance of the Class A Certificates plus the expected outstanding pool balance of the Class B Certificates) after giving effect to the principal distributions expected to be made on such date, by (ii) the aggregate Assumed Aircraft Value of all of the Aircraft expected to be included in the collateral pool on such date based on the assumptions described above. The outstanding pool balances and LTVs for any date will change if, among other things, any Equipment Notes are redeemed or purchased, or if a default in payment on any Equipment Notes occurs.

Cash Flow Structure

This diagram illustrates the structure of the Certificates and certain cash flows.

(1)	American issued Series A Equipment Notes, Series B Equipment Notes and Series C Equipment Notes in respect of each Aircraft. The Equipment Notes were issued under a separate Indenture with respect to each Aircraft.
(2)	The separate Liquidity Facility for each of the Class A Certificates and the Class B Certificates is expected to cover up to three semiannual interest distributions on the Class A Certificates and Class B Certificates, respectively. Certain distributions to the Liquidity Provider for each of the Class A Certificates and the Class B Certificates will be made prior to distributions on the Class A Certificates, the Class B Certificates and the Class C Certificates, as discussed under “Description of the Intercreditor Agreement — Priority of Distributions.” The Class C Certificates do not have the benefit of a liquidity facility.

The Certificates

Trusts	Each of the Class A Trust, the Class B Trust and the Class C Trust was previously formed pursuant to a separate trust supplement entered into between American and Wilmington Trust Company, in each case, to a basic pass through trust agreement between American and Wilmington Trust Company, as Trustee under each Trust. Each of the Class A Certificates, the Class B Certificates and the Class C Certificates represent fractional undivided interests in the related Trust.

Certificates Offered	• New Class A Certificates. • New Class B Certificates. • New Class C Certificates.

Use of Proceeds	There will be no cash proceeds from the issuance of the New Certificates pursuant to the Exchange Offer and American will not receive any cash proceeds from the exchange of the Old Certificates for the New Certificates. The proceeds from the sale of the Old Certificates were used by each Trust to acquire the related Equipment Notes issued with respect to each of the Aircraft under the related Indenture. The Equipment Notes are full recourse obligations of American. American used the proceeds from the issuance of the Equipment Notes to refinance the 2009-1 EETC, the 2009-2 Secured Notes and the 2011-2 EETC, to pay fees and expenses related to the offering of the Old Certificates and for general corporate purposes.

Subordination Agent, Trustee, and Loan Trustee	Wilmington Trust Company.

Liquidity Provider for the Class A Trust and the Class B Trust	Initially, Morgan Stanley Bank, N.A.

Trust Property	The property of each Trust includes:

• subject to the Intercreditor Agreement, the Equipment Notes held by such Trust, all monies at any time paid thereon and all monies due and to become due thereunder;

• the rights of such Trust under the Intercreditor Agreement (including all monies receivable in respect of such rights);

• with respect to the Class A Trust and the Class B Trust only, all monies receivable under the separate Liquidity Facility for such Trust; and

• funds from time to time deposited with the applicable Trustee in accounts relating to such Trust.

Regular Distribution Dates	January 15 and July 15 of each year, commencing on January 15, 2014.

Record Dates	The fifteenth day preceding the related Distribution Date.

Distributions	The Trustee of each Trust will distribute payments of principal, Premium Amount (if any) and interest received on the Equipment Notes held in such Trust to the holders of the Certificates of such Trust, subject to the subordination provisions set forth in the Intercreditor Agreement.

Subject to the subordination provisions set forth in the Intercreditor Agreement,

• Scheduled Payments of principal and interest made on the Equipment Notes will be distributed on the applicable Regular Distribution Dates; and

•   payments in respect of, or any proceeds of, any Equipment Notes or the Collateral under any Indenture, including payments resulting from any early redemption of such Equipment Notes, will be distributed on a Special Distribution Date after not less than 15 days’ notice to Certificateholders.

Intercreditor Agreement	The Trustees, the Liquidity Providers and the Subordination Agent are parties to the Intercreditor Agreement. The Intercreditor Agreement prescribes how payments made on the Equipment Notes held by the Subordination Agent and made under each Liquidity Facility will be distributed. The Intercreditor Agreement also sets forth agreements among the Trustees and the Liquidity Providers relating to who will control the exercise of remedies under the Equipment Notes and the Indentures.

Subordination	Under the Intercreditor Agreement, after payment of certain fees and expenses, distributions on the Certificates generally will be made in the following order:

• first, to the holders of the Class A Certificates to make distributions in respect of interest on the Class A Certificates;

• second, to the holders of the Class B Certificates to make distributions in respect of interest on the Eligible B Pool Balance;

•   third, to the holders of the Class C Certificates to make distributions in respect of interest on the Eligible C Pool Balance;

•   fourth, to the holders of the Class A Certificates to make distributions in respect of the Pool Balance of the Class A Certificates;

• fifth, to the holders of the Class B Certificates to make distributions in respect of interest on the Pool Balance of the Class B Certificates not previously distributed under clause “second” above;

•   sixth, to the holders of the Class B Certificates to make distributions in respect of the Pool Balance of the Class B Certificates;

•   seventh, to the holders of the Class C Certificates to make distributions in respect of interest on the Pool Balance of the Class C Certificates not previously distributed under clause “third” above; and

• eighth, to the holders of the Class C Certificates to make distributions in respect of the Pool Balance of the Class C Certificates.

Certain distributions to the Liquidity Providers will be made prior to distributions on the Certificates, as discussed under “Description of the Intercreditor Agreement — Priority of Distributions.”

Control of Loan Trustee	The holders of at least a majority of the outstanding principal amount of Equipment Notes issued under each Indenture will be entitled to direct the Loan Trustee under such Indenture in taking action as long as no Indenture Event of Default has occurred and is continuing thereunder. If an Indenture Event of Default has occurred and is continuing under an Indenture, subject to certain conditions, the Controlling Party will be entitled to direct the Loan Trustee under such Indenture in taking action (including in exercising remedies, such as accelerating such Equipment Notes or foreclosing the lien on the Aircraft with respect to which such Equipment Notes were issued).

The Controlling Party will be:

• if Final Distributions have not been paid in full to the holders of the Class A Certificates, the Class A Trustee;

• if Final Distributions have been paid in full to the holders of the Class A Certificates, but not to the holders of the Class B Certificates, the Class B Trustee;

•    if Final Distributions have been paid in full to the holders of the Class B Certificates, but not to the holders of the Class C Certificates, the Class C Trustee; and

•    under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider with the greatest amount owed to it.

Limitation on Sale of Aircraft or Equipment Notes

In exercising remedies during the nine months after the earlier of (a) the acceleration of the Equipment Notes issued pursuant to any Indenture and (b) the occurrence of an American Bankruptcy Event, the Controlling Party may not, without the consent of each Trustee (other than the Trustee of any Trust all of the Certificates of which are held or beneficially owned by American or American’s affiliates), direct the sale of such Equipment Notes or the Aircraft subject to the lien of such Indenture for less than certain specified minimum amounts. See “Description of the Intercreditor Agreement — Intercreditor Rights — Limitation on Exercise of Remedies” for a description of such minimum amounts and certain other limitations on the exercise of remedies.

Right to Buy Other Classes of Certificates

If, in the future, American is in bankruptcy and certain other specified events have occurred:

•   the Class B Certificateholders (other than American or any of its affiliates) will have the right to purchase all, but not less than all, of the Class A Certificates; and

• the Class C Certificateholders (other than American or any of its affiliates) will have the right to purchase all, but not less than all, of the Class A Certificates and the Class B Certificates.

The purchase price, in each case described above, of any class of Certificates will be the outstanding Pool Balance of such class of Certificates plus accrued and undistributed interest, without any premium, but including any other amounts then due and payable to the Certificateholders of such class.

Liquidity Facilities

Under the Liquidity Facility for each of the Class A Trust and the Class B Trust, the applicable Liquidity Provider is required, if necessary, to make advances in an aggregate amount sufficient to pay interest distributions on the applicable Certificates on up to three successive semiannual Regular Distribution Dates (without regard to any expected future distributions of principal on such Certificates) at the applicable interest rate for such Certificates. Drawings under the Liquidity Facilities cannot be used to pay any amount in respect of the applicable Certificates other than such interest. See “Description of the Liquidity Facilities” for a description of the terms of the Liquidity Facilities, including the threshold rating requirements applicable to the Liquidity Provider.

There is no liquidity facility for the Class C Certificates.

Notwithstanding the subordination provisions under the Intercreditor Agreement, the holders of the Certificates issued by the Class A Trust or the Class B Trust will be entitled to receive and retain the proceeds of drawings under the Liquidity Facility for such Trust. Upon each drawing under any Liquidity Facility to pay interest distributions on the related Certificates, the Subordination Agent will be obligated to reimburse the applicable Liquidity Provider for the amount of such drawing, together with interest on that drawing. Such reimbursement obligation and all interest, fees and other amounts owing to the Liquidity Provider under each Liquidity Facility and certain other agreements will rank equally with comparable obligations relating to the other Liquidity Facility and will rank senior to all of the Certificates in right of payment.

Equipment Notes

(a) Issuer	American issued, with respect to each Aircraft, Series A Equipment Notes, Series B Equipment Notes and Series C Equipment Notes, which were acquired by the Class A Trust, the Class B Trust and the Class C Trust, respectively.

(b) Interest	The issued and outstanding Series A Equipment Notes, Series B Equipment Notes and Series C Equipment Notes accrue interest at the rate per annum of 4.95%, 5.60% and 6.00%, respectively. Interest on the issued and outstanding Equipment Notes is payable on January 15 and July 15, commencing on January 15, 2014, and is calculated on the basis of a 360-day year consisting of twelve 30-day months.

(c) Principal	Principal payments on the issued and outstanding Series A Equipment Notes and Series B Equipment Notes are scheduled to be paid in specified amounts on January 15 and July 15 in certain years, commencing on January 15, 2014 and ending on certain dates depending on the applicable Aircraft related to such Equipment Notes as specified under “Description of the Equipment Notes — Principal and Interest Payments.”

The entire principal amount of each issued and outstanding Series C Equipment Note is scheduled to be paid on a certain date depending on the applicable Aircraft as specified under “Description of the Equipment Notes — Principal and Interest Payments.”

(d) Rankings	The following subordination provisions are applicable to the Equipment Notes issued under the Indentures:

•   the indebtedness evidenced by the Series B Equipment Notes issued under an Indenture is, to the extent and in the manner provided in such Indenture, subordinate and subject in right of payment to the Series A Equipment Notes issued under such Indenture;

•   the indebtedness evidenced by the Series C Equipment Notes issued under an Indenture is, to the extent and in the manner provided in such Indenture, subordinate and subject in right of payment to the Series A Equipment Notes and the Series B Equipment Notes issued under such Indenture; and

•   the indebtedness evidenced by the Series A Equipment Notes, the Series B Equipment Notes and the Series C Equipment Notes issued under an Indenture is, to the extent and in the manner provided in the other Indentures, subordinate and subject in right of payment under such other Indentures to the Equipment Notes issued under such other Indentures.

By virtue of the Intercreditor Agreement, all of the Equipment Notes held by the Subordination Agent are effectively cross-subordinated. This means that payments received on a junior series of Equipment Notes issued in respect of one Aircraft may be applied in accordance with the priority of payment provisions set forth in the Intercreditor Agreement to make distributions on a more senior class of Certificates. See “Description of the Intercreditor Agreement — Priority of Distributions.”

(e) Redemption	Aircraft Event of Loss. Under an Indenture, if an Event of Loss occurs with respect to an Aircraft, American will either:

• substitute for such Aircraft under the related financing agreements an aircraft meeting certain requirements; or

• redeem all of the outstanding Equipment Notes issued with respect to such Aircraft.

The redemption price in such case will be the unpaid principal amount of such Equipment Notes to be redeemed, together with accrued and unpaid interest, but without any premium.

Optional Redemption. American may elect to redeem at any time prior to maturity all of the outstanding Equipment Notes issued with respect to an Aircraft; provided that all outstanding Equipment Notes issued with respect to all other Aircraft are simultaneously redeemed. In addition, American may elect to redeem the outstanding Series B Equipment Notes or Series C Equipment Notes (or both) issued with respect to all Aircraft in connection with a refinancing of such series or without refinancing. See

“Possible Refinancing of Class B Certificates and Class C Certificates — Refinancing of Class B Certificates and Class C Certificates.” The redemption price in each such case will be the unpaid principal amount of such Equipment Notes being redeemed, together with accrued and unpaid interest, plus the Make-Whole Amount (if any). See “Description of the Equipment Notes — Redemption.”

(f) Security and cross collateralization	The outstanding Equipment Notes issued with respect to each Aircraft are secured by, among other things, a security interest in such Aircraft.

In addition, the Equipment Notes are cross-collateralized to the extent described under “Description of the Equipment Notes — Security” and “Description of the Equipment Notes — Subordination.” This means, among other things, that any proceeds from the sale of any Aircraft by the Loan Trustee or other exercise of remedies under the related Indenture following an Indenture Event of Default under such Indenture will (after all of the Equipment Notes issued under such Indenture have been paid off, and subject to the provisions of Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”)) be available for application to shortfalls with respect to the Equipment Notes issued under the other Indentures and the other obligations secured by the other Indentures that are due at the time of such application. In the absence of any such shortfall at the time of such application, excess proceeds will be held by the Loan Trustee under such Indenture as additional collateral for the Equipment Notes issued under each of the other Indentures and will be applied to the payments in respect of the Equipment Notes issued under such other Indentures as they come due. However, if any Equipment Note ceases to be held by the Subordination Agent (as a result of sale during the exercise of remedies by the Controlling Party or otherwise), such Equipment Note will cease to be entitled to the benefits of cross-collateralization. Any cash Collateral held as a result of the cross-collateralization of the Equipment Notes would not be entitled to the benefits of Section 1110 of the Bankruptcy Code (“Section 1110”).

See “Description of the Equipment Notes — Indenture Events of Default, Notice and Waiver.”

If the Equipment Notes issued under any Indenture are repaid in full in the case of an Event of Loss with respect to the applicable Aircraft, the lien on such Aircraft under such Indenture will be released. At any time on or after the latest Final Maturity Date of the Equipment Notes issued in respect of an Aircraft, if all obligations secured under all of the Indentures that are then due have been paid, the lien on such Aircraft under the applicable Indenture will be released and such Aircraft will cease to be included in the collateral pool. Once the lien on any Aircraft is released, such Aircraft will no longer secure the amounts that may be owing under any Indenture.

(g) Airframe Substitution

American may elect to release any Airframe from the security interest of the related Indenture and substitute for it an airframe of the same model, so long as:

•   no Indenture Event of Default has occurred and is continuing at the time of substitution;

•   the substitute airframe has a date of manufacture no earlier than one year prior to the date of manufacture of the Airframe subject to such Indenture on the issuance date of the Series A Equipment Notes under such Indenture; and

•   the substitute airframe has an appraised current market value, adjusted for its maintenance status, not less than that of the released Airframe.

See “Description of the Equipment Notes — Security — Substitution of Airframe.”

(h) Cross-default	There are cross-default provisions in the Indentures. This means that if the Equipment Notes issued with respect to one Aircraft are in a continuing default, the Equipment Notes issued with respect to the remaining Aircraft also will be in default and remedies will be exercisable with respect to all Aircraft.

(i) Section 1110 Protection	American’s internal counsel provided an opinion to the Trustees that the Loan Trustee is entitled to the benefits of Section 1110 with respect to each of the Aircraft. See “Description of the Equipment Notes — Remedies.”

Certain Provisions During American’s Chapter 11 Bankruptcy Case

The Intercreditor Agreement, the Indentures and the other financing documents contain certain provisions that were effective only during the period prior to the effective date of the plan of reorganization filed in American’s Chapter 11 bankruptcy case (the “Chapter 11 Cases”) and confirmed pursuant to Section 1129 of the Bankruptcy Code, which occurred on December 9, 2013 (the “Plan Effective Date”), including certain rights and remedies of the Loan Trustee upon the occurrence of an Indenture Event of Default under the applicable Indenture prior to the Plan Effective Date.

Certain ERISA Considerations	Each person who purchases a Certificate or an interest therein will be deemed to have represented that either:

• no assets of a Plan or of any trust established with respect to a Plan have been used to purchase such Certificate or an interest therein; or

•   the purchase and holding of such Certificate or an interest therein by such person are exempt from the prohibited transaction restrictions of ERISA and the Code or provisions of Similar Law pursuant to one or more prohibited transaction statutory or administrative exemptions.

See “Certain ERISA Considerations.”

Transfer Restrictions for Class B Certificates and Class C Certificates

Notwithstanding registration under the Securities Act, the Class B Certificates and Class C Certificates will be permitted to be sold only to QIBs for so long as they are outstanding. See “Transfer Restrictions.”

Governing Law	The Certificates and the Equipment Notes are governed by the laws of the State of New York.

Summary Historical Consolidated Financial and Operating Data

The following table presents summary historical consolidated financial data and certain operating data of American. We derived the annual historical financial data for the years ended December 31, 2013, 2012, 2011, 2010 and 2009 from American’s audited consolidated financial statements and notes thereto. The annual historical financial data should be read in conjunction with the audited consolidated financial statements incorporated by reference in this prospectus. Certain prior period amounts have been reclassified between various revenue and expense financial statement lines to conform to the current year financial statement presentation. As a result, prior year amounts may not agree to the amounts previously reported. See Note 4 to the audited consolidated financial statements of American in the 2013 10-K. Information on the comparability of results is included in Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the notes to the consolidated financial statements of American, in each case in the 2013 10-K. See “Where You Can Find More Information” in this prospectus.

We derived the historical consolidated financial data and certain operating data for the interim periods ended March 31, 2014 and 2013 from American’s unaudited condensed consolidated financial statements. Such historical consolidated financial data should be read in conjunction with the unaudited condensed consolidated financial statements incorporated by reference in this prospectus. Certain prior period amounts have been reclassified between various revenue and expense financial statement lines to conform to the current year financial statement presentation. As a result, prior year amounts may not agree to the amounts previously reported. See Note 1 to the unaudited condensed consolidated financial statements of American in the 2014 First Quarter 10-Q. Information on the comparability of results is included in Item 2, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the notes to the unaudited condensed consolidated financial statements of American in the 2014 First Quarter 10-Q. The data for such interim periods may not be indicative of results for the year as a whole. See “Where You Can Find More Information” in this prospectus.

	Three Months Ended March 31,		Year Ended December 31,
	2014(1) (2)	2013(1)	2013(1)	2012(1)(2)	2011(1)	2010(1)	2009(1)(2)
Statement of Operations Data (in millions):
Revenues:
Passenger	$4,906	$4,614	$19,594	$18,743	$17,947	$16,760	$15,037
Regional (3)	669	679	2,927	2,914	2,724	2,327	2,012
Cargo	168	156	676	675	709	679	585
Other revenues	726	636	2,563	2,493	2,577	2,385	2,264
Operating expense	5,891	6,019	24,226	24,743	25,111	21,945	21,099
Operating income (loss)	578	66	1,534	82	(1,154)	206	(1,201)
Other income (expense), net	(166)	(189)	(774)	(398)	(695)	(710)	(556)
Income (loss) before reorganization items, net	412	(123)	760	(316)	(1,849)	(504)	(1,757)
Reorganization items, net (4)	—	(160)	(2,640)	(2,179)	(116)	—	—
Income (loss) before income taxes	412	(283)	(1,880)	(2,495)	(1,965)	(504)	(1,757)
Net earnings (loss)	401	(253)	(1,526)	(1,926)	(1,965)	(469)	(1,474)
Other Data:
Ratio of earnings to fixed charges (5)	2.14	—	—	—	—	—	—

	At March 31, 2014	At December 31, 2013
Balance Sheet Data (in millions):
Cash and short-term investments	$5,962	$5,991
Restricted cash and short-term investments	699	702
Total assets	26,240	25,612

Current liabilities	12,565	11,919
Long-term debt and capital lease, less current maturities	9,590	9,852
Stockholder’s deficit	(6,241)	(9,660)

(1)	Includes special charges and other items as follows:

In the three months ended March 31, 2014, operating special charges consisted of a net credit of $216 million, which principally included a $305 million gain on the sale of slots at Ronald Reagan Washington National Airport and a net $56 million credit for bankruptcy related items primarily reflecting fair value adjustments for bankruptcy settlement obligations. These special credits were offset in part by $91 million of cash merger integration expenses including amounts related to the pilot memorandum of understanding, information technology, professional fees, severance, re-branding of aircraft and airport facilities, relocation and training as well as $43 million of non-cash compensation expense for merger equity awards. In the three months ended March 31, 2014, nonoperating special items of $44 million were principally due to non-cash interest accretion of $27 million on the bankruptcy settlement obligations.

In the three months ended March 31, 2013, operating special items included $28 million in merger related expenses and a $43 million charge for workers’ compensation claims. In the three months ended March 31, 2013, nonoperating special items of $27 million consisted of interest charges to recognize post-petition interest expense on unsecured obligations pursuant to the plan of reorganization filed in the Chapter 11 Cases (the “Plan of Reorganization”).

In 2013, special charges consisted primarily of a $107 million charge related to American’s pilot long-term disability obligation, $47 million in severance and professional fees, $56 million related to employee equity awards granted in connection with the Merger, a $43 million charge for workers’ compensation claims, and a $33 million impairment charge associated with certain Boeing 757 aircraft held for sale. These charges were offset in part by a $67 million gain on the sale of slots at LaGuardia Airport as a result of the settlement reached with the Department of Justice in connection with the anti-trust litigation relating to the Merger and a $31 million credit resulting from the modification of American’s AAdvantage miles agreement with Citibank. American’s 2013 results also include interest charges of $68 million to recognize post-petition interest expense on unsecured obligations pursuant to the Plan of Reorganization, a $54 million charge related to the premium on tender for existing secured notes and EETC financings and the write-off of debt issuance costs and $19 million in charges related to the repayment of existing secured notes and EETC financings.

In 2012, special charges consisted primarily of $386 million of severance related charges and write-off of leasehold improvements on aircraft and at airport facilities that were rejected during the Chapter 11 Cases. American’s 2012 results also include a $280 million benefit from a settlement of a commercial dispute.

In 2011, special charges consisted primarily of $725 million related to the impairment of certain aircraft and gates, $31 million of non-recurring non-cash charges related to certain sale/leaseback transactions, and a $43 million revenue reduction as a result of a decrease in the breakage assumption related to the AAdvantage frequent flier liability.

In 2010, special items consisted of $81 million and primarily include the impairment of certain route authorities in Latin America and losses on Venezuelan currency remeasurement.

In 2009, special items consisted of $171 million in restructuring charges primarily consisting of the grounding of the Airbus A300 fleet and the impairment of Embraer RJ-135 aircraft and $184 million principally related to the impairment of certain route and slot authorities, primarily in Latin America, and losses on certain sale/leaseback transactions.

(2)	In the three months ended March 31, 2014, includes a special $7 million non-cash deferred income tax provision related to certain indefinite-lived intangible assets. In 2012 and 2009, includes the recognition of a $569 million and $248 million tax benefit, respectively, related to the allocation of tax expense to other comprehensive income items.
(3)	As of March 31, 2014, American’s regional affiliates include American Eagle Airlines, Inc. (which changed its name to Envoy Air Inc.) (”American Eagle”) and four third-party regional airlines, Chautauqua Airlines, Inc. (“Chautauqua”), ExpressJet Airlines, Inc. (“ExpressJet”), Republic Airlines Inc. (“Republic”) and SkyWest Airlines, Inc. (“SkyWest”). SkyWest, ExpressJet and Republic began service for American on November 15, 2012, February 14, 2013 and August 1, 2013, respectively. For periods ending before and on March 31, 2013, regional affiliates also previously referred to an additional wholly-owned subsidiary of AMR, Executive Airlines, Inc. (“Executive”). Prior to May 2009, American also had a capacity purchase agreement with Trans States Airlines, Inc. (“Tran States”), and thus before May 2009 regional affiliates previously referred to American Eagle, Executive, Chautauqua and Trans States.
(4)	Reorganization items refer to revenues, expenses (including professional fees), realized gains and losses and provisions for losses that were realized or incurred as a direct result of the Chapter 11 Cases. See Note 2 to the audited consolidated financial statements of American in the 2013 10-K and Note 2 to the unaudited condensed consolidated financial statements of American in the 2014 First Quarter 10-Q for further information on reorganization items.
(5)	Earnings were inadequate to cover fixed charges by $295 million, $1.9 billion, $2.5 billion, $2.0 billion, $533 million, and $1.8 billion for the three months ended March 31, 2013 and the years ended December 31, 2013, 2012, 2011, 2010 and 2009, respectively. Fixed charges in the above computation include interest, as shown on our statement of operations, plus capitalized interest and the portion of rental expense deemed to be interest.

RISK FACTORS

In considering whether to tender your Old Certificates and before making an investment decision, you should carefully consider the “Note Concerning Forward-Looking Statements” section in this prospectus and all of the information contained in or incorporated by reference in this prospectus, including but not limited to, the 2014 First Quarter 10-Q, and other information which may be incorporated by reference in this prospectus after the date hereof. In addition, you should carefully consider the risk factors described below and the risk factors incorporated by reference herein from the 2014 First Quarter 10-Q as well as any risk factors that may be included in our future reports to the SEC.

Risk Factors Relating to the Company

The risk factors in Part II, Item 1A. Risk Factors of the 2014 First Quarter 10-Q are hereby incorporated by reference as if set forth herein.

Risk Factors Relating to the Certificates and the Exchange Offer

Consequences of Failure to Exchange.

If you fail to deliver the proper documentation to the Exchange Agent in a timely fashion, your tender of Old Certificates will be rejected. The New Certificates will be issued in exchange for the Old Certificates only after timely receipt by the Exchange Agent of the Old Certificates, a properly completed and executed Letter of Transmittal, or an Agent’s Message in lieu of the Letter of Transmittal, and all other required documentation. If you wish to tender your Old Certificates in exchange for New Certificates, you should allow sufficient time to ensure timely delivery. None of the Exchange Agent, the Trustee or American is under any duty to give holders of Old Certificates notification of defects or irregularities with respect to tenders of Old Certificates for exchange. See “The Exchange Offer.”

If you do not exchange your Old Certificates for New Certificates pursuant to the Exchange Offer, or if your tender of Old Certificates is not accepted, your Old Certificates will continue to be subject to the restrictions on transfer of such Old Certificates as set forth in the legend thereon. In general, you may offer or sell Old Certificates to QIBs only, or except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. In addition, the Old Class B Certificates and the Old Class C Certificates will be permitted to be sold only to QIBs for so long as they are outstanding. We do not currently anticipate that we will register the Old Certificates under the Securities Act. To the extent that Old Certificates are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Certificates could be adversely affected.

Appraisals should not be relied upon as a measure of realizable value of the Aircraft.

Three independent appraisal and consulting firms prepared appraisals of the Aircraft in connection with the offering of the Old Class A Certificates. The appraisal letters provided by these firms are annexed to this prospectus as Appendix II. The AISI appraisal, BK appraisal and MBA appraisal are dated June 10, 2013, June 10, 2013 and June 7, 2013, respectively. We have not undertaken to update the appraisals in connection with the Exchange Offer. The appraised values provided by each of AISI, BK and MBA are presented as of June 2013, as set forth in the appraisals. The appraisals do not purport to, and do not, reflect the current market value of the Aircraft. Such appraisals of the Aircraft are subject to a number of significant assumptions and methodologies (which differ among the appraisers) and were prepared without a physical inspection of the Aircraft. The appraisals take into account “base value,” which is the theoretical value for an aircraft assuming a balanced market, while current market value is the value for an aircraft in the actual market. In particular, the appraisals of each of the Aircraft indicate appraised base value of such Aircraft, adjusted for the maintenance status of such Aircraft at or around the time of such appraisals. A different maintenance status may result in different valuations. Appraisals that are more current or that are based on other assumptions and methodologies (or a physical inspection of the Aircraft) may result in valuations that are materially different from those contained in such appraisals of the Aircraft. See “Description of the Aircraft and the Appraisals — The Appraisals.”

An appraisal is only an estimate of value. It does not necessarily indicate the price at which an aircraft may be purchased or sold in the market. In particular, the appraisals of the Aircraft are estimates of the values of the Aircraft assuming the Aircraft are in a certain condition, which may not be the case. An appraisal should not be relied upon as a measure of realizable value. The proceeds realized upon the exercise of remedies with respect to any Aircraft, including a sale of such Aircraft, may be less than its appraised value. The value of an Aircraft if remedies are exercised under the applicable Indenture will depend on various factors, including market, economic and airline industry conditions; the supply of similar aircraft; the availability of buyers; the condition of the Aircraft; the time period in which the Aircraft is sought to be sold; and whether the Aircraft is sold separately or as part of a block.

Accordingly, we cannot assure you that the proceeds realized upon any exercise of remedies with respect to the Aircraft would be sufficient to satisfy in full payments due on the Equipment Notes relating to the Aircraft or the full amount of distributions expected on the Certificates.

If we fail to perform maintenance responsibilities, the value of the Aircraft may deteriorate.

To the extent described in the Indentures, we will be responsible for the maintenance, service, repair and overhaul of the Aircraft. If we fail to perform these responsibilities adequately, the value of the Aircraft may be reduced. In addition, the value of the Aircraft may deteriorate even if we fulfill our maintenance responsibilities. As a result, it is possible that upon a liquidation, there will be less proceeds than anticipated to repay the holders of Equipment Notes. See “Description of the Equipment Notes — Certain Provisions of the Indentures –– Maintenance and Operation.”

Inadequate levels of insurance may result in insufficient proceeds to repay holders of related Equipment Notes.

To the extent described in the Indentures, we must maintain all-risk aircraft hull insurance on the Aircraft. If we fail to maintain adequate levels of insurance, the proceeds which could be obtained upon an Event of Loss of an Aircraft may be insufficient to repay the holders of the related Equipment Notes. See “Description of the Equipment Notes — Certain Provisions of the Indentures — Insurance.”

Repossession of Aircraft may be difficult, time-consuming and expensive.

There will be no general geographic restrictions on our ability to operate the Aircraft. Although we do not currently intend to do so, we are permitted to register the Aircraft in certain foreign jurisdictions and to lease the Aircraft, and to enter into interchange or pooling arrangements with respect to the Aircraft, with unrelated third parties. It may be difficult, time-consuming and expensive for the Loan Trustee under an Indenture to exercise its repossession rights, particularly if the related Aircraft is located outside the United States, is registered in a foreign jurisdiction or is leased to or in the possession of a foreign or domestic operator. Additional difficulties may exist if such a lessee or other operator is the subject of a bankruptcy, insolvency or similar event. See “Description of the Equipment Notes — Certain Provisions of the Indentures — Registration, Leasing and Possession.”

In addition, some jurisdictions may allow for other liens or other third-party rights to have priority over a Loan Trustee’s security interest in an Aircraft to a greater extent than is permitted under United States law. As a result, the benefits of a Loan Trustee’s security interest in an Aircraft may be less than they would be if the Aircraft were located or registered in the United States.

Upon repossession of an Aircraft, such Aircraft may need to be stored and insured. The costs of storage and insurance can be significant and the incurrence of such costs could reduce the proceeds available to repay the Certificateholders. In addition, at the time of foreclosing on the lien on an Aircraft under the related Indenture, the Airframe subject to such Indenture might not be equipped with the Engines subject to the same Indenture. If American fails to transfer title to engines not owned by American that are attached to a repossessed Airframe, it could be difficult, expensive and time-consuming to assemble an Aircraft consisting of an Airframe and Engines subject to the same Indenture.

The Liquidity Providers, the Subordination Agent and the Trustees will receive certain payments before the Certificateholders do. In addition, the Class C Certificates rank generally junior to the Class A Certificates and the Class B Certificates, and the Class B Certificates rank generally junior to the Class A Certificates.

Under the Intercreditor Agreement, each Liquidity Provider will receive payment of all amounts owed to it, including reimbursement of drawings made to pay interest on the applicable class of Certificates, before the holders of any class of Certificates receive any funds. In addition, the Subordination Agent and the Trustees will receive certain payments before the holders of any class of Certificates receive distributions. See “Description of the Intercreditor Agreement — Priority of Distributions.”

In addition, the Class C Certificates rank generally junior to the Class A Certificates and the Class B Certificates, and the Class B Certificates rank generally junior to the Class A Certificates. Moreover, as a result of the subordination provisions in the Intercreditor Agreement, in a case involving the liquidation of substantially all of the assets of American, the Certificateholders of Class B Certificates and Class C Certificates may receive a smaller distribution in respect of their claims than holders of unsecured claims against American of the same amount.

Payments of principal on the Certificates are subordinated to payments of interest on the Certificates, subject to certain limitations and certain other payments, including those described above. Consequently, a payment default under any Equipment Note or a Triggering Event may cause the distribution of interest on the Certificates or such other payments to be made under the Intercreditor Agreement from payments received with respect to principal on one or more series of Equipment Notes. If this occurs, the interest accruing on the remaining Equipment Notes may be less than the amount of interest expected to be distributed from time to time on the remaining Certificates. This is because the interest on the Certificates may be based on a Pool Balance that exceeds the outstanding principal balance of the remaining Equipment Notes. As a result of this possible interest shortfall, the holders of the Certificates may not receive the full amount expected after a payment default under any Equipment Note or a Triggering Event even if all Equipment Notes are paid in full. For a more detailed discussion of the subordination provisions of the Intercreditor Agreement, see “Description of the Intercreditor Agreement — Priority of Distributions.”

In addition, if American is in bankruptcy or other specified defaults have occurred, the subordination provisions applicable to the Certificates permit certain distributions to be made to junior Certificates prior to making distributions in full on more senior Certificates.

Certain Certificateholders may not participate in controlling the exercise of remedies in a default scenario.

If an Indenture Event of Default is continuing under an Indenture, subject to certain conditions, the Loan Trustee under such Indenture will be directed by the Controlling Party in exercising remedies under such Indenture, including accelerating the applicable Equipment Notes or foreclosing the lien on the Aircraft with respect to which such Equipment Notes were issued. See “Description of the Certificates — Indenture Events of Default and Certain Rights Upon an Indenture Event of Default.”

The Controlling Party will be:

•	if Final Distributions have not been paid in full to holders of the Class A Certificates, the Class A Trustee;

•	if Final Distributions have been paid in full to the holders of Class A Certificates, but not to the holders of the Class B Certificates, the Class B Trustee;

•	if Final Distributions have been paid in full to the holders of Class B Certificates, but not to the holders of the Class C Certificates, the Class C Trustee; and

•	under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider with the greatest amount owed to it.

As a result of the foregoing, if the Trustee for a class of Certificates is not the Controlling Party with respect to an Indenture, the Certificateholders of that class will have no rights to participate in directing the exercise of remedies under such Indenture.

The proceeds from the disposition of any Aircraft or Equipment Notes may not be sufficient to pay all amounts distributable to the Certificateholders.

During the continuation of any Indenture Event of Default under an Indenture, the Equipment Notes issued under such Indenture or the related Aircraft may be sold in the exercise of remedies with respect to that Indenture, subject to certain limitations. See “Description of the Intercreditor Agreement — Intercreditor Rights — Limitation on Exercise of Remedies.” The market for Aircraft or Equipment Notes during the continuation of any Indenture Event of Default may be very limited, and there can be no assurance as to whether they could be sold or the price at which they could be sold. Some Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against us (except in circumstances described in the second bullet point below), any Loan Trustee or any Trustee if the Controlling Party takes the following actions:

•	it sells any Equipment Notes for less than their outstanding principal amount; or

•	it sells any Aircraft for less than the outstanding principal amount of the related Equipment Notes.

The Equipment Notes are cross-collateralized to the extent described under “Description of the Equipment Notes — Security” and “Description of the Equipment Notes — Subordination” and the Indentures will be cross-defaulted. Any default arising under an Indenture solely by reason of the cross-default in such Indenture may not be of a type required to be cured under Section 1110. Any cash collateral held as a result of the cross-collateralization of the Equipment Notes also would not be entitled to the benefits of Section 1110.

The credit ratings assigned to the Certificates are not a recommendation to buy and may be lowered or withdrawn in the future.

The credit ratings assigned to the Certificates are not a recommendation to purchase, hold or sell the Certificates, because such rating does not address market price or suitability for a particular investor. A rating may change during any given period of time and may be lowered or withdrawn entirely by a rating agency if in its judgment circumstances in the future (including the downgrading of American) so warrant. Moreover, any change in a rating agency’s assessment of the risks of aircraft-backed debt (and similar securities such as the Certificates) could adversely affect the credit rating issued by such rating agency with respect to the Certificates.

The credit ratings assigned to the Certificates are based primarily on the default risk of the Equipment Notes, the collateral value provided by the Aircraft relating to the Equipment Notes, the cross-collateralization provisions applicable to the Indentures and the subordination provisions applicable to the Certificates under the Intercreditor Agreement. Such credit ratings are expected to address the likelihood of timely payment of interest (at the applicable Stated Interest Rate and without any premium) when due on the Certificates and the ultimate payment of principal distributable under the Certificates by the applicable Final Legal Distribution Date. Such credit ratings are not expected to address the possibility of certain defaults, optional redemptions or other circumstances (such as an Event of Loss to an Aircraft), which could result in the payment of the outstanding principal amount of the Certificates prior to the applicable final expected Regular Distribution Date.

The reduction, suspension or withdrawal of any credit rating assigned to the Certificates would not, by itself, constitute an Indenture Event of Default.

The Certificates do not provide any protection against highly leveraged or extraordinary transactions, including acquisitions and other business combinations.

The Certificates, the Equipment Notes and the underlying agreements do not contain any financial or other covenants or “event risk” provisions protecting the Certificateholders in the event of a highly leveraged or other extraordinary transaction, including an acquisition or other business combination, affecting us or our affiliates. We regularly assess and explore opportunities presented by various types of transactions and we may conduct our business in a manner that could cause the market price or liquidity of the Certificates to decline, could have a material adverse effect on our financial condition or the credit ratings of the Certificates or otherwise could restrict or impair our ability to pay amounts due under the Equipment Notes and/or the related agreements. Prospective purchasers of the Certificates should be aware that no prediction can be made at this time as to what effect the Merger will have on our future business, financial condition and results of operations and whether the Merger will result in an improvement or deterioration of the credit quality of the entity obligated under the Equipment Notes, any increase or decrease in the ratings of the Certificates or any change in the market value of the Certificates.

The Equipment Notes will not be obligations of US Airways Group or US Airways, Inc.

The Equipment Notes are the obligations of American and are not guaranteed by AAG. None of US Airways Group, US Airways, Inc. (“US Airways”) or any of their respective subsidiaries is an obligor with respect to, or a guarantor of, the Equipment Notes. You should not expect US Airways Group, US Airways or any of their respective subsidiaries to participate in making payments in respect of the Equipment Notes. Although American expects that, in connection with the Merger, American and US Airways at some point will be combined as a single legal entity, no assurance can be given that this will occur prior to the final maturity of the Equipment Notes.

In connection with the integration of American and US Airways, American may take actions not to American’s advantage as a standalone airline.

It is expected that the integration of the business and operations of American and US Airways will begin while they are separate, wholly-owned subsidiaries of AAG. As part of this integration, American may take actions intended to benefit the overall business and operations of the combined airline operations of American and US Airways that may not be to American’s advantage as a stand-alone airline.

Once American and US Airways are combined as a single entity, that entity will be bound by all of the obligations and liabilities of both companies.

American expects that American and US Airways will be combined as a single legal entity at some subsequent date. As a result of such transaction, the combined legal entity will become bound by all of the obligations and liabilities of both American and US Airways. The incurrence by the combined entity of such obligations and liabilities of American and US Airways will not be restricted by the agreements relating to the Certificates and the Equipment Notes. American cannot predict the financial condition of the combined entity at the time of such combination or the ability of the combined entity to satisfy such combined obligations and liabilities. Further, following such transaction, the combined company will have increased direct and indirect consolidated liabilities and exposure to the pre-Merger liabilities of AMR and US Airways Group.

There are no restrictive covenants in the transaction documents relating to our ability to incur future indebtedness.

The Certificates and the Equipment Notes and the underlying agreements will not (i) require us to maintain any financial ratios or specified levels of net worth, revenues, income, cash flow or liquidity and therefore do not protect Certificateholders in the event that we experience significant adverse changes in our financial condition or results of operations, (ii) limit our ability to incur additional indebtedness (including any indebtedness that was or may be incurred as a result of the consummation of the Merger) or (iii) restrict our ability to pledge our assets. In light of the absence of such restrictions, we may conduct our business in a manner that could cause the market price or liquidity of the Certificates to decline, could have a material adverse effect on our financial condition or the credit rating of the Certificates or otherwise could restrict or impair our ability to pay amounts due under the Equipment Notes and/or the related agreements.

Because there is no current market for the Certificates and the Certificates may be subject to transfer restrictions, you may have a limited ability to resell Certificates.

Prior to this Exchange Offer, there has been no public market for the Certificates. Neither American nor any Trust intends to apply for listing of the Certificates on any securities exchange. A secondary market for the Certificates therefore may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your Certificates. If an active trading market does not develop, the market price and liquidity of the Certificates may be adversely affected.

The New Certificates will constitute a new issue of securities with no established trading market. The Exchange Offer will not be conditioned upon any minimum or maximum aggregate face amount of Old Certificates being tendered for exchange. American cannot give you any assurance as to the liquidity of the trading market for the New Certificates or, in the case of non-exchanging holders of Old Certificates, the trading market for the Old Certificates following the Exchange Offer. Investors should be aware that they may be required to bear the risks of their investment in the Certificates for an indefinite period of time.

In addition, the New Class B Certificates and New Class C Certificates will be subject to transfer restrictions. They may be sold only to QIBs for so long as they are outstanding. This additional restriction may make it more difficult for you to resell your New Class B Certificates or New Class C Certificates, even if a secondary market does develop. See “Transfer Restrictions.”

The liquidity of, and trading market for, the Certificates also may be adversely affected by general declines in the markets or by declines in the market for similar securities. Such declines may adversely affect such liquidity and trading markets independent of American’s financial performance and prospects. See also “— The market for Certificates could be negatively affected by legislative and regulatory changes and the Exchange Offer may be terminated because of such legislative and regulatory changes.”

The market for New Certificates could be negatively affected by legislative and regulatory changes and the Exchange Offer may be terminated because of such legislative and regulatory changes.

The New Class A Certificates are being offered to investors under an exemption to the Investment Company Act of 1940, as amended (the “Investment Company Act”), that permits the Class A Trust to issue the New Class A Certificates to investors without registering as an investment company; provided that the New Class A Certificates have an investment grade credit rating at the time of original sale. Events in the debt markets, including defaults on asset-backed securities that had an investment grade credit rating at the time of issuance, have prompted a number of broad based legislative and regulatory reviews, including a review of the regulations that permit the issuance of certain asset-backed securities based upon the credit ratings of such securities. In particular, the SEC is required under the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended (the “Dodd-Frank Act”), to adopt rule changes generally to remove any reference to credit ratings in its regulations. The SEC has previously requested comments on alternatives to the investment grade credit rating exemption under the Investment Company Act relied upon by the Class A Trust to sell the New Class A Certificates to investors generally, and on other conditions to using the rule. Adoption by the SEC of any such alternatives or additional conditions is likely to eliminate or significantly modify this exemption. Unless a different exemption becomes available, there is no other exemption currently that would allow the Class A Trust to sell the New Class A Certificates to investors generally. If the SEC adopts rule changes that eliminate the investment grade credit rating exemption, or if other legislative or regulatory changes are enacted that affect the ability of the Class A Trust to issue the New Class A Certificates to investors generally or affect the ability of such investors to continue to hold or purchase the New Class A Certificates, or to re-sell their New Class A Certificates to other investors generally, the secondary market (if any) for the New Class A Certificates could be negatively affected and, as a result, the market price of the New Class A Certificates could decrease.

The New Class B Certificates and New Class C Certificates are being offered to investors under an exemption to the Investment Company Act that permits the Class B Trust and Class C Trust, respectively, to issue the New Class B Certificates and New Class C Certificates to QIBs without registering as an investment company; provided that such New Certificates may be initially sold, and subsequently resold, only to QIBs for so long as they are outstanding. Unless a different exemption becomes available in the future, there is no other exemption that would allow the Class B Trust and Class C Trust to sell the related New Certificates to QIBs. If, in connection with the requirements of the Dodd-Frank Act discussed in the preceding paragraph or otherwise, the SEC adopts rule changes that eliminate or significantly limit the exemption from the Investment Company Act that the Class B Trust and Class C Trust rely upon, or if other legislative or regulatory changes are enacted that affect the ability of the Class B Trust and Class C Trust to issue, respectively, the New Class B Certificates and the New Class C Certificates to QIBs or affect the ability of such QIBs to continue to hold or purchase the New Class B Certificates and the New Class C Certificates, or to resell their New Class B Certificates and New Class C Certificates to other QIBs, the interests of the holders of the New Class B Certificates and New Class C Certificates may be adversely affected. For example, the secondary market (if any) for the New Class B Certificates and New Class C Certificates could be negatively affected and, as a result, the market price of the New Class B Certificates and New Class C Certificates could decrease.

In addition, it is a condition to the consummation of the Exchange Offer that the issuance of the New Certificates (without transfer restrictions in the case of the New Class A Certificates) will not cause the applicable Trust to be required to become registered as an investment company under the Investment Company Act. The Exchange Offer with respect to the applicable class of Certificates may be terminated if, in connection with the requirements of the Dodd-Frank Act discussed in the second preceding paragraph or otherwise, the SEC adopts rule changes that eliminate or significantly limit the exemption from the Investment Company Act discussed in the preceding two paragraphs that currently would permit the applicable Trust to issue the related New Certificates (without transfer restrictions in the case of the New Class A Certificates) and not be required to be registered as an investment company. See “The Exchange Offer — General” and “The Exchange Offer — Conditions.”

THE EXCHANGE OFFER

The following summary describes certain provisions of (x) the registration rights agreement, dated as of the Class A Issuance Date (the “Class A Registration Rights Agreement”), among American, the Class A Trustee and the representatives of the Initial Purchasers of the Class A Certificates, (y) the registration rights agreement, dated as of the Class B Issuance Date (the “Class B Registration Rights Agreement”), among American, the Class B Trustee and the representatives of the Initial Purchasers of the Class B Certificates and (z) the registration rights agreement, dated as of the Class C Issuance Date (the “Class C Registration Rights Agreement” and, collectively with the Class A Registration Rights Agreement and the Class B Registration Rights Agreement, the “Registration Rights Agreements” and each, a “Registration Rights Agreement”), among American, the Class C Trustee and the representatives of the Initial Purchasers of the Class C Certificates. This summary is qualified in its entirety by reference to all of the provisions of the Registration Rights Agreements, which have been filed as exhibits to the Registration Statement. Copies are available as set forth under “Where You Can Find More Information.”

General

In connection with the issuance of the Old Certificates, the Initial Purchasers became entitled to the benefits of the Registration Rights Agreements. Pursuant to the Registration Rights Agreements, we have agreed to use our reasonable best efforts, to the extent not prohibited by any applicable law or applicable interpretation of the staff of the SEC and subject to the Exchange Conditions, to: (i) file with the SEC the Registration Statement, of which this prospectus is a part, for a registered exchange offer (each, an “Exchange Offer” and, collectively, the “Exchange Offer”) with respect to the issuance of each class of New Certificates identical in all material respects to the corresponding class of Old Certificates for which they will be exchanged, except that the New Certificates will not contain terms with respect to transfer restrictions (except with respect to the New Class B Certificates and New Class C Certificates as described in the section “Transfer Restrictions”) or interest rate increases with respect to registration rights; (ii) cause the Registration Statement to be declared or otherwise become effective under the Securities Act with respect to the New Certificates; and (iii) have the Registration Statement remain effective until the closing of the Exchange Offer. We have agreed to commence the Exchange Offer promptly after the Registration Statement has been declared effective and to use our reasonable best efforts to have the Exchange Offer consummated not later than 270 days after the Plan Effective Date (the “Exchange Deadline”).

However, in the event that (X) we determine, with respect to any class of Old Certificates, (1) that the Exchange Offer for such class is not available or may not be consummated by the Exchange Deadline because it would violate applicable law or the applicable interpretations of the staff of the SEC or (2) the issuance of the applicable New Certificates (without transfer restrictions in the case of the New Class A Certificates) would cause the applicable Trust to be required to become registered as an investment company under the Investment Company Act or (Y) we determine, with respect to the Old Class B Certificates or the Old Class C Certificates, that the Exchange Offer with respect to a more senior class of Certificates is not available as described in the preceding clause (1) above or if such Exchange Offer is not consummated for any reason (the conditions set forth in the foregoing clauses (X) and (Y), the “Exchange Conditions”), then we (in the case of clause (X)) will, and we (in the case of clause (Y)) will have the option to, in lieu of effecting the registration of the applicable New Certificates pursuant to the Registration Statement, (a) as promptly as practicable, file with the SEC a shelf registration statement covering resales of the applicable Old Certificates (a “Shelf Registration Statement”), (b) use our reasonable best efforts to cause such Shelf Registration Statement to be declared or otherwise become effective under the Securities Act by the 90th day after the Exchange Deadline (the “Shelf Registration Deadline”) and (c) use our reasonable best efforts to keep effective such Shelf Registration Statement for a period of one year after its effective date (or for such shorter period as shall end when all of the applicable Old Certificates covered by such Shelf Registration Statement have been sold pursuant thereto or may be freely sold pursuant to Rule 144 under the Securities Act). American will, in the event of the filing of a Shelf Registration Statement, provide to each registered holder of the applicable Old Certificates copies of the prospectus which is a part of such Shelf Registration Statement, notify each such registered holder when such Shelf Registration Statement for such Certificates has become effective and take certain other actions as are required to permit unrestricted resales of such Certificates.

If, with respect to any class of Old Certificates, neither an Exchange Offer is consummated nor a Shelf Registration Statement is declared or otherwise becomes effective under the SEC rules for such class of Old Certificates, in each case, on or prior to the Shelf Registration Deadline, the interest rate on such class of Old Certificates will be increased by 0.50% per annum effective as of the first day after the Shelf Registration Deadline but only until, with respect to such class of Old Certificates, an Exchange Offer is consummated or a Shelf Registration Statement is declared or otherwise becomes effective under the SEC rules. American may suspend use of a prospectus that is part of a Shelf Registration Statement under certain circumstances relating to, among other things, corporate developments, public filings with the SEC and similar events. If a Shelf Registration Statement for any class of Certificates ceases to be available for more than 45 days during any three-month period or 120 days within any twelve-month period, during the period that it is required to be available as specified by the applicable Registration Rights Agreement, the interest rate per annum borne by such class of Old Certificates shall be increased by 0.50% per annum from the 46th day or 121st day, as applicable, until such time as such Shelf Registration Statement again becomes available.

For the avoidance of doubt, the maximum possible increase in the interest rate per annum on each class of Old Certificates at any time shall be 0.50% per annum. If the Exchange Offer is consummated, we will not be required to file a Shelf Registration Statement and the interest rate per annum borne by the Equipment Notes and passed through to holders of Certificates will not be increased.

Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying Letter of Transmittal, we will accept for exchange all Old Certificates validly tendered prior to 5:00 p.m., New York City time, on the Expiration Date. New Certificates of the same class will be issued in exchange for an equal face amount (and current Pool Balance) of outstanding Old Certificates accepted in the Exchange Offer (after giving effect to the distribution scheduled to occur on July 15, 2014). Old Certificates may be tendered only in minimum denominations of $200,000 and integral multiples of $1,000 in excess thereof. The Exchange Agent will act as agent for the tendering holders of Old Certificates for the purpose of receiving New Certificates from the Trustee and delivering New Certificates to such tendering holders. Old Certificates shall be deemed to have been accepted as validly tendered when, as and if we have given oral or written notice thereof to the Exchange Agent.

The Exchange Offer is not conditioned upon any minimum amount of Old Certificates being tendered for exchange. However, the obligation to accept Old Certificates for exchange pursuant to the Exchange Offer is subject to certain conditions as set forth herein under “— Conditions.”

Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe that the New Certificates to be issued pursuant to the Exchange Offer in exchange for Old Certificates may be offered for resale, resold or otherwise transferred by a holder thereof without compliance with the registration and prospectus delivery provisions of the Securities Act; provided that (i) the holder is acquiring such New Certificates in its ordinary course of business, (ii) such holder has no arrangements or understanding with any person to participate in the distribution of the Old Certificates or New Certificates, (iii) such holder is not an “affiliate” of ours or any Trustee within the meaning of Rule 405 under the Securities Act and (iv) if such holder is not a broker-dealer, it is not engaged in and does not intend to engage in the distribution of the New Certificates. Holders of Old Certificates wishing to accept the Exchange Offer must represent to us that such conditions have been met. We have not sought, and do not intend to seek, a no-action letter from the SEC with respect to the effects of the Exchange Offer, and there can be no assurance that the staff of the SEC would make a similar determination with respect to the New Certificates as it has in such no-action letters.

Each broker-dealer that receives New Certificates for its own account in exchange for Old Certificates that were acquired as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such New Certificates. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, such broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by such a broker-dealer in connection with resales of New Certificates received in exchange for Old Certificates. We have agreed that, prior to the disposition of Old Certificates by such broker-dealer or for a period of 90 days after the Expiration Date, we will make this prospectus and any amendment or supplement to this prospectus available to any such broker-dealer for use in connection with such resales. See “Plan of Distribution.” If a broker-dealer would receive New Certificates for its own account in exchange for Old Certificates, where such Old Certificates were not acquired as a result of market-making or other trading activities, such broker-dealer will not be able to participate in the Exchange Offer.

Upon consummation of the Exchange Offer, holders of Old Certificates who do not exchange their Old Certificates for New Certificates in the Exchange Offer will no longer be entitled to registration rights and will not be able to offer or sell their Old Certificates, unless such Old Certificates are subsequently registered under the Securities Act (which we will have no obligation to do), except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. See “Risk Factors — Risk Factors Relating to the Certificates and the Exchange Offer — Consequences of Failure to Exchange.”

This prospectus, together with the Letter of Transmittal, is being sent to all registered holders of Old Certificates as of the date of this prospectus. As of the date of this prospectus, $2,176,169,000 face amount ($2,121,403,562 Pool Balance) of Old Certificates are outstanding. See “Prospectus Summary — Loan to Aircraft Value Ratios” for the Pool Balance of the Certificates after July 15, 2014.

If any tendered Old Certificates are not accepted for exchange because of an invalid tender or the occurrence of certain other events set forth herein, certificates for any such unaccepted Old Certificates will be returned, without expenses, to the tendering holder thereof as promptly as practicable after the Expiration Date.

Holders of Old Certificates who tender in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Certificates pursuant to the Exchange Offer. We will pay all charges and expenses, other than certain applicable taxes, in connection with the Exchange Offer. See “— Fees and Expenses.”

Expiration Date; Extensions; Amendments; Termination

The term “Expiration Date” means July 18, 2014 (the 21st business day after the date of this prospectus), unless we, in our sole discretion, extend the Exchange Offer, in which case the term “Expiration Date” shall mean the latest date to which the Exchange Offer is extended. Notwithstanding any extension of the Exchange Offer, if the Exchange Offer is not consummated by the Shelf Registration Deadline, the interest rate borne by the Equipment Notes and passed through to the Certificateholders is subject to increase. See “— General.”

In order to extend the Expiration Date, we will notify the Exchange Agent of any extension by oral or written notice and will mail to the record holders of Old Certificates an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Such announcement may state that we are extending the Exchange Offer for a specified period of time.

We reserve the right:

•	to delay acceptance of any Old Certificates, to extend the Exchange Offer or to terminate the Exchange Offer and not permit acceptance of Old Certificates not previously accepted if any of the conditions set forth herein under “— Conditions” have occurred and have not been waived by us, by giving oral or written notice of such delay, extension or termination to the Exchange Agent; and

•	to amend the terms of the Exchange Offer in any manner deemed by us to be advantageous to the holders of the Old Certificates.

Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the Exchange Agent. If the Exchange Offer is amended in a manner determined by us to constitute a material change, we will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the Old Certificates of such amendment, and will extend the period of time during which the Exchange Offer is open so that at least five business days remain in the Exchange Offer following notice of such material change.

Without limiting the manner in which we may choose to make a public announcement of any delay, extension, amendment or termination of the Exchange Offer, we shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

Distributions on the New Certificates

Interest on the Equipment Notes held by each Trust will be distributed to holders of the New Certificates. The Equipment Notes held by each Trust will accrue interest at the rate per annum set forth on the cover page of this prospectus. Distributions on the New Certificates will be made from the last date on which distributions were made on the Old Certificates surrendered in exchange therefor. The distribution scheduled to occur on July 15, 2014 will be made on the Old Certificates. Thereafter, no additional distributions will be made on the Old Certificates tendered and accepted for exchange.

Procedures for Tendering

To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, or an Agent’s Message in lieu of the Letter of Transmittal, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile and any other required documents to the Exchange Agent, or have the Agent’s Message delivered, prior to 5:00 p.m., New York City time, on the Expiration Date. In addition, either:

•	a timely confirmation of a book-entry transfer (a “Book-Entry Confirmation”) of such Old Certificates, if such procedure is available, into the Exchange Agent’s account at DTC pursuant to the procedure for book-entry transfer described under “— Book-Entry Transfer” below, must be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date; or

•	certificates for such Old Certificates must be received by the Exchange Agent along with the Letter of Transmittal; or

•	the holder must comply with the guaranteed delivery procedures described below.

The method of delivery of Old Certificates, Letters of Transmittal and all other required documents is at the election and risk of the holders. If such delivery is by mail, it is recommended that registered mail, properly insured, with return receipt requested, be used. In all cases, sufficient time should be allowed to assure timely delivery. No Letters of Transmittal or Old Certificates should be sent to American. Delivery of all documents must be made to the Exchange Agent at its address set forth below. Holders may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect such tender for such holders.

The tender by a holder of Old Certificates will constitute an agreement between such holder and American in accordance with the terms and subject to the conditions set forth in this prospectus and in the Letter of Transmittal.

Only a holder of Old Certificates may tender such Old Certificates in the Exchange Offer. The term “holder” with respect to the Exchange Offer means any person in whose name Old Certificates are registered on the Trustee’s books or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Old Certificates are held of record by DTC who desires to deliver Old Certificates by book-entry transfer at DTC.

Any beneficial holder whose Old Certificates are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on its behalf. If such beneficial holder wishes to tender on its own behalf, such beneficial holder must, prior to completing and executing the Letter of Transmittal and delivering its Old Certificates, either make appropriate arrangements to register ownership of the Old Certificates in such holder’s name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Exchange Act (each, an “Eligible Institution”) unless the Old Certificates tendered pursuant thereto are tendered (a) by a registered holder who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the Letter of Transmittal or (b) for the account of an Eligible Institution. If the Letter of Transmittal is signed by a person other than the registered holder or holders of any Old Certificates listed therein, such Old Certificates must be endorsed or accompanied by bond powers and a proxy that authorizes such person to tender the Old Certificates on behalf of the registered holder or holders, in either case as the name of the registered holder or holders appears on the Old Certificates.

If the Letter of Transmittal or any Old Certificates or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by us, submit with the Letter of Transmittal evidence satisfactory to us of their authority to so act.

All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of the tendered Old Certificates will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all Old Certificates not properly tendered or any Old Certificates our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any irregularities or conditions of tender as to particular Old Certificates. Our interpretation of the terms and conditions of the Exchange Offer, including the instructions in the Letter of Transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Certificates must be cured within such time as we shall determine. Neither we, the Exchange Agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Old Certificates nor shall any of us incur any liability for failure to give such notification. Tenders of Old Certificates will not be deemed to have been made until such irregularities have been cured or waived. Any Old Certificates received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost by the Exchange Agent to the tendering holder of such Old Certificates (or, in the case of Old Certificates tendered by the book-entry transfer procedures described below, such Old Certificates will be credited to an account maintained with DTC), unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

In addition, we reserve the right in our sole discretion, subject to the provisions of the Intercreditor Agreement and Indentures, to (a) purchase or make offers for any Old Certificates that remain outstanding subsequent to the Expiration Date or, as set forth under “— Conditions,” to terminate the Exchange Offer in accordance with the terms of the Registration Rights Agreements and (b) to the extent permitted by applicable law, purchase Old Certificates in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

By tendering, each holder of Old Certificates will represent to us that, among other things, the New Certificates acquired pursuant to the Exchange Offer are being obtained in the ordinary course of such holder’s business, such holder has no arrangements or understanding with any person to participate in the distribution of the New Certificates and such holder is not an “affiliate,” as defined under Rule 405 of the Securities Act, of ours. If the holder is not a broker-dealer, such holder will be required to represent that it is not engaged in, and does not intend to engage in, a distribution of New Certificates. If such holder is a broker-dealer that will receive New Certificates for its own account in exchange for Old Certificates that were acquired as a result of market-making or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such New Certificates.

Acceptance of Old Certificates for Exchange; Delivery of New Certificates

Upon satisfaction or waiver of all of the conditions to the Exchange Offer, all Old Certificates properly tendered will be accepted promptly after the Expiration Date, and New Certificates will be issued promptly after acceptance of the Old Certificates. See “— Conditions” below. For purposes of the Exchange Offer, Old Certificates shall be deemed to have been accepted for exchange when, as and if we have given oral or written notice thereof to the Exchange Agent.

In all cases, issuance of New Certificates for Old Certificates that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) certificates for such Old Certificates or a timely Book-Entry Confirmation of such Old Certificates into the Exchange Agent’s account at DTC, (ii) a properly completed and duly executed Letter of Transmittal, or an Agent’s Message in lieu of the Letter of Transmittal, and (iii) all other required documents. If any tendered Old Certificates are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Certificates are submitted for a greater face amount than the holder desires to exchange, such unaccepted or nonexchanged Old Certificates will be returned without expense to the tendering holder thereof (or, in the case of Old Certificates tendered by the book-entry transfer procedures described below, such unaccepted or nonexchanged Old Certificates will be credited to an account maintained with DTC) as promptly as practicable after the expiration or termination of the Exchange Offer.

Book-Entry Transfer

The Exchange Agent will make a request to establish an account with respect to the Old Certificates at DTC for purposes of the Exchange Offer. The Exchange Agent and DTC have confirmed that any financial institution that is a DTC Participant may use DTC’s Automated Tender Offer Program (“ATOP”) procedures to tender Old Certificates in the Exchange Offer. Any financial institution that is a participant in DTC’s book-entry transfer system may make book-entry delivery of Old Certificates by causing DTC to transfer such Old Certificates into the Exchange Agent’s account at DTC in accordance with DTC’s ATOP procedures for transfer. However, although delivery of Old Certificates may be effected through book-entry transfer into the Exchange Agent’s account at DTC, the Letter of Transmittal (or facsimile thereof) with any required signature guarantees, or an Agent’s Message in lieu of the Letter of Transmittal, and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at the address set forth below under “— Exchange Agent” on or prior to 5:00 p.m., New York City time, on the Expiration Date. The term “Agent’s Message” means a message, transmitted by DTC and received by the Exchange Agent and forming part of a Book-Entry Confirmation, that states that DTC has received an express acknowledgment from a DTC Participant tendering Old Certificates that are the subject of such Book-Entry Confirmation that such DTC Participant has received and agrees to be bound by the terms of the Letter of Transmittal, and that we may enforce such agreement against such DTC Participant. DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH ITS PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

Guaranteed Delivery Procedures

Holders of the Old Certificates who wish to tender their Old Certificates and (i) whose Old Certificates are not immediately available, or (ii) who cannot deliver their Old Certificates, the Letter of Transmittal or any other required documents to the Exchange Agent prior to 5:00 p.m., New York City time, on the

Expiration Date, or (iii) who cannot complete the procedure for book-entry transfer on a timely basis, may tender their Old Certificates if:

•	the tender is made through an Eligible Institution;

•	prior to 5:00 p.m., New York City time, on the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed notice of guaranteed delivery (by facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of Old Certificates and the amount of Old Certificates tendered, stating that the tender is being made thereby and guaranteeing that within five business days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the certificate(s) representing the Old Certificates to be tendered in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

•	such properly completed and executed Letter of Transmittal (or facsimile thereof) together with the certificates representing the Old Certificates to be tendered in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal are received by the Exchange Agent within five business days after the Expiration Date.

Withdrawal of Tenders

Tenders of Old Certificates may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. For a withdrawal to be effective, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date at the address set forth below under “— Exchange Agent.” Any such notice of withdrawal must specify the name of the person having tendered the Old Certificates to be withdrawn, identify the Old Certificates to be withdrawn, including the face amount of such Old Certificates, and (where certificates for Old Certificates have been transmitted) specify the name in which such Old Certificates are registered, if different from that of the withdrawing holder. If certificates for Old Certificates have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such holder is an Eligible Institution. If Old Certificates have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Old Certificates and otherwise comply with the procedures of DTC.

We will determine all questions as to the validity, form and eligibility (including time of receipt) of such notices. Our determination shall be final and binding on all parties. Any Old Certificates so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Certificates that have been tendered for exchange but that are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Old Certificates tendered by book-entry transfer into the Exchange Agent’s account at DTC pursuant to the book-entry transfer procedures described above, such Old Certificates will be credited to an account maintained with DTC for the Old Certificates) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Certificates may be retendered by following one of the procedures described under “— Procedures for Tendering” and “— Book-Entry Transfer” above at any time on or prior to 5:00 p.m., New York City time, on the Expiration Date.

Conditions

Notwithstanding any other term of the Exchange Offer, we will not be required to accept for exchange, or exchange New Certificates for, any Old Certificates not previously accepted for exchange, and we may terminate or amend the Exchange Offer before the acceptance of such Old Certificates, if: (i) any action or proceeding is instituted or threatened in any court or by or before a governmental agency with respect to the Exchange Offer that, in our judgment, might materially impair our ability to proceed with the Exchange Offer, (ii) any law, statute or regulation is proposed, adopted or enacted, or any existing laws, statute, rule or regulation is interpreted by the staff of the SEC or a court of competent jurisdiction in a manner that, in our judgment, might materially impair our ability to proceed with the Exchange Offer or (iii) the Exchange Conditions are not satisfied. See “Risk Factors — Risk Factors Relating to the Certificates and the Exchange Offer — The market for New Certificates could be negatively affected by legislative and regulatory changes and the Exchange Offer may be terminated because of such legislative and regulatory changes.”

In addition, we have no obligation to, and will not knowingly, permit acceptance of tenders of Old Certificates from our “affiliates” or “affiliates” of any Trustee (within the meaning of Rule 405 under the Securities Act) or from any other holder or holders who are not eligible to participate in the Exchange Offer under applicable law or interpretations thereof by the SEC, or if the New Certificates to be received by such holder or holders of Old Certificates in the Exchange Offer, upon receipt, will not be tradable by such holder without restriction under the Securities Act and the Exchange Act (except as described under “Transfer Restrictions”) and without material restrictions under the “blue sky” or securities laws of substantially all of the states of the United States.

Exchange Agent

Wilmington Trust Company has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance and requests for additional copies of this prospectus or of the Letter of Transmittal should be directed to the Exchange Agent addressed as follows:

Wilmington Trust Company

1100 North Market Street

Wilmington, Delaware 19890

Att: Adam Vogelsong

Ref: American Airlines 2013-2 EETC

Telephone: (302) 636-6472

Facsimile: (302)  636-4149

Fees and Expenses

We will pay the expenses of soliciting tenders pursuant to the Exchange Offer. The principal solicitation for tenders pursuant to the Exchange Offer is being made by mail; however, additional solicitations may be made by telegraph, telephone, telecopy or in person by our officers and regular employees.

We will not make any payments to brokers, dealers or other persons soliciting acceptances of the Exchange Offer. We will, however, pay the Exchange Agent reasonable and customary fees for its services and will reimburse the Exchange Agent for its reasonable out-of-pocket expenses in connection with its services. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus and related documents to the beneficial owners of the Old Certificates, and in handling or forwarding tenders for exchange.

We will pay the expenses to be incurred in connection with the Exchange Offer, including fees and expenses of the Exchange Agent and Trustee and accounting, legal, printing and related fees and expenses. We will pay all transfer taxes, if any, applicable to the exchange of Old Certificates pursuant to the Exchange Offer. If, however, certificates representing New Certificates or Old Certificates for amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Old Certificates tendered, or if tendered Old Certificates are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Certificates pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

USE OF PROCEEDS

There will be no cash proceeds from the issuance of the New Certificates pursuant to the Exchange Offer and American will not receive any cash proceeds from the exchange of the Old Certificates for the New Certificates. The proceeds from the sale of the Old Certificates were used by each Trust to acquire the related Equipment Notes issued with respect to each of the Aircraft under the related Indenture. The Equipment Notes are full recourse obligations of American. American used the proceeds from the issuance of the Equipment Notes to refinance the 2009-1 EETC, the 2009-2 Secured Notes and the 2011-2 EETC, to pay fees and expenses related to the offering of the Old Certificates and for general corporate purposes.

DESCRIPTION OF THE CERTIFICATES

The following summary describes certain material terms of the Certificates. The summary is qualified in its entirety by reference to all of the provisions of the Basic Agreement, the Certificates, the Trust Supplements, the Liquidity Facilities, the Note Purchase Agreement and the Intercreditor Agreement, copies of which have been filed as exhibits to the Registration Statement. Copies are available as set forth under “Where You Can Find More Information.”

Except as otherwise indicated, the following summary relates to each of the Trusts and the Certificates issued by each Trust. The terms and conditions governing each of the Trusts will be substantially the same, except as described under “— Subordination” and “Transfer Restrictions” and elsewhere in this prospectus, and except that the principal amount and scheduled principal repayments of the Equipment Notes held by each Trust and the interest rate and maturity date of the Equipment Notes held by each Trust differ.

General

The Old Class A Certificates, Old Class B Certificates and Old Class C Certificates were issued on the Class A Issuance Date, Class B Issuance Date and Class C Issuance Date, respectively. Each Certificate represents a fractional undivided interest in one of the three American Airlines, Inc. 2013-2 Pass Through Trusts: the “Class A Trust,” the “Class B Trust” or the “Class C Trust” and, collectively, the “Trusts.” The Trusts were formed pursuant to a pass through trust agreement (the “Basic Agreement”) between American and Wilmington Trust Company, as trustee, dated as of March 12, 2013, and three separate supplements thereto (respectively, the “Class A Trust Supplement,” the “Class B Trust Supplement” and the “Class C Trust Supplement” and, collectively, the “Trust Supplements,” in each case together with the Basic Agreement, respectively, the “Class A Pass Through Trust Agreement,” the “Class B Pass Through Trust Agreement” and the “Class C Pass Through Trust Agreement” and, collectively, the “Pass Through Trust Agreements”). The trustee under the Class A Trust, the Class B Trust and the Class C Trust is referred to herein, respectively, as the “Class A Trustee,” the “Class B Trustee” and the “Class C Trustee” and, collectively, as the “Trustees.” The Old Certificates issued and outstanding, and the New Certificates to be issued pursuant to the Exchange Offer by the Class A Trust, the Class B Trust and the Class C Trust, are referred to herein, respectively, as the “Class A Certificates,” the “Class B Certificates” and the “Class C Certificates.” The Class A Trust purchased all of the Series A Equipment Notes issued with respect to the Aircraft on and subject to the terms and conditions of the note purchase agreement, dated as of July 31, 2013 (the “Note Purchase Agreement”), among American, the Class A Trustee, the Subordination Agent and certain other parties thereto, to which the Class B Trustee and Class C Trustee each became a party as required thereby in connection with the issuance of the Class B Certificates and Class C Certificates, respectively. The Class B Trust purchased all of the Series B Equipment Notes on the Class B Issuance Date and the Class C Trust purchased all of the Series C Equipment Notes on the Class C Issuance Date. The holders of the Class A Certificates, the Class B Certificates and the Class C Certificates are referred to herein, respectively, as the “Class A Certificateholders,” the “Class B Certificateholders” and the “Class C Certificateholders” and, collectively, as the “Certificateholders.” The sum of the initial principal balance of the Equipment Notes held by each Trust equaled the initial aggregate face amount of the Certificates issued by such Trust. Notwithstanding registration under the Securities Act, the New Class B Certificates and New Class C Certificates will be permitted to be sold only to QIBs for so long as they are outstanding. See “Transfer Restrictions.”

The New Certificates will be issued pursuant to the Pass Through Trust Agreements. The forms and terms of the New Certificates are identical in all material respects to the forms and terms of the Old Certificates, except that:

•	we registered the New Certificates under the Securities Act so that, except as described in the section “Transfer Restrictions,” their transfer is not restricted like the Old Certificates; and

•	the New Certificates will not contain provisions relating to interest rate increases with respect to registration rights.

Each Certificate represents a fractional undivided interest in the Trust created by the applicable Pass Through Trust Agreement. The property of each Trust (the “Trust Property”) consists of:

•	subject to the Intercreditor Agreement, the Equipment Notes held by such Trust, all monies at any time paid thereon and all monies due and to become due thereunder;

•	the rights of such Trust under the Intercreditor Agreement (including all rights to receive monies receivable in respect of such rights);

•	with respect to the Class A Trust and the Class B Trust only, all monies receivable under the separate Liquidity Facility for such Trust; and

•	funds from time to time deposited with the applicable Trustee in accounts relating to such Trust. (Trust Supplements, Section 1.01)

The Certificates of a Trust represent fractional undivided interests in such Trust only, and all payments and distributions thereon will be made only from the Trust Property of such Trust. (Basic Agreement, Sections 2.01 and 3.09; Trust Supplements, Section 3.01) The Certificates do not represent indebtedness of the Trusts, and references in this prospectus to interest accruing on the Certificates are included for purposes of computation only. (Basic Agreement, Section 3.09; Trust Supplements, Section 3.01) The Certificates do not represent an interest in or obligation of American, the Trustees, the Subordination Agent, any of the Loan Trustees or any affiliate of any thereof. Each Certificateholder by its acceptance of a Certificate agrees to look solely to the income and proceeds from the Trust Property of the related Trust for payments and distributions on such Certificate. (Basic Agreement, Section 3.09)

The New Certificates of each Trust will be issued in fully registered form only and will be subject to the provisions described below under “— Book-Entry Registration; Delivery and Form” and “Transfer Restrictions.” The New Certificates will be issued only in minimum denominations of $2,000 (or such other denomination that is an integral multiple of $1,000 and, at the time of issuance, is equal to at least 1,000 euros) and integral multiples of $1,000 in excess thereof, except that one Certificate of each Trust may be issued in a different denomination. (Trust Supplements, Section 4.01(a))

Payments and Distributions

The following description of distributions on the Certificates should be read in conjunction with the description of the Intercreditor Agreement because the Intercreditor Agreement may alter the following provisions in a default situation. See “— Subordination” and “Description of the Intercreditor Agreement.”

Payments of principal, Premium Amount (if any) and interest on the Equipment Notes or with respect to other Trust Property held in each Trust will be distributed by the applicable Trustee to Certificateholders of such Trust on the date receipt of such payment is confirmed, except in the case of certain types of Special Payments.

January 15 and July 15 of each year, commencing on January 15, 2014, are referred to herein as “Regular Distribution Dates” (each Regular Distribution Date and Special Distribution Date, a “Distribution Date”).

Interest

The issued and outstanding Equipment Notes held in each Trust will accrue interest at the applicable rate per annum applicable to the class of Certificates issued by such Trust, payable on each Regular Distribution Date commencing on January 15, 2014, except as described under “Description of the Equipment Notes — Redemption.” The rates per annum applicable to the Class A Certificates, the Class B Certificates and the Class C Certificates are 4.95%, 5.60% and 6.00%, respectively. The interest rate applicable to each class of Certificates described in the prior sentence is referred to as the “Stated Interest

Rate” for such Trust. Interest payments will be distributed to Certificateholders of such Trust on each Regular Distribution Date until the final Distribution Date for such Trust, subject to the Intercreditor Agreement. Interest on the Equipment Notes will be calculated on the basis of a 360-day year, consisting of twelve 30-day months.

Distributions of interest on the Class A Certificates and Class B Certificates each are supported by a separate Liquidity Facility provided by the applicable Liquidity Provider for the benefit of the holders of such Certificates, each of which is expected to provide an aggregate amount sufficient to distribute interest on the Pool Balance thereof at the Stated Interest Rate for such Certificates on up to three successive semiannual Regular Distribution Dates (without regard to any future distributions of principal on such Certificates). The Liquidity Facility for any class of Certificates does not provide for drawings thereunder to pay for principal or Premium Amount (if any) with respect to such Certificates, any interest with respect to such Certificates in excess of their Stated Interest Rate or, notwithstanding the subordination provisions of the Intercreditor Agreement, principal, interest or Premium Amount (if any) with respect to the Certificates of any other class. Therefore, only the holders of the Class A Certificates or the Class B Certificates are entitled to receive and retain the proceeds of drawings under the applicable Liquidity Facility. Distributions of interest on the Class C Certificates are not supported by a liquidity facility. See “Description of the Liquidity Facilities.”

Principal

Payments of principal on the issued and outstanding Series A Equipment Notes and Series B Equipment Notes are scheduled to be made in specified amounts on January 15 and July 15 in certain years, commencing on January 15, 2014 and ending on certain dates depending on the applicable Aircraft related to such Equipment Notes as specified under “Description of the Equipment Notes — Principal and Interest Payments.” The entire principal amount of each issued and outstanding Series C Equipment Note is scheduled to be paid on a certain date depending on the applicable Aircraft as specified under “Description of the Equipment Notes — Principal and Interest Payments.”

Distributions

Payments of interest on or principal of the Equipment Notes (including drawings made under a Liquidity Facility in respect of a shortfall of interest payable on any applicable Certificate) scheduled to be made on a Regular Distribution Date are referred to herein as “Scheduled Payments.” See “Description of the Equipment Notes — Principal and Interest Payments.” The “Final Legal Distribution Date” for the Class A Certificates is July 15, 2024, for the Class B Certificates is January 15, 2022 and for the Class C Certificates is January 15, 2017.

Subject to the Intercreditor Agreement, on each Regular Distribution Date, the Trustee of each Trust will distribute to the Certificateholders of such Trust all Scheduled Payments received in respect of the Equipment Notes held on behalf of such Trust, the receipt of which is confirmed by such Trustee on such Regular Distribution Date. Subject to the Intercreditor Agreement, each Certificateholder of each Trust will be entitled to receive its proportionate share, based upon its fractional interest in such Trust, of any distribution in respect of Scheduled Payments of principal of, or interest on, the Equipment Notes held on behalf of such Trust. Each such distribution of Scheduled Payments will be made by the applicable Trustee to the Certificateholders of record of the relevant Trust on the record date applicable to such Scheduled Payment (generally, 15 days prior to each Regular Distribution Date), subject to certain exceptions. (Basic Agreement, Sections 1.01 and 4.02(a)) If a Scheduled Payment is not received by the applicable Trustee on a Regular Distribution Date but is received within five days thereafter, it will be distributed on the date received to such holders of record. If it is received after such five-day period, it will be treated as a Special Payment and distributed as described below. (Intercreditor Agreement, Section 1.01)

Any payment in respect of, or any proceeds of, any Equipment Note or the collateral under any Indenture (the “Collateral”) other than a Scheduled Payment (each, a “Special Payment”) will be distributed on, in the case of an early redemption or a purchase of any Equipment Note, the date of such early redemption or purchase (which will be a Business Day), and otherwise on the Business Day specified for distribution of such Special Payment pursuant to a notice delivered by each Trustee (as described below) as soon as practicable after the Trustee has received notice of such Special Payment, or has received the funds for such Special Payment (each, a “Special Distribution Date”). Any such distribution will be subject to the Intercreditor Agreement. (Basic Agreement, Sections 4.02(b) and (c); Trust Supplements, Section 7.01(d))

Each Trustee will mail a notice to the Certificateholders of the applicable Trust stating the scheduled Special Distribution Date, the related record date, the amount of the Special Payment and, in the case of a distribution under the applicable Pass Through Trust Agreement, the reason for the Special Payment. In the case of a redemption or purchase of the Equipment Notes held in the related Trust, such notice will be mailed not less than 15 days prior to the date such Special Payment is scheduled to be distributed, and in the case of any other Special Payment, such notice will be mailed as soon as practicable after the applicable Trustee has confirmed that it has received funds for such Special Payment. (Basic Agreement, Section 4.02(c); Trust Supplements, Section 7.01(d)) Each distribution of a Special Payment, other than a Final Distribution, on a Special Distribution Date for any Trust will be made by the applicable Trustee to the Certificateholders of record of such Trust on the record date applicable to such Special Payment. (Basic Agreement, Section 4.02(b)) See “— Indenture Events of Default and Certain Rights Upon an Indenture Event of Default” and “Description of the Equipment Notes — Redemption.”

Each Pass Through Trust Agreement requires that the applicable Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more non-interest bearing accounts (the “Certificate Account”) for the deposit of payments representing Scheduled Payments received by such Trustee. (Basic Agreement, Section 4.01) Each Pass Through Trust Agreement requires that the applicable Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more accounts (the “Special Payments Account”) for the deposit of payments representing Special Payments received by such Trustee, which will be non-interest bearing except in certain limited circumstances where such Trustee may invest amounts in such account in certain Permitted Investments. (Basic Agreement, Section 4.01; Trust Supplements, Section 7.01(c)) Pursuant to the terms of each Pass Through Trust Agreement, the applicable Trustee is required to deposit any Scheduled Payments relating to the related Trust received by it in the Certificate Account of such Trust and to deposit any Special Payments so received by it in the Special Payments Account of such Trust. (Basic Agreement, Section 4.01; Trust Supplements, Section 7.01(c)) All amounts so deposited will be distributed by such Trustee on a Regular Distribution Date or a Special Distribution Date, as appropriate. (Basic Agreement, Section 4.02)

The Final Distribution for each Trust will be made only upon presentation and surrender of the Certificates for such Trust at the office or agency of the applicable Trustee specified in the notice given by such Trustee of such Final Distribution. (Basic Agreement, Section 11.01) See “— Termination of the Trusts” below. Distributions in respect of Certificates issued in global form will be made as described in “— Book-Entry Registration; Delivery and Form” below.

If any Regular Distribution Date or Special Distribution Date is not a Business Day, distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date will be made on the next succeeding Business Day and interest will not be added for such additional period. (Basic Agreement, Section 12.11; Trust Supplements, Sections 3.02(c) and 3.02(d))

“Business Day” means, with respect to Certificates of any class, any day (a) other than a Saturday, a Sunday or a day on which commercial banks are required or authorized to close in New York, New York; Fort Worth, Texas; Wilmington, Delaware; or, so long as any Certificate of such class is outstanding, the city and state in which the Trustee, the Subordination Agent or any related Loan Trustee maintains its corporate trust office or receives and disburses funds and (b) solely with respect to drawings under any Liquidity Facility, which is also a “Business Day” as defined in such Liquidity Facility. (Intercreditor Agreement, Section 1.01)

Subordination

The Certificates are subject to subordination terms set forth in the Intercreditor Agreement. See “Description of the Intercreditor Agreement — Priority of Distributions.”

Pool Factors

The “Pool Balance” of the Certificates issued by any Trust indicates, as of any date, the original aggregate face amount of the Certificates of such Trust less the aggregate amount of all distributions made as of such date in respect of the Certificates of such Trust other than distributions made in respect of interest or Premium Amount or reimbursement of any costs and expenses incurred in connection therewith. The Pool Balance of the Certificates issued by any Trust as of any date will be computed after giving effect to any distribution with respect to payment of principal, if any, on the Equipment Notes or payment with respect to other Trust Property of such Trust and the distribution thereof to be made on such date. (Trust Supplements, Section 1.01; Intercreditor Agreement, Section 1.01)

The “Pool Factor” for each Trust as of any Distribution Date is the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance of such Trust by (ii) the original aggregate face amount of the Certificates of such Trust. The Pool Factor for each Trust as of any Distribution Date will be computed after giving effect to any distribution with respect to payment of principal, if any, on the Equipment Notes held by such Trust or payments with respect to other Trust Property of such Trust and the distribution thereof to be made on that date. (Trust Supplements, Section 1.01) The Pool Factor for each Trust was 1.0000000 on the date of issuance of the related Old Certificates; thereafter, the Pool Factor for each Trust will decline as described herein to reflect reductions in the Pool Balance of such Trust. The amount of a Certificateholder’s pro rata share of the Pool Balance of a Trust can be determined by multiplying the original denomination of the Certificateholder’s Certificate of such Trust by the Pool Factor for such Trust as of the applicable Distribution Date. Notice of the Pool Factor and the Pool Balance for each Trust will be mailed to Certificateholders of such Trust on each Distribution Date. (Trust Supplements, Section 5.01(a))

The following table sets forth the expected aggregate principal amortization schedule (the “Assumed Amortization Schedule”) for the Equipment Notes held in each Trust and resulting Pool Factors with respect to such Trust. The actual aggregate principal amortization schedule applicable to a Trust and the resulting Pool Factors with respect to such Trust may differ from the Assumed Amortization Schedule because the scheduled distribution of principal payments for any Trust may be affected if, among other things, any Equipment Notes held in such Trust are redeemed or purchased or a default in payment on any Equipment Note occurs.

	Class A		Class B		Class C
Date	Scheduled Principal Payments	Expected Pool Factor	Scheduled Principal Payments	Expected Pool Factor	Scheduled Principal Payments	Expected Pool Factor
Applicable Issuance Date	$0.00	1.0000000	$0.00	1.0000000	$0.00	1.0000000
January 15, 2014	41,679,581.85	0.9704004	13,085,855.53	0.9744436	0.00	1.0000000
July 15, 2014	37,219,486.90	0.9439682	18,513,623.22	0.9382868	0.00	1.0000000
January 15, 2015	39,608,492.86	0.9158395	19,397,181.75	0.9004045	0.00	1.0000000
July 15, 2015	67,603,264.48	0.8678296	13,923,047.06	0.8732131	3,353,000.00	0.9869033
January 15, 2016	38,966,261.35	0.8401569	19,582,722.50	0.8349684	0.00	0.9869033
July 15, 2016	57,793,104.40	0.7991140	23,748,789.04	0.7885875	3,213,000.00	0.9743534
January 15, 2017	53,420,218.05	0.7611765	22,338,483.14	0.7449609	249,452,000.00	0.0000000
July 15, 2017	44,632,573.73	0.7294798	19,209,700.43	0.7074448	0.00	0.0000000
January 15, 2018	44,486,290.07	0.6978870	19,355,984.26	0.6696429	0.00	0.0000000
July 15, 2018	44,339,117.37	0.6663987	19,503,156.89	0.6315536	0.00	0.0000000
January 15, 2019	219,366,768.15	0.5106109	90,728,359.96	0.4543630	0.00	0.0000000
July 15, 2019	19,716,024.10	0.4966092	32,015,882.91	0.3918366	0.00	0.0000000
January 15, 2020	34,912,090.19	0.4718156	17,863,846.85	0.3569488	0.00	0.0000000
July 15, 2020	34,916,069.00	0.4470193	182,771,366.46	0.0000000	0.00	0.0000000
January 15, 2021	34,898,810.46	0.4222352	0.00	0.0000000	0.00	0.0000000
July 15, 2021	337,919,258.18	0.1822550	0.00	0.0000000	0.00	0.0000000

	Class A		Class B		Class C
Date	Scheduled Principal Payments	Expected Pool Factor	Scheduled Principal Payments	Expected Pool Factor	Scheduled Principal Payments	Expected Pool Factor
January 15, 2022	14,673,561.26	0.1718342	0.00	0.0000000	0.00	0.0000000
July 15, 2022	15,106,442.08	0.1611061	0.00	0.0000000	0.00	0.0000000
January 15, 2023	226,855,585.52	0.0000000	0.00	0.0000000	0.00	0.0000000

If the Pool Factor and Pool Balance of a Trust differ from the Assumed Amortization Schedule for such Trust, notice thereof will be provided to the Certificateholders of such Trust as described hereafter. The Pool Factor and Pool Balance of each Trust will be recomputed if there has been an early redemption, purchase or default in the payment of principal or interest in respect of one or more of the Equipment Notes held in a Trust, as described in “— Indenture Events of Default and Certain Rights Upon an Indenture Event of Default,” “Possible Refinancing of Class B Certificates and Class C Certificates” and “Description of the Equipment Notes — Redemption.” Promptly following the date of any such redemption, purchase or default, the Pool Factor, Pool Balance and expected principal payment schedule of each Trust will be recomputed after giving effect thereto and notice thereof will be mailed to the Certificateholders of such Trust. (Trust Supplements, Sections 5.01(c) and 5.01(d)) See “— Reports to Certificateholders” and “—Certificate Buyout Right of Certificateholders.”

Reports to Certificateholders

On each Distribution Date, the applicable Trustee will include with each distribution by it of a Scheduled Payment or Special Payment to the Certificateholders of the related Trust a statement, giving effect to such distribution to be made on such Distribution Date, setting forth the following information (per $1,000 aggregate principal amount of Certificates as to items (2) and (3) below):

(1)	the aggregate amount of funds distributed on such Distribution Date under the related Pass Through Trust Agreement, indicating the amount, if any, allocable to each source, including, in the case of a statement to the Class A Certificateholders or the Class B Certificateholders, any portion thereof paid by the applicable Liquidity Provider;

(2)	the amount of such distribution under the related Pass Through Trust Agreement allocable to principal and the amount allocable to Premium Amount (if any);

(3)	the amount of such distribution under the related Pass Through Trust Agreement allocable to interest, indicating, in the case of a statement to the Class A Certificateholders or the Class B Certificateholders, any portion thereof paid by the applicable Liquidity Provider; and

(4)	the Pool Balance and the Pool Factor for such Trust. (Trust Supplements, Section 5.01)

As long as the Certificates are registered in the name of The Depository Trust Company (“DTC”) or its nominee (including Cede & Co. (“Cede”)), on the record date prior to each Distribution Date, the applicable Trustee will request that DTC post on its Internet bulletin board a securities position listing setting forth the names of all DTC Participants reflected on DTC’s books as holding interests in the applicable Certificates on such record date. On each Distribution Date, the applicable Trustee will mail to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to Certificate Owners. (Trust Supplements, Section 5.01(a))

In addition, after the end of each calendar year, the applicable Trustee will furnish to each person who at any time during the preceding calendar year was a Certificateholder of record of the related class a report containing the sum of the amounts determined pursuant to clauses (1), (2) and (3) above with respect to the applicable Trust for such calendar year or, if such person was a Certificateholder of such class during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to such Trustee and which a Certificateholder of such class reasonably requests as necessary for the purpose of such Certificateholder’s preparation of its U.S. federal income tax returns or foreign income tax returns. (Trust Supplements, Section 5.01(b)) Such report and such other items will be prepared on the basis of information supplied to the applicable Trustee by the DTC Participants and will be delivered by such Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificate Owners of the related class. (Trust Supplements, Section 5.01(b))

At such time, if any, as Certificates are issued in the form of Definitive Certificates, the applicable Trustee will prepare and deliver the information described above to each Certificateholder of record of the applicable Trust as the name and period of record ownership of such Certificateholder appears on the records of the registrar of the applicable Certificates.

Indenture Events of Default and Certain Rights Upon an Indenture Event of Default

See “Description of the Equipment Notes — Indenture Events of Default, Notice and Waiver” for a list of Indenture Events of Default.

As the same institution will act as Trustee of multiple Trusts, such Trustee could be faced with a potential conflict of interest upon an Indenture Event of Default. In such event, each Trustee has indicated that it would resign as Trustee of one or all such Trusts, and a successor trustee would be appointed in accordance with the terms of the applicable Pass Through Trust Agreement. Wilmington Trust Company is the initial Trustee under the Class A Trust, the Class B Trust and the Class C Trust. (Basic Agreement, Sections 7.08 and 7.09)

Upon the occurrence and during the continuation of an Indenture Event of Default under an Indenture, the Controlling Party may direct the Loan Trustee under such Indenture to accelerate the Equipment Notes issued thereunder and may direct the Loan Trustee under such Indenture in the exercise of remedies thereunder and may sell all (but not less than all) of such Equipment Notes or foreclose and sell the Collateral under such Indenture to any person, subject to certain limitations. See “Description of the Intercreditor Agreement — Intercreditor Rights — Limitation on Exercise of Remedies.” The proceeds of any such sale will be distributed pursuant to the provisions of the Intercreditor Agreement. Any such proceeds so distributed to any Trustee upon any such sale will be deposited in the applicable Special Payments Account and will be distributed to the Certificateholders of the applicable Trust on a Special Distribution Date. (Basic Agreement, Sections 4.01 and 4.02; Trust Supplements, Sections 7.01(c) and 7.01(d))

The market for Aircraft or Equipment Notes during the continuation of any Indenture Event of Default may be limited and there can be no assurance as to whether they could be sold or the price at which they could be sold. If any Equipment Notes are sold for less than their outstanding principal amount, or any Aircraft are sold for less than the outstanding principal amount of the related Equipment Notes, certain Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against American (except in the case that Aircraft are sold for less than the outstanding principal amount of the related Equipment Notes), any Liquidity Provider or any Trustee. Neither the Trustee of the Trust holding such Equipment Notes nor the Certificateholders of such Trust, furthermore, could take action with respect to any remaining Equipment Notes held in such Trust as long as no Indenture Event of Default existed with respect thereto.

Any amount, other than Scheduled Payments received on a Regular Distribution Date or within five days thereafter, distributed to the Trustee of any Trust by the Subordination Agent on account of the Equipment Notes or other Trust Property of such Trust following an Indenture Event of Default under any Indenture will be deposited in the Special Payments Account for such Trust and will be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Basic Agreement, Section 4.02(b); Trust Supplements, Sections 1.01 and 7.01(c); Intercreditor Agreement, Sections 1.01 and 2.04)

Any funds representing payments received with respect to any defaulted Equipment Notes, or the proceeds from the sale of any Equipment Notes, held by the Trustee in the Special Payments Account for such Trust will, to the extent practicable, be invested and reinvested by such Trustee in certain Permitted Investments pending the distribution of such funds on a Special Distribution Date. (Basic Agreement,

Section 4.04) “Permitted Investments” are defined as obligations of the United States or agencies or instrumentalities thereof the payment of which is backed by the full faith and credit of the United States and which mature in not more than 60 days after they are acquired or such lesser time as is required for the distribution of any Special Payments on a Special Distribution Date. (Basic Agreement, Section 1.01)

Each Pass Through Trust Agreement provides that the Trustee of the related Trust will, within 90 days after the occurrence of a default (as defined below) known to it, notify the Certificateholders of such Trust by mail of such default, unless such default has been cured or waived; provided that (i) in the case of defaults not relating to the payment of money, such Trustee will not give notice until the earlier of the time at which such default becomes an Indenture Event of Default and the expiration of 60 days from the occurrence of such default, and (ii) except in the case of default in a payment of principal, Premium Amount (if any) or interest on any of the Equipment Notes held in such Trust, the applicable Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Certificateholders. (Basic Agreement, Section 7.02) For the purpose of the provision described in this paragraph only, the term “default” with respect to a Trust means an event that is, or after notice or lapse of time or both would become, an event of default with respect to such Trust or a Triggering Event under the Intercreditor Agreement, and the term “event of default” with respect to a Trust means an Indenture Event of Default under any Indenture pursuant to which Equipment Notes held by such Trust were issued.

“Triggering Event” means (i) the occurrence of an Indenture Event of Default under all of the Indentures resulting in a PTC Event of Default with respect to the most senior class of Certificates then outstanding, (ii) the acceleration of all of the outstanding Equipment Notes or (iii) the occurrence of an American Bankruptcy Event. (Intercreditor Agreement, Section 1.01)

Each Pass Through Trust Agreement contains a provision entitling the Trustee of the related Trust, subject to the duty of such Trustee during a default to act with the required standard of care, to be offered reasonable security or indemnity by the holders of the Certificates of such Trust before proceeding to exercise any right or power under such Pass Through Trust Agreement or the Intercreditor Agreement at the request of such Certificateholders. (Basic Agreement, Section 7.03(e))

Subject to certain qualifications set forth in each Pass Through Trust Agreement and to certain limitations set forth in the Intercreditor Agreement, the Certificateholders of each Trust holding Certificates evidencing fractional undivided interests aggregating not less than a majority in interest in such Trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to such Trust or pursuant to the terms of the Intercreditor Agreement or the applicable Liquidity Facility, or exercising any trust or power conferred on such Trustee under such Pass Through Trust Agreement, the Intercreditor Agreement, or such Liquidity Facility, including any right of such Trustee as Controlling Party under the Intercreditor Agreement or as a Noteholder. (Basic Agreement, Section 6.04) See “Description of the Intercreditor Agreement — Intercreditor Rights — Controlling Party.”

Subject to the Intercreditor Agreement, the holders of the Certificates of a Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust may on behalf of all Certificateholders of such Trust waive any past Indenture Event of Default or “default” under the related Pass Through Trust Agreement and its consequences or, if the Trustee of such Trust is the Controlling Party, may direct such Trustee to so instruct the applicable Loan Trustee; provided, however, that the consent of each Certificateholder of such Trust is required to waive (i) a default in the deposit of any Scheduled Payment or Special Payment or in the distribution thereof, (ii) a default in payment of the principal, Premium Amount (if any) or interest with respect to any of the Equipment Notes held in such Trust or (iii) a default in respect of any covenant or provision of the related Pass Through Trust Agreement that cannot be modified or amended without the consent of each Certificateholder of such Trust affected thereby. (Basic Agreement, Section 6.05) Each Indenture will provide that, with certain exceptions, the holders of the majority in aggregate unpaid principal amount of the Equipment Notes issued thereunder may on behalf of all such holders waive any past default or Indenture Event of Default thereunder. Notwithstanding such provisions of the Indentures, pursuant to the Intercreditor Agreement only the

Controlling Party will be entitled to waive any such past default or Indenture Event of Default. See “Description of the Intercreditor Agreement — Intercreditor Rights — Controlling Party.”

Certificate Buyout Right of Certificateholders

After the occurrence and during the continuation of a Certificate Buyout Event, with ten days’ prior written irrevocable notice to the relevant Trustees and each relevant Certificateholder:

•	each Class C Certificateholder (other than American or any of its affiliates) will have the right (the “Class C Buyout Right”) — regardless of the exercise of purchase rights by any Class B Certificateholder — to purchase all, but not less than all, of the Class A Certificates and the Class B Certificates on the third Business Day next following the expiry of such ten-day notice period; and

•	so long as no Class C Certificateholder shall have elected to exercise its Class C Buyout Right and given notice of such election, each Class B Certificateholder (other than American or any of its affiliates) will have the right (the “Class B Buyout Right”) to purchase all, but not less than all, of the Class A Certificates on the third Business Day next following the expiry of such ten-day notice period; provided that, with respect to such Certificate Buyout Event, such Class B Buyout Right shall terminate upon notification of an election to exercise a Class C Buyout Right, but shall be revived if the exercise of such Class C Buyout Right is not consummated on the purchase date proposed therefor.

If Refinancing Certificates are issued, holders of such Refinancing Certificates will have the same right (subject to the same terms and conditions) to purchase the applicable senior class or classes of Certificates as the holders of the Certificates that such Refinancing Certificates refinanced. See “Possible Refinancing of Class B Certificates and Class C Certificates.”

In each case, the purchase price will be equal to the Pool Balance of the relevant class or classes of Certificates plus accrued and unpaid interest thereon to the date of purchase, without any premium, but including any other amounts then due and payable to the Certificateholders of such class or classes under the related Pass Through Trust Agreement(s), the Intercreditor Agreement, any Equipment Note held as part of the related Trust Property or the related Indenture and Participation Agreement or on or in respect of such Certificates; provided, however, that if such purchase occurs after the record date under the related Pass Through Trust Agreement(s) relating to any Distribution Date, such purchase price will be reduced by the amount to be distributed thereunder on such related Distribution Date (which deducted amounts will remain distributable to, and may be retained by, the Certificateholders of such class or classes as of such record date). Such purchase right may be exercised by any Certificateholder of the class or classes entitled to such right.

In each case, if prior to the end of the ten-day notice period, any other Certificateholder(s) of the same class notifies the purchasing Certificateholder that such other Certificateholder(s) want(s) to participate in such purchase, then such other Certificateholder(s) may join with the purchasing Certificateholder to purchase the applicable senior Certificates pro rata based on the interest in the Trust with respect to such class held by each purchasing Certificateholder of such class. Upon consummation of such a purchase, no other Certificateholder of the same class as the purchasing Certificateholder will have the right to purchase the Certificates of the applicable class or classes during the continuance of such Certificate Buyout Event. If American or any of its affiliates is a Certificateholder, it will not have the purchase rights described above. (Trust Supplements, Section 6.01)

A “Certificate Buyout Event” means that an American Bankruptcy Event has occurred and is continuing and either of the following events has occurred: (A) (i) the 60-day period specified in Section 1110(a)(2)(A) of the Bankruptcy Code (the “60-Day Period”) has expired and (ii) American has not entered into one or more agreements under Section 1110(a)(2)(A) of the Bankruptcy Code to perform all of its obligations under all of the Indentures and has not cured defaults thereunder in accordance with Section

1110(a)(2)(B) of the Bankruptcy Code or, if it has entered into such agreements, has at any time thereafter failed to cure any default under any of the Indentures in accordance with Section 1110(a)(2)(B) of the Bankruptcy Code; or (B) if prior to the expiry of the 60-Day Period, American will have abandoned any Aircraft. (Intercreditor Agreement, Section 1.01)

PTC Event of Default

A “PTC Event of Default” with respect to each Pass Through Trust Agreement and the related class of Certificates means the failure to distribute within ten Business Days after the applicable Distribution Date either:

•	the outstanding Pool Balance of such class of Certificates on the Final Legal Distribution Date for such class; or

•	the interest scheduled for distribution on such class of Certificates on any Distribution Date (unless the Subordination Agent has made an Interest Drawing, or a withdrawal from the Cash Collateral Account for such class of Certificates, in an aggregate amount sufficient to pay such interest and has distributed such amount to the Trustee entitled thereto). (Intercreditor Agreement, Section 1.01)

Any failure to make expected principal distributions with respect to any class of Certificates on any Regular Distribution Date (other than the Final Legal Distribution Date) will not constitute a PTC Event of Default with respect to such Certificates.

A PTC Event of Default with respect to the most senior outstanding class of Certificates resulting from an Indenture Event of Default under all Indentures will constitute a Triggering Event.

Merger, Consolidation and Transfer of Assets

American is prohibited from consolidating with or merging into any other entity where American is not the surviving entity or conveying, transferring or leasing substantially all of its assets as an entirety to any other entity unless:

•	the successor or transferee entity is organized and validly existing under the laws of the United States or any state thereof or the District of Columbia;

•	the successor or transferee entity is, if and to the extent required under Section 1110 in order that the Loan Trustee continues to be entitled to any benefits of Section 1110 with respect to an Aircraft, a “citizen of the United States” (as defined in Title 49 of the United States Code relating to aviation (the “Transportation Code”)) holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of the Transportation Code;

•	the successor or transferee entity expressly assumes all of the obligations of American contained in the Basic Agreement and any Trust Supplement, the Note Purchase Agreement, the Equipment Notes, the Indentures and the Participation Agreements;

•	if the Aircraft are, at the time, registered with the FAA or such person is located in a “Contracting State” (as such term is used in the Cape Town Treaty), the transferor or successor entity makes such filings and recordings with the FAA pursuant to the Transportation Code and registrations under the Cape Town Treaty or, if the Aircraft are, at the time, not registered with the FAA, the transferor or successor entity makes such filings and recordings with the applicable aviation authority, as are necessary to evidence such consolidation, merger or transfer; and

•	American has delivered a certificate and an opinion or opinions of counsel indicating that such transaction, in effect, complies with such conditions.

In addition, after giving effect to such transaction, no Indenture Event of Default shall have occurred and be continuing. (Basic Agreement, Section 5.02; Trust Supplements, Section 8.01; Participation Agreements, Section 6.02(e); Note Purchase Agreement, Section 4(a)(iii))

None of the Certificates, the Equipment Notes or the underlying agreements contain or will contain any covenants or provisions which may afford the applicable Trustee or Certificateholders protection in the event of a highly leveraged transaction, including transactions effected by management or affiliates, which may or may not result in a change in control of American.

Modification of the Pass Through Trust Agreements and Certain Other Agreements

Each Pass Through Trust Agreement contains provisions permitting American and the Trustee thereunder to enter into one or more agreements supplemental to such Pass Through Trust Agreement or, at the request of American, permitting or requesting, the execution of amendments or agreements supplemental to the Intercreditor Agreement, the Note Purchase Agreement, any of the Participation Agreements, any Liquidity Facility or, if applicable, any Parent Guarantee, without the consent of the Certificateholders of such Trust to, among other things:

•	make appropriate provisions for a guarantee (a “Parent Guarantee”) of any obligations of American under such Pass Through Trust Agreement, any pass through trust agreement related to the issuance of any Refinancing Certificates, any Certificate, the Intercreditor Agreement, any Liquidity Facility, any operative document with respect to any Aircraft, the Note Purchase Agreement or any agreement related to any of the foregoing, by AAG or any other person or entity that has the direct or indirect power to direct or cause the direction of the management and policy of American (whether through the ownership of voting securities or by contract or otherwise) in each case together with its successors and assigns (the “Guarantor”);

•	evidence the succession of another corporation or entity to American and the assumption by such corporation or entity of the covenants of American contained in such Pass Through Trust Agreement or of American’s obligations under the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement or any Liquidity Facility or, if applicable, to evidence the succession of another corporation or entity to the Guarantor and the assumption by such corporation or entity of the covenants contained in such Pass Through Trust Agreement or of the Guarantor’s obligations under any Parent Guarantee;

•	add to the covenants of American or the Guarantor, if any, for the benefit of holders of any Certificates or surrender any right or power conferred upon American or the Guarantor, if any, in such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, any Liquidity Facility or, if applicable, any Parent Guarantee;

•	cure any ambiguity or correct any mistake or inconsistency contained in any Certificates, the Basic Agreement, any related Trust Supplement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, any Liquidity Facility or, if applicable, any Parent Guarantee;

•	make or modify any other provision with respect to matters or questions arising under any Certificates, the Basic Agreement, any related Trust Supplement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, any Liquidity Facility or, if applicable, any Parent Guarantee as American may deem necessary or desirable and that will not materially adversely affect the interests of the holders of the related Certificates;

•	comply with any requirement of the SEC, any applicable law, rules or regulations of any exchange or quotation system on which any Certificates are listed (or to facilitate any listing of any Certificates on any exchange or quotation system) or any requirement of DTC or like depositary or of any regulatory body;

•	modify, eliminate or add to the provisions of such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, any Liquidity Facility or, if applicable, any Parent Guarantee, to the extent necessary to establish, continue or obtain the qualification of such Pass Through Trust Agreement (including any supplemental agreement), the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, any Liquidity Facility or, if applicable, any Parent Guarantee under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or under any similar federal statute enacted after the date of such Pass Through Trust Agreement and, with certain exceptions, add to such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, any Liquidity Facility or, if applicable, any Parent Guarantee, such other provisions as may be expressly permitted by the Trust Indenture Act;

•	(i) evidence and provide for a successor Trustee under such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, any Indenture, any Liquidity Facility or, if applicable, any Parent Guarantee, (ii) evidence the substitution of a Liquidity Provider with a replacement liquidity provider or to provide for any Replacement Facility, all as provided in the Intercreditor Agreement or (iii) add to or change any of the provisions of such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, any Liquidity Facility or, if applicable, any Parent Guarantee as necessary to provide for or facilitate the administration of the Trust under such Pass Through Trust Agreement by more than one trustee or to provide multiple liquidity facilities for one or more Trusts;

•	provide certain information to the applicable Trustee as required in such Pass Through Trust Agreement;

•	add to or change any provision of any Certificates, the Basic Agreement or any Trust Supplement to facilitate the issuance of such Certificates in bearer form or to facilitate or provide for the issuance of such Certificates in global form in addition to or in place of Certificates in certificated form;

•	provide for the delivery of any agreement supplemental to such Pass Through Trust Agreement or any Certificates in or by means of any computerized, electronic or other medium, including by computer diskette;

•	correct or supplement the description of any property of such Trust;

•	modify, eliminate or add to the provisions of the Basic Agreement, any Trust Supplement, the Note Purchase Agreement, any Participation Agreement or any Parent Guarantee to reflect the substitution of a substitute aircraft for any Aircraft;

•	comply with any requirement of the SEC in connection with the qualification of such Pass Through Trust Agreement, any Parent Guarantee or any other agreement or instrument related to any Certificates under the Trust Indenture Act; or

•	make any other amendments or modifications to such Pass Through Trust Agreement; provided that such amendments or modifications will only apply to Certificates of one or more classes to be hereafter issued;

provided, however, that, except to the extent otherwise provided in the supplemental agreement, unless there shall have been obtained from each Rating Agency written confirmation to the effect that such supplemental agreement would not result in a reduction of the rating for any class of Certificates below the then current rating of such class of Certificates or a withdrawal or suspension of the rating of any class of Certificates, American shall provide the applicable Trustee with an opinion of counsel to the effect that such supplemental agreement will not cause the related Trust to be treated as other than a grantor trust for

U.S. federal income tax purposes unless an Indenture Event of Default shall have occurred and be continuing, in which case such opinion shall be to the effect that such supplemental agreement will not cause the applicable Trust to become an association taxable as a corporation for U.S. federal income tax purposes. (Basic Agreement, Section 9.01; Trust Supplements, Section 8.02)

Each Pass Through Trust Agreement also contains provisions permitting American and the related Trustee to enter into one or more agreements supplemental to such Pass Through Trust Agreement or, at the request of American, permitting or requesting the execution of amendments or agreements supplemental to any other Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Certificate, any Participation Agreement, any other operative document with respect to any Aircraft, any Liquidity Facility or, if applicable, any Parent Guarantee, without the consent of the Certificateholders of the related Trust, to provide for the issuance of any Refinancing Certificates, the formation of related trusts, the purchase by such trusts of the related equipment notes, the establishment of certain matters with respect to such Refinancing Certificates and other matters incidental thereto or as otherwise contemplated by the Basic Agreement, all as provided in, and subject to certain terms and conditions set forth in, the Note Purchase Agreement and the Intercreditor Agreement. (Trust Supplements, Section 8.02) See “Possible Refinancing of Class B Certificates and Class C Certificates.”

Each Pass Through Trust Agreement also contains provisions permitting the execution, with the consent of the Certificateholders of the related Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust, of supplemental agreements adding any provisions to or changing or eliminating any of the provisions of such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Liquidity Facility or, if applicable, any Parent Guarantee to the extent applicable to such Certificateholders or modifying the rights of such Certificateholders under such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Liquidity Facility or, if applicable, any Parent Guarantee, except that no such supplemental agreement may, without the consent of the holder of each outstanding Certificate adversely affected thereby:

•	reduce in any manner the amount of, or delay the timing of, any receipt by the related Trustee of payments on the Equipment Notes held in such Trust, or distributions in respect of any Certificate of such Trust or change the date or place of any payment of any such Certificate or change the coin or currency in which any such Certificate is payable, or impair the right of any Certificateholder of such Trust to institute suit for the enforcement of any such payment or distribution when due;

•	permit the disposition of any Equipment Note held in such Trust or otherwise deprive such Certificateholder of the benefit of the ownership of the Equipment Notes in such Trust, except as provided in such Pass Through Trust Agreement, the Intercreditor Agreement or any applicable Liquidity Facility;

•	alter the priority of distributions specified in the Intercreditor Agreement in a manner materially adverse to the interests of any holders of any outstanding Certificates;

•	modify certain amendment provisions in such Pass Through Trust Agreement, except to increase the percentage of the aggregate fractional undivided interests of the related Trust provided for in such Pass Through Trust Agreement, the consent of the Certificateholders of such Trust of which is required for any such supplemental agreement provided for in such Pass Through Trust Agreement, or to provide that certain other provisions of such Pass Through Trust Agreement cannot be modified or waived without the consent of each such Certificateholder affected thereby; or

•	cause any Trust to become an association taxable as a corporation for U.S. federal income tax purposes. (Basic Agreement, Section 9.02; Trust Supplements, Section 8.03)

Notwithstanding any other provision, no amendment or modification of the buyout rights described in “— Certificate Buyout Right of Certificateholders” shall be effective unless the Trustee of each class of Certificates affected by such amendment or modification shall have consented thereto. (Trust Supplements, Section 8.04)

If a Trustee, as holder (or beneficial owner through the Subordination Agent) of any Equipment Note in trust for the benefit of the Certificateholders of the relevant Trust or as Controlling Party under the Intercreditor Agreement, receives (directly or indirectly through the Subordination Agent) a request for a consent to any amendment, modification, waiver or supplement under any Indenture, any Participation Agreement, any Equipment Note, the Note Purchase Agreement, any Parent Guarantee or certain other related documents, then subject to the provisions described above in respect of modifications for which consent of such Certificateholders is not required, such Trustee will forthwith send a notice of such proposed amendment, modification, waiver or supplement to each Certificateholder of the relevant Trust registered on the register of such Trust as of the date of such notice. Such Trustee will request from the Certificateholders of such Trust a direction as to:

•	whether or not to take or refrain from taking (or direct the Subordination Agent to take or refrain from taking) any action that a Noteholder of such Equipment Note or the Controlling Party has the option to direct;

•	whether or not to give or execute (or direct the Subordination Agent to give or execute) any waivers, consents, amendments, modifications or supplements as such a Noteholder or as Controlling Party; and

•	how to vote (or direct the Subordination Agent to vote) any such Equipment Note if a vote has been called for with respect thereto. (Basic Agreement, Section 10.01; Intercreditor Agreement, Section 8.01(b))

Provided such a request for a Certificateholder direction shall have been made, in directing any action or casting any vote or giving any consent as Noteholder (or in directing the Subordination Agent in any of the foregoing):

•	other than as the Controlling Party, such Trustee will vote for or give consent to any such action with respect to such Equipment Note in the same proportion as that of (x) the aggregate face amount of all Certificates of the related Trust actually voted in favor of or for giving consent to such action by such direction of Certificateholders of such Trust to (y) the aggregate face amount of all outstanding Certificates of such Trust; and

•	as the Controlling Party, such Trustee will vote as directed in such Certificateholder direction by the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest in such Trust. (Basic Agreement, Section 10.01)

For purposes of the immediately preceding paragraph, a Certificate is deemed “actually voted” if the applicable Certificateholder thereof has delivered to the applicable Trustee an instrument evidencing such Certificateholder’s consent to such direction prior to one Business Day before such Trustee directs such action or casts such vote or gives such consent. Notwithstanding the foregoing, but subject to certain rights of the Certificateholders under the relevant Pass Through Trust Agreement and subject to the Intercreditor Agreement, such Trustee may, in its own discretion and at its own direction, consent and notify the relevant Loan Trustee of such consent (or direct the Subordination Agent to consent and notify the relevant Loan Trustee of such consent) to any amendment, modification, waiver or supplement under any related Indenture, Participation Agreement, Equipment Note, the Note Purchase Agreement, a Parent Guarantee (if any) or certain other related documents, if an Indenture Event of Default under any Indenture has occurred and is continuing, or if such amendment, modification, waiver or supplement will not materially adversely affect the interests of such Certificateholders. (Basic Agreement, Section 10.01)

Pursuant to the Intercreditor Agreement, with respect to any Indenture at any given time, the Loan Trustee under such Indenture will be directed by the Subordination Agent (as directed by the respective Trustees or by the Controlling Party, as applicable) in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under such Indenture that are held by the Subordination Agent as the property of the relevant Trust. Any Trustee acting as Controlling Party will direct the Subordination Agent as such Trustee is directed by Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest in the relevant Trust. (Intercreditor Agreement, Sections 2.06 and 8.01(b)) Notwithstanding the foregoing, without the consent of each Liquidity Provider and each Certificateholder holding Certificates representing a fractional undivided interest in the Equipment Notes under the applicable Indenture held by the Subordination Agent, among other things, no amendment, supplement, modification, consent or waiver of or relating to such Indenture, any related Equipment Note, Participation Agreement or other related document will: (i) reduce the principal amount of, or Premium Amount, if any, or interest on, any Equipment Note under such Indenture; (ii) change the date on which any principal amount of, or Premium Amount, if any, or interest on, any Equipment Note under such Indenture, is due or payable; (iii) create any lien with respect to the Collateral subject to such Indenture prior to or pari passu with the lien thereon under such Indenture except such as are permitted by such Indenture; or (iv) reduce the percentage of the outstanding principal amount of the Equipment Notes under such Indenture the consent of whose holders is required for any supplemental agreement or the consent of whose holders is required for any waiver of compliance with certain provisions of such Indenture or of certain defaults thereunder or their consequences provided for in such Indenture. In addition, without the consent of each Certificateholder, no such amendment, modification, consent or waiver will, among other things, deprive any Certificateholder of the benefit of the lien of any Indenture on the related Collateral, except as provided in connection with the exercise of remedies under such Indenture. (Intercreditor Agreement, Section 8.01(b)) See “— Indenture Events of Default and Certain Rights Upon an Indenture Event of Default” for a description of the rights of the Certificateholders of each Trust to direct the respective Trustees.

Termination of the Trusts

With respect to each Trust, the obligations of American and the Trustee of such Trust will terminate upon the distribution to the Certificateholders of such Trust and to such Trustee of all amounts required to be distributed to them pursuant to the applicable Pass Through Trust Agreement and the disposition of all property held in such Trust. The applicable Trustee will mail to each Certificateholder of such Trust, not earlier than 60 days and not later than 15 days preceding such final distribution, notice of the termination of such Trust, the amount of the proposed final payment, the proposed date for the distribution of such final payment for such Trust and certain other information. The Final Distribution to any Certificateholder of such Trust will be made only upon surrender of such Certificateholder’s Certificates at the office or agency of the applicable Trustee specified in such notice of termination. (Basic Agreement, Section 11.01)

In the event that all of the Certificateholders of such Trust do not surrender their Certificates issued by such Trust for cancellation within six months after the date specified in such written notice, the Trustee of such Trust will give a second written notice to the remaining Certificateholders of such Trust to surrender such Certificates for cancellation and receive the final distribution. No additional interest will accrue with respect to such Certificates after the Distribution Date specified in the first written notice. In the event that any money held by the Trustee of such Trust for the payment of distributions on the Certificates issued by such Trust remains unclaimed for two years (or such lesser time as such Trustee shall be satisfied, after sixty days’ notice from American, is one month prior to the escheat period provided under applicable law) after the final distribution date with respect thereto, such Trustee will pay to each Loan Trustee the appropriate amount of money relating to such Loan Trustee for distribution as provided in the applicable Indenture, Participation Agreement or certain related documents and will give written notice thereof to American. (Basic Agreement, Section 11.01)

The Trustees

The Trustee for each Trust initially is Wilmington Trust Company. Each Trustee’s address is Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890-1605, Attention:

Adam Vogelsong, Ref: American Airlines 2013-2 EETC, Telephone: (302) 636-6472, Facsimile: (302) 636-4149.

With certain exceptions, the Trustees make no representations as to the validity or sufficiency of the Basic Agreement, the Trust Supplements, the Certificates, the Equipment Notes, the Indentures, the Intercreditor Agreement, the Participation Agreements, any Liquidity Facility, the Note Purchase Agreement or other related documents. (Basic Agreement, Sections 7.04 and 7.15; Trust Supplements, Sections 7.03 and 7.04) The Trustee of any Trust will not be liable to the Certificateholders of such Trust for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in face amount of outstanding Certificates of such Trust. (Basic Agreement, Section 7.03(h)) Subject to certain provisions, no Trustee will be under any obligation to exercise any of its rights or powers under any Pass Through Trust Agreement at the request of any holders of Certificates issued thereunder unless there has been offered to such Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by such Trustee in exercising such rights or powers. (Basic Agreement, Section 7.03(e)) Each Pass Through Trust Agreement provides that the applicable Trustee (and any related agent or affiliate in their respective individual or any other capacity) may acquire and hold Certificates issued thereunder and, subject to certain conditions, may otherwise deal with American with the same rights it would have if it were not such Trustee. (Basic Agreement, Section 7.05)

Book-Entry Registration; Delivery and Form

General

Each class of New Certificates will be represented by one or more fully registered global Certificates (each, a “Global Certificate”) of the applicable class and will be deposited with the related Trustee as custodian for DTC and registered in the name of Cede, as nominee of DTC. Except in the limited circumstances described below, owners of beneficial interests in Global Certificates will not be entitled to receive physical delivery of Definitive Certificates. The New Certificates will not be issuable in bearer form.

Notwithstanding any registration under the Securities Act, the New Class B Certificates and New Class C Certificates will be permitted to be sold only to QIBs for so long as they are outstanding. See “Transfer Restrictions.”

DTC

DTC has informed American as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants (“DTC Participants”) and facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly (“Indirect Participants”).

American expects that, pursuant to procedures established by DTC, (i) upon the issuance of the Global Certificates, DTC or its custodian will credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such Global Certificates to the accounts of persons who have accounts with such depositary and (ii) ownership of beneficial interests in the Global Certificates will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of DTC Participants) and the records of DTC Participants (with respect to interests of persons other than DTC Participants). Ownership of beneficial interests in the Global Certificates will be limited to DTC Participants or persons who hold interests through DTC Participants.

The laws of some states require that certain purchasers of securities take physical delivery of such securities. Such limits and such laws may limit the market for beneficial interests in the Global Certificates. QIBs may hold their interests in the Global Certificates directly through DTC if they are DTC Participants, or indirectly through organizations that are DTC Participants.

So long as DTC or its nominee is the registered owner or holder of the Global Certificates, DTC or such nominee, as the case may be, will be considered the sole record owner or holder of the Certificates represented by such Global Certificates for all purposes under the Certificates and Pass Through Trust Agreements. All references in this prospectus to actions by the Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants, and all references to distributions, notices, reports and statements to the Certificateholders will refer, as the case may be, to distributions, notices, reports and statements to DTC or such nominee, as the registered holder of the Certificates of the related class. No beneficial owners of an interest in the Global Certificates will be able to transfer that interest except in accordance with DTC’s applicable procedures, in addition to those provided by or under the applicable Pass Through Trust Agreement. Such beneficial owners of an interest in the Global Certificates, and registered owners of a Definitive Certificate, are referred to herein individually as a “Certificate Owner” and collectively as the “Certificate Owners.” DTC has advised American that it will take any action permitted to be taken by a Certificateholder under the applicable Pass Through Trust Agreement only at the direction of one or more DTC Participants to whose accounts with DTC the Global Certificates are credited. Additionally, DTC has advised American that in the event any action requires approval by a certain percentage of the Certificateholders of a particular class, DTC will take such action only at the direction of and on behalf of DTC Participants whose holdings include undivided interests that satisfy any such percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC Participants whose holdings include such undivided interests.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Certificates among DTC Participants on whose behalf it acts with respect to such Certificates. Certificate Owners of Certificates that are not DTC Participants but that desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Certificates may do so only through DTC Participants. DTC Participants and Indirect Participants with which Certificate Owners have accounts with respect to such Certificates, however, are required to make book-entry transfers on behalf of their respective customers. In addition, under the DTC Rules, DTC is required to receive and transmit to the DTC Participants distributions of principal of, Premium Amount, if any, and interest with respect to the Certificates. Such Certificate Owners thus will receive all distributions of principal, Premium Amount, if any, and interest from the relevant Trustee through DTC Participants or Indirect Participants, as the case may be. Under this book entry system, such Certificate Owners may experience some delay in their receipt of payments because such payments will be forwarded by the relevant Trustee to Cede, as nominee for DTC, and DTC in turn will forward the payments to the appropriate DTC Participants in amounts proportionate to the principal amount of such DTC Participants’ respective holdings of beneficial interests in the relevant Certificates, as shown on the records of DTC or its nominee. Distributions by DTC Participants to Indirect Participants or Certificate Owners, as the case may be, will be the responsibility of such DTC Participants.

Unless and until Definitive Certificates are issued under the limited circumstances described herein, the only “Certificateholder” under each Pass Through Trust Agreement will be Cede, as nominee of DTC. Certificate Owners of Certificates therefore will not be recognized by the Trustees as Certificateholders, as such term is used in the Pass Through Trust Agreements, and such Certificate Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and DTC Participants. Conveyance of notices and other communications by DTC to DTC Participants and by DTC Participants to Indirect Participants and to such Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Payments of the principal of, Premium Amount (if any) and interest on the Global Certificates will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Certificate may be subject to various policies and procedures adopted by DTC from time to time. Because DTC can only act on behalf of DTC

Participants, who in turn act on behalf of Indirect Participants, the ability of a Certificateholder to pledge its interest to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such interest, may be limited due to the lack of a physical certificate for such interest.

Neither American nor the Trustees, nor any paying agent or registrar with respect to the Certificates, will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Certificates or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for the performance by DTC, any DTC Participant or any Indirect Participant of their respective obligations under the DTC Rules or any other statutory, regulatory, contractual or customary procedures governing their obligations. (Trust Supplements, Section 4.03(f))

American expects that DTC or its nominee, upon receipt of any payment of principal, Premium Amount (if any) or interest in respect of the Global Certificates, will credit DTC Participants’ accounts with payments in amounts proportionate to their respective beneficial ownership interests in the face amount of such Global Certificates, as shown on the records of DTC or its nominee. American also expects that payments by DTC Participants to owners of beneficial interests in such Global Certificates held through such DTC Participants will be governed by the standing instructions and customary practices of such DTC Participants. Such payments will be the responsibility of such DTC Participants.

Although DTC is expected to follow the foregoing procedures in order to facilitate transfers in a Global Certificate among participants of DTC, it is under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Same-Day Settlement

As long as Certificates are registered in the name of DTC or its nominee, all payments made by American to the Loan Trustee under any Indenture will be in immediately available funds. Such payments, including the final distribution of principal with respect to the Certificates, will be passed through to DTC in immediately available funds.

Any Certificates registered in the name of DTC or its nominee will trade in DTC’s Same Day Funds Settlement System until maturity, and secondary market trading activity in the Certificates will therefore be required by DTC to settle in immediately available funds. No assurance can be given as the effect, if any, of settlement in same day funds on trading activity in the Certificates.

Definitive Certificates

Interests in Global Certificates will be exchangeable or transferable, as the case may be, for certificates in definitive, physical registered form (“Definitive Certificates”) only if (i) DTC advises the applicable Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depositary with respect to such Certificates and a successor depositary is not appointed by such Trustee within 90 days of such notice, (ii) American, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Indenture Event of Default, Certificateholders with fractional undivided interests aggregating not less than a majority in interest in a Trust advise the applicable Trustee, American and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in such Certificateholders’ best interest. Neither American nor any Trustee will be liable if American or such Trustee is unable to locate a qualified successor clearing system. (Class A Trust Supplement, Section 4.03(b); Class B Trust Supplement, Section 4.04(b); Class C Trust Supplement, Section 4.04(b))

In connection with the occurrence of any event described in the immediately preceding paragraph, the Global Certificates will be deemed surrendered, and the applicable Trustees will execute, authenticate and deliver to each Certificate Owner of such Global Certificates in exchange for such Certificate Owner’s beneficial interest in such Global Certificates, an equal aggregate principal amount of Definitive

Certificates of authorized denominations, in each case as such Certificate Owner and related aggregate principal amount have been identified and otherwise set forth (together with such other information as may be required for the registration of such Definitive Certificates) in registration instructions that shall have been delivered by or on behalf of DTC to the applicable Trustee. American, the Trustees and each registrar and paying agent with respect to the Certificates (i) shall not be liable for any delay in delivery of such registration instructions and (ii) may conclusively rely on, and shall be protected in relying on, such registration instructions. (Class A Trust Supplement, Section 4.03(d); Class B Trust Supplement, Section 4.04(d); Class C Trust Supplement, Section 4.04(d))

Distribution of principal, Premium Amount (if any) and interest with respect to Definitive Certificates will thereafter be made by the applicable Trustee in accordance with the procedures set forth in the applicable Pass Through Trust Agreement directly to holders in whose names the Definitive Certificates were registered at the close of business on the applicable record date. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the applicable Trustee. The final payment on any such Definitive Certificate, however, will be made only upon presentation and surrender of the applicable Definitive Certificate at the office or agency specified in the notice of final distribution to the applicable Certificateholders.

Definitive Certificates issued in exchange for Global Certificates will bear the applicable legends referred to under the heading “Transfer Restrictions” and will be transferable and exchangeable at the office of the applicable Trustee upon compliance with the requirements set forth in the applicable Pass Through Trust Agreement, including providing evidence of compliance with any restrictions on transfer, in form satisfactory to American, the applicable Trustee and the registrar with respect to the applicable Certificate, and notification from American to such Trustee and registrar of its satisfaction with such evidence. The Trustee and/or registrar for such Certificate shall not be liable to any person for registering any transfer or exchange based on such evidence and notification. No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge will be required. The Certificates are registered instruments, title to which passes upon registration of the transfer of the books of the applicable Trustee in accordance with the terms of the applicable Pass Through Trust Agreement. (Class A Trust Supplement, Section 4.05; Class B Trust Supplement, Section 4.06; Class C Trust Supplement, Section 4.06)

DESCRIPTION OF THE LIQUIDITY FACILITIES

The following summary describes certain material terms of the Liquidity Facilities and certain provisions of the Intercreditor Agreement relating to the Liquidity Facilities. There is no liquidity facility for the Class C Certificates. Therefore, the statements under this caption apply only to the Class A Trust and Class B Trust. The summary is qualified in its entirety by reference to all of the provisions of the Liquidity Facilities and the Intercreditor Agreement, which have been filed as exhibits to the Registration Statement. Copies are available as set forth under “Where You Can Find More Information.” The provisions of the Liquidity Facilities are substantially identical except as otherwise indicated.

General

The liquidity provider for the Class A Trust (the “Class A Liquidity Provider”) entered into a revolving credit agreement, dated as of July 31, 2013 (the “Class A Liquidity Facility”), with the Subordination Agent with respect to the Class A Trust. The liquidity provider for the Class B Trust (the “Class B Liquidity Provider” and, together with the Class A Liquidity Provider, the “Liquidity Providers” and, each a “Liquidity Provider”) entered into a separate revolving credit agreement, dated as of November 27, 2013 (the “Class B Liquidity Facility” and, together with the Class A Liquidity Facility, the “Liquidity Facilities” and, each a “Liquidity Facility”) with the Subordination Agent with respect to the Class B Trust. Under each Liquidity Facility, the related Liquidity Provider is required, if necessary, to make one or more advances (“Interest Drawings”) to the Subordination Agent in an aggregate amount (the “Required Amount”) sufficient to pay interest on the Pool Balance of the related class of Certificates on up to three successive semiannual Regular Distribution Dates (without regard to any expected future payments of principal on such Certificates) at the Stated Interest Rate for such Certificates. If interest payment defaults occur which exceed the amount covered by and available under the Liquidity Facility for the Class A Trust or the Class B Trust, the Certificateholders of such Trust will bear their allocable share of the deficiencies to the extent that there are no other sources of funds. The initial Liquidity Provider with respect to each of the Class A Trust and Class B Trust may be replaced by one or more other entities with respect to any of such Trusts under certain circumstances. Therefore, the Liquidity Provider for each Trust may differ.

Drawings

The aggregate amount available under the Liquidity Facility for each applicable Trust at January 15, 2014 (the first Regular Distribution Date) was:

Trust	Available Amount
Class A	$111,705,932
Class B	$45,654,122

Except as otherwise provided below, the Liquidity Facility for each applicable Trust will enable the Subordination Agent to make Interest Drawings thereunder on any Regular Distribution Date in order to make interest distributions then scheduled for the Certificates of such Trust at the Stated Interest Rate for the Certificates of such Trust to the extent that the amount, if any, available to the Subordination Agent on such Regular Distribution Date is not sufficient to pay such interest. The maximum amount available to be drawn under the Liquidity Facility with respect to any applicable Trust on any Regular Distribution Date to fund any shortfall of interest on Certificates of such Trust will not exceed the then Maximum Available Commitment under such Liquidity Facility. The “Maximum Available Commitment” at any time under each Liquidity Facility is an amount equal to the then Maximum Commitment of such Liquidity Facility less the aggregate amount of each Interest Drawing outstanding under such Liquidity Facility at such time; provided that, following a Downgrade Drawing, a Special Termination Drawing, a Final Drawing or a Non-Extension Drawing under such Liquidity Facility, the Maximum Available Commitment under such Liquidity Facility shall be zero.

“Maximum Commitment” means for the Liquidity Facility for the Class A Trust and the Class B Trust $104,552,391 and $43,011,192, respectively, in each case as the same may be reduced from time to time as described herein.

The Liquidity Facility for any applicable class of Certificates does not provide for drawings thereunder to pay for principal of, or Premium Amount on, the Certificates of such class or any interest with respect to the Certificates of such class in excess of the Stated Interest Rate for such Certificates or for more than three semiannual installments of interest or to pay principal of, or interest on, or Premium Amount with respect to, the Certificates of any other class. (Liquidity Facilities, Section 2.02; Intercreditor Agreement, Section 3.05)

Each payment by a Liquidity Provider for each applicable Trust will reduce by the same amount the Maximum Available Commitment under the related Liquidity Facility, subject to reinstatement as hereinafter described. With respect to any Interest Drawings, upon reimbursement of the applicable Liquidity Provider in full or in part for the amount of such Interest Drawings plus accrued interest thereon, the Maximum Available Commitment under the applicable Liquidity Facility will be reinstated by the amount reimbursed but not to exceed the then Required Amount of the applicable Liquidity Facility; provided, however, that the Maximum Available Commitment of such Liquidity Facility will not be so reinstated at any time if (i) a Liquidity Event of Default has occurred and is continuing and less than 65% of the then aggregate outstanding principal amount of all Equipment Notes (other than Series C Equipment Notes) are Performing Equipment Notes or (ii) a Final Drawing, Downgrade Drawing, Special Termination Drawing or Non-Extension Drawing shall have occurred with respect to such Liquidity Facility. With respect to any other drawings under such Liquidity Facility, amounts available to be drawn thereunder are not subject to reinstatement. (Liquidity Facilities, Section 2.02(a); Intercreditor Agreement, Section 3.05(g)) On each date on which the Pool Balance for a Trust shall have been reduced, the Maximum Commitment of the Liquidity Facility for such Trust will be automatically reduced to an amount equal to the then Required Amount. (Liquidity Facilities, Section 2.04; Intercreditor Agreement, Section 3.05(j))

“Performing Equipment Note” means an Equipment Note issued pursuant to an Indenture with respect to which no payment default has occurred and is continuing (without giving effect to any acceleration); provided that, in the event of a bankruptcy proceeding in which American is a debtor under the Bankruptcy Code, (i) any payment default occurring before the date of the order for relief in such proceedings shall not be taken into consideration during the 60-day period under Section 1110(a)(2)(A) of the Bankruptcy Code (or such longer period as may apply under Section 1110(b) of the Bankruptcy Code) (the “Section 1110 Period”), (ii) any payment default occurring after the date of the order for relief in such proceeding will not be taken into consideration if such payment default is cured under Section 1110(a)(2)(B) of the Bankruptcy Code before the later of 30 days after the date of such default or the expiration of the Section 1110 Period and (iii) any payment default occurring after the Section 1110 Period will not be taken into consideration if such payment default is cured before the end of the grace period, if any, set forth in the related Indenture. (Intercreditor Agreement, Section 1.01)

Replacement of Liquidity Facilities

If at any time a Liquidity Provider is downgraded, or any applicable rating of a Liquidity Provider is suspended or withdrawn, by any Rating Agency such that after such downgrading, suspension or withdrawal such Liquidity Provider does not have either the minimum Long-Term Rating or the minimum Short-Term Rating, if applicable, specified for such Rating Agency in the definition of “Liquidity Threshold Rating” as the applicable Liquidity Threshold Rating for such Rating Agency (any such downgrading, suspension or withdrawal, a “Downgrade Event”), then each Liquidity Facility provided by such Liquidity Provider may be replaced with a Replacement Facility. If such Liquidity Facility is not so replaced with a Replacement Facility within 30 days of the occurrence of such Downgrade Event (or, if earlier, the expiration date of such Liquidity Facility), the Subordination Agent will draw the then Maximum Available Commitment under such Liquidity Facility (the “Downgrade Drawing”), unless no later than 25 days after the occurrence of such Downgrade Event (or, if earlier, the expiration date of such Liquidity Facility), the Rating Agency (whose downgrading, suspension or withdrawal of such Liquidity

Provider resulted in the occurrence of such Downgrade Event) provides a written confirmation to the effect that such downgrading, suspension or withdrawal will not result in a downgrading, withdrawal or suspension of the ratings by such Rating Agency of the related class of Certificates. The Subordination Agent will deposit the proceeds of any Downgrade Drawing into a cash collateral account (the “Cash Collateral Account”) for the applicable class of Certificates and will use these proceeds for the same purposes, under the same circumstances and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. For the avoidance of doubt, the foregoing requirements shall apply to each occurrence of a Downgrade Event with respect to a Liquidity Provider, regardless of whether or not one or more Downgrade Events have occurred prior thereto and whether or not any confirmation by a Rating Agency specified in the foregoing requirements has been obtained with respect to any prior occurrence of a Downgrade Event. (Liquidity Facilities, Section 2.02(b)(ii); Intercreditor Agreement, Sections 3.05(c) and 3.05(f))

“Long-Term Rating” means, for any entity: (a) in the case of Fitch Ratings, Inc. (“Fitch”), the long-term issuer default rating of such entity and (b) in the case of Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business (“Standard & Poor’s” and, together with Fitch, the “Rating Agencies”), the long-term issuer credit rating of such entity. (Intercreditor Agreement, Section 1.01)

“Short-Term Rating” means, for any entity: (a) in the case of Fitch, the short-term issuer default rating of such entity and (b) in the case of Standard & Poor’s, the short-term issuer credit rating of such entity. (Intercreditor Agreement, Section 1.01)

“Liquidity Threshold Rating” means: (i) in the case of Fitch, either a Long-Term Rating of BBB- or a Short-Term Rating of F3 and (ii) in the case of Standard & Poor’s, a Long-Term Rating of BBB-. (Intercreditor Agreement, Section 1.01)

A “Replacement Facility” for any Liquidity Facility will mean an irrevocable revolving credit agreement (or agreements) in substantially the form of the replaced Liquidity Facility, including reinstatement provisions, or in such other form (which may include a letter of credit, surety bond, financial insurance policy or guaranty) as will permit the Rating Agencies to confirm in writing their respective ratings then in effect for the Certificates with respect to which such Liquidity Facility was issued (before downgrading of such ratings, if any, as a result of the downgrading of the related Liquidity Provider), in a face amount (or in an aggregate face amount) equal to the amount sufficient to pay interest on the Pool Balance of the Certificates of the applicable Trust (at the Stated Interest Rate for such Certificates, and without regard to expected future principal distributions) on the three successive semiannual Regular Distribution Dates following the date of replacement of such Liquidity Facility and issued by an entity (or entities) having either the minimum Long-Term Rating or minimum Short-Term Rating, if applicable, from each Rating Agency designated in the definition of “Liquidity Threshold Rating” as the applicable Liquidity Threshold Rating for such Rating Agency. (Intercreditor Agreement, Section 1.01) The provider of any Replacement Facility will have the same rights (including, without limitation, priority distribution rights and rights as “Controlling Party”) under the Intercreditor Agreement as the replaced Liquidity Provider. (Intercreditor Agreement, Section 3.05)

The Liquidity Facility for each of the Class A Trust and the Class B Trust provides that the applicable Liquidity Provider’s obligations thereunder will expire on the earliest of:

•	the earlier of (a) the anniversary of the respective issuance dates of the applicable class of Certificates immediately following the date on which such Liquidity Provider has provided a Non-Extension Notice for such Certificates and (b) the 15th day after the Final Legal Distribution Date of such Certificates;

•	the date on which the Subordination Agent delivers to such Liquidity Provider a certification that all of the Certificates of such Trust have been paid in full or provision has been made for such payment;

•	the date on which the Subordination Agent delivers to such Liquidity Provider a certification that a Replacement Facility has been substituted for such Liquidity Facility;

•	the fifth Business Day following receipt by the Subordination Agent of a Termination Notice from such Liquidity Provider (see “— Liquidity Events of Default”); and

•	the date on which no amount is or may (including by reason of reinstatement) become available for drawing under such Liquidity Facility. (Liquidity Facilities, Section 1.01)

Each Liquidity Facility provides that, in the event that before the 25th day prior to any anniversary of the issuance date of the applicable class of Certificates that is prior to the 15th day after the Final Legal Distribution Date of such Certificates, the Liquidity Provider shall have notified the Subordination Agent that such Liquidity Facility will not be extended beyond the immediately following anniversary date of the issuance date of such Certificates (the “Non-Extension Notice”) and such Liquidity Facility is not replaced by such 25th day, the Subordination Agent shall request a drawing in full up to the then Maximum Available Commitment under such Liquidity Facility (the “Non-Extension Drawing”). (Liquidity Facilities, Sections 2.02(b)(i) and 2.10)

The Subordination Agent will deposit the proceeds of the Non-Extension Drawing into the Cash Collateral Account for the related Certificates and will use these proceeds for the same purposes, under the same circumstances and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Intercreditor Agreement, Section 3.05(d))

Subject to certain limitations, American may, at its option, arrange for a Replacement Facility at any time to replace the Liquidity Facility for any Trust (including without limitation any Replacement Facility described in the following sentence); provided that, if the initial Liquidity Provider is replaced, it shall be replaced with respect to all Liquidity Facilities under which it is the Liquidity Provider. (Liquidity Facilities, Section 2.10; Intercreditor Agreement, Section 3.05(e)) In addition, if a Liquidity Provider shall determine not to extend a Liquidity Facility, then such Liquidity Provider may, at its option, arrange for a Replacement Facility to replace such Liquidity Facility (i) during the period no earlier than 40 days and no later than 25 days prior to the then scheduled expiration date of such Liquidity Facility and (ii) at any time after a Non-Extension Drawing has been made under such Liquidity Facility. (Liquidity Facilities, Section 2.10) A Liquidity Provider may also arrange for a Replacement Facility to replace the related Liquidity Facility at any time after a Downgrade Drawing under such Liquidity Facility. If any Replacement Facility is provided at any time after a Downgrade Drawing or a Non-Extension Drawing under any Liquidity Facility, the funds with respect to such Liquidity Facility on deposit in the Cash Collateral Account for such Trust will be returned to the Liquidity Provider being replaced. (Intercreditor Agreement, Section 3.05(e))

Upon receipt by the Subordination Agent of a Termination Notice with respect to any Liquidity Facility from the relevant Liquidity Provider as described below under “— Liquidity Events of Default,” the Subordination Agent shall request a final drawing (a “Final Drawing”) or a special termination drawing (the “Special Termination Drawing”), as applicable, under such Liquidity Facility in an amount equal to the then Maximum Available Commitment thereunder. The Subordination Agent will deposit the proceeds of the Final Drawing or the Special Termination Drawing into the Cash Collateral Account for the related Certificates and will use these proceeds for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Sections 2.02(c) and 2.02(d); Intercreditor Agreement, Sections 3.05(i) and 3.05(k))

Drawings under any Liquidity Facility will be made by delivery by the Subordination Agent of a certificate in the form required by such Liquidity Facility. Upon receipt of such a certificate, the relevant Liquidity Provider is obligated to make payment of the drawing requested thereby in immediately available funds. Upon payment by the relevant Liquidity Provider of the amount specified in any drawing under any Liquidity Facility, such Liquidity Provider will be fully discharged of its obligations under such Liquidity

Facility with respect to such drawing and will not thereafter be obligated to make any further payments under such Liquidity Facility in respect of such drawing to the Subordination Agent or any other person. (Liquidity Facilities, Section 2.02(a))

Reimbursement of Drawings

The Subordination Agent must reimburse amounts drawn under any Liquidity Facility by reason of an Interest Drawing, Special Termination Drawing, Final Drawing, Downgrade Drawing or Non-Extension Drawing and pay interest thereon, but only to the extent that the Subordination Agent has funds available therefor. (Liquidity Facilities, Section 2.09)

Interest Drawings and Final Drawings

Amounts drawn by reason of an Interest Drawing or Final Drawing (each, a “Drawing”) will be immediately due and payable, together with interest on the amount of such drawing. From the date of such drawing to (but excluding) the third business day following the applicable Liquidity Provider’s receipt of the notice of such Interest Drawing, interest will accrue at the Base Rate plus 4.25% per annum. Thereafter, interest will accrue at LIBOR for the applicable interest period plus 4.25% per annum. (Liquidity Facilities, Section 3.07)

“Base Rate” means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for each day of the period for which the Base Rate is to be determined (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the applicable Liquidity Provider from three Federal funds brokers of recognized standing selected by it (and reasonably satisfactory to American) plus one quarter of one percent (0.25%). (Liquidity Facilities, Section 1.01)

“LIBOR” means, with respect to any interest period, the rate per annum at which U.S. dollars are offered in the London interbank market as shown on Reuters Screen LIBOR01 (or any successor thereto) at approximately 11:00 A.M. (London time) two Business Days before the first day of such interest period, for a period comparable to such interest period, or if such rate is not available, a rate per annum determined by certain alternative methods. (Liquidity Facilities, Section 1.01)

If at any time, a Liquidity Provider shall have determined (which determination shall be conclusive and binding upon the Subordination Agent, absent manifest error) that, by reason of circumstances affecting the relevant interbank lending market generally, the LIBOR rate determined or to be determined for such interest period will not adequately and fairly reflect the cost to such Liquidity Provider (as conclusively certified by such Liquidity Provider, absent manifest error) of making or maintaining advances, such Liquidity Provider shall give facsimile or telephonic notice thereof (a “Rate Determination Notice”) to the Subordination Agent. If such notice is given, then the outstanding principal amount of the LIBOR advances under the related Liquidity Facility shall be converted to Base Rate advances thereunder effective from the date of the Rate Determination Notice; provided that the rate then applicable in respect of such Base Rate advances shall be increased by one percent (1.00%). Each Liquidity Provider shall withdraw a Rate Determination Notice given under the applicable Liquidity Facility when such Liquidity Provider determines that the circumstances giving rise to such Rate Determination Notice no longer apply to such Liquidity Provider, and the Base Rate advances shall be converted to LIBOR advances effective as of the first day of the next succeeding interest period after the date of such withdrawal. Each change in the Base Rate shall become effective immediately. (Liquidity Facilities, Section 3.07(g))

Downgrade Drawings, Special Termination Drawings, Non-Extension Drawings and Final Drawings

The amount drawn under any Liquidity Facility by reason of a Downgrade Drawing, a Special Termination Drawing, a Non-Extension Drawing or a Final Drawing and deposited in a Cash Collateral Account will be treated as follows:

•	such amount will be released on any Distribution Date to the extent that such amount exceeds the Required Amount first, to the applicable Liquidity Provider up to the amount of the Liquidity Obligations owed to it and second, for distribution pursuant to the Intercreditor Agreement;

•	any portion of such amount withdrawn from the Cash Collateral Account for the applicable Certificates to pay interest distributions on such Certificates will be treated in the same way as Interest Drawings; and

•	the balance of such amount will be invested in certain specified eligible investments. (Intercreditor Agreement, Section 3.02)

Any Downgrade Drawing, Special Termination Drawing or Non-Extension Drawing under any Liquidity Facility, other than any portion thereof applied to the payment of interest distributions on the applicable Certificates, will bear interest (a) subject to clauses (b) and (c) below, at a rate equal to (i) in the case of a Downgrade Drawing, LIBOR for the applicable interest period (or, as described in the first paragraph under “— Reimbursement of Drawings — Interest Drawings and Final Drawings,” the Base Rate) plus a specified margin, (ii) in the case of a Special Termination Drawing, LIBOR for the applicable interest period (or, as described in the first paragraph under “— Reimbursement of Drawings — Interest Drawings and Final Drawings,” the Base Rate) plus a specified margin and (iii) in the case of a Non-Extension Drawing, the investment earnings on the amounts deposited in the Cash Collateral Account on the outstanding amount from time to time of such Non-Extension Drawing plus a specified margin, (b) from and after the date, if any, on which such Downgrade Drawing, Special Termination Drawing or Non-Extension Drawing is converted into a Final Drawing as described below under “— Liquidity Events of Default,” at a rate equal to LIBOR for the applicable interest period (or, as described in the first paragraph under “— Reimbursement of Drawings — Interest Drawings and Final Drawings,” the Base Rate) plus 4.25% per annum and (c) from and after the date, if any, on which a Special Termination Notice is given and any Downgrade Drawing or Non-Extension Drawing is converted into a Special Termination Drawing as described below under “— Liquidity Events of Default” at the rate applicable to Special Termination Drawings as described in clause (a)(ii) above.

Liquidity Events of Default

Events of default under each Liquidity Facility (each, a “Liquidity Event of Default”) consist of:

•	the acceleration of all of the Equipment Notes; or

•	an American Bankruptcy Event. (Liquidity Facilities, Section 1.01)

If (i) any Liquidity Event of Default under any Liquidity Facility has occurred and is continuing and (ii) less than 65% of the aggregate outstanding principal amount of all Equipment Notes (other than Series C Equipment Notes) are Performing Equipment Notes, the applicable Liquidity Provider may, in its discretion, give a notice of termination of such Liquidity Facility (a “Final Termination Notice”). With respect to any Liquidity Facility, if the Pool Balance of the related class of Certificates is greater than the aggregate outstanding principal amount of the related series of Equipment Notes (other than any such series of Equipment Notes previously sold or with respect to which the Aircraft related to such series of Equipment Notes has been disposed of) at any time during the 18-month period prior to the final expected Regular Distribution Date with respect to such class of Certificates, the Liquidity Provider of such Trust may, in its discretion, give a notice of special termination of such Liquidity Facility (a “Special

Termination Notice” and, together with the Final Termination Notice, a “Termination Notice”). The Termination Notice will have the following consequences:

•	the related Liquidity Facility will expire on the fifth Business Day after the date on which such Termination Notice is received by the Subordination Agent;

•	the Subordination Agent will promptly request, and the applicable Liquidity Provider will honor, a Final Drawing or Special Termination Drawing, as applicable, thereunder in an amount equal to the then Maximum Available Commitment thereunder;

•	in the event that a Final Drawing is made, any Drawing remaining unreimbursed as of the date of termination will be automatically converted into a Final Drawing under such Liquidity Facility;

•	in the event a Special Termination Notice is given, all amounts owing to the applicable Liquidity Provider will be treated as a Special Termination Drawing for the purposes set forth under “Description of the Intercreditor Agreement — Priority of Distributions”; and

•	all amounts owing to the applicable Liquidity Provider will be automatically accelerated. (Liquidity Facilities, Section 6.01)

Notwithstanding the foregoing, the Subordination Agent will be obligated to pay amounts owing to the applicable Liquidity Provider only to the extent of funds available therefor after giving effect to the payments in accordance with the provisions set forth under “Description of the Intercreditor Agreement — Priority of Distributions.” (Liquidity Facilities, Section 2.09) Upon the circumstances described below under “Description of the Intercreditor Agreement — Intercreditor Rights,” a Liquidity Provider may become the Controlling Party with respect to the exercise of remedies under the Indentures. (Intercreditor Agreement, Section 2.06(c))

Liquidity Provider

The initial Liquidity Provider for each of the Class A Trust and the Class B Trust is Morgan Stanley Bank, N.A.

DESCRIPTION OF THE INTERCREDITOR AGREEMENT

The following summary describes certain material provisions of the Amended and Restated Intercreditor Agreement, dated December 20, 2013 (the “Intercreditor Agreement”), among the Trustees, the Liquidity Providers and Wilmington Trust Company, as subordination agent (the “Subordination Agent”). The summary is qualified in its entirety by reference to all of the provisions of the Intercreditor Agreement, which have been filed as an exhibit to the Registration Statement. A copy is available as set forth under “Where You Can Find More Information.”

Intercreditor Rights

General

The Equipment Notes relating to each Trust were issued to and registered in the name of the Subordination Agent as agent and trustee for the Trustee of such Trust. (Intercreditor Agreement, Section 2.01(a))

Controlling Party

Each Loan Trustee will be directed, so long as no Indenture Event of Default shall have occurred and be continuing under an Indenture and subject to certain limitations described below, in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under such Indenture, by the holders of at least a majority of the outstanding principal amount of the Equipment Notes issued under such Indenture. See “— Voting of Equipment Notes” below. For so long as the Subordination Agent is the registered holder of the Equipment Notes, the Subordination Agent will act with respect to the preceding sentence in accordance with the directions of the Trustees for whom the Equipment Notes issued under such Indenture are held as Trust Property, to the extent constituting, in the aggregate, directions with respect to the required principal amount of Equipment Notes.

After the occurrence and during the continuance of an Indenture Event of Default under an Indenture, each Loan Trustee will be directed in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under such Indenture, including acceleration of such Equipment Notes or foreclosing the lien on the related Aircraft with respect to which such Equipment Note was issued, by the Controlling Party, subject to the limitations described below. See “Description of the Certificates — Indenture Events of Default and Certain Rights Upon an Indenture Event of Default” for a description of the rights of the Certificateholders of each Trust to direct the respective Trustees. (Intercreditor Agreement, Section 2.06(a))

The “Controlling Party” will be:

•	if Final Distributions have not been paid in full to the holders of Class A Certificates, the Class A Trustee;

•	if Final Distributions have been paid in full to the holders of the Class A Certificates, but not to the holders of the Class B Certificates, the Class B Trustee;

•	if Final Distributions have been paid in full to the holders of the Class B Certificates, but not to the holders of the Class C Certificates, the Class C Trustee; and

•	under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider with the greatest amount owed to it, as discussed in the next paragraph. (Intercreditor Agreement, Sections 2.06(b) and 2.06(c))

At any time after 18 months from the earliest to occur of (x) the date on which the entire available amount under any Liquidity Facility shall have been drawn (excluding a Downgrade Drawing or Non-

Extension Drawing (but including a Final Drawing, a Special Termination Drawing or a Downgrade Drawing or Non-Extension Drawing that has been converted to a Final Drawing under such Liquidity Facility)) and remains unreimbursed, (y) the date on which the entire amount of any Downgrade Drawing or Non-Extension Drawing shall have been withdrawn from the relevant Cash Collateral Account to pay interest on the relevant class of Certificates and remains unreimbursed and (z) the date on which all Equipment Notes under all Indentures shall have been accelerated (provided that, in the event of a bankruptcy proceeding in which American is a debtor under the Bankruptcy Code, any amounts payable in respect of Equipment Notes which have become immediately due and payable by declaration or otherwise shall be not be deemed accelerated for purposes of this subclause (z) until the expiration of the 60-Day Period or such longer period as may apply under Section 1110(a)(2)(B) or Section 1110(b) of the Bankruptcy Code), the Liquidity Provider with the greatest amount of unreimbursed Liquidity Obligations due to it (so long as such Liquidity Provider has not defaulted in its obligations to make any drawing under any Liquidity Facility) will have the right to elect to become the Controlling Party with respect to any Indenture. (Intercreditor Agreement, Section 2.06(c))

For purposes of giving effect to the rights of the Controlling Party, the Trustees (other than the Controlling Party) will irrevocably agree, and the Certificateholders (other than the Certificateholders represented by the Controlling Party) will be deemed to agree by virtue of their purchase of Certificates, that the Subordination Agent, as record holder of the Equipment Notes, shall exercise its voting rights in respect of the Equipment Notes held by the Subordination Agent as directed by the Controlling Party and any vote so exercised shall be binding upon the Trustees and Certificateholders, subject to certain limitations. For a description of certain limitations on the Controlling Party’s rights to exercise remedies, see “— Limitation on Exercise of Remedies” and “Description of the Equipment Notes — Remedies.” (Intercreditor Agreement, Section 2.06(b))

“Final Distributions” means, with respect to the Certificates of any Trust on any Distribution Date, the sum of (x) the aggregate amount of all accrued and unpaid interest on such Certificates and (y) the Pool Balance of such Certificates as of the immediately preceding Distribution Date. For purposes of calculating Final Distributions with respect to the Certificates of any Trust, any Premium Amount paid on the Equipment Notes held in such Trust which has not been distributed to the Certificateholders of such Trust (other than such Premium Amount or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of such Final Distributions. (Intercreditor Agreement, Section 1.01)

Limitation on Exercise of Remedies

So long as any Certificates are outstanding, during the period ending on the date which is nine months after the earlier of (x) the acceleration of the Equipment Notes under any Indenture and (y) the occurrence of an American Bankruptcy Event, without the consent of each Trustee (other than the Trustee of any Trust all of the Certificates of which are held or beneficially owned by American or its affiliates), no Aircraft subject to the lien of such Indenture or such Equipment Notes may be sold in the exercise of remedies under such Indenture, if the net proceeds from such sale would be less than the Minimum Sale Price for such Aircraft or such Equipment Notes. (Intercreditor Agreement, Section 4.01(a)(iii))

“Minimum Sale Price” means, with respect to any Aircraft or the Equipment Notes issued in respect of such Aircraft, at any time, the lesser of (1) in the case of the sale of an Aircraft, 80%, or, in the case of the sale of such related Equipment Notes, 90%, of the Appraised Current Market Value of such Aircraft and (2) the sum of the aggregate Note Target Price of such Equipment Notes and an amount equal to the Excess Liquidity Obligations in respect of the Indenture under which such Equipment Notes were issued. (Intercreditor Agreement, Section 1.01)

“Excess Liquidity Obligations” means, with respect to an Indenture, an amount equal to the sum of (i) the amount of fees payable to the Liquidity Provider with respect to each Liquidity Facility, multiplied by a fraction, the numerator of which is the then outstanding aggregate principal amount of the Series A Equipment Notes and Series B Equipment Notes issued under such Indenture and the denominator of which is the then outstanding aggregate principal amount of all Series A Equipment Notes and Series B

Equipment Notes, (ii) interest on any Special Termination Drawing, Downgrade Drawing or Non-Extension Drawing payable under each Liquidity Facility in excess of investment earnings on such drawing multiplied by the fraction specified in clause (i) above, (iii) if any payment default by American exists with respect to interest on any Series A Equipment Notes or Series B Equipment Notes, the excess, if any, of the interest on any Interest Drawing (or portion of any Downgrade Drawing, Non-Extension Drawing or Special Termination Drawing that is used to pay interest on the Certificates) or Final Drawing payable under each Liquidity Facility plus certain other amounts payable under each Liquidity Facility with respect thereto, over the sum of (a) investment earnings from any Final Drawing plus (b) any interest at the past due rate actually payable (whether or not in fact paid) by American on the overdue scheduled interest on the Series A Equipment Notes and Series B Equipment Notes in respect of which such Drawing was made (or portion of Downgrade Drawing, Non-Extension Drawing or Special Termination Drawing was used), multiplied by a fraction the numerator of which is the aggregate overdue amounts of interest on the Series A Equipment Notes and Series B Equipment Notes issued under such Indenture (other than interest becoming due and payable solely as a result of acceleration of any such Equipment Notes) and the denominator of which is the then aggregate overdue amounts of interest on all Series A Equipment Notes and Series B Equipment Notes (other than interest becoming due and payable solely as a result of acceleration of any such Equipment Notes), and (iv) any other amounts owed to a Liquidity Provider by the Subordination Agent as borrower under each Liquidity Facility other than amounts due as repayment of advances thereunder or as interest on such advances, except to the extent payable pursuant to clauses (ii) and (iii) above, multiplied by the fraction specified in clause (i) above. The foregoing definition shall be revised accordingly to reflect, if applicable, any Replacement Facility or any liquidity facility for any Refinancing Certificates. See “Possible Refinancing of Class B Certificates and Class C Certificates.” (Indentures, Section 2.14)

“Note Target Price” means, for any Equipment Note issued under any Indenture: (i) the aggregate outstanding principal amount of such Equipment Note, plus (ii) the accrued and unpaid interest thereon, together with all other sums owing on or in respect of such Equipment Note (including, without limitation, enforcement costs incurred by the Subordination Agent in respect of such Equipment Note). (Intercreditor Agreement, Section 1.01)

Following the occurrence and during the continuation of an Indenture Event of Default under any Indenture, in the exercise of remedies pursuant to such Indenture, the Loan Trustee under such Indenture may be directed to lease the related Aircraft to any person (including American) so long as the Loan Trustee in doing so acts in a “commercially reasonable” manner within the meaning of Article 9 of the Uniform Commercial Code as in effect in any applicable jurisdiction (including Sections 9-610 and 9-627 thereof). (Intercreditor Agreement, Section 4.01(a)(ii))

If following the occurrence and continuance of certain events described in clauses (f), (g), (h) or (i) of the definition of “Indenture Event of Default” under any Indenture as described under “Description of the Equipment Notes — Indenture Events of Default, Notice and Waiver” (each such event, an “American Bankruptcy Event”), the Controlling Party receives a proposal from or on behalf of American to restructure the financing of any one or more of the Aircraft, the Controlling Party will promptly thereafter give the Subordination Agent, each Trustee and each Liquidity Provider that has not made a Final Drawing notice of the material economic terms and conditions of such restructuring proposal whereupon the Subordination Agent acting on behalf of each Trustee will post such terms and conditions of such restructuring proposal on DTC’s Internet bulletin board or make such other commercially reasonable efforts as the Subordination Agent may deem appropriate to make such terms and conditions available to all Certificateholders. Thereafter, neither the Subordination Agent nor any Trustee, whether acting on instructions of the Controlling Party or otherwise, may, without the consent of each Trustee and each Liquidity Provider that has not made a Final Drawing, enter into any term sheet, stipulation or other agreement (a “Restructuring Arrangement”) (whether in the form of an adequate protection stipulation, an extension under Section 1110(b) of the Bankruptcy Code or otherwise) to effect any such restructuring proposal with or on behalf of American unless and until the material economic terms and conditions of such restructuring proposal shall have been made available to all Certificateholders and each Liquidity Provider that has not made a Final Drawing, for a period of not less than 15 calendar days (except that such requirement shall not apply to any such Restructuring Arrangement that is effective (whether prospectively or retrospectively) as of a date on or before the expiration of the 60-day period under Section 1110 and to be effective, initially, for a period not longer than three months from the expiry of such 60-day period (an “Interim Restructuring Arrangement”)). The requirements described in the immediately preceding sentence (i) will not apply to any extension of a Restructuring Arrangement with respect to which such requirements have been complied with in connection with the original entry of such Restructuring Arrangement if the possibility of such extension has been disclosed in satisfaction of the notification requirements and such extension shall not amend or modify any of the other terms and conditions of such Restructuring Arrangement and (ii) will apply to the initial extension of an Interim Restructuring Arrangement beyond the three months following the expiry of the 60-day period but not to any subsequent extension of such Interim Restructuring Arrangement, if the possibility of such subsequent extension has been disclosed in satisfaction of the notification requirements and such subsequent extension shall not amend or modify any of the other terms and conditions of such Interim Restructuring Arrangement. (Intercreditor Agreement, Section 4.01(c))

In the event that any Certificateholder gives irrevocable notice of the exercise of its right to purchase all (but not less than all) of the Certificates represented by the then Controlling Party (as described in “Description of the Certificates — Certificate Buyout Right of Certificateholders”) prior to the expiry of the applicable notice period specified above, such Controlling Party may not direct the Subordination Agent or any Trustee to enter into any such restructuring proposal with respect to any of the Aircraft, unless and until such Certificateholder fails to purchase such class of Certificates on the date that it is required to make such purchase. (Intercreditor Agreement, Section 4.01(c))

Post Default Appraisals

Upon the occurrence of an Indenture Event of Default under any Indenture, the Subordination Agent will be required to obtain three desktop appraisals from the appraisers selected by the Controlling Party setting forth the current market value, current lease rate and distressed value (in each case, as defined by the International Society of Transport Aircraft Trading or any successor organization) of the Aircraft subject to such Indenture (each such appraisal, an “Appraisal” and the current market value appraisals being referred to herein as the “Post Default Appraisals”). For so long as any Indenture Event of Default shall be continuing under any Indenture, and without limiting the right of the Controlling Party to request more frequent Appraisals, the Subordination Agent will be required to obtain additional Appraisals on the date that is 364 days from the date of the most recent Appraisal or if an American Bankruptcy Event shall have occurred and is continuing, on the date that is 180 days from the date of the most recent Appraisal and shall (acting on behalf of each Trustee) post such Appraisals on DTC’s Internet bulletin board or make such other commercially reasonable efforts as the Subordination Agent may deem appropriate to make such Appraisals available to all Certificateholders. (Intercreditor Agreement, Section 4.01(a)(iv))

“Appraised Current Market Value” of any Aircraft means the lower of the average and the median of the three most recent Post Default Appraisals of such Aircraft. (Intercreditor Agreement, Section 1.01)

Priority of Distributions

All payments in respect of the Equipment Notes and certain other payments received on each Regular Distribution Date or Special Distribution Date will be promptly distributed by the Subordination Agent on such Regular Distribution Date or Special Distribution Date in the following order of priority:

•

to the Subordination Agent, any Trustee, any Certificateholder and any Liquidity Provider to the extent required to pay certain out-of-pocket costs and expenses actually incurred by the Subordination Agent (or reasonably expected to be incurred by the Subordination Agent for the period ending on the next succeeding Regular Distribution Date, which shall not exceed $150,000 unless approved in writing by the Controlling Party and accompanied by evidence that such costs are actually expected to be incurred) or any Trustee or to reimburse any Certificateholder or any Liquidity Provider in respect of payments made to the Subordination Agent or any Trustee in connection with the protection or realization of the value of the Equipment Notes held by the

Subordination Agent or any Collateral under (and as defined in) any Indenture (collectively, the “Administration Expenses”);

•	to each Liquidity Provider (a) to the extent required to pay the accrued and unpaid Liquidity Expenses or (b) in the case of a Special Payment on account of the redemption, purchase or prepayment of the Equipment Notes issued pursuant to an Indenture (an “Equipment Note Special Payment”), so long as no Indenture Event of Default has occurred and is continuing under any Indenture, the amount of accrued and unpaid Liquidity Expenses that are not yet overdue, multiplied by the Applicable Fraction or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply;

•	to each Liquidity Provider (i)(a) to the extent required to pay interest accrued and unpaid on the Liquidity Obligations or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay accrued and unpaid interest then overdue on the Liquidity Obligations, plus an amount equal to the amount of accrued and unpaid interest on the Liquidity Obligations not yet overdue, multiplied by the Applicable Fraction or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply and (ii) if a Special Termination Drawing has been made under a Liquidity Facility that has not been converted into a Final Drawing, the outstanding amount of such Special Termination Drawing under such Liquidity Facility;

•	to (i) if applicable, unless (in the case of this clause (i) only) (x) less than 65% of the aggregate outstanding principal amount of all Equipment Notes (other than Series C Equipment Notes) are Performing Equipment Notes and a Liquidity Event of Default shall have occurred and be continuing under a Liquidity Facility or (y) a Final Drawing shall have occurred under a Liquidity Facility, the funding of the Cash Collateral Account with respect to such Liquidity Facility up to the Required Amount for the related class of Certificates and (ii) each Liquidity Provider to the extent required to pay the outstanding amount of all Liquidity Obligations;

•	to the Subordination Agent, any Trustee or any Certificateholder to the extent required to pay certain fees, taxes, charges and other amounts payable;

•	to the Class A Trustee (a) to the extent required to pay accrued and unpaid interest at the Stated Interest Rate on the Pool Balance of the Class A Certificates or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay any such interest that is then accrued, due and unpaid together with (without duplication) accrued and unpaid interest at the Stated Interest Rate on the outstanding principal amount of the Series A Equipment Notes held in the Class A Trust being redeemed, purchased or prepaid or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply;

•	to the Class B Trustee (a) to the extent required to pay unpaid Class B Adjusted Interest on the Class B Certificates or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay any accrued, due and unpaid Class B Adjusted Interest or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply;

•	to the Class C Trustee (a) to the extent required to pay unpaid Class C Adjusted Interest on the Class C Certificates or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay any accrued, due and unpaid Class C Adjusted Interest or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply;

•	to the Class A Trustee to the extent required to pay Expected Distributions on the Class A Certificates;

•	to the Class B Trustee (a) to the extent required to pay accrued and unpaid interest at the Stated Interest Rate on the Pool Balance of the Class B Certificates (other than Class B Adjusted Interest paid above) or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay any such interest that is then accrued, due and unpaid (other than Class B Adjusted Interest paid above) together with (without duplication) accrued and unpaid interest at the Stated Interest Rate on the outstanding principal amount of the Series B Equipment Notes held in the Class B Trust and being redeemed, purchased or prepaid or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply;

•	to the Class B Trustee to the extent required to pay Expected Distributions on the Class B Certificates;

•	to the Class C Trustee (a) to the extent required to pay accrued and unpaid interest at the Stated Interest Rate on the Pool Balance of the Class C Certificates (other than Class C Adjusted Interest paid above) or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay any such interest that is then accrued, due and unpaid (other than Class C Adjusted Interest paid above) together with (without duplication) accrued and unpaid interest at the Stated Interest Rate on the outstanding principal amount of the Series C Equipment Notes held in the Class C Trust and being redeemed, purchased or prepaid or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply; and

•	to the Class C Trustee to the extent required to pay Expected Distributions on the Class C Certificates. (Intercreditor Agreement, Sections 2.04 and 3.02)

“Applicable Fraction” means, with respect to any Special Distribution Date, a fraction, the numerator of which shall be the amount of principal of the applicable Series A Equipment Notes and Series B Equipment Notes being redeemed, purchased or prepaid on such Special Distribution Date, and the denominator of which shall be the aggregate unpaid principal amount of all Series A Equipment Notes and Series B Equipment Notes outstanding as of such Special Distribution Date immediately before giving effect to such redemption, purchase or prepayment. The definition of “Applicable Fraction” will be revised if Refinancing Certificates are issued with the benefit of a liquidity facility. See “Possible Refinancing of Class B Certificates and Class C Certificates.”

“Liquidity Obligations” means, with respect to each Liquidity Provider, the obligations to reimburse or to pay such Liquidity Provider all principal, interest, fees and other amounts owing to it under the applicable Liquidity Facility or certain other agreements. (Intercreditor Agreement, Section 1.01)

“Liquidity Expenses” means, with respect to each Liquidity Provider, all Liquidity Obligations other than any interest accrued thereon or the principal amount of any drawing under the applicable Liquidity Facility. (Intercreditor Agreement, Section 1.01)

“Expected Distributions” means, with respect to the Certificates of any Trust on any Distribution Date (the “Current Distribution Date”), the difference between:

(A)	the Pool Balance of such Certificates as of the immediately preceding Distribution Date, and

(B)

the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of any Equipment Notes other than Performing Equipment Notes held in such Trust has been paid in full and such payments have been distributed to the holders of such Certificates, (ii) the principal of any Performing Equipment Notes held in such Trust has been paid when due (whether at stated maturity or upon prepayment or purchase or otherwise, but without giving effect to any acceleration of Performing Equipment Notes) and such payments have been distributed to the holders of such Certificates and (iii) the principal of any Equipment Notes formerly held in such Trust that have been sold pursuant to the Intercreditor Agreement has been paid in full and such payments have been distributed to the holders of such Certificates.

For purposes of calculating Expected Distributions with respect to the Certificates of any Trust, any Premium Amount paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such Premium Amount or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of Expected Distributions. (Intercreditor Agreement, Section 1.01)

“Class B Adjusted Interest” means, as of any Current Distribution Date, (I) any interest described in clause (II) of this definition accrued prior to the immediately preceding Distribution Date which remains unpaid and (II) the sum of (x) interest determined at the Stated Interest Rate for the Class B Certificates for the period commencing on, and including, the immediately preceding Distribution Date and ending on, but excluding, the Current Distribution Date, on the Eligible B Pool Balance on such Distribution Date and (y) the sum of interest for each Series B Equipment Note with respect to which, or with respect to the Aircraft with respect to which such Equipment Note was issued, a disposition, distribution, sale or Deemed Disposition Event has occurred, since the immediately preceding Distribution Date (but only if no such event has previously occurred with respect to such Series B Equipment Note), determined at the Stated Interest Rate for the Class B Certificates for each day during the period commencing on, and including, the immediately preceding Distribution Date and ending on, but excluding, the date of the earliest of such disposition, distribution, sale or Deemed Disposition Event with respect to such Series B Equipment Note or Aircraft, as the case may be, on the principal amount of such Series B Equipment Note calculated pursuant to clause (B)(i), (ii), (iii) or (iv), as applicable, of the definition of Eligible B Pool Balance. (Intercreditor Agreement, Section 1.01)

“Class C Adjusted Interest” means, as of any Current Distribution Date, (I) any interest described in clause (II) of this definition accrued prior to the immediately preceding Distribution Date which remains unpaid and (II) the sum of (x) interest determined at the Stated Interest Rate for the Class C Certificates for the period commencing on, and including, the immediately preceding Distribution Date and ending on, but excluding, the Current Distribution Date, on the Eligible C Pool Balance on such Distribution Date and (y) the sum of interest for each Series C Equipment Note with respect to which, or with respect to the Aircraft with respect to which such Equipment Note was issued, a disposition, distribution, sale or Deemed Disposition Event has occurred, since the immediately preceding Distribution Date (but only if no such event has previously occurred with respect to such Series C Equipment Note), determined at the Stated Interest Rate for the Class C Certificates for each day during the period commencing on, and including, the immediately preceding Distribution Date and ending on, but excluding, the date of the earliest of such disposition, distribution, sale or Deemed Disposition Event with respect to such Series C Equipment Note or Aircraft, as the case may be, on the principal amount of such Series C Equipment Note calculated pursuant to clause (B)(i), (ii), (iii) or (iv), as applicable, of the definition of Eligible C Pool Balance. (Intercreditor Agreement, Section 1.01)

“Eligible B Pool Balance” means, as of any date of determination, the excess of (A) the Pool Balance of the Class B Certificates as of the immediately preceding Distribution Date (after giving effect to payments made on such date of determination) over (B) the sum of, with respect to each Series B Equipment Note, one of the following amounts, if applicable: (i) if there has previously been a sale or disposition by the applicable Loan Trustee of the Aircraft for cash under (and as defined in) the related Indenture, the outstanding principal amount of such Series B Equipment Note that remains unpaid as of such date of determination subsequent to such sale or disposition and after giving effect to any distributions of the proceeds of such sale or disposition applied under such Indenture to the payment of such Series B Equipment Note, (ii) if there has previously been an Event of Loss with respect to the applicable Aircraft to which such Series B Equipment Note relates, the outstanding principal amount of such Series B Equipment Note that remains unpaid as of such date of determination subsequent to the scheduled date of mandatory redemption of such Series B Equipment Note following such Event of Loss and after giving effect to the distributions of any proceeds in respect of such Event of Loss applied under such Indenture to the payment of such Series B Equipment Note, (iii) if such Series B Equipment Note has previously been sold for cash by the Subordination Agent, the excess, if any, of (x) the outstanding amount of principal and interest as of the date of such sale by the Subordination Agent of such Series B Equipment Note over (y) the purchase price received with respect to such sale of such Series B Equipment Note for cash (net of any applicable costs and expenses of such sale) or (iv) if a Deemed Disposition Event has occurred with respect to such Series B Equipment Note, the outstanding principal amount of such Series B Equipment Note; provided, however, that if more than one of the clauses (i), (ii), (iii) and (iv) is applicable to any one Series B Equipment Note, only the amount determined pursuant to the clause that first became applicable shall be counted with respect to such Series B Equipment Note. (Intercreditor Agreement, Section 1.01)

“Eligible C Pool Balance” means, as of any date of determination, the excess of (A) the Pool Balance of the Class C Certificates as of the immediately preceding Distribution Date (after giving effect to payments made on such date of determination) over (B) the sum of, with respect to each Series C Equipment Note, one of the following amounts, if applicable: (i) if there has previously been a sale or disposition by the applicable Loan Trustee of the Aircraft for cash under (and as defined in) the related Indenture, the outstanding principal amount of such Series C Equipment Note that remains unpaid as of such date of determination subsequent to such sale or disposition and after giving effect to any distributions of the proceeds of such sale or disposition applied under such Indenture to the payment of such Series C Equipment Note, (ii) if there has previously been an Event of Loss with respect to the applicable Aircraft to which such Series C Equipment Note relates, the outstanding principal amount of such Series C Equipment Note that remains unpaid as of such date of determination subsequent to the scheduled date of mandatory redemption of such Series C Equipment Note following such Event of Loss and after giving effect to the distributions of any proceeds in respect of such Event of Loss applied under such Indenture to the payment of such Series C Equipment Note, (iii) if such Series C Equipment Note has previously been sold for cash by the Subordination Agent, the excess, if any, of (x) the outstanding amount of principal and interest as of the date of such sale by the Subordination Agent of such Series C Equipment Note over (y) the purchase price received with respect to such sale of such Series C Equipment Note for cash (net of any applicable costs and expenses of such sale) or (iv) if a Deemed Disposition Event has occurred with respect to such Series C Equipment Note, the outstanding principal amount of such Series C Equipment Note; provided, however, that if more than one of the clauses (i), (ii), (iii) and (iv) is applicable to any one Series C Equipment Note, only the amount determined pursuant to the clause that first became applicable shall be counted with respect to such Series C Equipment Note. (Intercreditor Agreement, Section 1.01)

“Deemed Disposition Event” means, in respect of any Equipment Note, the continuation of an Indenture Event of Default in respect of such Equipment Note without an Actual Disposition Event occurring in respect of such Equipment Note for a period of four years from the date of the occurrence of such Indenture Event of Default. (Intercreditor Agreement, Section 1.01)

“Actual Disposition Event” means, in respect of any Equipment Note, (i) the sale or disposition by the applicable Loan Trustee for cash of the Aircraft securing such Equipment Note, (ii) the occurrence of the mandatory redemption date for such Equipment Note following an Event of Loss with respect to such Aircraft or (iii) the sale by the Subordination Agent of such Equipment Note for cash. (Intercreditor Agreement, Section 1.01)

Interest Drawings under the applicable Liquidity Facility and withdrawals from the applicable Cash Collateral Account, in respect of interest on the Certificates of the Class A Trust or the Class B Trust, as applicable, will be distributed to the Trustee for such class of Certificates, notwithstanding the priority of distributions set forth in the Intercreditor Agreement and otherwise described herein. All amounts on deposit in the Cash Collateral Account for any such Trust that are in excess of the Required Amount will be paid to the applicable Liquidity Provider. (Intercreditor Agreement, Section 3.05(f))

Voting of Equipment Notes

In the event that the Subordination Agent, as the registered holder of any Equipment Note, receives a request for its consent to any amendment, supplement, modification, approval, consent or waiver under such Equipment Note or the related Indenture or the related Participation Agreement or other related document, (i) if no Indenture Event of Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent shall request directions from the Trustee(s) and shall vote or consent in accordance with such directions and (ii) if any Indenture Event of Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent will exercise its voting rights as directed by the Controlling Party, subject to certain limitations; provided that no such amendment, supplement, modification, approval, consent or waiver shall, without the consent of each Liquidity Provider, reduce the amount of principal or interest payable by American under any Equipment Note. In addition, see the last paragraph under “Description of the Certificates — Modification of the Pass Through Trust Agreements and Certain Other Agreements” for a description of the additional Certificateholder consent requirements with respect to amendments, supplements, modifications, approvals, consents or waivers of the Indentures, Equipment Notes, Participation Agreements, Note Purchase Agreement, a Parent Guarantee (if any) or other related documents. (Intercreditor Agreement, Section 8.01(b))

Certain Communications with Certificateholders

If the Subordination Agent, in its capacity as a holder of Equipment Notes issued under an Indenture, receives a notice of substitution of the related Airframe, as described under “Description of the Equipment Notes — Security — Substitution of Airframe,” or a notice of replacement of the related Airframe, as described under “Description of the Equipment Notes — Certain Provisions of the Indentures — Events of Loss,” the Subordination Agent shall promptly provide a copy of such notice to the Trustees, the Liquidity Providers and each Rating Agency and, on behalf of the Trustees, the Subordination Agent shall post such notice on DTC’s Internet bulletin board or make such other commercially reasonable efforts as the Subordination Agent may deem appropriate to make the contents of such notice available to all Certificateholders. (Intercreditor Agreement, Section 6.11)

Upon the occurrence of an Indenture Event of Default, the Subordination Agent shall instruct the Trustees to, and the Trustees shall, request that DTC post on its Internet bulletin board a securities position listing setting forth the names of all the parties reflected on DTC’s books as holding interests in the Certificates. (Intercreditor Agreement, Section 5.01(c))

Reports

Promptly after the occurrence of a Triggering Event or an Indenture Event of Default resulting from the failure of American to make payments on any Equipment Note and on every Regular Distribution Date while the Triggering Event or such Indenture Event of Default shall be continuing, the Subordination Agent will provide to the Trustees, the Liquidity Providers, the Rating Agencies and American a statement setting forth the following information:

•	after an American Bankruptcy Event, with respect to each Aircraft, whether such Aircraft is (i) subject to the 60-day period of Section 1110, (ii) subject to an election by American under Section 1110(a) of the Bankruptcy Code, (iii) covered by an agreement contemplated by Section 1110(b) of the Bankruptcy Code or (iv) not subject to any of (i), (ii) or (iii);

•	to the best of the Subordination Agent’s knowledge, after requesting such information from American, (i) whether the Aircraft are currently in service or parked in storage, (ii) the maintenance status of the Aircraft and (iii) location of the Engines. American has agreed to provide such information upon request of the Subordination Agent, but no more frequently than every three months with respect to each Aircraft so long as it is subject to the lien of an Indenture (Note Purchase Agreement, Section 4(a)(vi));

•	the current Pool Balance of each class of Certificates, the Eligible B Pool Balance, the Eligible C Pool Balance and the outstanding principal amount of all Equipment Notes for all Aircraft;

•	the expected amount of interest which will have accrued on the Equipment Notes and on the Certificates as of the next Regular Distribution Date;

•	the amounts paid to each person on such Distribution Date pursuant to the Intercreditor Agreement;

•	details of the amounts paid on such Distribution Date identified by reference to the relevant provision of the Intercreditor Agreement and the source of payment (by Aircraft and party);

•	if the Subordination Agent has made a Final Drawing or a Special Termination Drawing under any Liquidity Facility;

•	the amounts currently owed to each Liquidity Provider;

•	the amounts drawn under each Liquidity Facility; and

•	after an American Bankruptcy Event, any operational reports filed by American with the bankruptcy court which are available to the Subordination Agent on a non-confidential basis. (Intercreditor Agreement, Section 5.01(d))

The Subordination Agent

Wilmington Trust Company is the Subordination Agent under the Intercreditor Agreement. American and its affiliates may from time to time enter into banking and trustee relationships with the Subordination Agent and its affiliates. The Subordination Agent’s address is Wilmington Trust Company, 1100 North Market Street, Wilmington Delaware 19890, Attention: Adam Vogelsong, Ref: American Airlines 2013-2 EETC.

The Subordination Agent may resign at any time, in which event a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. American (unless an Indenture Event of Default has occurred and is continuing) or the Controlling Party may remove the Subordination Agent for cause as provided in the Intercreditor Agreement. In such circumstances, a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. Any resignation or removal of the Subordination Agent and appointment of a successor Subordination Agent does not become effective until acceptance of the appointment by the successor Subordination Agent. (Intercreditor Agreement, Section 7.01(a))

DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS

The Aircraft

The Trusts hold Equipment Notes issued for, and secured by, the Aircraft (consisting of the 2009-1 Aircraft, the 2009-2 Aircraft and the 2011-2 Aircraft). The 2009-1 Aircraft consist of 16 Boeing 737-823 aircraft delivered new to American in 2009 and 2010 and four Boeing 777-223ER aircraft delivered new to American from 1999 to 2000. The 2009-2 Aircraft consist of nine Boeing 737-823 aircraft, one Boeing 767-323ER aircraft and two Boeing 777-223ER aircraft, in each case delivered new to American in 1999. The 2011-2 Aircraft consist of (a) 14 Boeing 737-823 aircraft delivered new to American from 1999 to 2001 and two Boeing 737-823 aircraft delivered new to American in 2009, (b) 14 Boeing 757-223 aircraft delivered new to American in 1999 and 2001 and (c) 13 Boeing 777-223ER aircraft delivered new to American in 2001.

The airframe constituting part of an Aircraft is referred to herein as an “Airframe,” and each engine constituting part of an Aircraft is referred to herein as an “Engine.” Each Aircraft is owned and is being operated by American. The Aircraft have been designed to comply with Stage 3 noise level standards, which are the most restrictive regulatory standards currently in effect in the United States with respect to the Aircraft for aircraft noise abatement. The “ER” designation is provided by the manufacturer and is not recognized by the FAA.

The Boeing 737-823 aircraft is a narrow-body commercial jet aircraft. Current seating capacity in American’s two-class configuration for the 737-823 aircraft is 150 seats. The Boeing 737-823 Aircraft delivered new to American from 1999 to 2001 are each powered by two CFM56-7B26 model commercial jet engines manufactured by CFM International, Inc. The Boeing 737-823 Aircraft delivered new to American in 2009 and 2010 are each powered by two CFM56-7B26/3 model commercial jet engines manufactured by CFM International, Inc.

The Boeing 757-223 aircraft is a narrow-body, twin-engine commercial jet aircraft. Current seating capacity in American’s two-class configuration for the 757-223 aircraft is between 176 and 184 seats. The Boeing 757-223 Aircraft are powered by two RB211-535E4-B model commercial jet engines manufactured by Rolls-Royce plc. The Boeing 757-223 Aircraft are approved for ETOPs.

The Boeing 767-323ER aircraft is a wide-body commercial jet aircraft. Current seating capacity in American’s two-class configuration for the Boeing 767-323ER aircraft is either 209 or 218 seats. The Boeing 767-323ER Aircraft are powered by two CF6-80C2B6 model commercial jet engines manufactured by The General Electric Company. The Boeing 767-323ER Aircraft is approved for ETOPs.

The Boeing 777-223ER aircraft is a wide-body commercial jet aircraft. Current seating capacity in American’s three-class configuration for the Boeing 777-223ER aircraft is 247 seats. The Boeing 777-223ER Aircraft are powered by two RB211-TRENT-892 model commercial jet engines manufactured by Rolls-Royce plc. The Boeing 777-223ER Aircraft are approved for ETOPs.

The Appraisals

The table below sets forth the appraised values of the Aircraft, as determined by AISI, BK and MBA, independent aircraft appraisal and consulting firms, and certain additional information regarding such Aircraft.

Aircraft Type	Registration Number	Manufacturer’s Serial Number	Month of Delivery	Appraiser’s Valuations			Appraised Value(1)
				AISI	BK	MBA
Boeing 737-823	N901AN	29503	February 1999	$15,250,000	$20,330,000	$18,850,000	$18,143,333
Boeing 737-823	N905AN	29507	March 1999	16,540,000	21,620,000	20,040,000	19,400,000
Boeing 737-823	N906AN	29508	April 1999	15,590,000	22,800,000	19,420,000	19,270,000
Boeing 737-823	N907AN	29509	April 1999	17,340,000	23,160,000	21,180,000	20,560,000
Boeing 737-823	N909AN	29511	May 1999	17,610,000	23,130,000	21,400,000	20,713,333
Boeing 737-823	N910AN	29512	May 1999	18,650,000	23,780,000	22,480,000	21,636,667

Aircraft Type	Registration Number	Manufacturer’s Serial Number	Month of Delivery	Appraiser’s Valuations			Appraised Value(1)
				AISI	BK	MBA
Boeing 737-823	N913AN	29514	June 1999	17,070,000	22,280,000	20,780,000	20,043,333
Boeing 737-823	N912AN	29513	June 1999	16,620,000	21,790,000	20,630,000	19,680,000
Boeing 737-823	N914AN	29515	July 1999	15,200,000	21,550,000	19,520,000	18,756,667
Boeing 737-823	N915AN	29516	July 1999	16,540,000	22,900,000	20,600,000	20,013,333
Boeing 737-823	N916AN	29517	August 1999	15,340,000	22,270,000	20,010,000	19,206,667
Boeing 737-823	N917AN	29518	August 1999	15,220,000	22,650,000	19,500,000	19,123,333
Boeing 737-823	N918AN	29519	September 1999	17,920,000	22,840,000	22,060,000	20,940,000
Boeing 737-823	N919AN	29520	September 1999	14,790,000	23,540,000	19,390,000	19,240,000
Boeing 737-823	N920AN	29521	October 1999	18,290,000	23,430,000	22,400,000	21,373,333
Boeing 737-823	N921AN	29522	October 1999	18,340,000	23,990,000	22,860,000	21,730,000
Boeing 737-823	N922AN	29523	October 1999	16,880,000	24,190,000	21,760,000	20,943,333
Boeing 737-823	N923AN	29524	November 1999	18,350,000	24,540,000	22,690,000	21,860,000
Boeing 737-823	N926AN	29527	January 2000	19,490,000	24,730,000	22,710,000	22,310,000
Boeing 737-823	N957AN	29541	March 2001	19,080,000	26,370,000	22,990,000	22,813,333
Boeing 737-823	N965AN	29544	June 2001	20,270,000	25,930,000	24,730,000	23,643,333
Boeing 737-823	N966AN	30094	June 2001	19,520,000	26,450,000	24,060,000	23,343,333
Boeing 737-823	N968AN	30095	July 2001	18,090,000	24,440,000	22,210,000	21,580,000
Boeing 737-823	N981AN	29569	April 2009	38,730,000	38,830,000	38,170,000	38,576,667
Boeing 737-823	N983AN	29570	May 2009	38,860,000	39,030,000	38,520,000	38,803,333
Boeing 737-823	N800NN	29564	July 2009	39,220,000	41,480,000	40,270,000	40,270,000
Boeing 737-823	N810NN	33207	October 2009	39,020,000	40,690,000	39,470,000	39,470,000
Boeing 737-823	N811NN	31079	October 2009	38,930,000	40,610,000	39,500,000	39,500,000
Boeing 737-823	N814NN	29562	November 2009	39,140,000	40,610,000	39,720,000	39,720,000
Boeing 737-823	N817NN	29558	December 2009	39,120,000	40,880,000	40,000,000	40,000,000
Boeing 737-823	N819NN	31083	December 2009	39,230,000	40,740,000	40,020,000	39,996,667
Boeing 737-823	N820NN	29559	December 2009	39,350,000	40,830,000	40,090,000	40,090,000
Boeing 737-823	N825NN	31087	February 2010	41,390,000	41,720,000	40,540,000	41,216,667
Boeing 737-823	N826NN	31089	February 2010	41,500,000	41,790,000	40,630,000	41,306,667
Boeing 737-823	N827NN	33209	March 2010	41,390,000	41,800,000	40,770,000	41,320,000
Boeing 737-823	N829NN	33210	March 2010	41,440,000	41,810,000	40,770,000	41,340,000
Boeing 737-823	N830NN	31091	March 2010	41,490,000	41,870,000	40,840,000	41,400,000
Boeing 737-823	N831NN	33211	March 2010	41,730,000	41,890,000	40,900,000	41,506,667
Boeing 737-823	N832NN	33521	April 2010	41,710,000	42,170,000	41,070,000	41,650,000
Boeing 737-823	N833NN	31093	April 2010	41,970,000	42,650,000	41,540,000	41,970,000
Boeing 737-823	N834NN	29576	April 2010	42,410,000	42,250,000	41,140,000	41,933,333
Boeing 757-223	N183AN	29593	April 1999	14,920,000	21,280,000	16,370,000	16,370,000
Boeing 757-223	N184AN	29594	May 1999	13,650,000	20,420,000	17,400,000	17,156,667
Boeing 757-223	N189AN	32383	July 2001	13,630,000	18,080,000	15,950,000	15,886,667
Boeing 757-223	N190AA	32384	July 2001	16,210,000	22,180,000	20,310,000	19,566,667
Boeing 757-223	N191AN	32385	August 2001	14,460,000	19,330,000	16,860,000	16,860,000
Boeing 757-223	N192AN	32386	August 2001	17,360,000	23,990,000	21,660,000	21,003,333
Boeing 757-223	N193AN	32387	November 2001	14,120,000	18,690,000	16,820,000	16,543,333
Boeing 757-223	N194AA	32388	November 2001	14,170,000	20,010,000	15,590,000	15,590,000
Boeing 757-223	N195AN	32389	November 2001	15,490,000	21,940,000	19,500,000	18,976,667
Boeing 757-223	N196AA	32390	November 2001	14,770,000	19,940,000	16,570,000	16,570,000
Boeing 757-223	N197AN	32391	November 2001	16,360,000	22,970,000	20,250,000	19,860,000
Boeing 757-223	N198AA	32392	December 2001	16,280,000	23,270,000	19,490,000	19,490,000
Boeing 757-223	N199AN	32393	December 2001	14,150,000	19,400,000	17,820,000	17,123,333
Boeing 757-223	N175AN	32394	December 2001	13,110,000	17,250,000	16,210,000	15,523,333
Boeing 767-323ER	N399AN	29606	May 1999	23,310,000	33,960,000	29,330,000	28,866,667
Boeing 777-223ER	N771AN	29579	January 1999	57,770,000	52,900,000	55,120,000	55,120,000
Boeing 777-223ER	N773AN	29583	March 1999	56,890,000	53,710,000	54,790,000	54,790,000
Boeing 777-223ER	N778AN	29587	June 1999	51,760,000	52,700,000	52,640,000	52,366,667
Boeing 777-223ER	N779AN	29955	June 1999	50,690,000	53,340,000	48,560,000	50,690,000
Boeing 777-223ER	N780AN	29956	September 1999	57,560,000	58,700,000	59,000,000	58,420,000
Boeing 777-223ER	N795AN	30257	December 2000	58,020,000	60,640,000	55,800,000	58,020,000
Boeing 777-223ER	N797AN	30012	January 2001	52,270,000	59,210,000	55,020,000	55,020,000
Boeing 777-223ER	N798AN	30797	February 2001	59,630,000	63,820,000	58,360,000	59,630,000
Boeing 777-223ER	N799AN	30258	March 2001	57,940,000	61,290,000	54,770,000	57,940,000
Boeing 777-223ER	N750AN	30259	March 2001	57,940,000	62,110,000	57,920,000	57,940,000
Boeing 777-223ER	N751AN	30798	April 2001	56,030,000	64,620,000	55,450,000	56,030,000
Boeing 777-223ER	N752AN	30260	May 2001	55,790,000	62,560,000	56,540,000	56,540,000
Boeing 777-223ER	N753AN	30261	May 2001	57,900,000	64,050,000	55,190,000	57,900,000
Boeing 777-223ER	N754AN	30262	June 2001	57,640,000	64,330,000	57,510,000	57,640,000
Boeing 777-223ER	N755AN	30263	July 2001	55,860,000	64,900,000	57,290,000	57,290,000
Boeing 777-223ER	N756AM	30264	August 2001	56,950,000	66,220,000	57,500,000	57,500,000
Boeing 777-223ER	N757AN	32636	November 2001	54,880,000	62,450,000	57,300,000	57,300,000
Boeing 777-223ER	N758AN	32637	November 2001	54,310,000	63,140,000	58,740,000	58,730,000
Boeing 777-223ER	N759AN	32638	December 2001	57,000,000	65,580,000	59,540,000	59,540,000

Total:							$2,560,186,666

(1)	The appraised value of each Aircraft set forth above is the lesser of the average and median appraised value of each such Aircraft. Such appraisals indicate appraised base value of each Aircraft, adjusted for the maintenance status of such Aircraft at or around the time of such appraisals.

According to the International Society of Transport Aircraft Trading, appraised “base value” is defined as each Appraiser’s opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its “highest and best use.” An aircraft’s appraised base value is founded in the historical trend of values and in the projection of value trends and presumes an arm’s-length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing.

In connection with the offering of the Old Class A Certificates, each Appraiser was asked to provide, and each Appraiser furnished, its opinion as to the appraised value of the Aircraft based on “desk-top” appraisals without any physical inspection of the Aircraft. The AISI appraisal, BK appraisal and the MBA appraisal are dated June 10, 2013, June 10, 2013 and June 7, 2013, respectively. The appraised values provided by each of AISI, BK and MBA are presented as of June 2013, as set forth in the appraisals. We have not undertaken to update the appraisals in connection with the Exchange Offer. The appraisals do not purport to, and do not, reflect the current market value of the Aircraft. The appraisals are based on various significant assumptions and methodologies which vary among the appraisals. In particular, the appraisals of each of the Aircraft indicate appraised base value of such Aircraft, adjusted for the maintenance status of such Aircraft at or around the time of such appraisals. A different maintenance status may result in different valuations. Appraisals that are more current or that are based on different assumptions and methodologies (or a physical inspection of the Aircraft) may result in valuations that are materially different from those contained in the appraisals.

In connection with the offering of the Old Class A Certificates, the Appraisers delivered letters setting forth their respective appraisals, copies of which are annexed to this prospectus as Appendix II. For a discussion of the assumptions and methodologies used in each of the appraisals, please refer to such letters. In addition, we have set forth on Appendix III to this prospectus a summary of the base value, maintenance adjustment and maintenance adjusted base value determined by each Appraiser with respect to each Aircraft.

An appraisal is only an estimate of value. It does not necessarily indicate the price at which an aircraft may be purchased or sold in the market. In particular, the appraisals of the Aircraft are estimates of the values of the Aircraft assuming the Aircraft are in a certain condition, which may not be the case. An appraisal should not be relied upon as a measure of realizable value. The proceeds realized upon the exercise of remedies with respect to any Aircraft, including a sale of such Aircraft, may be less than its appraised value. The value of an Aircraft if remedies are exercised under the applicable Indenture will depend on various factors, including market, economic and airline industry conditions; the supply of similar aircraft; the availability of buyers; the condition of the Aircraft; the time period in which the Aircraft is sought to be sold; and whether the Aircraft is sold separately or as part of a block.

Accordingly, we cannot assure you that the proceeds realized upon any exercise of remedies with respect to any Aircraft would be sufficient to satisfy in full payments due on the Equipment Notes relating to such Aircraft or the full amount of distributions expected on the Certificates. See “Risk Factors –– Risk Factors Relating to the Certificates and the Exchange Offer –– Appraisals should not be relied upon as a measure of realizable value of the Aircraft.”

DESCRIPTION OF THE EQUIPMENT NOTES

The following summary describes certain material terms of the Equipment Notes. The summary is qualified in its entirety by reference to all of the provisions of the Equipment Notes, the Indentures and the Participation Agreements. As representative samples, copies of the Indenture, the Participation Agreement, the First Indenture Amendment, the First Participation Agreement Amendment, the Second Indenture Amendment and the Second Participation Agreement, in each case, for aircraft bearing manufacturer’s serial number N907AN, have been filed as exhibits to the Registration Statement. Except as otherwise indicated, the following summaries relate to the Equipment Notes, the Indenture and the Participation Agreement applicable to each Aircraft.

General

Three series of Equipment Notes were issued with respect to each Aircraft: the “Series A Equipment Notes,” the “Series B Equipment Notes” and the “Series C Equipment Notes” (the Series A Equipment Notes, the Series B Equipment Notes and the Series C Equipment Notes, collectively, the “Equipment Notes”). The Equipment Notes are direct, full recourse obligations of American.

American issued Series A Equipment Notes with respect to (a) each 2011-2 Aircraft on September 9, 2013 and (b) each 2009-1 Aircraft and 2009-2 Aircraft on September 16, 2013 (each such date of issuance, the “Initial Closing Date”), and the Class A Trust purchased such Series A Equipment Notes from American pursuant to the Indenture and Security Agreement with respect to such Aircraft (each, an “Initial Indenture” and collectively, the “Initial Indentures”), each dated as of the applicable Initial Closing Date for such Aircraft, between American and Wilmington Trust Company, as loan trustee thereunder (the “Loan Trustee”) and the related Participation Agreement with respect to such Aircraft (each, an “Initial Participation Agreement” and collectively, the “Initial Participation Agreements”), each dated as of the applicable Initial Closing Date for such Aircraft, among American, the Class A Trustee, the Subordination Agent, the Loan Trustee and Wilmington Trust Company in its individual capacity as expressly set forth therein. Pursuant to an amendment (each, a “First Indenture Amendment” and, collectively, the “First Indenture Amendments”), dated as of November 27, 2013, to the Initial Indenture with respect to each Aircraft (each such Initial Indenture as so amended, an “Interim Amended Indenture”) and an amendment (each, a “First Participation Agreement Amendment” and, collectively, the “First Participation Agreement Amendments”) to the Initial Participation Agreement with respect to each Aircraft (each such Initial Participation Agreement as so amended, an “Interim Amended Participation Agreement”), the Class B Trust purchased from American the Series B Equipment Notes issued with respect to each Aircraft. In addition, pursuant to an amendment (each, a “Second Indenture Amendment” and, collectively, the “Second Indenture Amendments”), dated as of December 20, 2013, to the Interim Amended Indenture with respect to each Aircraft (each such Interim Amended Indenture as so amended, an “Indenture”) and an amendment (each, a “Second Participation Agreement Amendment” and, collectively, the “Second Participation Agreement Amendments”) to the Interim Amended Participation Agreement with respect to each Aircraft (each such Interim Amended Participation Agreement as so amended, a “Participation Agreement”), the Class C Trust purchased from American the Series C Equipment Notes with respect to each Aircraft.

Subordination

The following subordination provisions will be applicable to the Equipment Notes issued under the Indentures:

•	the indebtedness evidenced by the Series B Equipment Notes issued under an Indenture is, to the extent and in the manner provided in such Indenture, subordinate and subject in right of payment to the Series A Equipment Notes issued under such Indenture;

•	the indebtedness evidenced by the Series C Equipment Notes issued under an Indenture is, to the extent and in the manner provided in such Indenture, subordinate and subject in right of payment to the Series A Equipment Notes and the Series B Equipment Notes issued under such Indenture; and

•	the indebtedness evidenced by the Series A Equipment Notes, the Series B Equipment Notes and the Series C Equipment Notes issued under an Indenture is to the extent and in the manner provided in the other Indentures, subordinate and subject in right of payment under such other Indentures to the Equipment Notes issued under such other Indentures. (Indentures, Section 2.13(a))

By the acceptance of its Equipment Notes of any series issued under any Indenture, each holder of such series of Equipment Notes (each, a “Noteholder”) agrees that:

•	if such Noteholder, in its capacity as a Noteholder under such Indenture, receives any payment or distribution under such Indenture that it is not entitled to receive under the provisions of such Indenture, it will hold any amount so received in trust for the Loan Trustee under such Indenture and forthwith turn over such amount to such Loan Trustee in the form received to be applied as provided in such Indenture; and

•	if such Noteholder, in its capacity as a Noteholder under any other Indenture, receives any payment or distribution in respect of Equipment Notes of any series issued under such other Indenture that it is not entitled to receive under the provisions of such other Indenture, it will hold any amount so received in trust for the Loan Trustee under such other Indenture and forthwith turn over such amount to such Loan Trustee under such other Indenture in the form received to be applied as provided in such other Indenture. (Indentures, Section 2.13(c))

By acceptance of its Equipment Notes of any series under any Indenture, each Noteholder of such series also:

•	agrees to and will be bound by the subordination provisions in such Indenture;

•	authorizes and directs the Loan Trustees under all Indentures on such Noteholder’s behalf to take any action necessary or appropriate to effectuate the subordination as provided in such Indenture; and

•	appoints the Loan Trustees under all Indentures as such Noteholder’s attorney-in-fact for such purpose. (Indentures, Section 2.13(a))

By virtue of the Intercreditor Agreement, all of the Equipment Notes held by the Subordination Agent are effectively cross-subordinated. This means that payments received on a junior series of Equipment Notes issued in respect of one Aircraft may be applied in accordance with the priority of payment provisions set forth in the Intercreditor Agreement to make distributions on a more senior class of Certificates. (Intercreditor Agreement, Section 3.02)

During the existence of an Indenture Event of Default, if the Equipment Notes under the relevant Indenture have become due and payable in full as described in “— Remedies,” then after payment in full of: first, the persons indemnified under “— Indemnification” and certain other expenses with respect to such Indenture; second, the Series A Equipment Notes under such Indenture; third, the Series B Equipment Notes under such Indenture; and fourth, the Series C Equipment Notes under such Indenture; any excess proceeds will be available to pay certain indemnity and expense obligations with respect to Equipment Notes issued under other Indentures and held by the Subordination Agent (“Related Equipment Notes”). After payment in full of such indemnity and expense obligations, any remaining excess proceeds will be available to pay any shortfalls then due in respect of Related Equipment Notes under which either (i) a default of the type described in the first clause under “— Indenture Events of Default, Notice and Waiver” has occurred and is continuing, whether or not the applicable grace period has expired, or (ii) an Indenture Event of Default not described in the preceding clause (i) has occurred and is continuing and either (x) the

Equipment Notes under the relevant Indenture have become due and payable and the acceleration has not been rescinded or (y) the relevant Loan Trustee has notified American that it intends to exercise remedies under such Indenture (see “— Remedies”) (each such Indenture, a “Defaulted Operative Indenture”) in the following order of priority: first, to Series A Equipment Notes, Series B Equipment Notes and Series C Equipment Notes, ratably as to each such series; and second, in the absence of any such shortfall, such excess proceeds, if any, will be held by the relevant Loan Trustee as additional collateral for such Related Equipment Notes (see “— Security”). (Indentures, Section 3.03)

Principal and Interest Payments

Subject to the provisions of the Intercreditor Agreement, interest paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust on the dates and at the rate per annum applicable to the Certificates issued by such Trust until the final expected Regular Distribution Date for such Trust. Subject to the provisions of the Intercreditor Agreement, principal paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust in scheduled amounts on the dates set forth herein until the final expected Regular Distribution Date for such Trust.

Interest is payable on the unpaid principal amount of each issued and outstanding Equipment Note at the rate applicable to such Equipment Note on January 15 and July 15 of each year, commencing on January 15, 2014. Interest on the Equipment Notes will be computed on the basis of a 360-day year of twelve 30-day months. Overdue amounts of principal and (to the extent permitted by applicable law) Premium Amount, if any, interest and any other amounts payable under each series of Equipment Notes will bear interest, payable on demand, at the interest rate that is the lesser of (i) the interest applicable to such series of Equipment Notes plus 1% and (ii) the maximum rate permitted by applicable law. (Indentures, Section 2.01)

Scheduled principal payments on the issued and outstanding Series A Equipment Notes and Series B Equipment Notes are payable on January 15 and July 15 in certain years, commencing on January 15, 2014 and ending on the date the last principal payment is scheduled to be made with respect to the particular series of Equipment Notes, and with respect to the particular Aircraft, in each case as specified in Appendix V to this prospectus, and the entire principal amount of each Series C Equipment Note with respect to a particular Aircraft is scheduled to be paid in a single installment on the date specified in Appendix V to this prospectus with respect to such Aircraft (each such final principal payment date or single payment date, as the case may be, for a particular series of Equipment Notes and with respect to a particular Aircraft, a “Final Maturity Date”). See “Description of the Certificates — Pool Factors” for a discussion of the Scheduled Payments of principal of the Equipment Notes and possible revisions thereto.

If any date scheduled for a payment of principal, Premium Amount (if any) or interest with respect to the Equipment Notes is not a Business Day, such payment will be made on the next succeeding Business Day and interest will not be added for such additional period.

Redemption

If an Event of Loss occurs with respect to an Aircraft under any Indenture and such Aircraft is not replaced by American under such Indenture, the Equipment Notes issued with respect to such Aircraft will be redeemed, in whole, in each case at a price equal to 100% of the unpaid principal thereof, together with all accrued and unpaid interest thereon to (but excluding) the date of redemption, but without any premium, and all other obligations owed or then due and payable to holders of the Equipment Notes issued under such Indenture. (Indentures, Section 2.10)

All of the outstanding Equipment Notes issued with respect to an Aircraft may be redeemed prior to maturity at any time, at the option of American; provided that all outstanding Equipment Notes issued with respect to all other Aircraft are simultaneously redeemed. In addition, American may elect to redeem the outstanding Series B Equipment Notes or Series C Equipment Notes (or both) issued with respect to all Aircraft either in connection with a refinancing of such series or without any such refinancing. See “Possible Refinancing of Class B Certificates and Class C Certificates.” The redemption price in the case of any optional redemption of outstanding Equipment Notes under any Indenture will be equal to 100% of the unpaid principal thereof, together with all accrued and unpaid interest thereon to (but excluding) the date of redemption and all other obligations owed or then due and payable to holders of the Equipment Notes issued under such Indenture, plus a Make-Whole Amount (if any). (Indentures, Section 2.11)

Notice of any such redemption will be given by the Loan Trustee to each holder of the Equipment Notes to be redeemed not less than 15 nor more than 60 days prior to the applicable redemption date. A notice of redemption may be revoked by written notice from American to the Loan Trustee given no later than three days prior to the redemption date. (Indentures, Section 2.12)

“Make-Whole Amount” means with respect to any Equipment Note, the amount (as determined by an independent investment banker selected by American (and, following the occurrence and during the continuance of an Indenture Event of Default, reasonably acceptable to the Loan Trustee)), if any, by which (i) the present value of the remaining scheduled payments of principal and interest from the redemption date to maturity of such Equipment Note computed by discounting each such payment on a semiannual basis from its respective payment date (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield plus 0.50% (such percentage, the “Make-Whole Spread”), exceeds (ii) the outstanding principal amount of such Equipment Note plus accrued but unpaid interest thereon to the date of redemption. (Indentures, Annex A)

For purposes of determining the Make-Whole Amount, “Treasury Yield” means, at the date of determination, the interest rate (expressed as a semiannual equivalent and as a decimal rounded to the number of decimal places as appears in the interest rate applicable to the relevant Equipment Note and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date and trading in the public securities market either as determined by interpolation between the most recent weekly average constant maturity, non-inflation-indexed series yield to maturity for two series of United States Treasury securities, trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date and (B) the other maturing as close as possible to, but later than, the Average Life Date, in each case as reported in the most recent H.15(519) or, if a weekly average constant maturity, non-inflation-indexed series yield to maturity for United States Treasury securities maturing on the Average Life Date is reported in the most recent H.15(519), such weekly average yield to maturity as reported in such H.15(519). “H.15(519)” means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Amount shall be the third Business Day prior to the applicable redemption date and the “most recent H.15(519)” means the latest H.15(519) published prior to the close of business on the third Business Day prior to the applicable redemption date. (Indentures, Annex A)

“Average Life Date” for each Equipment Note to be redeemed shall be the date which follows the redemption date by a period equal to the Remaining Weighted Average Life at the redemption date of such Equipment Note. “Remaining Weighted Average Life” of an Equipment Note, at the redemption date of such Equipment Note, shall be the number of days equal to the quotient obtained by dividing: (i) the sum of the products obtained by multiplying (A) the amount of each then remaining installment of principal, including the payment due on the maturity date of such Equipment Note, by (B) the number of days from and including the redemption date to but excluding the scheduled payment date of such principal installment by (ii) the then unpaid principal amount of such Equipment Note. (Indentures, Annex A)

Security

Aircraft

The Equipment Notes issued under any Indenture are secured by a security interest in, among other things, the Aircraft subject to the lien of such Indenture and each Aircraft subject to the liens of the other Indentures, as well as an assignment for security purposes to the Loan Trustee of certain of American’s warranty rights under its applicable purchase agreements with Boeing. (Indentures, Granting Clause)

Since the Equipment Notes are so cross-collateralized, any proceeds from the sale of any Aircraft by the Loan Trustee or other exercise of remedies under the related Indenture following an Indenture Event of Default under such Indenture will (after all of the Equipment Notes issued under such Indenture have been paid off, and subject to the provisions of the Bankruptcy Code) be available for application to shortfalls with respect to the Equipment Notes issued under the other Indentures and the other obligations secured by the other Indentures that are due at the time of such application, as described under “—Subordination” above. In the absence of any such shortfall at the time of such application, excess proceeds will be held by the Loan Trustee under such Indenture as additional collateral for the Equipment Notes issued under each of the other Indentures and will be applied to the payments in respect of the Equipment Notes issued under such other Indentures as they come due. However, if any Equipment Note ceases to be held by the Subordination Agent (as a result of sale during the exercise of remedies by the Controlling Party or otherwise), such Equipment Note will cease to be entitled to the benefits of cross-collateralization. (Indentures, Section 3.03) Any cash Collateral held as a result of the cross-collateralization of the Equipment Notes would not be entitled to the benefits of Section 1110.

If the Equipment Notes issued under any Indenture are repaid in full in the case of an Event of Loss with respect to the applicable Aircraft, the lien on such Aircraft under such Indenture will be released. (Indentures, Section 7.05) At any time on or after the latest Final Maturity Date of the Equipment Notes issued in respect of an Aircraft, if all obligations secured under all of the Indentures that are then due have been paid, the lien on such Aircraft will be released and such Aircraft will cease to be included in the collateral pool. (Indentures, Section 10.01) Once the lien on any Aircraft is released, such Aircraft will no longer secure the amounts that may be owing under any Indenture.

Substitution of Airframe

American may elect to release any Airframe from the security interest of the related Indenture and substitute for it an airframe of the same model, free and clear of all liens (other than certain permitted liens), so long as:

•	no Indenture Event of Default has occurred and is continuing at the time of substitution;

•	the substitute airframe has a date of manufacture no earlier than one year prior to the date of manufacture of the Airframe subject to the lien of such Indenture on the issuance date of the Series A Equipment Notes under such Indenture (each such date of manufacture to be deemed to be the date of original delivery of the applicable airframe to a customer by the manufacturer of such airframe); and

•	the substitute airframe has an appraised current market value, adjusted for its maintenance status, not less than that of the released Airframe.

In the case of a substitution of an Airframe constituting a part of a Boeing 757-223 Aircraft, in addition to the foregoing, the substitute airframe therefor shall be approved for ETOPs.

If American elects to substitute an Airframe, American is required to provide to the relevant Loan Trustee opinions of counsel (i) to the effect that the Loan Trustee will be entitled to the benefits of Section 1110 with respect to the substitute airframe (unless, as a result of a change in law or governmental or judicial interpretation, such benefits were not available with respect to the Aircraft immediately prior to such substitution) and (ii) as to the due registration of the replacement aircraft of which such substitute airframe is part, the due recordation of a supplement to the Indenture relating to such substitute airframe, the registration of such substitute airframe with the International Registry under the Cape Town Treaty, if applicable, and the validity and perfection of the security interest granted to the relevant Loan Trustee in such substitute airframe. (Indentures, Section 7.04(e))

Cash

Cash, if any, held from time to time by the Loan Trustee with respect to any Aircraft, including funds held as the result of an Event of Loss to such Aircraft, will be invested and reinvested by such Loan Trustee, at the direction of American, in investments described in the related Indenture. (Indentures, Section 5.06) Such investments would not be entitled to the benefits of Section 1110.

Loan to Value Ratios of Equipment Notes

The tables in Appendix IV to this prospectus set forth the LTVs for the Series A Equipment Notes, the Series B Equipment Notes and the Series C Equipment Notes issued in respect of each Aircraft as of each Regular Distribution Date.

The LTVs for each Regular Distribution Date listed in the tables in Appendix IV were obtained by dividing (i) the outstanding principal amount (assuming no payment default, purchase or early redemption) of such Equipment Notes, plus, in the case of the Series B Equipment Notes, the outstanding balance of the Series A Equipment Notes assumed to be issued and outstanding under the relevant Indenture, plus, in the case of the Series C Equipment Notes, the outstanding balance of the Series A Equipment Notes and the Series B Equipment Notes assumed to be issued and outstanding under the relevant Indenture, determined in each case immediately after giving effect to the payments, if any, scheduled to be made on each such Regular Distribution Date by (ii) the assumed aircraft value (the “Assumed Aircraft Value”) on such Regular Distribution Date, calculated based on the Depreciation Assumption, of the Aircraft with respect to which such Equipment Notes were assumed to be issued and outstanding.

The tables in Appendix IV are based on the assumption (the “Depreciation Assumption”) that the Assumed Aircraft Value of each Aircraft depreciates annually by approximately 3% of the appraised value at delivery per year for the first 15 years after delivery of such Aircraft by the manufacturer, by approximately 4% per year thereafter for the next five years and by approximately 5% per year for each year after that. With respect to each Aircraft, the appraised value at delivery of such Aircraft is the theoretical value that, when depreciated from the initial delivery of such Aircraft by the manufacturer in accordance with the Depreciation Assumption, results in the appraised value of such Aircraft specified under “Prospectus Summary — Equipment Notes and the Aircraft” and “Description of the Aircraft and the Appraisals — The Appraisals.”

Other rates or methods of depreciation could result in materially different LTVs, and no assurance can be given (i) that the depreciation rate and method assumed for the purposes of the tables are the ones most likely to occur or (ii) as to the actual future value of any Aircraft. Thus, the tables should not be considered a forecast or prediction of expected or likely LTVs, but simply a mathematical calculation based on one set of assumptions. See “Risk Factors — Risk Factors Relating to the Certificates and the Exchange Offer –– Appraisals should not be relied upon as a measure of realizable value of the Aircraft.”

Limitation of Liability

Except as otherwise provided in the Indentures, no Loan Trustee, in its individual capacity, will be answerable or accountable under the Indentures or the Equipment Notes under any circumstances except, among other things, for its own willful misconduct or negligence. (Indentures, Section 6.01)

Indenture Events of Default, Notice and Waiver

“Indenture Events of Default” under each Indenture include:

(a)	the failure by American to pay any interest, principal or Premium Amount (if any) within 15 days after the same has become due on any Equipment Note;

(b)	the failure by American to pay any amount (other than interest, principal or Premium Amount (if any)) when due under the Indenture, any Equipment Note or any other related Operative Document for more than 30 days after American receives written notice from the Loan Trustee or any Noteholder under such Indenture;

(c)	the failure by American to carry and maintain (or cause to be maintained) insurance or indemnity on or with respect to the Aircraft in accordance with the provisions of such Indenture; provided that no such failure to carry and maintain insurance will constitute an Indenture Event of Default until the earlier of (i) the date such failure has continued unremedied for a period of 30 days after the Loan Trustee receives notice of the cancellation or lapse of such insurance or (ii) the date such insurance is not in effect as to the Loan Trustee;

(d)	the failure by American to perform or observe any other covenant, condition or agreement to be performed or observed by it under any related Operative Document that continues for a period of 60 days after American receives written notice from the Loan Trustee or any Noteholder under such Indenture; provided that, if such failure is capable of being remedied, no such failure will constitute an Indenture Event of Default for a period of one year after such notice is received by American so long as American is diligently proceeding to remedy such failure;

(e)	any representation or warranty made by American in the related Operative Documents proves to have been incorrect in any material respect when made, and such incorrectness continues to be material to the transactions contemplated by the Indenture and remains unremedied for a period of 60 days after American receives written notice from the Loan Trustee or any Noteholder under such Indenture; provided that, if such incorrectness is capable of being remedied, no such incorrectness will constitute an Indenture Event of Default for a period of one year after such notice is received by American so long as American is diligently proceeding to remedy such incorrectness;

(f)	consent by American to the appointment of, or the taking of possession by, a receiver, trustee or liquidator of itself or of a substantial part of its property or admission by American in writing of its inability to pay its debts generally as they come due or a general assignment by American for the benefit of creditors;

(g)	a voluntary petition filing in bankruptcy by American or a voluntary petition filing or an answer by American seeking reorganization, liquidation or other relief as a debtor in a case under any bankruptcy laws or insolvency laws (as in effect at such time) or an answer by American admitting the material allegations of a petition filed against American as a debtor in any such case, or request by American for relief as a debtor, by voluntary petition, answer or consent, under the provisions of any other bankruptcy or other similar law providing for the reorganization or winding-up of corporations (as in effect at such time), or request by American for an agreement, composition, extension or adjustment with its creditors under such laws;

(h)	the entry of an order, judgment or decree by any court of competent jurisdiction appointing, without the consent of American, a receiver, trustee or liquidator of American or sequestering any substantial part of American’s property, or granting any other relief in respect of American as a debtor under any bankruptcy laws or insolvency laws (as in effect at such time), and any such order, judgment or decree of appointment or sequestration shall remain in force undismissed, unstayed or unvacated for a period of 90 days after the date of entry thereof;

(i)	the filing of a petition against American as a debtor in a case under the federal bankruptcy laws or other insolvency laws (as in effect at such time) and not withdrawn or dismissed within 90 days thereafter or, under the provisions of any law providing for reorganization or winding-up of corporations that may apply to American, the assumption by any court of competent jurisdiction of jurisdiction, custody or control of American or of any substantial part of American’s property if such jurisdiction, custody or control shall remain in force unrelinquished, unstayed or unterminated for a period of 90 days; or

(j)	the occurrence and continuance of an “Indenture Event of Default” under any other Indenture, but only if, as of any date of determination, all Equipment Notes issued and outstanding under such other Indenture are held by the Subordination Agent under the Intercreditor Agreement;

provided that, notwithstanding anything to the contrary set forth in the foregoing, any failure of American to perform or observe any covenant, condition or agreement shall not constitute an Event of Default if such failure arises by reason of an event referred to in the definition of “Event of Loss” so long as American is continuing to comply with all of the terms set forth under “— Events of Loss.” (Indentures, Section 4.01)

Each Indenture provides that the holders of a majority in aggregate unpaid principal amount of the Equipment Notes outstanding under such Indenture, by written instruction to the Loan Trustee, may on behalf of all of the Noteholders waive any past default and its consequences under such Indenture, except a default in the payment of the principal of, Premium Amount (if any) or interest due under any such Equipment Notes outstanding (other than with the consent of the holder thereof) or a default in respect of any covenant or provision of such Indenture that cannot be modified or amended without the consent of each such affected Noteholder. (Indentures, Section  4.05) This provision, among others, is subject to the terms of the Intercreditor Agreement.

Remedies

The exercise of remedies under the Indentures is subject to the terms of the Intercreditor Agreement, and the following description should be read in conjunction with the description of the Intercreditor Agreement.

If an Indenture Event of Default occurs and is continuing under an Indenture, the related Loan Trustee may, and upon receipt of written instructions of the holders of a majority in principal amount of the Equipment Notes then outstanding under such Indenture will, declare the principal amount of all such Equipment Notes issued thereunder immediately due and payable, together with all accrued but unpaid interest thereon (but without any Premium Amount). If an Indenture Event of Default referred to in clause (f), (g), (h) or (i) under “— Indenture Events of Default, Notice and Waiver” occurs with respect to American, such amounts shall, subject to applicable law, become due and payable without any declaration or other act on the part of the related Loan Trustee or holders of Equipment Notes. The holders of a majority in principal amount of Equipment Notes outstanding under an Indenture may rescind any declaration of acceleration of such Equipment Notes if (i) there has been paid to or deposited with the related Loan Trustee an amount sufficient to pay all overdue installments of principal and interest on any such Equipment Notes, and all other amounts owing under the Operative Documents that have become due otherwise than by such declaration of acceleration and (ii) all other Indenture Events of Default, other than nonpayment of principal amount or interest on the Equipment Notes that have become due solely because of such acceleration, have been cured or waived; provided that no such rescission or annulment will extend to or affect any subsequent default or Indenture Event of Default or impair any right consequent thereon. (Indentures, Sections 4.02(a) and 4.02(d))

Each Indenture provides that, if an Indenture Event of Default under such Indenture has occurred and is continuing, the related Loan Trustee may exercise certain rights or remedies available to it under such Indenture or under applicable law. Such remedies include the right to take possession of the Aircraft and to sell all or any part of the Airframe or any Engine comprising the Aircraft subject to such Indenture. (Indentures, Section 4.02(a)) See “Description of the Intercreditor Agreement — Intercreditor Rights — Limitation on Exercise of Remedies.”

In the case of Chapter 11 bankruptcy proceedings in which an air carrier is a debtor, Section 1110 provides special rights to holders of security interests with respect to “equipment” (as defined in Section 1110). Section 1110 provides that, subject to the limitations specified therein, the right of a secured party with a security interest in “equipment” to take possession of such equipment in compliance with the provisions of a security agreement and to enforce any of its rights or remedies thereunder is not affected after 60 days after the date of the order for relief in a case under Chapter 11 of the Bankruptcy Code by any provision of the Bankruptcy Code. Section 1110, however, provides that the right to take possession of an aircraft and enforce other remedies may not be exercised for 60 days following the date of the order for relief (or such longer period consented to by the holder of a security interest and approved by the court) and may not be exercised at all after such period if the trustee in reorganization agrees, subject to the approval of the court, to perform the debtor’s obligations under the security agreement and cures all defaults (other than a default of a kind specified in Section 365(b)(2) of the Bankruptcy Code, such as a default that is a breach of a provision relating to the financial condition, bankruptcy or insolvency of the debtor). “Equipment” is defined in Section 1110, in part, as “an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in Section 40102 of Title 49 of the United States Code) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that, at the time such transaction is entered into, holds an air carrier operating certificate issued pursuant to Chapter 447 of Title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo.”

It was a condition to each Trustee’s obligations to purchase Equipment Notes with respect to each Aircraft that American’s internal counsel provide an opinion to the Trustees that, subject to certain qualifications and assumptions, the Loan Trustee will be entitled to the benefits of Section 1110 with respect to the Airframe and Engines comprising the Aircraft originally subjected to the lien of the relevant Indenture.

The opinion of American’s internal counsel did not address the possible replacement of an Aircraft after an Event of Loss in the future, the consummation of which is conditioned upon the contemporaneous delivery of an opinion of counsel to the effect that the related Loan Trustee will be entitled to Section 1110 benefits with respect to the replacement Airframe unless there is a change in law or court interpretation that results in Section 1110 not being available. See “— Certain Provisions of the Indentures — Events of Loss.” The opinion of American’s internal counsel also did not address the availability of Section 1110 with respect to the bankruptcy proceedings of any possible lessee of an Aircraft if it is leased by American.

In certain circumstances following the bankruptcy or insolvency of American where the obligations of American under any Indenture exceed the value of the Collateral under such Indenture, post-petition interest will not accrue on the related Equipment Notes. In addition, to the extent that distributions are made to any Certificateholders, whether under the Intercreditor Agreement or from drawings on any Liquidity Facility, in respect of amounts that would have been funded by post-petition interest payments on such Equipment Notes had such payments been made, there would be a shortfall between the claim allowable against American on such Equipment Notes after the disposition of the Collateral securing such Equipment Notes and the remaining balance of the Certificates. Such shortfall would first reduce some or all of the remaining claim against American available to the Trustees for the most junior classes.

If an Indenture Event of Default under any Indenture occurs and is continuing, any sums held or received by the related Loan Trustee may be applied to reimburse such Loan Trustee for any tax, expense or other loss incurred by it and to pay any other amounts due to such Loan Trustee prior to any payments to holders of the Equipment Notes issued under such Indenture. (Indentures, Section 3.03)

“Operative Documents” means, with respect to any Indenture, such Indenture, the Equipment Notes issued thereunder, the related Participation Agreement and other operative documents referred to in such Indenture. (Indentures, Annex A)

“Transaction Documents” means, with respect to any Indenture, the related Operative Documents, together with, among others, the Pass Through Trust Agreements, the Note Purchase Agreement, the Intercreditor Agreement and the Liquidity Facilities. (Indentures, Annex A)

“Premium Amount” means, with respect to any Equipment Note, the Make-Whole Amount, if any, payable only in as a result of an optional redemption of such Equipment Note as described in the second paragraph of “— Redemption” above.

Modification of Indentures

Without the consent of holders of a majority in principal amount of the Equipment Notes outstanding under any Indenture, the provisions of such Indenture and the related Equipment Notes and Participation Agreement may not be amended or modified, except to the extent indicated below.

In addition, any Indenture and any Equipment Notes may be amended without the consent of any Noteholder or any other beneficiaries of the security under such Indenture to, among other things, (i) evidence the succession of another person to American and the assumption by any such successor of the covenants of American contained in such Indenture and any of the other related Operative Documents; (ii) cure any defect or inconsistency in such Indenture or the Equipment Notes issued thereunder, or make any change not inconsistent with the provisions of such Indenture (provided that such change does not adversely affect the interests of any Noteholder or any other beneficiary of the security under such Indenture in its capacity solely as Noteholder or other beneficiary of the security under such Indenture, as the case may be); (iii) cure any ambiguity or correct any mistake; (iv) evidence the succession of a new trustee or the removal of a trustee, or facilitate the appointment of an additional or separate trustee pursuant to such Indenture; (v) convey, transfer, assign, mortgage or pledge any property to or with the Loan Trustee of such Indenture; (vi) make any other provisions or amendments with respect to matters or questions arising under such Indenture or such Equipment Notes or to amend, modify or supplement any provision thereof, provided that such action does not adversely affect the interests of any Noteholder or any other beneficiary of the security under such Indenture in its capacity solely as Noteholder or other beneficiary of the security under such Indenture, as the case may be; (vii) correct, supplement or amplify the description of any property at any time subject to the lien of such Indenture or assure, convey and confirm unto the Loan Trustee any property subject or required to be subject to the lien of such Indenture, or subject to the lien of such Indenture the applicable Airframe or Engines or any substitute Airframe or replacement Airframe or replacement Engine; (viii) add to the covenants of American for the benefit of the Noteholders or any other beneficiary of the security under such Indenture or surrender any rights or powers conferred upon American under such Indenture; (ix) add to rights of the Noteholders or any other beneficiary of the security under such Indenture; (x) include on the Equipment Notes under such Indenture any legend as may be required by law or as may otherwise be necessary or advisable; (xi) comply with any applicable requirements of the Trust Indenture Act or any other requirements of applicable law or of any regulatory body; (xii) give effect to the replacement of any Liquidity Provider with a replacement liquidity provider and the replacement of any Liquidity Facility with a Replacement Facility and, if a Replacement Facility is to be comprised of more than one instrument, incorporate appropriate mechanics for multiple liquidity facilities for the applicable Trust; (xiii) provide for the successive redemption of Series B Equipment Notes or Series C Equipment Notes and the issuance from time to time of new Series B Equipment Notes or new Series C Equipment Notes, and for the issuance of pass through certificates by any pass through trust that acquires any such new Series B Equipment Notes or any such new Series C Equipment Notes, and make changes relating to any of the foregoing (including, without limitation, to provide for any prefunding mechanism in connection therewith), and provide for any credit support for any pass through certificates relating to any such new Series B Equipment Notes or any such new Series C Equipment Notes (including, without limitation, to secure claims for fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support (including, without limitation, to specify such credit support as a “Liquidity Facility” and the provider of any such credit support as a “Liquidity Provider,” and if such “Liquidity Facility” is to be comprised of more than one instrument, to incorporate appropriate mechanics for multiple liquidity facilities for a single pass through trust)); provided that such new Series B Equipment Notes or new Series C Equipment Notes, as the case may be, are issued in accordance with the Note Purchase Agreement, the applicable Participation Agreement and the Intercreditor Agreement; or (xiv) make appropriate provisions for a guaranty under a Parent Guarantee (if any) of any obligations of American under such Indenture, any other Operative Documents or one or more series of Equipment Notes or any agreement related to any of the foregoing. See “Possible Refinancing of Class B Certificates and Class C Certificates.” (Indentures, Section 9.01) In addition, any Parent Guarantee may be amended without the consent of any Noteholder or any other beneficiaries of the security under such Indenture to reflect any of the foregoing (including to add to a Parent Guarantee, if any, the payment obligations of American under any of the Equipment Notes). (Indentures, Section 9.03)

Each Indenture provides that without the consent of the holder of each Equipment Note outstanding under such Indenture affected thereby, no amendment or modification of such Indenture may, among other things: (i) reduce the principal amount of, Premium Amount (if any) or interest payable on any Equipment Notes issued under such Indenture; (ii) change the date on which any principal amount of, Premium Amount (if any) or interest payable on any Equipment Note is due or payable; (iii) create any lien with respect to the Collateral subject to the lien of such Indenture prior to or pari passu with the lien of such Indenture, except as permitted by such Indenture, or deprive any holder of an Equipment Note issued under such Indenture of the benefit of the lien of such Indenture upon the related Collateral, except as provided in connection with the exercise of remedies under such Indenture, provided that, without the consent of each holder of an affected Related Equipment Note then outstanding, no such amendment, waiver or modification of terms of, or consent under, any thereof shall modify the provisions described in the last paragraph under “— Subordination” or this clause (iii) or deprive any holder of a Related Equipment Note of the benefit of the lien of such Indenture upon the related Collateral, except as provided in connection with the exercise of remedies under such Indenture; or (iv) reduce the percentage in principal amount of outstanding Equipment Notes issued under such Indenture required to take or approve any action under such Indenture. (Indentures, Section 9.02(a))

Indemnification

American is required to indemnify, among others, each Loan Trustee, the Liquidity Providers, the Subordination Agent and each Trustee, but not, in any case, the holders of Certificates, for certain losses, claims and other matters. (Participation Agreements, Section 4.02) No Loan Trustee will be indemnified, however, for actions arising from its negligence or willful misconduct, or for the inaccuracy of any representation or warranty made in its individual capacity under an Indenture.

No Loan Trustee is required to take any action or refrain from taking any action (other than notifying the Noteholders if it knows of an Indenture Event of Default or of a default arising from American’s failure to pay when due principal, interest or Premium Amount (if any) under any Equipment Note) unless it has received indemnification satisfactory to it against any risks incurred in connection therewith. (Indentures, Section 5.03)

Certain Provisions of the Indentures

Each of the Indentures provides for the following with respect to the Aircraft, Airframe and Engines subject thereto.

Maintenance and Operation

American is obligated, among other things and at its expense, to keep the Aircraft duly registered, and to maintain, service, repair, and overhaul the Aircraft (or cause the same to be done) so as to keep it in such condition as necessary to maintain the airworthiness certificate for the Aircraft in good standing at all times (other than during temporary periods of storage, maintenance, testing or modification or during periods of grounding by applicable governmental authorities). (Indentures, Sections 7.02(a), 7.02(c) and 7.02(e))

American has agreed not to maintain, use, service, repair, overhaul or operate the Aircraft in violation of any law, rule or regulation of any government having jurisdiction over the Aircraft, or in violation of any airworthiness certificate, license or registration relating to the Aircraft issued by such government, except to the extent American (or any lessee) is contesting in good faith the validity or application of any such law, rule or regulation or airworthiness certificate, license or registration in any manner that does not involve any material risk of sale, forfeiture or loss of the Aircraft or impair the lien of the Indenture. (Indentures, Section 7.02(b))

American must make all alterations, modifications, and additions to the Airframe and any Engine necessary to meet the applicable requirements of the FAA or any other applicable governmental authority of another jurisdiction in which the Aircraft may then be registered; provided that American (or any lessee)

may in good faith contest the validity or application of any such requirement in any manner that does not involve, among other things, a material risk of sale, forfeiture or loss of the Aircraft and does not adversely affect the Loan Trustee’s interest in the Aircraft under (and as defined in) the Indenture. American (or any lessee) may add further parts and make other alterations, modifications, and additions to the Airframe or any Engine as American (or any such lessee) may deem desirable in the proper conduct of its business, including, without limitation, removal (without replacement) of parts, so long as such alterations, modifications, additions, or removals do not materially diminish the value or utility of the Airframe or Engine below its value or utility immediately prior to such alteration, modification, addition, or removal (assuming the Airframe or Engine was maintained in accordance with the Indenture), except that the value (but not the utility) of the Airframe or Engine may be reduced from time to time by the value of any such parts which have been removed that American deems obsolete or no longer suitable or appropriate for use on the Airframe or Engine. All parts (with certain exceptions) incorporated or installed in or added to the Airframe or Engine as a result of such alterations, modifications or additions will be subject to the lien of the Indenture. American (or any lessee) is permitted to remove (without replacement) parts that are in addition to, and not in replacement of or substitution for, any part originally incorporated or installed in or attached to the Airframe or Engine at the time of delivery thereof to American, as well as any part that is not required to be incorporated or installed in or attached to the Airframe or Engine pursuant to applicable requirements of the FAA or other jurisdiction in which the Aircraft may then be registered, or any part that can be removed without materially diminishing the requisite value or utility of the Aircraft. (Indentures, Section 7.04(c))

Except as set forth above, American is obligated to replace or cause to be replaced all parts that are incorporated or installed in or attached to the Airframe or any Engine and become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use. Any such replacement parts will become subject to the lien of the Indenture in lieu of the part replaced. (Indentures, Section 7.04(a))

Registration, Leasing and Possession

Although American has certain re-registration rights, as described below, American generally is required to keep the Aircraft duly registered under the Transportation Code with the FAA and to record the Indenture under the Federal Aviation Act. (Indentures, Section 7.02(e)) In addition, American has registered the “international interests” created pursuant to the Indenture under the Cape Town Convention on International Interests in Mobile Equipment and the related Aircraft Equipment Protocol (the “Cape Town Treaty”). (Indentures, Section 7.02(e)). Although American has no current intention to do so, American is permitted to register the Aircraft in certain jurisdictions outside the United States, subject to certain conditions specified in the Indenture. These conditions include a requirement that the laws of the new jurisdiction of registration will give effect to the lien of and the security interest created by the Indenture in the Aircraft. (Indentures, Section 7.02(e)) American also is permitted, subject to certain limitations, to lease the Aircraft or any Engine to any United States certificated air carrier, to certain foreign air carriers or to certain manufacturers of airframes or engines (or their affiliates acting under an unconditional guarantee of such manufacturer). In addition, subject to certain limitations, American is permitted to transfer possession of the Airframe or any Engine other than by lease, including transfers of possession by American or any lessee in connection with certain interchange and pooling arrangements, “wet leases,” transfers in connection with maintenance or modifications and transfers to the government of the United States, Canada, France, Germany, Japan, Sweden, Switzerland, The Netherlands and the United Kingdom or any instrumentality or agency thereof. (Indentures, Section 7.02(a)) There are no general geographical restrictions on American’s (or any lessee’s) ability to operate the Aircraft. The extent to which the relevant Loan Trustee’s lien would be recognized in an Aircraft if such Aircraft were located in certain countries is uncertain. Permitted foreign air carrier lessees are not limited to those based in a country that is a party to the Convention on the International Recognition of Rights in Aircraft (Geneva 1948) (the “Mortgage Convention”) or a party to the Cape Town Treaty. It is uncertain to what extent the relevant Loan Trustee’s security interest would be recognized if an Aircraft is registered or located in a jurisdiction not a party to the Mortgage Convention or the Cape Town Treaty. There are many jurisdictions in the world that have not ratified the Mortgage Convention or the Cape Town Treaty, and the Aircraft may be located in any such jurisdiction from time to time. The Cape Town Treaty provides that, subject to certain exceptions, a registered “international interest” has priority over a subsequently registered interest and over an unregistered interest for purposes of the law of those jurisdictions that have ratified the Cape Town Treaty. However, it is unclear how the Cape Town Treaty will be applied in such jurisdictions given the novelty of the Cape Town Treaty and the paucity of legal precedents with respect to the Cape Town Treaty.

In addition, any exercise of the right to repossess an Aircraft may be difficult, expensive and time-consuming, particularly when such Aircraft is located outside the United States or has been registered in a foreign jurisdiction or leased to or in possession of a foreign or domestic operator. Any such exercise would be subject to the limitations and requirements of applicable law, including the need to obtain consents or approvals for deregistration or re-export of such Aircraft, which may be subject to delays and political risk. When a defaulting lessee or other permitted transferee is the subject of a bankruptcy, insolvency, or similar event such as protective administration, additional limitations may apply. See “Risk Factors — Risk Factors Relating to the Certificates and the Exchange Offer — Repossession of Aircraft may be difficult, time-consuming and expensive.”

In addition, some jurisdictions may allow for other liens or other third-party rights to have priority over a Loan Trustee’s security interest in an Aircraft to a greater extent than is permitted under United States law. As a result, the benefits of the related Loan Trustee’s security interest in an Aircraft may be less than they would be if the Aircraft were located or registered in the United States.

Upon repossession of an Aircraft, the Aircraft may need to be stored and insured. The costs of storage and insurance can be significant, and the incurrence of such costs could reduce the proceeds available to repay the Certificateholders. In addition, at the time of foreclosing on the lien on an Aircraft under the related Indenture, the Airframe subject to such Indenture might not be equipped with the Engines subject to the same Indenture. If American fails to transfer title to engines not owned by American that are attached to repossessed Airframe, it could be difficult, expensive and time-consuming to assemble an Aircraft consisting of an Airframe and Engines subject to the same Indenture.

Liens

American is required to maintain the Aircraft free of any liens, other than the lien of the Indenture, any other rights existing pursuant to the other related Operative Documents and Transaction Documents, the rights of others in possession of the Aircraft in accordance with the terms of the Indenture and liens attributable to other parties to the related Operative Documents and Transaction Documents and other than certain other specified liens, including but not limited to: (i) liens for taxes either not yet overdue or being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of the Airframe or any Engine or the Loan Trustee’s interest therein or impair the lien of the Indenture; (ii) materialmen’s, mechanics’, workers’, landlord’s, repairmen’s, employees’ or other similar liens arising in the ordinary course of business and securing obligations that either are not yet overdue for more than 60 days or are being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of the Airframe or any Engine or the Loan Trustee’s interest therein or impair the lien of the Indenture; (iii) judgment liens so long as such judgment is discharged, vacated or reversed within 60 days or the execution of such judgment is stayed pending appeal or such judgment is discharged, vacated or reversed within 60 days after expiration of such stay and so long as during any such 60 day period there is not, or any such judgment or award does not involve, any material risk of the sale, forfeiture or loss of the Aircraft, the Airframe or any Engine or the interest of the Loan Trustee therein or impair the lien of the Indenture; (iv) salvage or similar rights of insurers under insurance policies maintained by American; (v) any other lien as to which American has provided a bond, cash collateral or other security adequate in the reasonable opinion of the Loan Trustee; and (vi) liens approved in writing by the Loan Trustee with the consent of holders of a majority in principal amount of the Equipment Notes outstanding under the Indenture. (Indentures, Section 7.01)

Insurance

Subject to certain exceptions, American is required to maintain, at its expense (or at the expense of a lessee), all-risk aircraft hull insurance covering the Aircraft (including, without limitation, war risk and allied perils insurance if and to the extent the same is maintained by American (or any permitted lessee) with respect to other aircraft operated by American (or any permitted lessee) on same or similar routes), at all times in an amount not less than 110% of the aggregate outstanding principal amount of the Equipment Notes relating to the Aircraft. However, after giving effect to self-insurance permitted as described below, the amount payable under such insurance may be less than such amounts payable with respect to such Equipment Notes. If the Aircraft suffers an Event of Loss, insurance proceeds up to an amount equal to the outstanding principal amount of the Equipment Notes, together with accrued but unpaid interest thereon, plus an amount equal to the interest that will accrue on the outstanding principal amount of the Equipment Notes during the period commencing on the day following the date of payment of such insurance proceeds to the Loan Trustee and ending on the loss payment date (the sum of those amounts being, the “Loan Amount”) will be paid to the Loan Trustee. If the Aircraft, the Airframe or any Engine suffers loss or damage not constituting an Event of Loss but involving insurance proceeds in excess of $12,000,000 (in the case of a Boeing 777-223ER), $8,000,000 (in the case of a Boeing 767-323ER) or $6,000,000 (in the case of a Boeing 737-823 or a Boeing 757-223), proceeds in excess of such specified amounts up to the Loan Amount will be payable to the Loan Trustee, and the proceeds up to such specified amounts and proceeds in excess of the Loan Amount will be payable directly to American unless there is a continuing Indenture Event of Default, in which event all insurance proceeds for any loss or damage to the Aircraft (or Engine) up to an amount equal to the Loan Amount will be payable to the Loan Trustee. So long as the loss does not constitute an Event of Loss, insurance proceeds will be applied to repair or replace the equipment. (Indentures, Section 7.06(b))

In addition, American is obligated to maintain or cause to be maintained aircraft liability insurance at its expense (or at the expense of a lessee), including, without limitation, bodily injury, personal injury and property damage liability insurance (exclusive of manufacturer’s product liability insurance), and contractual liability insurance with respect to the Aircraft. Such liability insurance must be underwritten by insurers of recognized responsibility. The amount of such liability insurance coverage may not be less than the amount of aircraft liability insurance from time to time applicable to similar aircraft in American’s fleet on which American carries insurance and operated by American on the same or similar routes on which the Aircraft is operated. (Indentures, Section 7.06(a))

American may self-insure under a program applicable to all aircraft in its fleet, but the amount of such self-insurance in the aggregate may not exceed for any 12-month policy year 1% of the average aggregate insurable value (during the preceding policy year) of all aircraft on which American carries insurance, unless an insurance broker of national standing certifies that the standard among all other major U.S. airlines is a higher level of self-insurance, in which case American may self-insure the Aircraft to such higher level. In addition, American may self-insure to the extent of (i) any applicable deductible per occurrence that is not in excess of the amount customarily allowed as a deductible in the industry or is required to facilitate claims handling, or (ii) any applicable mandatory minimum per aircraft (or, if applicable, per annum or other period) liability insurance or hull insurance deductibles imposed by the aircraft liability or hull insurers. (Indentures, Section 7.06(c))

American is required to name the Loan Trustee, each Trustee, the Subordination Agent and the Liquidity Providers as additional insured parties under the liability insurance policy required with respect to the Aircraft. In addition, the hull and liability insurance policies will be required to provide that, in respect of the interests of such additional insured party, the insurance shall not be invalidated or impaired by any action or inaction of American. (Indentures, Sections 7.06(a) and 7.06(b))

Events of Loss

If an Event of Loss occurs with respect to the Airframe or the Airframe and one or more Engines of an Aircraft, American must elect within 90 days after such occurrence (i) to replace the Airframe and any such Engines or (ii) to pay the Loan Trustee the outstanding principal amount of the Equipment Notes relating to the Aircraft together with accrued interest thereon, but without any premium. Depending upon American’s election, not later than the first Business Day after the 120th day following the date of occurrence of such Event of Loss, American will (i) redeem the Equipment Notes under the Indenture by paying to the Loan Trustee the outstanding unpaid principal amount of such Equipment Notes, together with accrued interest thereon, but without any premium or (ii) substitute an airframe (or airframe and one or more engines, as the case may be), free and clear of all liens (other than certain permitted liens), for the Airframe, or Airframe and Engine(s), that suffered such Event of Loss. If American elects to replace the Airframe (or Airframe and one or more Engines, as the case may be) that suffered such Event of Loss, it will do so with an airframe or airframe and engines of the same model as the Airframe or Airframe and Engines to be replaced or a comparable or improved model, and with a value and utility (without regard to hours or cycles) at least equal to the Airframe or Airframe and Engines to be replaced, assuming that such Airframe and such Engines were in the condition and repair required by the Indenture. American is also required to provide to the Loan Trustee opinions of counsel (i) to the effect that the Loan Trustee will be entitled to the benefits of Section 1110 with respect to the replacement airframe (unless, as a result of a change in law or governmental or judicial interpretation, such benefits were not available with respect to the Aircraft immediately prior to such replacement) and (ii) as to the due registration of the replacement aircraft, the due recordation of a supplement to the Indenture relating to such replacement aircraft, the registration of such replacement airframe with the International Registry under the Cape Town Treaty, if applicable, and the validity and perfection of the security interest granted to the Loan Trustee in the replacement airframe and engines, as the case may be. If American elects not to replace the Airframe, or Airframe and Engine(s), then upon payment of the outstanding principal amount of the Equipment Notes issued with respect to the Aircraft, together with accrued but unpaid interest thereon (but without any premium), the lien of the Indenture will terminate with respect to the Aircraft, and the obligation of American thereafter to make the scheduled interest and principal payments with respect to such Equipment Notes will cease. The payments made under the Indenture by American will be deposited with the Loan Trustee. Amounts in excess of the amounts due and owing under the Equipment Notes issued with respect to the Aircraft will be distributed by the Loan Trustee to American. (Indentures, Sections 2.10, 3.02, 7.05(a) and 7.05(c))

If an Event of Loss occurs with respect to an Engine alone, American will be required to replace such Engine within 120 days after the occurrence of such Event of Loss with another engine, free and clear of all liens (other than certain permitted liens). In addition, American will have the right at any time to replace any Engine with another engine, free and clear of all liens (other than certain permitted liens). In each case, the replacement engine will be the same model as the Engine to be replaced, or a comparable or improved model of the same or another manufacturer, suitable for installation and use on the Airframe, and will have a value and utility (without regard to hours or cycles) at least equal to the Engine to be replaced, assuming that such Engine was in the condition and repair required by the terms of the Indenture. (Indentures, Sections 7.04(d) and 7.05(b))

An “Event of Loss” with respect to the Aircraft, the Airframe or any Engine means any of the following events with respect to such property:

•	the loss of such property or of the use thereof due to destruction, damage to such property beyond repair or rendition of such property permanently unfit for normal use for any reason whatsoever;

•	any damage to such property that results in an insurance settlement with respect to such property on the basis of a total loss or a compromised or constructive total loss;

•	the theft, hijacking or disappearance of such property for a period exceeding 180 consecutive days;

•	the requisition for use of such property by any government (other than a requisition for use by the government of Canada, France, Germany, Japan, Sweden, Switzerland, The Netherlands, the United Kingdom or the United States or the government of the country of registry of the Aircraft) that results in the loss of possession of such property by American (or any lessee) for a period exceeding 12 consecutive months;

•	the operation or location of the Aircraft, while under requisition for use by any government, in an area excluded from coverage by any insurance policy required by the terms of the Indenture, unless American has obtained indemnity or insurance in lieu thereof from such government;

•	any requisition of title or other compulsory acquisition, capture, seizure, deprivation, confiscation or detention (excluding requisition for use not involving a requisition of title) for any reason of the Aircraft, the Airframe, or any Engine by any government that results in the loss of title or use of the Aircraft, the Airframe or any Engine by American (or a permitted lessee) for a period in excess of 180 consecutive days;

•	as a result of any law, rule, regulation, order or other action by the FAA or other government of the country of registry, the use of the Aircraft or Airframe in the normal business of air transportation is prohibited by virtue of a condition affecting all aircraft of the same type for a period of 18 consecutive months, unless American is diligently carrying forward all steps that are necessary or desirable to permit the normal use of the Aircraft or Airframe or, in any event, if such use is prohibited for a period of three consecutive years; and

•	with respect to an Engine only, any divestiture of title to or interest in such Engine or, in certain circumstances, the installation of such Engine on an airframe that is subject to a conditional sale or other security agreement or the requisition for use of by any government of such Engine not then installed on an Airframe.

An Event of Loss with respect to the Aircraft is deemed to have occurred if an Event of Loss occurs with respect to the Airframe that is a part of the Aircraft unless American elects to substitute a replacement airframe pursuant to the related Indenture. (Indentures, Annex A)

If the Equipment Notes issued under the Indenture relating to an Aircraft are repaid in full in the case of an Event of Loss with respect to such Aircraft, the lien on such Aircraft under such Indenture will be released, and such Aircraft will not thereafter secure any other Equipment Notes. (Indentures, Section 7.05)

POSSIBLE REFINANCING OF CLASS B CERTIFICATES AND CLASS C CERTIFICATES

Refinancing of Class B Certificates and Class C Certificates

American may elect to redeem Series B Equipment Notes or Series C Equipment Notes (or both) then outstanding and to issue new Equipment Notes with the same series designation as, but with terms that may differ from, those of the redeemed Equipment Notes (any such new Equipment Notes, the “Refinancing Equipment Notes”) in respect of all (but not less than all) of the Aircraft. In such case, American will fund the sale of such Refinancing Equipment Notes through the sale of pass through certificates (the “Refinancing Certificates”) issued by any pass through trust that acquires any such Refinancing Equipment Notes (each, a “Refinancing Trust”).

The trustee of any Refinancing Trust will become a party to the Intercreditor Agreement, and the Intercreditor Agreement will be amended by written agreement of American and the Subordination Agent to provide for the subordination of the Refinancing Certificates to the Administration Expenses, the Liquidity Obligations, the Class A Certificates and, if applicable, the Class B Certificates in the same manner that the corresponding class of refinanced Certificates was subordinated. Such issuance of Refinancing Equipment Notes and Refinancing Certificates, and any such amendment of the Intercreditor Agreement (and any amendment of an Indenture in connection with such refinancing), is contingent upon each Rating Agency providing written confirmation to the effect that such actions will not result in a withdrawal, suspension, or downgrading of the rating of any class of Certificates then rated by such Rating Agency and that remains outstanding. The issuance of Refinancing Certificates in compliance with the foregoing conditions, and any amendment of a Parent Guarantee (if any) in connection with such issuance, will not require the consent of any Trustee or any holders of any class of Certificates. (Intercreditor Agreement, Section 8.01(c))

Liquidity Facilities

Refinancing Certificates in respect of refinanced Class B Certificates may have the benefit of credit support similar to the Liquidity Facilities or different therefrom and claims for fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support may rank equally with similar claims in respect of the Liquidity Facilities. (Intercreditor Agreement, Section 8.01(c)(iii))

The Class C Certificates do not have the benefit of a liquidity facility. Refinancing Certificates in respect of refinanced Class C Certificates may have the benefit of credit support similar to the Liquidity Facilities or different therefrom (provided that claims for fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support shall be subordinated to the Administration Expenses, the Liquidity Obligations, the Class A Certificates and the Class B Certificates), so long as the prior written consent of the Liquidity Providers shall have been obtained and each Rating Agency shall have provided written confirmation to the effect that such actions will not result in a withdrawal, suspension, or downgrading of the rating of any class of Certificates then rated by such Rating Agency and that remains outstanding. (Intercreditor Agreement, Section 8.01(c)(iii))

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of the material U.S. federal income tax considerations relating to the Exchange Offer. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated or proposed thereunder and administrative and judicial interpretations thereof, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect, or to different interpretation. This discussion does not address all of the U.S. federal income tax considerations that may be relevant to specific Certificate Owners (as defined below) in light of their particular circumstances or to Certificate Owners subject to special treatment under U.S. federal income tax law (such as banks, insurance companies, dealers in securities or other Certificate Owners that generally mark their securities to market for U.S. federal income tax purposes, tax-exempt entities, retirement plans, regulated investment companies, real estate investment trusts, certain former citizens or residents of the United States, Certificate Owners that hold a Certificate as part of a straddle, hedge, conversion or other integrated transaction or Certificate Owners that are U.S. persons and have a “functional currency” other than the U.S. dollar). This discussion does not address any U.S. state or local or non-U.S. tax considerations or any U.S. federal estate, gift or alternative minimum tax considerations. As used in this discussion, the term “Certificate Owner” means a beneficial owner of a Certificate.

The exchange of an Old Certificate for a New Certificate pursuant to the Exchange Offer will not be treated as a sale or exchange of the Old Certificate by a Certificate Owner for U.S. federal income tax purposes. Accordingly, a Certificate Owner of an Old Certificate will not recognize any gain or loss upon the exchange of such Old Certificate for a New Certificate pursuant to the Exchange Offer. Such Certificate Owner’s holding period for such New Certificate will include such Certificate Owner’s holding period for such Old Certificate, and such Certificate Owner’s adjusted tax basis in such New Certificate will be the same as such Certificate Owner’s adjusted tax basis in such Old Certificate. There will be no U.S. federal income tax consequences to a Certificate Owner of an Old Certificate that does not participate in the Exchange Offer.

EACH CERTIFICATE OWNER SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. INCOME AND OTHER TAX CONSIDERATIONS RELATING TO THE EXCHANGE OFFER IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES.

CERTAIN ERISA CONSIDERATIONS

EACH TAXPAYER IS HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF U.S. FEDERAL TAX ISSUES IN THIS PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED BY THE TAXPAYER, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THE TAXPAYER UNDER U.S. FEDERAL TAX LAW; (B) ANY SUCH DISCUSSION IS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C)  THE TAXPAYER SHOULD SEEK ADVICE BASED ON ITS PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

General

A fiduciary of a retirement plan or other employee benefit plan or arrangement, including for this purpose an individual retirement account, annuity or Keogh plan, that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Code (an “ERISA Plan”), or such a plan or arrangement which is a non-U.S., church or governmental plan or arrangement exempt from Title I of ERISA and Section 4975 of the Code, but subject to a foreign, federal, state, or local non-U.S. law which is substantially similar to the prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code (each, a “Similar Law”) (in each case, including an ERISA Plan, a “Plan”), should consider whether an investment in the Certificates is appropriate for the Plan, taking into account the provisions of the Plan documents, the overall investment policy of the Plan and the composition of the Plan’s investment portfolio, as there are imposed on Plan fiduciaries certain fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. Further, a fiduciary should consider the fact that in the future there may be no market in which such fiduciary would be able to sell or otherwise dispose of the Certificates.

Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan and certain persons (referred to as “parties in interest” or “disqualified persons”) having certain relationships to such ERISA Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

Any Plan fiduciary which proposes to cause a Plan to purchase and hold Certificates should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code and Similar Law to such an investment, and to confirm that such purchase and holding will not constitute or result in a nonexempt prohibited transaction or any other violation of an applicable requirement of ERISA, the Code or Similar Law.

Plan Assets Issues

The Department of Labor has promulgated a regulation, 29 CFR Section 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Asset Regulation”), describing what constitutes the assets of an ERISA Plan with respect to the ERISA Plan’s investment in an entity for purposes of ERISA and Section 4975 of the Code. Under the Plan Asset Regulation, if an ERISA Plan invests (directly or indirectly) in a Certificate, the ERISA Plan’s assets will include both such Certificate and an undivided interest in each of the underlying assets of the corresponding Trust, including the Equipment Notes held by such Trust, unless it is established that equity participation in the Trust by benefit plan investors (including but not limited to ERISA Plans and entities whose underlying assets include ERISA Plan assets by reason of an ERISA Plan’s investment in the entity) is not “significant” within the meaning of the Plan Asset Regulation. In this regard, the extent to which there is equity participation in a particular Trust by, or on behalf of, benefit plan investors will not be monitored. If the assets of a Trust are deemed to constitute the assets of an ERISA Plan, transactions involving the assets of such Trust could be subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code or provisions of Similar Law unless a statutory or administrative exemption is applicable to the transaction.

Prohibited Transaction Exemptions

Whether or not the assets of a Trust are deemed to be ERISA Plan assets under the Plan Asset Regulation, the fiduciary of a Plan that proposes to purchase and hold any Certificates should consider, among other things, whether such purchase and holding may involve (i) the direct or indirect extension of credit to a party in interest or a disqualified person, (ii) the sale or exchange of any property between an ERISA Plan and a party in interest or a disqualified person or (iii) the transfer to, or use by or for the benefit of, a party in interest or a disqualified person, of any ERISA Plan assets. Such parties in interest or disqualified persons could include, without limitation, American, AAG, the Initial Purchasers, the Trustees, the Liquidity Providers, the Loan Trustees, the Subordination Agent and their respective affiliates. Moreover, if Certificates are purchased by an ERISA Plan and the Certificates of a subordinate class are held by a party in interest or a disqualified person with respect to such ERISA Plan, the exercise by the holder of the subordinate class of Certificates of its right to purchase the more senior class of Certificates upon the occurrence and during the continuation of certain events could be considered to constitute a prohibited transaction unless a statutory or administrative exemption were applicable. In addition, if a subordinate class of Certificates are purchased by an ERISA Plan and the more senior class of Certificates are held by a party in interest or a disqualified person with respect to such ERISA Plan, the exercise by such ERISA Plan of its right to purchase the more senior class of Certificates upon the occurrence and during the continuation of certain events could be considered to constitute a prohibited transaction unless a statutory or administrative exemption were applicable. Depending on the satisfaction of certain conditions which may include the identity of the ERISA Plan fiduciary making the decision to acquire or hold the Certificates on behalf of an ERISA Plan, Prohibited Transaction Class Exemption (“PTCE”) 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager”), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house asset manager) or PTCE 90-1 (relating to investments by insurance company pooled separate accounts) (collectively, the “Class Exemptions”) could provide an exemption from the prohibited transaction restrictions of ERISA and Section 4975 of the Code. However, there can be no assurance that any of these Class Exemptions or any other exemption will be available with respect to any particular transaction involving the Certificates.

Each person who acquires or accepts a Certificate or an interest therein will be deemed by such acquisition or acceptance to have represented and warranted that either: (i) no assets of a Plan or any trust established with respect to a Plan have been used to purchase such Certificate or an interest therein or (ii) the purchase and holding of such Certificate or an interest therein by such person are exempt from the prohibited transaction restrictions of ERISA and the Code or provisions of Similar Law pursuant to one or more prohibited transaction statutory or administrative exemptions.

Special Considerations Applicable to Insurance Company General Accounts

Any insurance company proposing to purchase Certificates should consider the implications of the United States Supreme Court’s decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86, 114 S. Ct. 517 (1993), which in certain circumstances treats such general account assets as assets of an ERISA Plan that owns a policy or other contract with such insurance company, as well as the effect of Section 401(c) of ERISA as interpreted by regulations issued by the United States Department of Labor in January, 2000 (the “General Account Regulations”).

The foregoing discussion set forth in this entire “Certain ERISA Considerations” section is based upon ERISA and the tax laws of the United States, as well as judicial and administrative interpretations thereof, all as in effect on the date of this prospectus and all of which are subject to change or differing interpretations, which could apply retroactively.

EACH PLAN FIDUCIARY SHOULD CONSULT WITH ITS LEGAL ADVISOR CONCERNING THE POTENTIAL CONSEQUENCES TO THE PLAN UNDER ERISA, THE CODE OR SIMILAR LAW OF AN INVESTMENT IN ANY OF THE CERTIFICATES.

PLAN OF DISTRIBUTION

Each broker-dealer that receives New Certificates for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Certificates. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Certificates received in exchange for Old Certificates where such Old Certificates were acquired as a result of market making activities or other trading activities. We have agreed that, prior to the disposition of Old Certificates by such broker-dealer or for a period of 90 days after the Expiration Date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

We will not receive any proceeds from any sale of New Certificates by broker-dealers. New Certificates received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time, in one or more transactions, through the over-the-counter market, in negotiated transactions, through the writing of options on the New Certificates or a combination of such methods of resale, provided that the New Certificates be sold at prevailing market prices, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or, alternatively, to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such New Certificates. Any broker-dealer that resells New Certificates that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Certificates may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of New Certificates and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Prior to the disposition of Old Certificates by such broker-dealer or for a period of 90 days after the Expiration Date, American will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. American has agreed to pay all expenses incident to the Exchange Offer other than commissions or concessions of any brokers or dealers and will indemnify certain holders of the Certificates (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe that the New Certificates to be issued pursuant to the Exchange Offer in exchange for Old Certificates may be offered for resale, resold or otherwise transferred by a holder thereof without compliance with the registration and prospectus delivery provisions of the Securities Act; provided that (i) the holder is acquiring such New Certificates in its ordinary course of business, (ii) such holder has no arrangements or understanding with any person to participate in the distribution of the Old Certificates or New Certificates, (iii) such holder is not an “affiliate” of ours or any Trustee within the meaning of Rule 405 under the Securities Act and (iv) if such holder is not a broker-dealer, it is not engaged in and does not intend to engage in the distribution of the New Certificates. Holders of Old Certificates wishing to accept the Exchange Offer must represent to us that such conditions have been met. We have not sought, and do not intend to seek, a no-action letter from the SEC with respect to the effects of the Exchange Offer, and there can be no assurance that the staff of the SEC would make a similar determination with respect to the New Certificates as it has in such no-action letters.

Selling Restrictions

This prospectus does not constitute an offer by, or a solicitation by or on behalf of, us to participate in the Exchange Offer in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in that jurisdiction. The distribution of this prospectus and the Exchange Offer for New Certificates in certain jurisdictions may be restricted by law. We require persons into whose possession this prospectus comes to observe any such restriction.

TRANSFER RESTRICTIONS

New Class B Certificates

Notwithstanding registration under the Securities Act, the New Class B Certificates will be permitted to be sold only to QIBs and will be subject to the following transfer restrictions for so long as they are outstanding. For that reason, acquirors of New Class B Certificates are advised to consult legal counsel prior to making any offer, resale, pledge or transfer thereof.

In addition, by its acquisition of any New Class B Certificate, each acquiror will be deemed to have represented and agreed as follows:

1. it represents that it is purchasing the New Class B Certificates (or any beneficial interest therein) for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB;

2. it acknowledges that the New Class B Certificates may only be offered, pledged, sold or resold or otherwise transferred to QIBs in compliance with Rule 144A;

3. (a) it agrees that, for so long as New Class B Certificates remain outstanding, if it should offer, pledge, resell or otherwise transfer (each a “transfer”) any of the New Class B Certificates, it will do so only to a QIB in compliance with Rule 144A, (b) it agrees that, prior to any transfer of any New Class B Certificates, it will furnish to the Class B Trustee and American such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made to a QIB in compliance with Rule 144A and (c) subject to the procedures set forth under “Description of the Certificates — Book-Entry Registration; Delivery and Form” in the case of any certificated New Class B Certificate, prior to any proposed transfer of the New Class B Certificates, it agrees that the transferee thereof must complete and submit to the Class B Trustee the form on the reverse of its New Class B Certificate in which the transferee states that the transferee is purchasing such New Class B Certificate for the transferee’s own account or an account with respect to which the transferee exercises sole investment discretion and that the transferee and any such account is a QIB;

4. it agrees that it will deliver to each person to whom it transfers the New Class B Certificates, notices of these restrictions on transfer of such New Class B Certificates;

5. it understands that the New Class B Certificates will be represented by Global Certificates;

6. it represents and warrants that either (i) no assets of a Plan or any trust established with respect to a Plan have been used to purchase such New Class B Certificate or an interest therein or (ii) the purchase and holding of such New Class B Certificate or interest therein by such person are exempt from the prohibited transaction restrictions of ERISA and the Code or provisions of Similar Law pursuant to one or more prohibited transaction statutory or administrative exemptions;

7. it acknowledges that American, the Class B Trustee and others will rely upon the truth and accuracy of the foregoing and following acknowledgments, representations, warranties and agreements and agrees that, if any of the acknowledgments, representations, warranties and agreements made or deemed to have been made by its purchase of the New Class B Certificates is no longer accurate, it shall promptly notify American and the Class B Trustee and, if it is acquiring any of the New Class B Certificates as a fiduciary or agent of one or more investor accounts, it represents that it has sole investment discretion with respect to each such investor account and that it has full power to make the foregoing acknowledgments, representations and agreements on behalf of each such investor account;

8. it acknowledges that the foregoing restrictions apply to holders of beneficial interests in the New Class B Certificates as well as to registered holders of the New Class B Certificates;

9. it acknowledges that the Class B Trustee or any other registrar will not be required to accept for registration of transfer any New Class B Certificate unless evidence satisfactory to American and the Class B Trustee that the restrictions on transfer set forth herein have been complied with is submitted to them; and

10. it understands and acknowledges that each New Class B Certificate (whether it is a Global Certificate or a Definitive Certificate) will bear a legend to the following effect for so long as they are outstanding on the face thereof unless American and the Class B Trustee determine otherwise consistent with applicable law:

THIS CERTIFICATE IS SUBJECT TO TRANSFER RESTRICTIONS. FOR SO LONG AS THIS CERTIFICATE IS OUTSTANDING, IT MAY NOT BE OFFERED, PLEDGED, SOLD OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION OR ACCEPTANCE HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”)); (2) AGREES THAT, FOR SO LONG AS THIS CERTIFICATE IS OUTSTANDING, IT WILL NOT OFFER, PLEDGE, RESELL OR OTHERWISE TRANSFER THIS CERTIFICATE EXCEPT (I)(A) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT OR (B) TO AMERICAN AIRLINES, INC. OR ANY AFFILIATE THEREOF; AND (II) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OF AMERICA AND OTHER APPLICABLE JURISDICTIONS; (3) AGREES THAT PRIOR TO SUCH TRANSFER, IT WILL FURNISH TO THE TRUSTEE AND AMERICAN AIRLINES, INC. SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE IN COMPLIANCE WITH THE FOREGOING CLAUSE (2) AND (4) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS CERTIFICATE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS CERTIFICATE, THE TRANSFEREE MUST COMPLETE THE FORM ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT SUCH FORM TO THE TRUSTEE. TRUST SUPPLEMENT NO. 2013-2B TO THE PASS THROUGH TRUST AGREEMENT CONTAINS A PROVISION REQUIRING THE REGISTRAR TO REFUSE TO REGISTER ANY TRANSFER OF THIS CERTIFICATE IN VIOLATION OF THE FOREGOING RESTRICTIONS. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

and that the New Class B Certificates will also bear the following legend on the face thereof:

BY ITS ACQUISITION OR ACCEPTANCE HEREOF OR ANY INTEREST HEREIN, THE HOLDER HEREOF OR OF SUCH INTEREST REPRESENTS THAT EITHER (A) NO ASSETS OF (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), (II) A PLAN DESCRIBED IN SECTION 4975(E)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), (III) AN ENTITY WHOSE UNDERLYING ASSETS ARE DEEMED TO INCLUDE ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLAN, OR (IV) A NON-U.S., GOVERNMENTAL OR CHURCH PLAN THAT IS SUBJECT TO ANY U.S. FEDERAL, STATE, LOCAL OR NON-U.S. LAW OR REGULATION THAT IS SUBSTANTIALLY SIMILAR TO SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”), HAVE BEEN USED TO PURCHASE THIS SECURITY OR ANY INTEREST HEREIN, OR (B) THE PURCHASE AND HOLDING OF THIS SECURITY OR ANY INTEREST HEREIN BY THE HOLDER IS EXEMPT FROM THE PROHIBITED TRANSACTION RESTRICTIONS OF ERISA AND THE CODE OR ANY PROVISION OF SIMILAR LAW PURSUANT TO ONE OR MORE PROHIBITED TRANSACTION STATUTORY OR ADMINISTRATIVE EXEMPTIONS.

New Class C Certificates

Notwithstanding registration under the Securities Act, the New Class C Certificates will be permitted to be sold only to QIBs and will be subject to the following transfer restrictions for so long as they are outstanding. For that reason, acquirors of New Class C Certificates are advised to consult legal counsel prior to making any offer, resale, pledge or transfer thereof.

In addition, by its acquisition of any New Class C Certificate, each acquiror will be deemed to have represented and agreed as follows:

1. it represents that it is purchasing the New Class C Certificates (or any beneficial interest therein) for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB;

2. it acknowledges that the New Class C Certificates may only be offered, pledged, sold or resold or otherwise transferred to QIBs in compliance with Rule 144A;

3. (a) it agrees that, for so long as New Class C Certificates remain outstanding, if it should offer, pledge, resell or otherwise transfer (each a “transfer”) any of the New Class C Certificates, it will do so only to a QIB in compliance with Rule 144A, (b) it agrees that, prior to any transfer of any New Class C Certificates, it will furnish to the Class C Trustee and American such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made to a QIB in compliance with Rule 144A and (c) subject to the procedures set forth under “Description of the Certificates — Book-Entry Registration; Delivery and Form” in the case of any certificated New Class C Certificate, prior to any proposed transfer of the New Class C Certificates, it agrees that the transferee thereof must complete and submit to the Class C Trustee the form on the reverse of its New Class C Certificate in which the transferee states that the transferee is purchasing such New Class C Certificate for the transferee’s own account or an account with respect to which the transferee exercises sole investment discretion and that the transferee and any such account is a QIB;

4. it agrees that it will deliver to each person to whom it transfers the New Class C Certificates, notices of these restrictions on transfer of such New Class C Certificates;

5. it understands that the New Class C Certificates will be represented by Global Certificates;

6. it represents and warrants that either (i) no assets of a Plan or any trust established with respect to a Plan have been used to purchase such New Class C Certificate or an interest therein or (ii) the purchase and holding of such New Class C Certificate or interest therein by such person are exempt from the prohibited transaction restrictions of ERISA and the Code or provisions of Similar Law pursuant to one or more prohibited transaction statutory or administrative exemptions;

7. it acknowledges that American, the Class C Trustee and others will rely upon the truth and accuracy of the foregoing and following acknowledgments, representations, warranties and agreements and agrees that, if any of the acknowledgments, representations, warranties and agreements made or deemed to have been made by its purchase of the New Class C Certificates is no longer accurate, it shall promptly notify American and the Class C Trustee and, if it is acquiring any of the New Class C Certificates as a fiduciary or agent of one or more investor accounts, it represents that it has sole investment discretion with respect to each such investor account and that it has full power to make the foregoing acknowledgments, representations and agreements on behalf of each such investor account;

8. it acknowledges that the foregoing restrictions apply to holders of beneficial interests in the New Class C Certificates as well as to registered holders of the New Class C Certificates;

9. it acknowledges that the Class C Trustee or any other registrar will not be required to accept for registration of transfer any New Class C Certificate unless evidence satisfactory to American and the

Class C Trustee that the restrictions on transfer set forth herein have been complied with is submitted to them; and

10. it understands and acknowledges that each New Class C Certificate (whether it is a Global Certificate or a Definitive Certificate) will bear a legend to the following effect for so long as they are outstanding on the face thereof unless American and the Class C Trustee determine otherwise consistent with applicable law:

THIS CERTIFICATE IS SUBJECT TO TRANSFER RESTRICTIONS. FOR SO LONG AS THIS CERTIFICATE IS OUTSTANDING, IT MAY NOT BE OFFERED, PLEDGED, SOLD OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION OR ACCEPTANCE HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”)); (2) AGREES THAT, FOR SO LONG AS THIS CERTIFICATE IS OUTSTANDING, IT WILL NOT OFFER, PLEDGE, RESELL OR OTHERWISE TRANSFER THIS CERTIFICATE EXCEPT (I)(A) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT OR (B) TO AMERICAN AIRLINES, INC. OR ANY AFFILIATE THEREOF; AND (II) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OF AMERICA AND OTHER APPLICABLE JURISDICTIONS; (3) AGREES THAT PRIOR TO SUCH TRANSFER, IT WILL FURNISH TO THE TRUSTEE AND AMERICAN AIRLINES, INC. SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE IN COMPLIANCE WITH THE FOREGOING CLAUSE (2) AND (4) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS CERTIFICATE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS CERTIFICATE, THE TRANSFEREE MUST COMPLETE THE FORM ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT SUCH FORM TO THE TRUSTEE. TRUST SUPPLEMENT NO. 2013-2C TO THE PASS THROUGH TRUST AGREEMENT CONTAINS A PROVISION REQUIRING THE REGISTRAR TO REFUSE TO REGISTER ANY TRANSFER OF THIS CERTIFICATE IN VIOLATION OF THE FOREGOING RESTRICTIONS. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

and that the New Class C Certificates will also bear the following legend on the face thereof:

BY ITS ACQUISITION OR ACCEPTANCE HEREOF OR ANY INTEREST HEREIN, THE HOLDER HEREOF OR OF SUCH INTEREST REPRESENTS THAT EITHER (A) NO ASSETS OF (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), (II) A PLAN DESCRIBED IN SECTION 4975(E)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), (III) AN ENTITY WHOSE UNDERLYING ASSETS ARE DEEMED TO INCLUDE ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLAN, OR (IV) A NON-U.S., GOVERNMENTAL OR CHURCH PLAN THAT IS SUBJECT TO ANY U.S. FEDERAL, STATE, LOCAL OR NON-U.S. LAW OR REGULATION THAT IS SUBSTANTIALLY SIMILAR TO SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”), HAVE BEEN USED TO PURCHASE THIS SECURITY OR ANY INTEREST HEREIN, OR (B) THE PURCHASE AND HOLDING OF THIS SECURITY OR ANY INTEREST HEREIN BY THE HOLDER IS EXEMPT FROM THE PROHIBITED TRANSACTION RESTRICTIONS OF ERISA AND THE CODE OR ANY PROVISION OF SIMILAR LAW PURSUANT TO ONE OR MORE PROHIBITED TRANSACTION STATUTORY OR ADMINISTRATIVE EXEMPTIONS.

LEGAL MATTERS

The validity of the New Certificates is being passed upon for American by Debevoise & Plimpton LLP, New York, New York, special counsel to American. Debevoise & Plimpton LLP will rely on the opinion of Morris James LLP, Wilmington, Delaware, counsel to Wilmington Trust Company, as to certain matters relating to the authorization, execution, and delivery of the Basic Agreement, each Trust Supplement and the New Certificates.

EXPERTS

The consolidated financial statements and schedule of American appearing in American’s Annual Report (Form 10-K) for the year ended December 31, 2013, and the effectiveness of American’s internal control over financial reporting as of December 31, 2013, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein and incorporated herein by reference, in reliance upon such reports given on the authority of said firm as experts in accounting and auditing.

The consolidated balance sheets of US Airways Group, Inc. and subsidiaries as of December 31, 2012 and 2011, and the related consolidated statements of operations, comprehensive income, stockholders’ equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 2012 included in the Form 8-K/A of American Airlines Group Inc. and American Airlines, Inc. dated January 23, 2014 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The references to AISI, BK and MBA, and to their respective appraisal reports, are included herein in reliance upon the authority of each such firm as an expert with respect to the matters contained in its appraisal report.

APPENDIX I

INDEX OF DEFINED TERMS

The following is an index showing the page in this prospectus where certain defined terms appear.

2009-1 Aircraft	7
2009-1 EETC	7
2009-2 Aircraft	7
2009-2 Secured Notes	7
2011-2 Aircraft	7
2011-2 EETC	7
2013 10-K	1
2014 First Quarter 10-Q	iv
60-Day Period	45
AAG	iii, 1
Actual Disposition Event	70
Administration Expenses	67
Agent’s Message	32
Aircraft	7
Airframe	73
AISI	8
American	iii, 1
American Bankruptcy Event	65
American Eagle	19
AMR	iii
Applicable Fraction	68
Appraisal	66
Appraised Current Market Value	66
Appraisers	8
Assumed Aircraft Value	81
Assumed Amortization Schedule	41
ATOP	32
Average Life Date	79
Bankruptcy Code	16
Base Rate	60
Basic Agreement	37
BK	8
Book-Entry Confirmation	30
Business Day	40
Cape Town Treaty	87
Cash Collateral Account	58
Cede	42
Certificate Account	40
Certificate Buyout Event	45
Certificate Owner	53, 93
Certificate Owners	53
Certificateholders	37
Certificates	1
Chapter 11 Cases	17
Chautauqua	19
citizen of the United States	46
Class A Certificateholders	37
Class A Certificates	37
Class A Issuance Date	1
Class A Liquidity Facility	56

Class A Liquidity Provider	56
Class A Pass Through Trust Agreement	37
Class A Registration Rights Agreement	27
Class A Trust	37
Class A Trust Supplement	37
Class A Trustee	37
Class B Adjusted Interest	69
Class B Buyout Right	45
Class B Certificateholders	37
Class B Certificates	37
Class B Issuance Date	1
Class B Liquidity Facility	56
Class B Liquidity Provider	56
Class B Pass Through Trust Agreement	37
Class B Registration Rights Agreement	27
Class B Trust	37
Class B Trust Supplement	37
Class B Trustee	37
Class C Adjusted Interest	69
Class C Buyout Right	45
Class C Certificateholders	37
Class C Certificates	37
Class C Issuance Date	1
Class C Pass Through Trust Agreement	37
Class C Registration Rights Agreement	27
Class C Trust	37
Class C Trust Supplement	37
Class C Trustee	37
Class Exemptions	95
Code	93
Collateral	39
Company	iii
Controlling Party	63
Current Distribution Date	68
Deemed Disposition Event	70
Defaulted Operative Indenture	78
Definitive Certificates	54
Depreciation Assumption	81
Distribution Date	38
Dodd-Frank Act	25
Downgrade Drawing	57
Downgrade Event	57
Drawing	60
DTC	42
DTC Participants	52
DTC Rules	53
Eligible B Pool Balance	69
Eligible C Pool Balance	70
Eligible Institution	31
Engine	73

Equipment Note Special Payment	67
Equipment Notes	76
ERISA	94
ERISA Plan	94
ETOPs	8
Event of Loss	90
Excess Liquidity Obligations	64
Exchange Act	vi
Exchange Agent	3
Exchange Conditions	27
Exchange Deadline	27
Exchange Offer	27
Executive	19
Expected Distributions	68
Expiration Date	2
ExpressJet	19
Final Distributions	64
Final Drawing	59
Final Legal Distribution Date	39
Final Maturity Date	78
Final Termination Notice	61
First Indenture Amendment	76
First Participation Agreement Amendment	76
Fitch	58
General Account Regulations	95
Global Certificate	52
Guarantor	47
H.15(519)	79
Indenture	76
Indenture Events of Default	81
Indirect Participants	52
Initial Closing Date	76
Initial Indenture	76
Initial Participation Agreement	76
Initial Purchasers	1
Intercreditor Agreement	63
Interest Drawings	56
Interim Amended Indenture	76
Interim Amended Participation Agreement	76
Interim Restructuring Arrangement	66
Investment Company Act	25
Issuance Date	1
Issuance Dates	1
Letter of Transmittal	3
LIBOR	60
Liquidity Event of Default	61
Liquidity Expenses	68
Liquidity Facilities	56
Liquidity Facility	56
Liquidity Obligations	68
Liquidity Provider	56
Liquidity Providers	56
Liquidity Threshold Rating	58
Loan Amount	89
Loan Trustee	76
Long-Term Rating	58

LTVs	9
Make-Whole Amount	79
Make-Whole Spread	79
Maximum Available Commitment	56
Maximum Commitment	57
MBA	8
Merger	iii
Minimum Sale Price	64
Mortgage Convention	87
most recent H.15(519)	79
New Certificates	1
New Class A Certificates	1
New Class B Certificates	1
New Class C Certificates	1
Non-Extension Drawing	59
Non-Extension Notice	59
Note Purchase Agreement	37
Note Target Price	65
Noteholder	77
Old Certificates	1
Old Class A Certificates	1
Old Class B Certificates	1
Old Class C Certificates	1
Operative Documents	84
Parent Guarantee	47
Participation Agreement	76
Pass Through Trust Agreements	37
Performing Equipment Note	57
Permitted Investments	44
Plan	94
Plan Asset Regulation	94
Plan Effective Date	17
Plan of Reorganization	19
Pool Balance	41
Pool Factor	41
Post Default Appraisals	66
Premium Amount	84
PTC Event of Default	46
PTCE	95
QIB	4
Rate Determination Notice	60
Rating Agencies	58
Refinancing Certificates	92
Refinancing Equipment Notes	92
Refinancing Trust	92
Registration Rights Agreement	27
Registration Rights Agreements	27
Registration Statement	v
Regular Distribution Dates	38
Related Equipment Notes	77
Remaining Weighted Average Life	79
Replacement Facility	58
Republic	19
Required Amount	56
Restructuring Arrangement	65
Rule 144A	4

Scheduled Payments	39
SEC	v
Second Indenture Amendment	76
Second Participation Agreement Amendment	76
Section 1110	16
Section 1110 Period	57
Securities Act	iii
Series A Equipment Notes	76
Series B Equipment Notes	76
Series C Equipment Notes	76
Shelf Registration Deadline	27
Shelf Registration Statement	27
Short-Term Rating	58
Similar Law	94
SkyWest	19
Special Distribution Date	40
Special Payment	39
Special Payments Account	40

Special Termination Drawing	59
Special Termination Notice	62
Standard & Poor’s	58
Stated Interest Rate	39
Subordination Agent	63
Termination Notice	62
Trans States	19
Transaction Documents	84
transfer	97, 99
Transportation Code	46
Treasury Yield	79
Triggering Event	44
Trust Indenture Act	48
Trust Property	38
Trust Supplements	37
Trustees	37
Trusts	37
US Airways	24
US Airways Group	iii

APPENDIX II

APPRAISAL LETTERS

II-1

Mr. Gregory Bristol

Principal, Treasury

American Airlines

4333 Amon Carter Blvd.

Fort Worth, TX 76155-2605

Sight Unseen Half Life and Adjusted Base Values

75 Aircraft – American Airlines Fleet

AISI File No.: A3S057BVO-1

Report Date: 10 June 2013

Values as of Date: 05 June 2013

Headquarters: 26072 Merit Circle, Suite 123, Laguna Hills, CA 92653

TEL: 949-582-8888 FAX: 949-582-8887 E-MAIL: mail@AISI.aero

10 June 2013

Mr. Gregory Bristol

Principal, Treasury

American Airlines

4333 Amon Carter Blvd.

Fort Worth, TX 76155-2605

Subject:	Sight Unseen Half Life and Adjusted Base Value Appraisal

American Airlines Portfolio of 75 Aircraft

AISI File number: A3S057BVO-1

Reference:	(a) American Airlines Email Messages, 22 May – 06 June 2013

(b) Morgan Stanley Aircraft and Engine Specifications, 05 June 2013

Dear Mr. Bristol:

Aircraft Information Services, Inc. (AISI) has been requested to offer our opinion to American Airlines of the sight unseen half life and maintenance condition adjusted base values of the Fleet of 75 Aircraft as identified and defined in Table I herein and references (a) and (b) above (the ‘Aircraft’) at 05 June 2013. Aircraft are valued in millions of June 2013 U.S. Dollars.

1.	Valuation Methodology and Definitions

The standard terms of reference for commercial aircraft value are ‘base value’ and ‘current market value’ of an ‘average’ aircraft. Base value is a theoretical value that assumes a hypothetical balanced market while current market value is the value in the actual market; both assume a hypothetical average aircraft condition. All other values are derived from these values. AISI value definitions are consistent with the current definitions of the International Society of Transport Aircraft Trading (ISTAT), those of 30 January 2013. AISI is a member of that organization and employs an ISTAT Certified Senior Appraiser.

AISI defines a ‘base value’ as that of a transaction between an equally willing and informed buyer and seller, neither under compulsion to buy or sell, for a single unit cash transaction with no hidden value or liability, with supply and demand of the sale item roughly in balance and with no event which would cause a short term change in the market. Base values are typically given for aircraft in ‘new’ condition, ‘average half-life’ condition, or ‘adjusted’ for an aircraft in a specifically described condition at a specific time.

An ‘average’ aircraft is an operable airworthy aircraft in average physical condition and with average accumulated flight hours and cycles, with clear title and standard unrestricted certificate of airworthiness, and registered in an authority which does not represent a penalty to aircraft value or liquidity, with no damage history and with inventory configuration and level of modification which is normal for its intended use and age.

Headquarters: 26072 Merit Circle, Suite 123, Laguna Hills, CA 92653

TEL: 949-582-8888 FAX: 949-582-8887 E-MAIL: mail@AISI.aero

10 June 2013 AISI File No. A3S057BVO-1 Page - 2 -

Note that a stored aircraft is not an average aircraft. AISI assumes average condition unless otherwise specified in this report.

AISI also assumes that airframe, engine and component parts are from the original equipment manufacturer (OEM) and that maintenance, maintenance program and essential records are sufficient to permit normal commercial operation under a strict airworthiness authority.

‘Half-life’ condition assumes that every component or maintenance service which has a prescribed interval that determines its service life, overhaul interval or interval between maintenance services, is at a condition which is one-half of the total interval.

‘Full-life’ condition assumes zero time since overhaul of airframe, gear, apu, engine overhaul and engine LLPs.

An ‘adjusted’ appraisal reflects an adjustment from half life condition for the actual condition, utilization, life remaining or time remaining of an airframe, engine or component.

It should be noted that AISI and ISTAT value definitions apply to a transaction involving a single aircraft, and that transactions involving more than one aircraft are often executed at considerable and highly variable discounts to a single aircraft price, for a variety of reasons relating to an individual buyer or seller.

AISI defines a ‘current market value’, which is synonymous with the older term ‘fair market value’ as that value which reflects the actual market conditions including short term events, whether at, above or below the base value conditions. Assumptions of a single unit sale and definitions of aircraft condition, buyer/seller qualifications and type of transaction remain unchanged from that of base value. Current market value takes into consideration the status of the economy in which the aircraft is used, the status of supply and demand for the particular aircraft type, the value of recent transactions and the opinions of informed buyers and sellers. Note that for a current market value to exist, the seller may not be under duress. Current market value assumes that there is no short term time constraint to buy or sell.

AISI defines a ‘distressed market value’ as that value which reflects the actual market condition including short term events, when the market for the subject aircraft is so depressed that the seller is under duress. Distressed market value assumes that there is a time constraint to sell within a period of less than 1 year. All other assumptions remain unchanged from that of ‘current market value’.

None of the AISI value definitions take into account remarketing costs, brokerage costs, storage costs, recertification costs or removal costs.

10 June 2013 AISI File No. A3S057BVO-1 Page - 3 -

AISI encourages the use of base values to consider historical trends, to establish a consistent baseline for long term value comparisons and future value considerations, or to consider how actual market values vary from theoretical base values. Base values are less volatile than current market values and tend to diminish regularly with time. Base values are normally inappropriate to determine near term values.

AISI encourages the use of current market values to consider the probable near term value of an aircraft when the seller is not under duress. AISI encourages the use of distressed market values to consider the probable near term value of an aircraft when the seller is under duress.

No physical inspection of the Aircraft or their essential records was made by AISI for the purposes of this report, nor has any attempt been made to verify information provided to us, which is assumed to be correct and applicable to the Aircraft.

If more than one aircraft is contained in this report then it should be noted that the values given are not directly additive, that is, the total of the given values is not the value of the fleet but rather the sum of the values of the individual aircraft if sold individually over time so as not to exceed demand.

2.	Valuation

Adjustments from half life have been applied based on the current maintenance status summaries of the Aircraft as indicated to AISI in the Aircraft specification and Engine disk sheet summary sheets supplied to AISI by the client in references (a) and (b) above and in accordance with standard AISI methods. Adjustments are calculated only where there is sufficient information to do so, or where reasonable assumptions can be made, otherwise half life is assumed.

All hours and cycle information provided for all airframes, engines, gear and APU’s have been projected as necessary from the Aircraft specification and Engine disk sheet summary sheets dates to 05 June 2013 based on a daily utilization factor calculated for each aircraft.

All maintenance work which became due as a result of projecting the hour and cycle information was assumed to have been completed and a new cycle started unless this would require more than one additional cycle, in which case half life was assumed.

The 05 June 2013 sight unseen half life and maintenance adjusted base values in June 2013 U.S. Dollars are presented in Table I below are subject to the assumptions, definitions and disclaimers herein.

10 June 2013 AISI File No. A3S057BVO-1 Page - 4 -

TABLE I

AISI File A3S057BVO-1

Report Dated: 10 June 2013

Values as of: 05 June 2013

No	Type*	MSN	DOM	Engine	MTOW	Half Life Base Value Jun-13 $MUS Dollars	Adjusted Base Value** Jun-13 $MUS Dollars
1	B737-800	29503	Feb-99	CFM56-7B26	158,500	16.99	15.25
2	B737-800	29507	Mar-99	CFM56-7B26	158,500	16.99	16.54
3	B737-800	29508	Apr-99	CFM56-7B26	158,500	16.99	15.59
4	B737-800	29509	Apr-99	CFM56-7B26	158,500	16.99	17.34
5	B737-800	29511	May-99	CFM56-7B26	158,500	16.99	17.61
6	B737-800	29512	May-99	CFM56-7B26	158,500	16.99	18.65
7	B737-800	29514	Jun-99	CFM56-7B26	158,500	16.99	17.07
8	B737-800	29513	Jun-99	CFM56-7B26	158,500	16.99	16.62
9	B737-800	29515	Jul-99	CFM56-7B26	158,500	16.99	15.20
10	B737-800	29516	Jul-99	CFM56-7B26	158,500	16.99	16.54
11	B737-800	29517	Aug-99	CFM56-7B26	158,500	16.99	15.34
12	B737-800	29518	Aug-99	CFM56-7B26	158,500	16.99	15.22
13	B737-800	29519	Sep-99	CFM56-7B26	158,500	16.99	17.92
14	B737-800	29520	Sep-99	CFM56-7B26	158,500	16.99	14.79
15	B737-800	29521	Oct-99	CFM56-7B26	158,500	16.99	18.29
16	B737-800	29522	Oct-99	CFM56-7B26	158,500	16.99	18.34
17	B737-800	29523	Oct-99	CFM56-7B26	158,500	16.99	16.88
18	B737-800	29524	Nov-99	CFM56-7B26	158,500	16.99	18.35
19	B737-800	29527	Jan-00	CFM56-7B26	158,500	18.17	19.49
20	B737-800	29541	Mar-01	CFM56-7B26	158,500	19.56	19.08
21	B737-800	29544	Jun-01	CFM56-7B26	158,500	19.56	20.27
22	B737-800	30094	Jun-01	CFM56-7B26	158,500	19.56	19.52
23	B737-800	30095	Jul-01	CFM56-7B26	158,500	19.56	18.09
24	B737-800	29569	Apr-09	CFM56-7B26/3	158,500	36.61	38.73
25	B737-800	29570	May-09	CFM56-7B26/3	158,500	36.61	38.86
26	B737-800	29564	Jul-09	CFM56-7B26/3	158,500	36.61	39.22
27	B737-800	33207	Oct-09	CFM56-7B26/3	158,500	36.61	39.02
28	B737-800	31079	Oct-09	CFM56-7B26/3	158,500	36.61	38.93
29	B737-800	29562	Nov-09	CFM56-7B26/3	158,500	36.61	39.14
30	B737-800	29558	Dec-09	CFM56-7B26/3	158,500	36.61	39.12
31	B737-800	31083	Dec-09	CFM56-7B26/3	158,500	36.61	39.23
32	B737-800	29559	Dec-09	CFM56-7B26/3	158,500	36.61	39.35
33	B737-800	31087	Feb-10	CFM56-7B26/3	158,500	38.71	41.39
34	B737-800	31089	Feb-10	CFM56-7B26/3	158,500	38.71	41.50
35	B737-800	33209	Mar-10	CFM56-7B26/3	158,500	38.71	41.39
36	B737-800	33210	Mar-10	CFM56-7B26/3	158,500	38.71	41.44
37	B737-800	31091	Mar-10	CFM56-7B26/3	158,500	38.71	41.49
38	B737-800	33211	Mar-10	CFM56-7B26/3	158,500	38.71	41.73
39	B737-800	33521	Apr-10	CFM56-7B26/3	158,500	38.71	41.71
40	B737-800	31093	Apr-10	CFM56-7B26/3	158,500	38.71	41.97
41	B737-800	29576	Apr-10	CFM56-7B26/3	158,500	38.71	42.41

10 June 2013 AISI File No. A3S057BVO-1 Page - 5 -

TABLE I (continued)

AISI File A3S057BVO-1

Report Dated: 10 June 2013

Values as of: 05 June 2013

						Half Life	Adjusted
						Base Value	Base Value**
						Jun-13	Jun-13
No	Type*	MSN	DOM	Engine	MTOW	$MUS Dollars	$MUS Dollars
42	B757-200	29593	Apr-99	RB211-535E4B	220,000	12.82	14.92
43	B757-200	29594	May-99	RB211-535E4B	220,000	12.82	13.65
44	B757-200	32383	Jul-01	RB211-535E4B	220,000	14.45	13.63
45	B757-200	32384	Jul-01	RB211-535E4B	220,000	14.45	16.21
46	B757-200	32385	Aug-01	RB211-535E4B	220,000	14.45	14.46
47	B757-200	32386	Aug-01	RB211-535E4B	220,000	14.45	17.36
48	B757-200	32387	Nov-01	RB211-535E4B	220,000	14.45	14.12
49	B757-200	32388	Nov-01	RB211-535E4B	220,000	14.45	14.17
50	B757-200	32389	Nov-01	RB211-535E4B	220,000	14.45	15.49
51	B757-200	32390	Nov-01	RB211-535E4B	220,000	14.45	14.77
52	B757-200	32391	Nov-01	RB211-535E4B	220,000	14.45	16.36
53	B757-200	32392	Dec-01	RB211-535E4B	220,000	14.45	16.28
54	B757-200	32393	Dec-01	RB211-535E4B	220,000	14.45	14.15
55	B757-200	32394	Dec-01	RB211-535E4B	220,000	14.45	13.11
56	B767-300ER	29606	May-99	CF6-80C2B6	400,000	23.21	23.31
57	B777-200ER	29579	Jan-99	RB211-TRENT 892-17	598,000	53.95	57.77
58	B777-200ER	29583	Mar-99	RB211-TRENT 892-17	598,000	53.95	56.89
59	B777-200ER	29587	Jun-99	RB211-TRENT 892-17	598,000	53.95	51.76
60	B777-200ER	29955	Jun-99	RB211-TRENT 892-17	598,000	53.95	50.69
61	B777-200ER	29956	Sep-99	RB211-TRENT 892-17	598,000	53.95	57.56
62	B777-200ER	30257	Dec-00	RB211-TRENT 892-17	598,000	56.58	58.02
63	B777-200ER	30012	Jan-01	RB211-TRENT 892-17	598,000	59.68	52.27
64	B777-200ER	30797	Feb-01	RB211-TRENT 892-17	598,000	59.68	59.63
65	B777-200ER	30258	Mar-01	RB211-TRENT 892-17	598,000	59.68	57.94
66	B777-200ER	30259	Mar-01	RB211-TRENT 892-17	598,000	59.68	57.94
67	B777-200ER	30798	Apr-01	RB211-TRENT 892-17	598,000	59.68	56.03
68	B777-200ER	30260	May-01	RB211-TRENT 892-17	598,000	59.68	55.79
69	B777-200ER	30261	May-01	RB211-TRENT 892-17	598,000	59.68	57.90
70	B777-200ER	30262	Jun-01	RB211-TRENT 892-17	598,000	59.68	57.64
71	B777-200ER	30263	Jul-01	RB211-TRENT 892-17	598,000	59.68	55.86
72	B777-200ER	30264	Aug-01	RB211-TRENT 892-17	598,000	59.68	56.95
73	B777-200ER	32636	Nov-01	RB211-TRENT 892-17	598,000	59.68	54.88
74	B777-200ER	32637	Nov-01	RB211-TRENT 892-17	598,000	59.68	54.31
75	B777-200ER	32638	Dec-01	RB211-TRENT 892-17	598,000	59.68	57.00

TOTALS						2,404.53	2,423.44

*	All B737-800, B757-200 and B767-300ER aircraft have winglets. All B757-200, B767-300ER and B777-200ER aircraft are approved for ETOPS.
**	Maintenance condition adjustments for each aircraft are based on airframe maintenance data as of 6/5/13 and engine maintenance data as of 5/8/13, which was projected forward to 6/5/13 based on each aircraft’s utilization.

10 June 2013 AISI File No. A3S057BVO-1 Page - 6 -

Unless otherwise agreed by Aircraft Information Services, Inc. (AISI) in writing, this report shall be for the sole use of the client/addressee. This report is offered as a fair and unbiased assessment of the subject aircraft. AISI has no past, present, or anticipated future interest in any of the subject aircraft. The conclusions and opinions expressed in this report are based on published information, information provided by others, reasonable interpretations and calculations thereof and are given in good faith. AISI certifies that this report has been independently prepared and it reflects AISI’s conclusions and opinions which are judgments that reflect conditions and values current at the time of this report. The values and conditions reported upon are subject to any subsequent change. AISI shall not be liable to any party for damages arising out of reliance or alleged reliance on this report, or for any party’s action or failure to act as a result of reliance or alleged reliance on this report.

Sincerely,

AIRCRAFT INFORMATION SERVICES, INC.

Dave Miller

Appraiser

Mark Halsor

Appraiser

Fred Bearden

Certified Senior Appraiser

1295 Northern Boulevard

Manhasset, New York 11030

(516) 365-6272 • Fax (516) 365-6287

June 10, 2013

Mr. Gregory Bristol

American Airlines, Inc.

4333 Amon Carter Blvd.

Fort Worth, TX 76155-2605

Dear Greg:

In response to your request, BK Associates, Inc. is pleased to provide our opinion regarding the half-time and maintenance adjusted base values (BV) for 75 aircraft (Aircraft) in the American Airlines fleet. The Aircraft include B737, B757, B767 and B777 aircraft in service with American Airlines. Our opinion of the values is included in the attached Figure 1 along with the identification of each aircraft by manufacturer’s serial number, date of manufacture, engine model and maximum takeoff weight.

Our values presented in Figure 1 include both a half-time value as well as a maintenance-adjusted value, which includes appropriate financial adjustments based on our interpretation of the maintenance summary and fleet utilization data you provided. The adjustments are approximate, based on industry average costs, and normally would include an adjustment for the time remaining to a “C” check, time remaining to a “D” check (in this case they are referred to as the “CC”, “HC” or “MBV” checks, as the case may be), time remaining to landing gear overhaul and time to APU overhaul. Engine adjustments are made for the expected time remaining to heavy shop visit and time remaining on life-limited parts. Since the engines are “on condition” rather than hard time between shop visits, we assume the industry average for shop visits and consider that the maximum adjustment.

DEFINITIONS

According to the International Society of Transport Aircraft Trading’s (ISTAT) definition of base value, to which BK Associates subscribes, the base value is the Appraiser’s opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its “highest and best use”. An aircraft’s base value is founded in the

Mr. Gregory Bristol

June 10, 2013

historical trend of values and in the projection of future value trends and presumes an arm’s length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing. The base value normally refers to a transaction involving a single aircraft. When multiple aircraft are acquired in the same transaction, the trading price of each unit may be discounted.

MARKET DISCUSSION & METHODOLOGY

As the definition implies, the base value is determined from long-term historical trends. BK Associates has accumulated a database of over 10,000 data points of aircraft sales that occurred since 1970. From analysis of these data we know, for example, what the average aircraft should sell for as a percentage of its new price, as well as the high and low values that have occurred in strong and weak markets.

Based on these data, we have developed relationships between aircraft age and sale price for wide-bodies, narrow-bodies, large turboprops and, more recently, regional jet and freighter aircraft. Within these groups we have developed further refinements for such things as derivative aircraft, aircraft still in production versus no longer in production, and aircraft early in the production run versus later models. Within each group variations are determined by the performance capabilities of each aircraft relative to the others. We now track some 150 different variations of aircraft types and models and determine current and forecast base values. These relationships are verified, and changed or updated if necessary, when actual sales data becomes available. This relationship between sales price as a function of age and the new price is depicted in the figure on the following page.

Using this approach, the base value for the B737 aircraft N901AN, for example, is determined as follows. N901AN is 14 years old. The data show that on average a 14-year old aircraft should sell for 35 percent of its new price. Considering the new price was about $42 million, the data suggest that on average the aircraft should sell for about $20 million today, after allowing for inflation. However, the B737-800 is quite successful. There are over 2,837 in service with 149 operators and some 1,201 more are on order with the backlog extending over 10 years. If the MAX is included the backlog is 1,961. We conclude its base value is above that suggested by the historical comparison at $21.9 million.

Mr. Gregory Bristol

June 10, 2013

A similar methodology was used to determine the base values of the B777s, B757s and B767. The data suggest an average base value for the B777s, which had a new price of some $130 million, of about $65 million. However, as with the B737-800, we believe the B777 has been popular and successful and conclude its base values are slightly higher than that suggested by the historical data.

For the B757s, which average 12 years old, and had a new price of about $52 million, the data suggest an average base value around $23 million. However, the B757 has been out of production for a few years after a long run. It is gradually being replaced by some popular and efficient aircraft and we conclude the base values are below that suggested by the historical average at $17 to $18.8 million.

These half-time values are then adjusted to reflect the current maintenance status on the airframe based on maintenance data as of June 5, 2013 and engines based on maintenance data as of May 8, 2013 and projected to June 5, 5013.

Mr. Gregory Bristol

June 10, 2013

ASSUMPTIONS & DISCLAIMER

It should be understood that BK Associates has neither inspected the Aircraft nor the maintenance records, but has relied upon the information provided by you and in the BK Associates database. The assumptions have been made that all Airworthiness Directives have been complied with; accident damage has not been incurred that would affect market values; and maintenance has been accomplished in accordance with a civil airworthiness authority’s approved maintenance program and accepted industry standards. Further, we have assumed, unless otherwise stated, that the Aircraft is in typical configuration for the type and has accumulated an average number of hours and cycles. Deviations from these assumptions can change significantly our opinion regarding the values.

BK Associates, Inc. has no present or contemplated future interest in the Aircraft, nor any interest that would preclude our making a fair and unbiased estimate. This appraisal represents the opinion of BK Associates, Inc. and reflects our best judgment based on the information available to us at the time of preparation and the time and budget constraints imposed by the client. It is not given as a recommendation, or as an inducement, for any financial transaction and further, BK Associates, Inc. assumes no responsibility or legal liability for any action taken or not taken by the addressee, or any other party, with regard to the appraised equipment. By accepting this appraisal, the addressee agrees that BK Associates, Inc. shall bear no such responsibility or legal liability. This appraisal is prepared for the use of the addressee and shall not be provided to other parties without the express consent of the addressee.

Sincerely,

BK ASSOCIATES, INC.

John F. Keitz
President ISTAT Senior Certified Appraiser and Appraiser Fellow

JFK/kf

Attachment

FIGURE I

AMERICAN AIRLINES, INC.

75 AIRCRAFT

PORTFOLIO

							HALFTIME	MTC**	MTC ADJ’D
	ACFT*		SERIAL			MTOW	BV	ADJM’T	BV
ITEM	TYPE	REGISTRATION	NUMBER	DOM	ENGINE	(LBS)	($ MIL)	($ MIL)	($ MIL)
1	B737-800	N901AN	29503	February-99	CFM56-7B26	158,500	21.90	-1.567	20.33
2	B737-800	N905AN	29507	March-99	CFM56-7B26	158,500	21.90	-0.285	21.62
3	B737-800	N906AN	29508	April-99	CFM56-7B26	158,500	22.30	0.498	22.80
4	B737-800	N907AN	29509	April-99	CFM56-7B26	158,500	22.30	0.860	23.16
5	B737-800	N909AN	29511	May-99	CFM56-7B26	158,500	22.30	0.825	23.13
6	B737-800	N910AN	29512	May-99	CFM56-7B26	158,500	22.30	1.482	23.78
7	B737-800	N913AN	29514	June-99	CFM56-7B26	158,500	22.30	-0.022	22.28
8	B737-800	N912AN	29513	June-99	CFM56-7B26	158,500	22.30	-0.513	21.79
9	B737-800	N914AN	29515	July-99	CFM56-7B26	158,500	22.70	-1.147	21.55
10	B737-800	N915AN	29516	July-99	CFM56-7B26	158,500	22.70	0.198	22.90
11	B737-800	N916AN	29517	August-99	CFM56-7B26	158,500	22.70	-0.435	22.27
12	B737-800	N917AN	29518	August-99	CFM56-7B26	158,500	22.70	-0.054	22.65
13	B737-800	N918AN	29519	September-99	CFM56-7B26	158,500	22.70	0.143	22.84
14	B737-800	N919AN	29520	September-99	CFM56-7B26	158,500	22.70	0.841	23.54
15	B737-800	N920AN	29521	October-99	CFM56-7B26	158,500	23.05	0.376	23.43
16	B737-800	N921AN	29522	October-99	CFM56-7B26	158,500	23.05	0.936	23.99
17	B737-800	N922AN	29523	October-99	CFM56-7B26	158,500	23.05	1.136	24.19
18	B737-800	N923AN	29524	November-99	CFM56-7B26	158,500	23.05	1.489	24.54
19	B737-800	N926AN	29527	January-00	CFM56-7B26	158,500	23.45	1.281	24.73
20	B737-800	N957AN	29541	March-01	CFM56-7B26	158,500	25.00	1.371	26.37
21	B737-800	N965AN	29544	June-01	CFM56-7B26	158,500	25.40	0.531	25.93
22	B737-800	N966AN	30094	June-01	CFM56-7B26	158,500	25.40	1.049	26.45
23	B737-800	N968AN	30095	July-01	CFM56-7B26	158,500	25.75	-1.315	24.44
24	B737-800	N981AN	29569	April-09	CFM56-7B26/3	158,500	38.05	0.785	38.83
25	B737-800	N983AN	29570	May-09	CFM56-7B26/3	158,500	38.05	0.982	39.03
26	B737-800	N800NN	29564	July-09	CFM56-7B26/3	158,500	38.75	2.731	41.48
27	B737-800	N810NN	33207	October-09	CFM56-7B26/3	158,500	39.45	1.236	40.69
28	B737-800	N811NN	31079	October-09	CFM56-7B26/3	158,500	39.45	1.160	40.61
29	B737-800	N814NN	29562	November-09	CFM56-7B26/3	158,500	39.45	1.158	40.61
30	B737-800	N817NN	29558	December-09	CFM56-7B26/3	158,500	39.45	1.433	40.88
31	B737-800	N819NN	31083	December-09	CFM56-7B26/3	158,500	39.45	1.288	40.74
32	B737-800	N820NN	29559	December-09	CFM56-7B26/3	158,500	39.45	1.379	40.83
33	B737-800	N825NN	31087	February-10	CFM56-7B26/3	158,500	40.20	1.524	41.72
34	B737-800	N826NN	31089	February-10	CFM56-7B26/3	158,500	40.20	1.594	41.79
35	B737-800	N827NN	33209	March-10	CFM56-7B26/3	158,500	40.20	1.603	41.80
36	B737-800	N829NN	33210	March-10	CFM56-7B26/3	158,500	40.20	1.608	41.81
37	B737-800	N830NN	31091	March-10	CFM56-7B26/3	158,500	40.20	1.673	41.87
38	B737-800	N831NN	33211	March-10	CFM56-7B26/3	158,500	40.20	1.689	41.89
39	B737-800	N832NN	33521	April-10	CFM56-7B26/3	158,500	40.50	1.667	42.17
40	B737-800	N833NN	31093	April-10	CFM56-7B26/3	158,500	40.50	2.154	42.65
41	B737-800	N834NN	29576	April-10	CFM56-7B26/3	158,500	40.50	1.745	42.25
42	B757-200	N183AN	29593	April-99	RB211-535E4B	220,000	19.00	2.275	21.28
43	B757-200	N184AN	29594	May-99	RB211-535E4B	220,000	19.00	1.419	20.42
44	B757-200	N189AN	32383	July-01	RB211-535E4B	220,000	20.65	-2.570	18.08
45	B757-200	N190AA	32384	July-01	RB211-535E4B	220,000	20.65	1.526	22.18
46	B757-200	N191AN	32385	August-01	RB211-535E4B	220,000	20.65	-1.321	19.33
47	B757-200	N192AN	32386	August-01	RB211-535E4B	220,000	20.65	3.344	23.99
48	B757-200	N193AN	32387	November-01	RB211-535E4B	220,000	20.85	-2.156	18.69
49	B757-200	N194AA	32388	November-01	RB211-535E4B	220,000	20.85	-0.835	20.01
50	B757-200	N195AN	32389	November-01	RB211-535E4B	220,000	20.85	1.086	21.94

FIGURE I

							HALFTIME	MTC**	MTC ADJ’D
	ACFT*		SERIAL			MTOW	BV	ADJM’T	BV
ITEM	TYPE	REGISTRATION	NUMBER	DOM	ENGINE	(LBS)	($ MIL)	($ MIL)	($ MIL)
51	B757-200	N196AA	32390	November-01	RB211-535E4B	220,000	20.85	-0.907	19.94
52	B757-200	N197AN	32391	November-01	RB211-535E4B	220,000	20.85	2.122	22.97
53	B757-200	N198AA	32392	December-01	RB211-535E4B	220,000	20.85	2.422	23.27
54	B757-200	N199AN	32393	December-01	RB211-535E4B	220,000	20.85	-1.453	19.40
55	B757-200	N175AN	32394	December-01	RB211-535E4B	220,000	20.85	-3.602	17.25
56	B767-300ER	N399AN	29606	May-99	CF6-80C2B6	400,000	32.00	1.962	33.96
57	B777-200ER	N771AN	29579	January-99	RB211-TRENT 892-17	598,000	54.75	-1.850	52.90
58	B777-200ER	N773AN	29583	March-99	RB211-TRENT 892-17	598,000	54.75	-1.039	53.71
59	B777-200ER	N778AN	29587	June-99	RB211-TRENT 892-17	598,000	55.75	-3.051	52.70
60	B777-200ER	N779AN	29955	June-99	RB211-TRENT 892-17	598,000	55.75	-2.411	53.34
61	B777-200ER	N780AN	29956	September-99	RB211-TRENT 892-17	598,000	56.60	2.103	58.70
62	B777-200ER	N795AN	30257	December-00	RB211-TRENT 892-17	598,000	62.65	-2.014	60.64
63	B777-200ER	N797AN	30012	January-01	RB211-TRENT 892-17	598,000	63.75	-4.536	59.21
64	B777-200ER	N798AN	30797	February-01	RB211-TRENT 892-17	598,000	63.75	0.071	63.82
65	B777-200ER	N799AN	30258	March-01	RB211-TRENT 892-17	598,000	63.75	-2.461	61.29
66	B777-200ER	N750AN	30259	March-01	RB211-TRENT 892-17	598,000	63.75	-1.637	62.11
67	B777-200ER	N751AN	30798	April-01	RB211-TRENT 892-17	598,000	64.95	-0.327	64.62
68	B777-200ER	N752AN	30260	May-01	RB211-TRENT 892-17	598,000	64.95	-2.394	62.56
69	B777-200ER	N753AN	30261	May-01	RB211-TRENT 892-17	598,000	64.95	-0.900	64.05
70	B777-200ER	N754AN	30262	June-01	RB211-TRENT 892-17	598,000	64.95	-0.624	64.33
71	B777-200ER	N755AN	30263	July-01	RB211-TRENT 892-17	598,000	66.10	-1.195	64.90
72	B777-200ER	N756AM	30264	August-01	RB211-TRENT 892-17	598,000	66.10	0.122	66.22
73	B777-200ER	N757AN	32636	November-01	RB211-TRENT 892-17	598,000	67.20	-4.745	62.45
74	B777-200ER	N758AN	32637	November-01	RB211-TRENT 892-17	598,000	67.20	-4.063	63.14
75	B777-200ER	N759AN	32638	December-01	RB211-TRENT 892-17	598,000	67.20	-1.620	65.58

*	All B737-800, B757-200 and B767-300ER aircraft have winglets. All B757-200, B767-300ER, B777-200ER aircraft are approved for ETOPS.
**	Maintenance adjustments for each aircraft are based on airframe maintenance data as of 6/5/13 and engine maintenance data as of 5/8/13, which was projected forward to 6/5/13 based on the aircraft’s utilization.

aviation consulting

Extended Desktop Appraisal of:

Seventy-five (75) Various Aircraft

Client:

American Airlines, Inc.

Date:

June 7, 2013

Washington D.C.

2101 Wilson Boulevard

Suite 1001

Arlington, Virginia 22201

Tel: 1 703 276 3200

Fax: 1 703 276 3201

Frankfurt

Herriotstrasse 1

60528 Frankfurt

Germany

Tel: 49 60 (0) 81587 081

Singapore Ocean Financial Centre 10 Collyer Quay Level 40, Suite 5 Singapore 049315 Tel: 65 6808 6097

I.	Introduction and Executive Summary

Table of Contents:

I.	Introduction	Page 1
II.	Value Definitions/Terminology	Page 2
III.	Current Market Conditions	Page 4
IV.	Valuation	Page 22
V.	Covenants	Page 32

Morten Beyer & Agnew (“mba”) has been retained by American Airlines, Inc. (the “Client”) to provide an Extended Desktop Appraisal to determine the Maintenance Adjusted Current Base Value (“CBV”) of forty-one (41) 737-800 aircraft, nineteen (19) 777-200ER aircraft, fourteen (14) 757-200 aircraft, and one (1) 767-300ER aircraft; reflecting maintenance status of airframe based on data as of June 5, 2013, and engine data as of May 8, 2013, which was projected forward to June 5, 2013 based on the aircraft’s utilization. These aircraft are fully identified in Section IV of this report.

In performing this appraisal, mba relied on industry knowledge and intelligence, confidentially obtained data points, its market expertise and current analysis of market trends and conditions, along with information from its semiannual publication mba Future Aircraft Values (“FAV”) – Jet Transport Plus, April 2013 Update.

Based on the information set forth in this report, it is our opinion that the aggregate Maintenance Adjusted Current Base Value of the aircraft in this portfolio is as follows and as more fully set forth in Section IV.

Maintenance Adjusted
CBV ($USD)
Portfolio Total (75 A/C)	$2,563,400,000

Section II of this report presents definitions of various terms, such as Current Base Value, as promulgated by the Appraisal Program of the International Society of Transport Aircraft Trading (“ISTAT”). ISTAT is a non-profit association of management personnel from banks, leasing companies, airlines, manufacturers, brokers, and others who have a vested interest in the commercial aviation industry and who have established a technical and ethical certification program for expert appraisers.

II.	Definitions

Extended Desktop Appraisal

An Extended Desktop Appraisal is one that is characterized by the absence of any on-site inspection of the aircraft or its maintenance records, but it does include consideration of maintenance status information that is provided to the appraiser from the client, aircraft operator, or in the case of a second opinion, possibly from another appraiser’s report. An Extended Desktop Appraisal would normally provide a value that includes adjustments from the mid-time, mid-life baseline to account for the actual maintenance status of the aircraft (ISTAT Handbook).

Base Value

ISTAT defines Base Value as the Appraiser’s opinion of the underlying economic value of an aircraft, engine, or inventory of aircraft parts/equipment (hereinafter referred to as “the asset”), in an open, unrestricted, stable market environment with a reasonable balance of supply and demand. Full consideration is assumed of its “highest and best use”. An asset’s Base Value is founded in the historical trend of values and in the projection of value trends and presumes an arm’s-length, cash transaction between willing, able, and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing. In most cases, the Base Value of an asset assumes the physical condition is average for an asset of its type and age. It further assumes the maintenance time/life status is at mid-time, mid-life (or benefiting from an above-average maintenance status if it is new or nearly new, as the case may be). Since Base Value pertains to a somewhat idealized asset and market combination it may not necessarily reflect the actual current value of the asset in question, but is a nominal starting value to which adjustments may be applied to determine an actual value. Because it is related to long-term market trends, the Base Value definition is commonly applied to analyses of historical values and projections of residual values.

American Airlines Page 2 of 32

Qualifications

mba is a recognized provider of aircraft and aviation-related asset appraisals and inspections. mba and its principals have been providing appraisal services to the aviation industry for over 20 years; and its employees adhere to the rules and ethics set forth by the International Society of Transport Aircraft Trading (“ISTAT”). mba’s clients include most of the world’s major airlines, lessors, financial institutions, and manufacturers and suppliers. mba maintains offices in Washington, Frankfurt and Singapore.

mba publishes the semiannual Future Aircraft Values (“FAV”), a two-volume compendium of current and projected aircraft values for the next 20 years for over 150 types of jet, turboprop and cargo aircraft.

mba also provides consulting services to the industry relating to operations, marketing, and management with emphasis on financial/operational analysis, airline safety audits and certification, utilizing hands-on solutions to current situations. mba also provides expert testimony and witness support on cases involving collateral/asset disputes, bankruptcies, financial operations, safety, regulatory and maintenance concerns.

American Airlines Page 3 of 32

III.	Current Market Conditions

Boeing	737-800 – Current Market

The 737-800 entered into service with Hapag-Lloyd Flug (“TUIfly”) in 1998. It is a stretched version of the 737-700 and a replacement for the 737-400 Classic. Many carriers in the U.S. also utilized the aircraft to replace Boeing 727-200s as well as MD-80 and MD-90 aircraft.

Overview

Positive

•	Most popular member of highly successful 737NG family.

•	Large operator base is diverse geographically and by number and type of operators.

•	Very low percentage of existing fleet currently parked.

•	Sole source engines ease remarketing to secondary operators.

Neutral

•	Introduction of 737MAX variant delays clean sheet replacement, but will likely affect values of only the youngest 737-800 aircraft produced.

•	May have a popular freighter conversion program in the long term, based on successful conversions of predecessor 737-300 & -400 aircraft; however, competing A320 may provide better freighter platform and will almost certainly beat 737-800 to market with conversion options.

Negative

•	Backlog going forward likely to fade in favor of 737MAX, due to enter service in 2017.

•	Lease rates have been under pressure recently, particularly for younger vintages, as major lessors are providing inventory at low lease rental factors to get their aircraft placed. However, 737-800 lease rates appear to be holding up slightly better than those of competing A320-200.

American Airlines Page 4 of 32

Fleet Status	737-800
Ordered	4453
Cancelled/Transferred	302
Net Orders	4151
Backlog	1302
Delivered	2849
Destroyed/Retired	11
Not in Service/Parked	24
Active Aircraft	2814
Number of Operators	143
Average Daily Utilization (Hrs)	7.35
Average Fleet Age (Yrs)	5.89

Source: ACAS April 2013

The 737-800 fleet has grown rapidly over the past ten years, with the number of active aircraft more than quadrupling during that period. The 737-800 has also had an extremely low percentage of the existing fleet reported as parked during the same period, with the percentage of fleet parked peaking at 2.2% in 2009. The chart below depicts 737-800 fleet development by year, as of January 1 of each year.

American Airlines Page 5 of 32

Demographics & Availability

European carrier, Ryanair, operates the largest fleet of 737-800s with 10.7% of the current fleet. North American carriers American Airlines and United Airlines (after the Continental merger) operate the next largest fleets of 737-800 aircraft.

Boeing 737-800 Passenger Aircraft
Current Fleet by Operator
Operator	In Service	Parked	Total	% Fleet
Ryanair	305		305	10.7%
American Airlines	206		206	7.3%
United Airlines	130		130	4.6%
Air China	86		86	3.0%
GOL Linhas Aereas Inteligentes	82		82	2.9%
Hainan Airlines	78		78	2.7%
Delta Air Lines	73		73	2.6%
China Southern Airlines	72		72	2.5%
Xiamen Airlines	67		67	2.4%
Norwegian	64		64	2.3%
Alaska Airlines	61		61	2.1%
Virgin Australia	58		58	2.0%
Garuda Indonesia	55		55	1.9%
Qantas	55		55	1.9%
Shandong Airlines	49		49	1.7%

All Others	1373	24	1397	49.2%

Grand Total	2814	24	2838	100.0%

Source: ACAS April 2013

American Airlines Page 6 of 32

The Pacific Rim is the most popular region with just over a third of the current fleet. Following closely behind are Europe and North America.

Boeing 737-800 Passenger Aircraft
Current Fleet by Region
Region	In Service	Parked	Total	Percentage
Pacific Rim	944	5	949	33.4%
Europe	840	9	849	29.9%
North America	575	8	583	20.5%
South America	169		169	6.0%
Africa	125	1	126	4.4%
Asia	105	1	106	3.7%
Middle East	56		56	2.0%

Grand Total	2814	24	2838	100.0%

Source: ACAS April 2013

According to Airfax, as of May 2013, there are seven Boeing 737-800s available for sale or lease.

American Airlines Page 7 of 32

Outlook

The short- to mid-term outlook for the 737-800 is quite favorable, prior to the entry into service of the 737MAX variants. The aircraft seems to be well positioned in terms of passenger capacity vis-à-vis the current demand in the narrowbody sector, particularly when compared to smaller aircraft such as the 737-700 and A319 which have not been as successful of late. The order book for the 737-800 remains robust at over 1,400 units, even though many new orders being placed now favor the 737MAX variant. The long term outlook will be shaped by the – presumed – success of the 737MAX. While not a true clean-sheet replacement, the modified variant represents a break in production and the last 737-800s manufactured will suffer the most from a value perspective. However, no technical obsolesence is expected for the foreseeable future as a result of the 737MAX entry into service. An unknown variable at this time is the future of the 737-800 as a freighter. Boeing 737-300 and 737-400 aircraft have long been successfully converted as freighters. The values of 737-800s are currently too high to support freighter conversion. Though the aircraft from a technical perspective would likely make a good narrowbody freighter, there is plenty of much cheaper feed stock from the 737 Classic fleet, and among current production aircraft, the A320-200 will likely beat the 737-800 to the freighter conversion market, which may also reduce freighter conversion prospects for the 737-800. While the A320-200 will surely remain a successful competitor to the 737-800, the narrowbody market has been able to handily accommodate very large fleets of both types and we expect this to continue into the future.

American Airlines Page 8 of 32

Boeing 757-200 – Current Market

Born out of the oil crisis of the 1970s when airlines were looking for more fuel-efficient and quieter aircraft, the 757-200 became the aircraft of choice for major U.S. carriers operating transcontinental routes. After this successful start, orders diminished during the late 1990s with the introduction of the Airbus A320 family. The 757-200 found itself in an interesting market niche, stuck between the smaller 737s and A320s and the larger 767 and A330 wide bodies. Airlines began to look at covering the same routes with the greater operating flexibility of the 737s and A320s or the additional capacity of the larger 767 and A330 wide bodies. The 2001 terrorist attacks accelerated the end of production for the 757-200 as the majority of aircraft had been bought and operated by U.S. airlines. None would place orders for 757s after 2001.

Overview

Positive

•	Freighter conversion has been a popular option after passenger operations, offering a new market for the type. Values have dropped to the point where cargo conversions are viable and cargo operators, notably FedEx, have helped to absorb some market availability. Furthermore, the Supplemental Type Certificate of August 2012, permits conversion to freighter those 757-200 aircraft with winglets

•	Values, though continuing to decline, have been somewhat buoyed by the perception that there is no direct replacement.

Neutral

•	Engine choice has stabilized in current market. Pratt & Whitney engines provide operators with lower maintenance costs while Rolls Royce engines provide longer on-wing time between overhauls.

Negative

•	Type is no longer in production.

•	Increase in fuel prices has placed increasing pressure on operators to improve fuel efficiency, thus causing many to look for more fuel efficient alternatives.

•	Faces heavy competition from A321-200 and the 737-900ER as Boeing and Airbus work to improve their offerings in order to fill the unique market segment served by the 757-200.

American Airlines Page 9 of 32

There are currently 591 active 757-200 aircraft with 58 operators.

Fleet Status	Apr-13
Ordered	1005
Cancelled/Transferred	101
Net Orders	904
Delivered	895
Destroyed/Retired	61
Converted to Freighter/Other	156
Not in Service/Parked	87
Active Aircraft	591
Number of Operators	58
Average Daily Utilization (Hrs)	8.94
Average Fleet Age (Yrs)	18.85

Source: ACAS April 2013

The 757 was the first airliner manufactured by Boeing with engines produced outside the United States. Early customers selected Rolls-Royce RB211-535C (replaced by the RB211-535E4) powered aircraft and thereafter, Pratt & Whitney began to offer the PW2000 (launched by Delta Air Lines). Rolls-Royce has a slightly higher market share than Pratt & Whitney, with the former manufacturer’s engines powering more than half of the total combined fleet of passenger aircraft, both in service and parked.

Boeing 757-200 Aircraft
Current Fleet by Engine
Engine Type	In Service	Parked	Total	Total % of Fleet
RB211-535	304	48	352	51.9%
PW2000	287	39	326	48.1%

Grand Total	591	87	678	100.0%

Source: ACAS April 2013

American Airlines Page 10 of 32

Demographics & Availability

North American carriers operate the vast majority of the 757-200 total fleet. The combined North American fleet account for 70.8% of the total passenger fleet. However, both American Airlines and Delta Air Lines have made significant orders for A321-200 and 737-900ER aircraft, which are thought to be the 757 replacements.

Boeing 757-200 Passenger Aircraft
Current Fleet by Operator
Operator	In Service	Parked	Total	Total % of Fleet
Delta Air Lines	147	27	174	25.7%
United Airlines	130	2	132	19.5%
American Airlines	104	10	114	16.8%
US Airways	24		24	3.5%
Thomson Airways	16	3	19	2.8%
Icelandair	15	3	18	2.7%
FedEx		15	15	2.2%
Thomas Cook Airlines	13	1	14	2.1%
China Southern Airlines	12	1	13	1.9%
Jet2	11		11	1.6%
All Others	119	25	144	21.2%

Grand Total	591	87	678	100.0%

Source: ACAS April 2013

Boeing 757-200 Passenger Aircraft
Current Fleet by Region
Region	In Service	Parked	Total	Total % of Fleet
North America	414	66	480	70.8%
Europe	129	9	138	20.4%
Pacific Rim	32	7	39	5.7%
Africa	8		8	1.2%
South America	4	2	6	0.9%
Middle East	1	3	4	0.6%
Asia	3		3	0.4%

Grand Total	591	87	678	100.0%

Source: ACAS April 2013

American Airlines Page 11 of 32

According to Airfax, as of May 2013, there are 23 passenger-configured Boeing 757-200s available for sale or lease. The number of advertised units is quite small in comparison to the existing fleet; however, there may be significantly more aircraft available as over 10.0% of the passenger fleet is reported as parked.

American Airlines Page 12 of 32

Outlook

The 757-200 has seen a decline in value. The type has been out of production for quite some time with the last Boeing delivery of the 757-200 occurring in 2005. The 757-200 has been facing downward pressure due to the age of the type, with the oldest 757s now reaching 30 years, as well as the availability of newer equipment. Although Boeing and Airbus have experienced difficulty in producing a direct replacement for the type, the manufacturers continue to make improvements to their current offerings such as adding sharklets to the A321-200 in efforts to bridge the gap. Market availability has also seen an increase in recent months and cargo conversions have also seen a drop due to the currently unstable freighter market. mba expects the values for the 757-200 to stabilize in the medium term once the initial value impact due to the AMR bankruptcy has subsided and the excess inventory has been absorbed.

American Airlines Page 13 of 32

Boeing 767-300ER- Current Market

The 767-300, which first entered service with JAL in 1986, is a stretched version of the 767-200, consisting of fuselage plugs forward and behind the wing center section. 104 767-300s have been delivered to date. The 767-300ER was launched in 1985 as an Extended Range and higher gross weight variant (MTOW is 412,000 pounds), building upon the moderate success of the 767-300. The 767-300ER received no orders until 1987 when American Airlines ordered 15, but the aircraft got over its slow start to be very successful during the 1990s.

Overview

Positive

•	Freighter conversion options have provided a secondary market for the type after passenger operations. An indication of this has been the integrator’s orders of the freighter version which will likely result in future conversions of passenger aircraft to replace existing older widebody freighters. Winglets are not a concern for freighter conversion.

•	Low percentage of existing fleet currently parked.

•	Continued deliveries of the type indicate continued demand.

Neutral

•	The dominance of two engine types powering the 767 raises cause for concern over RB211-powered variants.

Negative

•	Although still in production, the type is nearing the end and continued deliveries of the 787 will put downward pressure on values.

•	Technological improvements have superseded the 767-300ER platform, causing negative impact on values as global aviation requirements change.

American Airlines Page 14 of 32

There are currently 518 active 767-300ERs with 81 operators.

Fleet Status	767-300ER
Ordered	682
Cancelled/Transferred	98
Net Orders	584
Backlog	10
Delivered	574
Destroyed/Retired	11
Converted to Freighter	19
Not in Service/Parked	26
Active Aircraft	518
Number of Operators	81
Average Daily Utilization (Hrs)	10.06
Average Fleet Age (Yrs)	15.72

Source: ACAS April 2013

Demographics & Availability

The most popular engine type in the current fleet of 767-300ER aircraft is the CF6-80C2 with well over half of the fleet operating with this engine.

Boeing 767-300ER Passenger Aircraft
Current Fleet by Engine Type
Engine Model Series	In Service	Parked	Total
CF6-80C2	317	16	333
PW4000-94	169	10	179
RB211-524	31		31
JT9D-7R4	1		1

Grand Total	518	26	544

Source: ACAS April 2013

American Airlines Page 15 of 32

The largest operator base for the 767-300ER is in North America with Delta Air Lines, American Airlines and United Airlines operating approximately 27.8% of the fleet.

Boeing 767-300ER Passenger Aircraft
Current Fleet by Operator
Operator	In Service	Parked	Total	% of Total
Delta Air Lines	57	2	59	10.9%
American Airlines	58		58	10.7%
United Airlines	35		35	6.4%
Japan Airlines International	33		33	6.1%
Air Canada	30		30	5.5%
LAN Airlines	26		26	4.8%
ANA—All Nippon Airways	25		25	4.6%
QANTAS	23		23	4.2%
British Airways	21		21	3.9%
Hawaiian Airlines	11	1	12	2.2%
Ethiopian Airlines	11		11	2.0%
Transaero Airlines	11		11	2.0%
All Others	177	23	200	36.7%

Grand Total	518	26	544	100.0%

Source: ACAS April 2013

Roughly 40.8% of the total fleet is concentrated in North America. Europe holds the second largest concentration of the fleet with roughly 23.9%, and the Pacific Rim comprises the third largest with 18.9%.

Boeing 767-300ER Passenger Aircraft
Current Fleet by Operator
Operator	In Service	Parked	Total	% of Total
North America	207	16	223	41.0%
Europe	134	3	137	25.2%
Pacific Rim	105	1	106	19.5%
South America	37	3	40	7.3%
Africa	23	2	25	4.6%
Middle East	8		8	1.5%
Asia	4	1	5	0.9%

Grand Total	518	26	544	100.0%

Source: ACAS April 2013

American Airlines Page 16 of 32

According to Airfax as of May 2013, there are 19 Boeing 767-300ERs available for sale or lease.

Outlook

mba expects values for the 767-300ER to remain stable in the short to medium term. Values for the 767 family have softened due to the current economic conditions and recent events such as the American bankruptcy. Although the aircraft has seen high demand in recent years, this is believed only to be as interim capacity growth until the 787 gains greater market share. Older 767-300s and 767-300ERs are prime candidates for freighter conversion, however the decline in the need for widebody freighter capacity will impact conversions in the short term.

American Airlines Page 17 of 32

Boeing 777-200ER – Current Market

The widebody 777-200ER is the extended range version of the 777-200, powered by higher thrust variants of the same engines available on the baseline model. With an increased range and maximum takeoff weight, this variant first flew in October 1996 and was awarded FAA and JAA type certification on January 17, 1997. The 777-200ER entered service with British Airways on February 9, 1997. The 777-200ER has the same external dimensions and passenger capacity as its predecessor, but features an increased maximum takeoff weight of 656,000 pounds and corresponding increased maximum range of 7,725 nautical miles.

Overview

Positive

•	Has become a viable replacement for larger, less efficient Boeing 747-200s, along with the older DC-10-30s and the MD-11.

•	Capable aircraft with proven performance history.

•	Very low percentage of existing fleet currently parked.

Neutral

•	Engine choice positive for initial sales campaigns, but can limit remarketing opportunities downstream.

Negative

•	Type boasts a narrow backlog and few new orders have been placed.

•	Only three deliveries occurred in 2012 and none in 2011; 2010 also only saw three deliveries of the type.

•	Operators are moving in favor of the A330-300 and the 777-300ER.

•	With increased competition in the twin-engine market, the introduction of the 787-10 and the A350XWB will likely greatly impact the type’s residual value when they enter service.

American Airlines Page 18 of 32

There are currently 408 active 777-200ER aircraft in operation with 35 operators.

Fleet Status	Apr-13
Ordered	518
Cancelled/Transferred	97
Net Orders	421
Backlog	4
Delivered	417
Destroyed/Retired	3
Not in Service/Parked	6
Active Aircraft	408
Number of Operators	35
Average Daily Utilization (Hrs)	11.48
Average Fleet Age (Yrs)	11.66

Source: ACAS April 2013

Demographics & Availability

The largest operator for the 777-200ER is United Airlines with 13.3% of the current fleet. American Airlines operates the second largest percentage with 11.4%.

Boeing 777-200ER Aircraft
Current Fleet by Operator
Operator	In Service	Parked	Total	Total %
United Airlines	55		55	13.3%
American Airlines	47		47	11.4%
British Airways	43		43	10.4%
Singapore Airlines	32		32	7.7%
Air France	25		25	6.0%
Saudia	23		23	5.6%
Korean Air	18		18	4.3%
Malaysia Airlines	16		16	3.9%
KLM Royal Dutch Airlines	15		15	3.6%
Asiana Airlines	12		12	2.9%
Japan Airlines	11		11	2.7%
ANA—All Nippon Airways	10		10	2.4%
Vietnam Airlines	10		10	2.4%
Alitalia	10		10	2.4%
Air New Zealand	8		8	1.9%

All Others	73	6	79	19.1%

Grand Total	408	6	414	100.0%

Source: ACAS April 2013

American Airlines Page 19 of 32

The Pacific Rim is home to the largest percentage of the 777-200ER fleet, followed by North America and Europe.

Boeing 777-200ER Aircraft
Current Fleet by Region
Region	In Service	Parked	Total	Total %
Pacific Rim	135	1	136	32.8%
North America	112	1	113	27.3%
Europe	108	1	109	26.3%
Middle East	37		37	8.9%
Africa	8	3	11	2.7%
South America	4		4	1.0%
Asia	4		4	1.0%

Grand Total	408	6	414	100.0%

According to Airfax, as of May 2013, there is one Boeing 777-200ER available for sale or lease. The number of aircraft available has remained low throughout the past year, ranging from one to five aircraft, and represents a very small percentage of the in-service fleet.

American Airlines Page 20 of 32

Outlook

The current order backlog for the Boeing 777-200ER stands at four aircraft. Despite international routes remaining lucrative and passenger demand holding firm, the type has fallen in popularity to the A330-300 and the 777-300ER. This trend is seen to continue, particularly as more 777-300ER aircraft are delivered. Few new orders have been placed, with the last order for five units being placed in 2009 by ANA. The combination of few orders and few deliveries, coupled with a fading backlog, has put a downward pressure on values. mba expects values for the type to gradually decline in the short to medium term as evidenced by the imminent end of its production life.

American Airlines Page 21 of 32

IV.	Valuation

In developing the Values of the aircraft in this portfolio, mba did not inspect the aircraft or the records and documentation associated with the aircraft, but relied on partial information supplied by the Client. This information was not independently verified by mba. Therefore, we used certain assumptions that are generally accepted industry practice to calculate the value of aircraft when more detailed information is not available.

The principal assumptions for each of the aircraft in this portfolio are as follows:

1.	The aircraft is in good overall condition;

2.	The overhaul status of the airframe, engines, landing gear and other major components are the equivalent of mid-time/mid-life, or new, unless otherwise stated;

3.	The historical maintenance documentation has been maintained to acceptable international standards;

4.	The specifications of the aircraft are those most common for an aircraft of its type and vintage;

5.	The aircraft is in a standard airline configuration;

6.	The aircraft is current as to all Airworthiness Directives and Service Bulletins;

7.	Its modification status is comparable to that most common for an aircraft of its type and vintage;

8.	Its utilization is comparable to industry averages;

9.	There is no history of accident or incident damage; and

10.	In the case of the Current Base Value, no accounting is made for lease revenues, obligations or terms of ownership unless otherwise specified.

American Airlines Page 22 of 32

The following table provides a description of each aircraft in the portfolio. All 737-800 and all 757-200 aircraft have winglets, as does the one 767-300ER aircraft.

American Airlines Portfolio Description
No.	Aircraft Type[1]	Serial Number	Registration	Date of Manufacture	MGTOW (lbs)	Engine Type	Operator
1	737-800	29503	N901AN	Feb-99	158,500	CFM56-7B26	American Airlines
2	737-800	29507	N905AN	Mar-99	158,500	CFM56-7B26	American Airlines
3	737-800	29508	N906AN	Apr-99	158,500	CFM56-7B26	American Airlines
4	737-800	29509	N907AN	Apr-99	158,500	CFM56-7B26	American Airlines
5	737-800	29511	N909AN	May-99	158,500	CFM56-7B26	American Airlines
6	737-800	29512	N910AN	May-99	158,500	CFM56-7B26	American Airlines
7	737-800	29514	N913AN	Jun-99	158,500	CFM56-7B26	American Airlines
8	737-800	29513	N912AN	Jun-99	158,500	CFM56-7B26	American Airlines
9	737-800	29515	N914AN	Jul-99	158,500	CFM56-7B26	American Airlines
10	737-800	29516	N915AN	Jul-99	158,500	CFM56-7B26	American Airlines
11	737-800	29517	N916AN	Aug-99	158,500	CFM56-7B26	American Airlines
12	737-800	29518	N917AN	Aug-99	158,500	CFM56-7B26	American Airlines
13	737-800	29519	N918AN	Sep-99	158,500	CFM56-7B26	American Airlines
14	737-800	29520	N919AN	Sep-99	158,500	CFM56-7B26	American Airlines
15	737-800	29521	N920AN	Oct-99	158,500	CFM56-7B26	American Airlines
16	737-800	29522	N921AN	Oct-99	158,500	CFM56-7B26	American Airlines
17	737-800	29523	N922AN	Oct-99	158,500	CFM56-7B26	American Airlines
18	737-800	29524	N923AN	Nov-99	158,500	CFM56-7B26	American Airlines
19	737-800	29527	N926AN	Jan-00	158,500	CFM56-7B26	American Airlines
20	737-800	29541	N957AN	Mar-01	158,500	CFM56-7B26	American Airlines
21	737-800	29544	N965AN	Jun-01	158,500	CFM56-7B26	American Airlines
22	737-800	30094	N966AN	Jun-01	158,500	CFM56-7B26	American Airlines
23	737-800	30095	N968AN	Jul-01	158,500	CFM56-7B26	American Airlines
24	737-800	29569	N981AN	Apr-09	158,500	CFM56-7B26/3	American Airlines
25	737-800	29570	N983AN	May-09	158,500	CFM56-7B26/3	American Airlines
26	737-800	29564	N800NN	Jul-09	158,500	CFM56-7B26/3	American Airlines
27	737-800	33207	N810NN	Oct-09	158,500	CFM56-7B26/3	American Airlines
28	737-800	31079	N811NN	Oct-09	158,500	CFM56-7B26/3	American Airlines
29	737-800	29562	N814NN	Nov-09	158,500	CFM56-7B26/3	American Airlines
30	737-800	29558	N817NN	Dec-09	158,500	CFM56-7B26/3	American Airlines
31	737-800	31083	N819NN	Dec-09	158,500	CFM56-7B26/3	American Airlines
32	737-800	29559	N820NN	Dec-09	158,500	CFM56-7B26/3	American Airlines
33	737-800	31087	N825NN	Feb-10	158,500	CFM56-7B26/3	American Airlines
34	737-800	31089	N826NN	Feb-10	158,500	CFM56-7B26/3	American Airlines
35	737-800	33209	N827NN	Mar-10	158,500	CFM56-7B26/3	American Airlines

[1]	Note: all 737-800, 757-200 and 767-300ER aircraft have winglets, and all 757-200, 767-300ER and 777-200ER aircraft are approved for ETOPS.

American Airlines Page 23 of 32

American Airlines Portfolio Description
No.	Aircraft Type[1]	Serial Number	Registration	Date of Manufacture	MGTOW (lbs)	Engine Type	Operator
36	737-800	33210	N829NN	Mar-10	158,500	CFM56-7B26/3	American Airlines
37	737-800	31091	N830NN	Mar-10	158,500	CFM56-7B26/3	American Airlines
38	737-800	33211	N831NN	Mar-10	158,500	CFM56-7B26/3	American Airlines
39	737-800	33521	N832NN	Apr-10	158,500	CFM56-7B26/3	American Airlines
40	737-800	31093	N833NN	Apr-10	158,500	CFM56-7B26/3	American Airlines
41	737-800	29576	N834NN	Apr-10	158,500	CFM56-7B26/3	American Airlines
42	757-200	29593	N183AN	Apr-99	220,000	RB211-535E4B	American Airlines
43	757-200	29594	N184AN	May-99	220,000	RB211-535E4B	American Airlines
44	757-200	32383	N189AN	Jul-01	220,000	RB211-535E4B	American Airlines
45	757-200	32384	N190AA	Jul-01	220,000	RB211-535E4B	American Airlines
46	757-200	32385	N191AN	Aug-01	220,000	RB211-535E4B	American Airlines
47	757-200	32386	N192AN	Aug-01	220,000	RB211-535E4B	American Airlines
48	757-200	32387	N193AN	Nov-01	220,000	RB211-535E4B	American Airlines
49	757-200	32388	N194AA	Nov-01	220,000	RB211-535E4B	American Airlines
50	757-200	32389	N195AN	Nov-01	220,000	RB211-535E4B	American Airlines
51	757-200	32390	N196AA	Nov-01	220,000	RB211-535E4B	American Airlines
52	757-200	32391	N197AN	Nov-01	220,000	RB211-535E4B	American Airlines
53	757-200	32392	N198AA	Dec-01	220,000	RB211-535E4B	American Airlines
54	757-200	32393	N199AN	Dec-01	220,000	RB211-535E4B	American Airlines
55	757-200	32394	N175AN	Dec-01	220,000	RB211-535E4B	American Airlines
56	767-300ER	29606	N399AN	May-99	400,000	CF6-80C2B6	American Airlines
57	777-200ER	29579	N771AN	Jan-99	598,000	RB211-Trent 892-17	American Airlines
58	777-200ER	29583	N773AN	Mar-99	598,000	RB211-Trent 892-17	American Airlines
59	777-200ER	29587	N778AN	Jun-99	598,000	RB211-Trent 892-17	American Airlines
60	777-200ER	29955	N779AN	Jun-99	598,000	RB211-Trent 892-17	American Airlines
61	777-200ER	29956	N780AN	Sep-99	598,000	RB211-Trent 892-17	American Airlines
62	777-200ER	30257	N795AN	Dec-00	598,000	RB211-Trent 892-17	American Airlines
63	777-200ER	30012	N797AN	Jan-01	598,000	RB211-Trent 892-17	American Airlines
64	777-200ER	30797	N798AN	Feb-01	598,000	RB211-Trent 892-17	American Airlines
65	777-200ER	30258	N799AN	Mar-01	598,000	RB211-Trent 892-17	American Airlines
66	777-200ER	30259	N750AN	Mar-01	598,000	RB211-Trent 892-17	American Airlines
67	777-200ER	30798	N751AN	Apr-01	598,000	RB211-Trent 892-17	American Airlines
68	777-200ER	30260	N752AN	May-01	598,000	RB211-Trent 892-17	American Airlines
69	777-200ER	30261	N753AN	May-01	598,000	RB211-Trent 892-17	American Airlines
70	777-200ER	30262	N754AN	Jun-01	598,000	RB211-Trent 892-17	American Airlines
71	777-200ER	30263	N755AN	Jul-01	598,000	RB211-Trent 892-17	American Airlines

American Airlines Page 24 of 32

American Airlines Portfolio Description
No.	Aircraft Type	Serial Number	Registration	Date of Manufacture	MGTOW (lbs)	Engine Type	Operator
72	777-200ER	30264	N756AM	Aug-01	598,000	RB211-Trent 892-17	American Airlines
73	777-200ER	32636	N757AN	Nov-01	598,000	RB211-Trent 892-17	American Airlines
74	777-200ER	32637	N758AN	Nov-01	598,000	RB211-Trent 892-17	American Airlines
75	777-200ER	32638	N759AN	Dec-01	598,000	RB211-Trent 892-17	American Airlines

American Airlines Page 25 of 32

The following table presents the adjustments leading to the determination of current base values for each of the 75 aircraft of this portfolio. For 737-800 aircraft the value ascribed to winglets is included in the current base value and no adjustments are necessary.

American Airlines Portfolio Valuation[2]
($USD Million)
No.	Aircraft Type	Serial Number	CBV	MGTOW Adj.	Winglet Adjust	HT CBV	MX. Adj.	MX. Adj. CBV
1	737-800	29503	$20.95	($0.12)	$0.00	$20.83	($1.98)	$18.85
2	737-800	29507	$21.05	($0.12)	$0.00	$20.93	($0.89)	$20.04
3	737-800	29508	$21.15	($0.12)	$0.00	$21.03	($1.61)	$19.42
4	737-800	29509	$21.15	($0.12)	$0.00	$21.03	$0.15	$21.18
5	737-800	29511	$21.25	($0.12)	$0.00	$21.13	$0.27	$21.40
6	737-800	29512	$21.25	($0.12)	$0.00	$21.13	$1.35	$22.48
7	737-800	29514	$21.35	($0.12)	$0.00	$21.23	($0.45)	$20.78
8	737-800	29513	$21.35	($0.12)	$0.00	$21.23	($0.60)	$20.63
9	737-800	29515	$21.46	($0.12)	$0.00	$21.34	($1.82)	$19.52
10	737-800	29516	$21.46	($0.12)	$0.00	$21.34	($0.74)	$20.60
11	737-800	29517	$21.56	($0.12)	$0.00	$21.44	($1.43)	$20.01
12	737-800	29518	$21.56	($0.12)	$0.00	$21.44	($1.94)	$19.50
13	737-800	29519	$21.66	($0.12)	$0.00	$21.54	$0.52	$22.06
14	737-800	29520	$21.66	($0.12)	$0.00	$21.54	($2.15)	$19.39
15	737-800	29521	$21.76	($0.12)	$0.00	$21.64	$0.76	$22.40
16	737-800	29522	$21.76	($0.12)	$0.00	$21.64	$1.22	$22.86
17	737-800	29523	$21.76	($0.12)	$0.00	$21.64	$0.12	$21.76
18	737-800	29524	$21.86	($0.12)	$0.00	$21.74	$0.95	$22.69
19	737-800	29527	$22.06	($0.14)	$0.00	$21.92	$0.79	$22.71
20	737-800	29541	$23.57	($0.16)	$0.00	$23.41	($0.42)	$22.99
21	737-800	29544	$23.90	($0.16)	$0.00	$23.74	$0.99	$24.73
22	737-800	30094	$23.90	($0.16)	$0.00	$23.74	$0.32	$24.06
23	737-800	30095	$24.02	($0.16)	$0.00	$23.86	($1.65)	$22.21
24	737-800	29569	$37.17	($0.33)	$0.00	$36.84	$1.33	$38.17
25	737-800	29570	$37.35	($0.33)	$0.00	$37.02	$1.50	$38.52
26	737-800	29564	$37.71	($0.33)	$0.00	$37.38	$2.89	$40.27
27	737-800	33207	$38.24	($0.33)	$0.00	$37.91	$1.56	$39.47
28	737-800	31079	$38.24	($0.33)	$0.00	$37.91	$1.59	$39.50
29	737-800	29562	$38.42	($0.33)	$0.00	$38.09	$1.63	$39.72
30	737-800	29558	$38.59	($0.33)	$0.00	$38.26	$1.74	$40.00
31	737-800	31083	$38.59	($0.33)	$0.00	$38.26	$1.76	$40.02
32	737-800	29559	$38.59	($0.33)	$0.00	$38.26	$1.83	$40.09
33	737-800	31087	$38.96	($0.35)	$0.00	$38.61	$1.93	$40.54
34	737-800	31089	$38.96	($0.35)	$0.00	$38.61	$2.02	$40.63

[2]	Maintenance adjustments for each aircraft are based on airframe maintenance data as of 6/5/13 and engine maintenance data as of 5/8/13, which was projected forward to 6/5/13 based on the aircraft’s utilization.

American Airlines Page 26 of 32

American Airlines Portfolio Valuation[2]
($USD Million)
No.	Aircraft Type	Serial Number	CBV	MGTOW Adj.	Winglet Adjust	HT CBV	MX. Adj.	MX. Adj. CBV
35	737-800	33209	$39.14	($0.35)	$0.00	$38.79	$1.98	$40.77
36	737-800	33210	$39.14	($0.35)	$0.00	$38.79	$1.98	$40.77
37	737-800	31091	$39.14	($0.35)	$0.00	$38.79	$2.05	$40.84
38	737-800	33211	$39.14	($0.35)	$0.00	$38.79	$2.11	$40.90
39	737-800	33521	$39.33	($0.35)	$0.00	$38.98	$2.09	$41.07
40	737-800	31093	$39.33	($0.35)	$0.00	$38.98	$2.56	$41.54
41	737-800	29576	$39.33	($0.35)	$0.00	$38.98	$2.16	$41.14
42	757-200	29593	$14.92	($0.38)	$0.50	$15.04	$1.33	$16.37
43	757-200	29594	$15.02	($0.38)	$0.50	$15.14	$2.26	$17.40
44	757-200	32383	$17.79	($0.50)	$0.50	$17.79	($1.84)	$15.95
45	757-200	32384	$17.79	($0.50)	$0.50	$17.79	$2.52	$20.31
46	757-200	32385	$17.90	($0.50)	$0.50	$17.90	($1.04)	$16.86
47	757-200	32386	$17.90	($0.50)	$0.50	$17.90	$3.76	$21.66
48	757-200	32387	$18.25	($0.50)	$0.50	$18.25	($1.43)	$16.82
49	757-200	32388	$18.25	($0.50)	$0.50	$18.25	($2.66)	$15.59
50	757-200	32389	$18.25	($0.50)	$0.50	$18.25	$1.25	$19.50
51	757-200	32390	$18.25	($0.50)	$0.50	$18.25	($1.68)	$16.57
52	757-200	32391	$18.25	($0.50)	$0.50	$18.25	$2.00	$20.25
53	757-200	32392	$18.36	($0.50)	$0.50	$18.36	$1.13	$19.49
54	757-200	32393	$18.36	($0.50)	$0.50	$18.36	($0.54)	$17.82
55	757-200	32394	$18.36	($0.50)	$0.50	$18.36	($2.15)	$16.21
56	767-300ER	29606	$28.91	($0.11)	$0.80	$29.60	($0.27)	$29.33
57	777-200ER	29579	$53.82	($0.67)	$0.00	$53.15	$1.97	$55.12
58	777-200ER	29583	$54.39	($0.67)	$0.00	$53.72	$1.07	$54.79
59	777-200ER	29587	$55.24	($0.67)	$0.00	$54.57	($1.93)	$52.64
60	777-200ER	29955	$55.24	($0.67)	$0.00	$54.57	($6.01)	$48.56
61	777-200ER	29956	$56.09	($0.67)	$0.00	$55.42	$3.58	$59.00
62	777-200ER	30257	$60.53	($0.77)	$0.00	$59.76	($3.96)	$55.80
63	777-200ER	30012	$60.83	($0.88)	$0.00	$59.95	($4.93)	$55.02
64	777-200ER	30797	$61.15	($0.88)	$0.00	$60.27	($1.91)	$58.36
65	777-200ER	30258	$61.47	($0.88)	$0.00	$60.59	($5.82)	$54.77
66	777-200ER	30259	$61.47	($0.88)	$0.00	$60.59	($2.67)	$57.92
67	777-200ER	30798	$61.79	($0.88)	$0.00	$60.91	($5.46)	$55.45
68	777-200ER	30260	$62.11	($0.88)	$0.00	$61.23	($4.69)	$56.54
69	777-200ER	30261	$62.11	($0.88)	$0.00	$61.23	($6.04)	$55.19
70	777-200ER	30262	$62.43	($0.88)	$0.00	$61.55	($4.04)	$57.51
71	777-200ER	30263	$62.75	($0.88)	$0.00	$61.87	($4.58)	$57.29

American Airlines Page 27 of 32

American Airlines Portfolio Valuation
($USD Million)
No.	Aircraft Type	Serial Number	CBV	MGTOW Adj.	Winglet Adjust	HT CBV	MX. Adj.	MX. Adj. CBV
72	777-200ER	30264	$63.07	($0.88)	$0.00	$62.19	($4.69)	$57.50
73	777-200ER	32636	$64.03	($0.88)	$0.00	$63.15	($5.85)	$57.30
74	777-200ER	32637	$64.03	($0.88)	$0.00	$63.15	($4.41)	$58.74
75	777-200ER	32638	$64.35	($0.88)	$0.00	$63.47	($3.93)	$59.54

Legend of Valuation –
CBV	Current Base Value
MGTOW Adj.	Maximum Gross Take-off Weight Adjustment
Winglet Adj.	Adjustment for winglets
HT CBV	Half-Time Current Base Value
MX. Adj.	Maintenance Adjustments
MX. Adj. CBV	Maintenance Adjusted CBV

American Airlines Page 28 of 32

The breakdown of the total maintenance adjustment from a half-time/half-life condition for each aircraft is presented in the table below.

Maintenance Adjustments[3]
($USD Million)
No.	Aircraft Type	Serial Number	Int. MX	Hvy. MX	LG	LLP	ESV	TOTAL
1	737-800	29503	$0.05	($0.46)	$0.00	($0.81)	($0.76)	($1.98)
2	737-800	29507	$0.10	($0.39)	$0.01	($0.41)	($0.20)	($0.89)
3	737-800	29508	$0.12	($0.36)	$0.01	($0.63)	($0.75)	($1.61)
4	737-800	29509	$0.13	($0.34)	$0.01	($0.06)	$0.41	$0.15
5	737-800	29511	$0.15	($0.31)	$0.03	($0.05)	$0.45	$0.27
6	737-800	29512	($0.13)	($0.29)	$0.03	$0.56	$1.18	$1.35
7	737-800	29514	($0.13)	($0.28)	$0.03	($0.16)	$0.09	($0.45)
8	737-800	29513	($0.12)	($0.10)	$0.01	($0.19)	($0.20)	($0.60)
9	737-800	29515	($0.10)	($0.06)	$0.03	($0.73)	($0.96)	($1.82)
10	737-800	29516	($0.03)	$0.00	$0.02	($0.55)	($0.18)	($0.74)
11	737-800	29517	($0.01)	$0.01	$0.03	($1.00)	($0.46)	($1.43)
12	737-800	29518	$0.02	$0.14	$0.02	($1.07)	($1.05)	($1.94)
13	737-800	29519	$0.01	$0.11	$0.03	$0.03	$0.34	$0.52
14	737-800	29520	$0.03	$0.16	$0.02	($1.17)	($1.19)	($2.15)
15	737-800	29521	($0.07)	$0.28	$0.03	$0.20	$0.32	$0.76
16	737-800	29522	($0.04)	$0.03	$0.05	$0.03	$1.15	$1.22
17	737-800	29523	$0.02	$0.14	$0.03	($0.62)	$0.55	$0.12
18	737-800	29524	$0.12	$0.32	$0.04	($0.11)	$0.58	$0.95
19	737-800	29527	$0.01	$0.12	$0.05	$0.05	$0.56	$0.79
20	737-800	29541	$0.11	$0.69	$0.09	($0.84)	($0.47)	($0.42)
21	737-800	29544	$0.15	$0.74	$0.09	($0.61)	$0.62	$0.99
22	737-800	30094	$0.15	$0.75	($0.10)	($0.72)	$0.24	$0.32
23	737-800	30095	($0.13)	($0.72)	($0.10)	($0.34)	($0.36)	($1.65)
24	737-800	29569	$0.13	($0.28)	$0.03	$1.31	$0.14	$1.33
25	737-800	29570	$0.14	($0.26)	$0.03	$1.35	$0.24	$1.50
26	737-800	29564	$0.15	($0.22)	$0.03	$1.44	$1.49	$2.89
27	737-800	33207	($0.10)	($0.16)	$0.04	$1.43	$0.35	$1.56
28	737-800	31079	($0.09)	($0.15)	$0.04	$1.43	$0.36	$1.59
29	737-800	29562	($0.09)	($0.14)	$0.04	$1.45	$0.37	$1.63
30	737-800	29558	($0.08)	($0.13)	$0.04	$1.48	$0.43	$1.74
31	737-800	31083	($0.07)	($0.12)	$0.04	$1.47	$0.44	$1.76
32	737-800	29559	($0.07)	($0.11)	$0.04	$1.50	$0.47	$1.83
33	737-800	31087	($0.04)	($0.07)	$0.04	$1.51	$0.49	$1.93
34	737-800	31089	($0.04)	($0.07)	$0.04	$1.54	$0.55	$2.02

[3]	Maintenance adjustments for each aircraft are based on airframe maintenance data as of 6/5/13 and engine maintenance data as of 5/8/13, which was projected forward to 6/5/13 based on the aircraft’s utilization.

American Airlines Page 29 of 32

Maintenance Adjustments[3]
($USD Million)
No.	Aircraft Type	Serial Number	Int. MX	Hvy. MX	LG	LLP	ESV	TOTAL
35	737-800	33209	($0.04)	($0.06)	$0.04	$1.50	$0.54	$1.98
36	737-800	33210	($0.04)	($0.06)	$0.04	$1.52	$0.52	$1.98
37	737-800	31091	($0.03)	($0.05)	$0.05	$1.53	$0.55	$2.05
38	737-800	33211	($0.03)	($0.05)	$0.05	$1.55	$0.59	$2.11
39	737-800	33521	($0.03)	($0.04)	$0.05	$1.54	$0.57	$2.09
40	737-800	31093	($0.02)	($0.04)	$0.05	$1.62	$0.95	$2.56
41	737-800	29576	($0.02)	($0.03)	$0.05	$1.56	$0.60	$2.16
42	757-200	29593	$0.02	($0.10)	$0.05	$0.53	$0.83	$1.33
43	757-200	29594	($0.09)	($0.10)	$0.04	$1.14	$1.27	$2.26
44	757-200	32383	$0.05	$0.58	$0.12	$0.29	($2.88)	($1.84)
45	757-200	32384	$0.09	$0.59	$0.12	$1.26	$0.46	$2.52
46	757-200	32385	$0.12	$0.66	$0.12	$0.86	($2.80)	($1.04)
47	757-200	32386	($0.11)	$0.58	$0.11	$0.93	$2.25	$3.76
48	757-200	32387	($0.05)	$0.64	$0.12	$0.75	($2.89)	($1.43)
49	757-200	32388	($0.08)	$0.59	$0.12	$0.20	($3.49)	($2.66)
50	757-200	32389	$0.11	$0.75	$0.13	$0.49	($0.23)	$1.25
51	757-200	32390	$0.23	$0.75	$0.12	$0.40	($3.18)	($1.68)
52	757-200	32391	$0.23	$0.75	$0.13	$0.61	$0.28	$2.00
53	757-200	32392	$0.21	$0.75	$0.14	$0.88	($0.85)	$1.13
54	757-200	32393	($0.13)	($0.62)	$0.13	$0.63	($0.55)	($0.54)
55	757-200	32394	($0.02)	($0.62)	$0.14	$0.91	($2.56)	($2.15)
56	767-300ER	29606	$0.49	$0.00	$0.15	$0.24	($1.15)	($0.27)
57	777-200ER	29579	$0.33	$0.00	($0.02)	$2.18	($0.52)	$1.97
58	777-200ER	29583	$0.36	$0.00	$0.01	$3.36	($2.66)	$1.07
59	777-200ER	29587	$0.51	$0.00	$0.05	$0.76	($3.25)	($1.93)
60	777-200ER	29955	$0.52	$0.00	$0.06	($0.39)	($6.20)	($6.01)
61	777-200ER	29956	$0.54	$0.00	$0.06	$3.35	($0.37)	$3.58
62	777-200ER	30257	$0.30	$0.00	$0.12	$1.11	($5.49)	($3.96)
63	777-200ER	30012	$0.37	$0.00	$0.16	$1.44	($6.90)	($4.93)
64	777-200ER	30797	$0.39	$0.00	$0.13	$0.97	($3.40)	($1.91)
65	777-200ER	30258	$0.43	$0.00	$0.15	($0.97)	($5.43)	($5.82)
66	777-200ER	30259	$0.46	$0.00	$0.15	$1.79	($5.07)	($2.67)
67	777-200ER	30798	$0.48	$0.00	$0.14	($0.33)	($5.75)	($5.46)
68	777-200ER	30260	$0.58	$0.00	$0.16	$0.99	($6.42)	($4.69)
69	777-200ER	30261	$0.58	$0.00	$0.14	($1.52)	($5.24)	($6.04)
70	777-200ER	30262	($0.11)	$0.00	$0.16	$1.26	($5.35)	($4.04)
71	777-200ER	30263	($0.07)	$0.00	$0.17	$1.84	($6.52)	($4.58)

American Airlines Page 30 of 32

Maintenance Adjustments[3]
($USD Million)
No.	Aircraft Type	Serial Number	Int. MX	Hvy. MX	LG	LLP	ESV	TOTAL
72	777-200ER	30264	($0.05)	$0.00	$0.17	$0.48	($5.29)	($4.69)
73	777-200ER	32636	($0.04)	$0.00	$0.18	$0.80	($6.79)	($5.85)
74	777-200ER	32637	($0.02)	$0.00	$0.18	$0.86	($5.43)	($4.41)
75	777-200ER	32638	($0.01)	$0.00	$0.19	$0.59	($4.70)	($3.93)

Legend of Adjustments –

Int. MX	Intermediate Maintenance
Hvy. MX	Heavy Maintenance
LG	Landing Gear
LLP	Life Limited Parts
ESV	Engine Shop Visit

American Airlines Page 31 of 32

V. Covenants

This report has been prepared for the exclusive use of American Airlines, Inc. and shall not be provided to other parties by mba without the express consent of American Airlines, Inc. mba certifies that this report has been independently prepared and that it fully and accurately reflects mba’s opinion as to the CBVs, as requested. mba further certifies that it does not have, and does not expect to have, any financial or other interest in the subject or similar aircraft and engines.

This report represents the opinion of mba as to the CBVs, as requested, and is intended to be advisory only, in nature. Therefore, mba assumes no responsibility or legal liability for any actions taken, or not taken, by American Airlines, Inc. or any other party with regard to the subject aircraft and engine. By accepting this report, all parties agree that mba shall bear no such responsibility or legal liability.

PREPARED BY:

Sarah A. Smith
Analyst - Valuations
Morten Beyer & Agnew
June 7, 2013
REVIEWED BY:

Thomas E. Burke
Managing Director- Valuations
Morten Beyer & Agnew
ISTAT Certified Appraiser

American Airlines Page 32 of 32

APPENDIX III

SUMMARY OF APPRAISED VALUES

				Appraiser’s Valuation (1)
				AISI		BK		MBA
Aircraft Type	Registration Number	Manufacturer’s Serial Number	Delivery Month	Base Value	Maintenance Adjusted Base Value	Base Value	Maintenance Adjusted Base Value	Base Value	Maintenance Adjusted Base Value
Boeing 737-823	N901AN	29503	February 1999	$16,990,000	$15,250,000	$21,900,000	$20,330,000	$20,830,000	$18,850,000
Boeing 737-823	N905AN	29507	March 1999	16,990,000	16,540,000	21,900,000	21,620,000	20,930,000	20,040,000
Boeing 737-823	N906AN	29508	April 1999	16,990,000	15,590,000	22,300,000	22,800,000	21,030,000	19,420,000
Boeing 737-823	N907AN	29509	April 1999	16,990,000	17,340,000	22,300,000	23,160,000	21,030,000	21,180,000
Boeing 737-823	N909AN	29511	May 1999	16,990,000	17,610,000	22,300,000	23,130,000	21,130,000	21,400,000
Boeing 737-823	N910AN	29512	May 1999	16,990,000	18,650,000	22,300,000	23,780,000	21,130,000	22,480,000
Boeing 737-823	N913AN	29514	June 1999	16,990,000	17,070,000	22,300,000	22,280,000	21,230,000	20,780,000
Boeing 737-823	N912AN	29513	June 1999	16,990,000	16,620,000	22,300,000	21,790,000	21,230,000	20,630,000
Boeing 737-823	N914AN	29515	July 1999	16,990,000	15,200,000	22,700,000	21,550,000	21,340,000	19,520,000
Boeing 737-823	N915AN	29516	July 1999	16,990,000	16,540,000	22,700,000	22,900,000	21,340,000	20,600,000
Boeing 737-823	N916AN	29517	August 1999	16,990,000	15,340,000	22,700,000	22,270,000	21,440,000	20,010,000
Boeing 737-823	N917AN	29518	August 1999	16,990,000	15,220,000	22,700,000	22,650,000	21,440,000	19,500,000
Boeing 737-823	N918AN	29519	September 1999	16,990,000	17,920,000	22,700,000	22,840,000	21,540,000	22,060,000
Boeing 737-823	N919AN	29520	September 1999	16,990,000	14,790,000	22,700,000	23,540,000	21,540,000	19,390,000
Boeing 737-823	N920AN	29521	October 1999	16,990,000	18,290,000	23,050,000	23,430,000	21,640,000	22,400,000
Boeing 737-823	N921AN	29522	October 1999	16,990,000	18,340,000	23,050,000	23,990,000	21,640,000	22,860,000
Boeing 737-823	N922AN	29523	October 1999	16,990,000	16,880,000	23,050,000	24,190,000	21,640,000	21,760,000
Boeing 737-823	N923AN	29524	November 1999	16,990,000	18,350,000	23,050,000	24,540,000	21,740,000	22,690,000
Boeing 737-823	N926AN	29527	January 2000	18,170,000	19,490,000	23,450,000	24,730,000	21,920,000	22,710,000
Boeing 737-823	N957AN	29541	March 2001	19,560,000	19,080,000	25,000,000	26,370,000	23,410,000	22,990,000
Boeing 737-823	N965AN	29544	June 2001	19,560,000	20,270,000	25,400,000	25,930,000	23,740,000	24,730,000
Boeing 737-823	N966AN	30094	June 2001	19,560,000	19,520,000	25,400,000	26,450,000	23,740,000	24,060,000
Boeing 737-823	N968AN	30095	July 2001	19,560,000	18,090,000	25,750,000	24,440,000	23,860,000	22,210,000
Boeing 737-823	N981AN	29569	April 2009	36,610,000	38,730,000	38,050,000	38,830,000	36,840,000	38,170,000
Boeing 737-823	N983AN	29570	May 2009	36,610,000	38,860,000	38,050,000	39,030,000	37,020,000	38,520,000
Boeing 737-823	N800NN	29564	July 2009	36,610,000	39,220,000	38,750,000	41,480,000	37,380,000	40,270,000
Boeing 737-823	N810NN	33207	October 2009	36,610,000	39,020,000	39,450,000	40,690,000	37,910,000	39,470,000
Boeing 737-823	N811NN	31079	October 2009	36,610,000	38,930,000	39,450,000	40,610,000	37,910,000	39,500,000
Boeing 737-823	N814NN	29562	November 2009	36,610,000	39,140,000	39,450,000	40,610,000	38,090,000	39,720,000
Boeing 737-823	N817NN	29558	December 2009	36,610,000	39,120,000	39,450,000	40,880,000	38,260,000	40,000,000
Boeing 737-823	N819NN	31083	December 2009	36,610,000	39,230,000	39,450,000	40,740,000	38,260,000	40,020,000
Boeing 737-823	N820NN	29559	December 2009	36,610,000	39,350,000	39,450,000	40,830,000	38,260,000	40,090,000
Boeing 737-823	N825NN	31087	February 2010	38,710,000	41,390,000	40,200,000	41,720,000	38,610,000	40,540,000
Boeing 737-823	N826NN	31089	February 2010	38,710,000	41,500,000	40,200,000	41,790,000	38,610,000	40,630,000
Boeing 737-823	N827NN	33209	March 2010	38,710,000	41,390,000	40,200,000	41,800,000	38,790,000	40,770,000
Boeing 737-823	N829NN	33210	March 2010	38,710,000	41,440,000	40,200,000	41,810,000	38,790,000	40,770,000
Boeing 737-823	N830NN	31091	March 2010	38,710,000	41,490,000	40,200,000	41,870,000	38,790,000	40,840,000
Boeing 737-823	N831NN	33211	March 2010	38,710,000	41,730,000	40,200,000	41,890,000	38,790,000	40,900,000
Boeing 737-823	N832NN	33521	April 2010	38,710,000	41,710,000	40,500,000	42,170,000	38,980,000	41,070,000
Boeing 737-823	N833NN	31093	April 2010	38,710,000	41,970,000	40,500,000	42,650,000	38,980,000	41,540,000
Boeing 737-823	N834NN	29576	April 2010	38,710,000	42,410,000	40,500,000	42,250,000	38,980,000	41,140,000

III-1

				Appraiser’s Valuation (1)
				AISI		BK		MBA
Aircraft Type	Registration Number	Manufacturer’s Serial Number	Delivery Month	Base Value	Maintenance Adjusted Base Value	Base Value	Maintenance Adjusted Base Value	Base Value	Maintenance Adjusted Base Value
Boeing 757-223	N183AN	29593	April 1999	12,820,000	14,920,000	19,000,000	21,280,000	15,040,000	16,370,000
Boeing 757-223	N184AN	29594	May 1999	12,820,000	13,650,000	19,000,000	20,420,000	15,140,000	17,400,000
Boeing 757-223	N189AN	32383	July 2001	14,450,000	13,630,000	20,650,000	18,080,000	17,790,000	15,950,000
Boeing 757-223	N190AA	32384	July 2001	14,450,000	16,210,000	20,650,000	22,180,000	17,790,000	20,310,000
Boeing 757-223	N191AN	32385	August 2001	14,450,000	14,460,000	20,650,000	19,330,000	17,900,000	16,860,000
Boeing 757-223	N192AN	32386	August 2001	14,450,000	17,360,000	20,650,000	23,990,000	17,900,000	21,660,000
Boeing 757-223	N193AN	32387	November 2001	14,450,000	14,120,000	20,850,000	18,690,000	18,250,000	16,820,000
Boeing 757-223	N194AA	32388	November 2001	14,450,000	14,170,000	20,850,000	20,010,000	18,250,000	15,590,000
Boeing 757-223	N195AN	32389	November 2001	14,450,000	15,490,000	20,850,000	21,940,000	18,250,000	19,500,000
Boeing 757-223	N196AA	32390	November 2001	14,450,000	14,770,000	20,850,000	19,940,000	18,250,000	16,570,000
Boeing 757-223	N197AN	32391	November 2001	14,450,000	16,360,000	20,850,000	22,970,000	18,250,000	20,250,000
Boeing 757-223	N198AA	32392	December 2001	14,450,000	16,280,000	20,850,000	23,270,000	18,360,000	19,490,000
Boeing 757-223	N199AN	32393	December 2001	14,450,000	14,150,000	20,850,000	19,400,000	18,360,000	17,820,000
Boeing 757-223	N175AN	32394	December 2001	14,450,000	13,110,000	20,850,000	17,250,000	18,360,000	16,210,000
Boeing 767-323ER	N399AN	29606	May 1999	23,210,000	23,310,000	32,000,000	33,960,000	29,600,000	29,330,000
Boeing 777-223ER	N771AN	29579	January 1999	53,950,000	57,770,000	54,750,000	52,900,000	53,150,000	55,120,000
Boeing 777-223ER	N773AN	29583	March 1999	53,950,000	56,890,000	54,750,000	53,710,000	53,720,000	54,790,000
Boeing 777-223ER	N778AN	29587	June 1999	53,950,000	51,760,000	55,750,000	52,700,000	54,570,000	52,640,000
Boeing 777-223ER	N779AN	29955	June 1999	53,950,000	50,690,000	55,750,000	53,340,000	54,570,000	48,560,000
Boeing 777-223ER	N780AN	29956	September 1999	53,950,000	57,560,000	56,600,000	58,700,000	55,420,000	59,000,000
Boeing 777-223ER	N795AN	30257	December 2000	56,580,000	58,020,000	62,650,000	60,640,000	59,760,000	55,800,000
Boeing 777-223ER	N797AN	30012	January 2001	59,680,000	52,270,000	63,750,000	59,210,000	59,950,000	55,020,000
Boeing 777-223ER	N798AN	30797	February 2001	59,680,000	59,630,000	63,750,000	63,820,000	60,270,000	58,360,000
Boeing 777-223ER	N799AN	30258	March 2001	59,680,000	57,940,000	63,750,000	61,290,000	60,590,000	54,770,000
Boeing 777-223ER	N750AN	30259	March 2001	59,680,000	57,940,000	63,750,000	62,110,000	60,590,000	57,920,000
Boeing 777-223ER	N751AN	30798	April 2001	59,680,000	56,030,000	64,950,000	64,620,000	60,910,000	55,450,000
Boeing 777-223ER	N752AN	30260	May 2001	59,680,000	55,790,000	64,950,000	62,560,000	61,230,000	56,540,000
Boeing 777-223ER	N753AN	30261	May 2001	59,680,000	57,900,000	64,950,000	64,050,000	61,230,000	55,190,000
Boeing 777-223ER	N754AN	30262	June 2001	59,680,000	57,640,000	64,950,000	64,330,000	61,550,000	57,510,000
Boeing 777-223ER	N755AN	30263	July 2001	59,680,000	55,860,000	66,100,000	64,900,000	61,870,000	57,290,000
Boeing 777-223ER	N756AM	30264	August 2001	59,680,000	56,950,000	66,100,000	66,220,000	62,190,000	57,500,000
Boeing 777-223ER	N757AN	32636	November 2001	59,680,000	54,880,000	67,200,000	62,450,000	63,150,000	57,300,000
Boeing 777-223ER	N758AN	32637	November 2001	59,680,000	54,310,000	67,200,000	63,140,000	63,150,000	58,740,000
Boeing 777-223ER	N759AN	32638	December 2001	59,680,000	57,000,000	67,200,000	65,580,000	63,470,000	59,540,000

(1)	The maintenance adjustments for each appraiser’s “Maintenance Adjusted Base Value” for each Aircraft is based on airframe maintenance data as of June 5, 2013 for such Aircraft and engine maintenance data as of May 8, 2013 for such Aircraft, which was projected forward to June 5, 2013 based on such Aircraft’s utilization

III-2

APPENDIX IV

LOAN TO VALUE RATIOS OF EQUIPMENT NOTES

The following tables set forth the LTVs for the Series A Equipment Notes, the Series B Equipment Notes and the Series C Equipment Notes issued in respect of each Aircraft as of each Regular Distribution Date.

The LTVs for each Regular Distribution Date listed in such tables were obtained by dividing (i) the outstanding principal amount (assuming no payment default, purchase or early redemption) of such Equipment Notes, plus in the case of the Series B Equipment Notes, the outstanding balance of the Series A Equipment Notes assumed to be issued and outstanding under the relevant Indenture, plus in the case of Series C Equipment Notes, the outstanding balance of the Series A Equipment Notes and the Series B Equipment Notes assumed to be issued and outstanding under the relevant Indenture, determined in each case immediately after giving effect to the payments, if any, scheduled to be made on each such Regular Distribution Date by (ii) the Assumed Aircraft Value on such Regular Distribution Date, calculated based on the Depreciation Assumption, of the Aircraft with respect to which such Equipment Notes were assumed to be issued and outstanding. See “Description of the Aircraft and the Appraisals — The Appraisals” and “Description of the Equipment Notes — Security — Loan to Value Ratios of Equipment Notes.”

The Depreciation Assumption contemplates that the Assumed Aircraft Value of each Aircraft depreciates annually by approximately 3% of the appraised value at delivery per year for the first 15 years after delivery of such Aircraft by the manufacturer, by approximately 4% per year thereafter for the next five years and by approximately 5% per year for each year after that. With respect to each Aircraft, the appraised value at delivery of such Aircraft is the theoretical value that, when depreciated from the initial delivery of such Aircraft by the manufacturer in accordance with the Depreciation Assumption, results in the appraised value of such Aircraft specified under “Prospectus Summary — Equipment Notes and the Aircraft” and “Description of the Aircraft and the Appraisals — The Appraisals.”

Other rates or methods of depreciation could result in materially different LTVs, and no assurance can be given (i) that the depreciation rate and method assumed for the purposes of the tables are the ones most likely to occur or (ii) as to the actual future value of any Aircraft. Thus, the tables should not be considered a forecast or prediction of expected or likely LTVs, but simply a mathematical calculation based on one set of assumptions. See “Risk Factors — Risk Factors Relating to the Certificates and the Exchange Offer –– Appraisals should not be relied upon as a measure of realizable value of the Aircraft.”

A. Boeing 737-823

	N901AN
		Series A		Series B		Series C
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
January 15, 2014	$17,661,651.92	$9,641,104.41	54.6%	$3,520,442.09	74.5%	$1,814,000.00	84.8%
July 15, 2014	17,019,410.03	9,252,987.77	54.4	3,344,451.68	74.0	1,814,000.00	84.7
January 15, 2015	16,377,168.14	8,865,754.61	54.1	3,169,558.11	73.5	1,814,000.00	84.6
July 15, 2015	15,734,926.25	8,398,344.64	53.4	3,072,869.75	72.9	1,814,000.00	84.4
January 15, 2016	15,092,684.37	8,015,970.78	53.1	2,896,879.63	72.3	1,814,000.00	84.3
July 15, 2016	14,450,442.48	7,616,995.02	52.7	2,733,313.98	71.6	1,814,000.00	84.2
January 15, 2017	13,808,200.59	7,220,445.92	52.3	2,569,666.69	70.9	0.00	0.0
July 15, 2017	13,165,958.70	6,828,175.46	51.9	2,407,956.33	70.2	0.00	0.0
January 15, 2018	12,523,716.81	6,438,487.07	51.4	2,246,501.37	69.3	0.00	0.0
July 15, 2018	11,881,474.93	6,051,524.11	50.9	2,085,477.82	68.5	0.00	0.0
January 15, 2019	0.00	0.00	0.0	0.00	0.0	0.00	0.0

	N905AN
		Series A		Series B		Series C
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
January 15, 2014	$18,884,955.75	$10,308,878.87	54.6%	$3,764,279.44	74.5%	$1,940,000.00	84.8%
July 15, 2014	18,198,230.09	9,893,880.00	54.4	3,576,099.35	74.0	1,940,000.00	84.7
January 15, 2015	17,511,504.42	9,479,825.80	54.1	3,389,092.08	73.5	1,940,000.00	84.6
July 15, 2015	16,824,778.76	8,980,041.48	53.4	3,285,706.77	72.9	1,940,000.00	84.4
January 15, 2016	16,138,053.10	8,571,183.16	53.1	3,097,527.00	72.3	1,940,000.00	84.3
July 15, 2016	15,451,327.43	8,144,573.03	52.7	2,922,632.25	71.6	1,940,000.00	84.2
January 15, 2017	14,764,601.77	7,720,557.64	52.3	2,747,650.21	70.9	0.00	0.0
July 15, 2017	14,077,876.11	7,301,117.25	51.9	2,574,739.27	70.2	0.00	0.0
January 15, 2018	13,391,150.44	6,884,437.76	51.4	2,402,101.41	69.3	0.00	0.0
July 15, 2018	12,704,424.78	6,470,672.48	50.9	2,229,924.84	68.5	0.00	0.0
January 15, 2019	0.00	0.00	0.0	0.00	0.0	0.00	0.0

	N906AN
		Series A		Series B		Series C
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
January 15, 2014	$18,771,637.93	$10,247,021.18	54.6%	$3,741,692.15	74.5%	$1,927,000.00	84.8%
July 15, 2014	18,273,275.86	9,934,680.34	54.4	3,590,846.45	74.0	1,927,000.00	84.6
January 15, 2015	17,608,793.10	9,532,492.87	54.1	3,407,920.87	73.5	1,927,000.00	84.4
July 15, 2015	16,944,310.34	9,043,840.16	53.4	3,309,050.06	72.9	1,927,000.00	84.3
January 15, 2016	16,279,827.59	8,646,481.90	53.1	3,124,739.10	72.3	1,927,000.00	84.1
July 15, 2016	15,615,344.83	8,231,028.49	52.7	2,953,656.29	71.6	1,927,000.00	84.0
January 15, 2017	14,950,862.07	7,817,955.01	52.3	2,782,312.72	70.9	0.00	0.0
July 15, 2017	14,286,379.31	7,409,251.90	51.9	2,612,872.96	70.2	0.00	0.0
January 15, 2018	13,621,896.55	7,003,065.15	51.4	2,443,492.60	69.3	0.00	0.0
July 15, 2018	12,957,413.79	6,599,525.94	50.9	2,274,330.35	68.5	0.00	0.0
January 15, 2019	0.00	0.00	0.0	0.00	0.0	0.00	0.0

	N907AN
		Series A		Series B		Series C
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
January 15, 2014	$20,028,275.86	$10,932,991.98	54.6%	$3,992,173.87	74.5%	$2,056,000.00	84.8%
July 15, 2014	19,496,551.72	10,599,741.97	54.4	3,831,230.05	74.0	2,056,000.00	84.6
January 15, 2015	18,787,586.21	10,170,630.69	54.1	3,636,058.80	73.5	2,056,000.00	84.4
July 15, 2015	18,078,620.69	9,649,265.89	53.4	3,530,569.24	72.9	2,056,000.00	84.3
January 15, 2016	17,369,655.17	9,225,307.11	53.1	3,333,919.87	72.3	2,056,000.00	84.1
July 15, 2016	16,660,689.66	8,782,041.81	52.7	3,151,384.19	71.6	2,056,000.00	84.0
January 15, 2017	15,951,724.14	8,341,315.77	52.3	2,968,570.30	70.9	0.00	0.0
July 15, 2017	15,242,758.62	7,905,252.68	51.9	2,787,787.65	70.2	0.00	0.0
January 15, 2018	14,533,793.10	7,471,874.39	51.4	2,607,068.39	69.3	0.00	0.0
July 15, 2018	13,824,827.59	7,041,320.88	50.9	2,426,581.84	68.5	0.00	0.0
January 15, 2019	0.00	0.00	0.0	0.00	0.0	0.00	0.0

	N909AN
		Series A		Series B		Series C
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
January 15, 2014	$20,177,643.68	$11,014,528.56	54.6%	$4,021,946.90	74.5%	$2,071,000.00	84.8%
July 15, 2014	19,641,954.02	10,678,793.22	54.4	3,859,802.78	74.0	2,071,000.00	84.6
January 15, 2015	18,927,701.15	10,246,481.70	54.1	3,663,175.97	73.5	2,071,000.00	84.4
July 15, 2015	18,213,448.28	9,721,228.63	53.4	3,556,899.69	72.9	2,071,000.00	84.3
January 15, 2016	17,499,195.40	9,294,108.04	53.1	3,358,783.73	72.3	2,071,000.00	84.1
July 15, 2016	16,784,942.53	8,847,536.94	52.7	3,174,886.73	71.6	2,071,000.00	84.0
January 15, 2017	16,070,689.66	8,403,524.03	52.3	2,990,709.44	70.9	0.00	0.0
July 15, 2017	15,356,436.78	7,964,208.85	51.9	2,808,578.54	70.2	0.00	0.0
January 15, 2018	14,642,183.91	7,527,598.49	51.4	2,626,511.50	69.3	0.00	0.0
July 15, 2018	13,927,931.03	7,093,833.97	50.9	2,444,678.91	68.5	0.00	0.0
January 15, 2019	0.00	0.00	0.0	0.00	0.0	0.00	0.0

	N910AN
		Series A		Series B		Series C
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
January 15, 2014	$21,077,097.70	$11,505,520.58	54.6%	$4,201,232.27	74.5%	$2,164,000.00	84.8%
July 15, 2014	20,517,528.74	11,154,819.25	54.4	4,031,860.29	74.0	2,164,000.00	84.6
January 15, 2015	19,771,436.78	10,703,236.68	54.1	3,826,468.49	73.5	2,164,000.00	84.4
July 15, 2015	19,025,344.83	10,154,569.53	53.4	3,715,454.76	72.9	2,164,000.00	84.3
January 15, 2016	18,279,252.87	9,708,409.28	53.1	3,508,507.43	72.3	2,164,000.00	84.1
July 15, 2016	17,533,160.92	9,241,931.49	52.7	3,316,412.90	71.6	2,164,000.00	84.0
January 15, 2017	16,787,068.97	8,778,125.92	52.3	3,124,025.58	70.9	0.00	0.0
July 15, 2017	16,040,977.01	8,319,227.49	51.9	2,933,775.88	70.2	0.00	0.0
January 15, 2018	15,294,885.06	7,863,154.46	51.4	2,743,592.88	69.3	0.00	0.0
July 15, 2018	14,548,793.10	7,410,054.12	50.9	2,553,654.78	68.5	0.00	0.0
January 15, 2019	0.00	0.00	0.0	0.00	0.0	0.00	0.0

	N913AN
		Series A		Series B		Series C
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
January 15, 2014	$19,524,971.26	$10,658,249.15	54.6%	$3,891,851.74	74.5%	$2,004,000.00	84.8%
July 15, 2014	19,006,609.20	10,333,373.61	54.4	3,734,952.38	74.0	2,004,000.00	84.6
January 15, 2015	18,315,459.77	9,915,045.78	54.1	3,544,685.72	73.5	2,004,000.00	84.4
July 15, 2015	17,624,310.34	9,406,782.71	53.4	3,441,847.09	72.9	2,004,000.00	84.3
January 15, 2016	16,933,160.92	8,993,477.89	53.1	3,250,139.45	72.3	2,004,000.00	84.1
July 15, 2016	16,242,011.49	8,561,351.72	52.7	3,072,190.84	71.6	2,004,000.00	84.0
January 15, 2017	15,550,862.07	8,131,701.00	52.3	2,893,971.01	70.9	0.00	0.0
July 15, 2017	14,859,712.64	7,706,596.04	51.9	2,717,731.38	70.2	0.00	0.0
January 15, 2018	14,168,563.22	7,284,108.42	51.4	2,541,553.53	69.3	0.00	0.0
July 15, 2018	13,477,413.79	6,864,374.59	50.9	2,365,602.56	68.5	0.00	0.0
January 15, 2019	0.00	0.00	0.0	0.00	0.0	0.00	0.0

	N912AN
		Series A		Series B		Series C
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
January 15, 2014	$19,171,034.48	$10,465,042.91	54.6%	$3,821,302.62	74.5%	$1,968,000.00	84.8%
July 15, 2014	18,662,068.97	10,146,056.51	54.4	3,667,247.44	74.0	1,968,000.00	84.6
January 15, 2015	17,983,448.28	9,735,311.87	54.1	3,480,429.82	73.5	1,968,000.00	84.4
July 15, 2015	17,304,827.59	9,236,262.29	53.4	3,379,455.38	72.9	1,968,000.00	84.3
January 15, 2016	16,626,206.90	8,830,449.60	53.1	3,191,222.91	72.3	1,968,000.00	84.1
July 15, 2016	15,947,586.21	8,406,156.75	52.7	3,016,500.04	71.6	1,968,000.00	84.0
January 15, 2017	15,268,965.52	7,984,294.48	52.3	2,841,510.87	70.9	0.00	0.0
July 15, 2017	14,590,344.83	7,566,895.56	51.9	2,668,466.00	70.2	0.00	0.0
January 15, 2018	13,911,724.14	7,152,066.54	51.4	2,495,481.80	69.3	0.00	0.0
July 15, 2018	13,233,103.45	6,739,941.39	50.9	2,322,720.36	68.5	0.00	0.0
January 15, 2019	0.00	0.00	0.0	0.00	0.0	0.00	0.0

	N914AN
		Series A		Series B		Series C
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
January 15, 2014	$18,271,580.46	$9,974,050.89	54.6%	$3,642,017.25	74.5%	$1,876,000.00	84.8%
July 15, 2014	17,786,494.25	9,670,030.49	54.4	3,495,189.93	74.0	1,876,000.00	84.6
January 15, 2015	17,139,712.64	9,278,556.89	54.1	3,317,137.30	73.5	1,876,000.00	84.4
July 15, 2015	16,492,931.03	8,802,921.39	53.4	3,220,900.31	72.9	1,876,000.00	84.3
January 15, 2016	15,846,149.43	8,416,148.36	53.1	3,041,499.20	72.3	1,876,000.00	84.1
July 15, 2016	15,199,367.82	8,011,762.21	52.7	2,874,973.87	71.6	1,876,000.00	84.0
January 15, 2017	14,552,586.21	7,609,692.58	52.3	2,708,194.72	70.9	0.00	0.0
July 15, 2017	13,905,804.60	7,211,876.92	51.9	2,543,268.66	70.2	0.00	0.0
January 15, 2018	13,259,022.99	6,816,510.57	51.4	2,378,400.42	69.3	0.00	0.0
July 15, 2018	12,612,241.38	6,423,721.24	50.9	2,213,744.49	68.5	0.00	0.0
January 15, 2019	0.00	0.00	0.0	0.00	0.0	0.00	0.0

	N915AN
		Series A		Series B		Series C
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
January 15, 2014	$19,495,747.13	$10,642,296.34	54.6%	$3,886,026.58	74.5%	$2,001,000.00	84.8%
July 15, 2014	18,978,160.92	10,317,907.06	54.4	3,729,362.07	74.0	2,001,000.00	84.6
January 15, 2015	18,288,045.98	9,900,205.36	54.1	3,539,380.19	73.5	2,001,000.00	84.4
July 15, 2015	17,597,931.03	9,392,703.04	53.4	3,436,695.48	72.9	2,001,000.00	84.3
January 15, 2016	16,907,816.09	8,980,016.84	53.1	3,245,274.79	72.3	2,001,000.00	84.1
July 15, 2016	16,217,701.15	8,548,537.46	52.7	3,067,592.52	71.6	2,001,000.00	84.0
January 15, 2017	15,527,586.21	8,119,529.82	52.3	2,889,639.44	70.9	0.00	0.0
July 15, 2017	14,837,471.26	7,695,061.14	51.9	2,713,663.59	70.2	0.00	0.0
January 15, 2018	14,147,356.32	7,273,205.88	51.4	2,537,749.45	69.3	0.00	0.0
July 15, 2018	13,457,241.38	6,854,100.29	50.9	2,362,061.83	68.5	0.00	0.0
January 15, 2019	0.00	0.00	0.0	0.00	0.0	0.00	0.0

	N916AN
		Series A		Series B		Series C
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
January 15, 2014	$18,709,942.53	$10,213,343.03	54.6%	$3,729,394.60	74.5%	$1,921,000.00	84.8%
July 15, 2014	18,213,218.39	9,902,028.73	54.4	3,579,044.67	74.0	1,921,000.00	84.6
January 15, 2015	17,550,919.54	9,501,163.11	54.1	3,396,720.30	73.5	1,921,000.00	84.4
July 15, 2015	16,888,620.69	9,014,116.41	53.4	3,298,174.44	72.9	1,921,000.00	84.3
January 15, 2016	16,226,321.84	8,618,064.13	53.1	3,114,469.24	72.3	1,921,000.00	84.1
July 15, 2016	15,564,022.99	8,203,976.16	52.7	2,943,948.72	71.6	1,921,000.00	84.0
January 15, 2017	14,901,724.14	7,792,260.29	52.3	2,773,168.30	70.9	0.00	0.0
July 15, 2017	14,239,425.29	7,384,900.45	51.9	2,604,285.42	70.2	0.00	0.0
January 15, 2018	13,577,126.44	6,980,048.68	51.4	2,435,461.74	69.3	0.00	0.0
July 15, 2018	12,914,827.59	6,577,835.75	50.9	2,266,855.47	68.5	0.00	0.0
January 15, 2019	0.00	0.00	0.0	0.00	0.0	0.00	0.0

	N917AN
		Series A		Series B		Series C
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
January 15, 2014	$18,628,764.37	$10,169,029.67	54.6%	$3,713,213.61	74.5%	$1,912,000.00	84.8%
July 15, 2014	18,134,195.40	9,859,066.09	54.4	3,563,516.02	74.0	1,912,000.00	84.6
January 15, 2015	17,474,770.11	9,459,939.73	54.1	3,381,982.70	73.5	1,912,000.00	84.4
July 15, 2015	16,815,344.83	8,975,006.22	53.4	3,283,864.42	72.9	1,912,000.00	84.3
January 15, 2016	16,155,919.54	8,580,672.32	53.1	3,100,956.27	72.3	1,912,000.00	84.1
July 15, 2016	15,496,494.25	8,168,380.98	52.7	2,931,175.60	71.6	1,912,000.00	84.0
January 15, 2017	14,837,068.97	7,758,451.46	52.3	2,761,136.15	70.9	0.00	0.0
July 15, 2017	14,177,643.68	7,352,859.05	51.9	2,592,986.02	70.2	0.00	0.0
January 15, 2018	13,518,218.39	6,949,763.85	51.4	2,424,894.83	69.3	0.00	0.0
July 15, 2018	12,858,793.10	6,549,296.03	50.9	2,257,020.10	68.5	0.00	0.0
January 15, 2019	0.00	0.00	0.0	0.00	0.0	0.00	0.0

	N918AN
		Series A		Series B		Series C
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
January 15, 2014	$20,398,448.28	$11,135,060.90	54.6%	$4,065,959.19	74.5%	$2,094,000.00	84.8%
July 15, 2014	19,856,896.55	10,795,651.59	54.4	3,902,040.72	74.0	2,094,000.00	84.6
January 15, 2015	19,134,827.59	10,358,609.27	54.1	3,703,262.22	73.5	2,094,000.00	84.4
July 15, 2015	18,412,758.62	9,827,608.35	53.4	3,595,822.95	72.9	2,094,000.00	84.3
January 15, 2016	17,690,689.66	9,395,813.76	53.1	3,395,539.01	72.3	2,094,000.00	84.1
July 15, 2016	16,968,620.69	8,944,355.82	52.7	3,209,629.62	71.6	2,094,000.00	84.0
January 15, 2017	16,246,551.72	8,495,484.06	52.3	3,023,436.87	70.9	0.00	0.0
July 15, 2017	15,524,482.76	8,051,361.44	51.9	2,839,312.91	70.2	0.00	0.0
January 15, 2018	14,802,413.79	7,609,973.24	51.4	2,655,253.50	69.3	0.00	0.0
July 15, 2018	14,080,344.83	7,171,462.02	50.9	2,471,431.11	68.5	0.00	0.0
January 15, 2019	0.00	0.00	0.0	0.00	0.0	0.00	0.0

	N919AN
		Series A		Series B		Series C
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
January 15, 2014	$18,742,413.79	$10,231,068.37	54.6%	$3,735,866.99	74.5%	$1,924,000.00	84.8%
July 15, 2014	18,244,827.59	9,919,213.79	54.4	3,585,256.14	74.0	1,924,000.00	84.6
January 15, 2015	17,581,379.31	9,517,652.46	54.1	3,402,615.33	73.5	1,924,000.00	84.4
July 15, 2015	16,917,931.03	9,029,760.49	53.4	3,303,898.45	72.9	1,924,000.00	84.3
January 15, 2016	16,254,482.76	8,633,020.85	53.1	3,119,874.43	72.3	1,924,000.00	84.1
July 15, 2016	15,591,034.48	8,218,214.23	52.7	2,949,057.97	71.6	1,924,000.00	84.0
January 15, 2017	14,927,586.21	7,805,783.83	52.3	2,777,981.15	70.9	0.00	0.0
July 15, 2017	14,264,137.93	7,397,717.00	51.9	2,608,805.17	70.2	0.00	0.0
January 15, 2018	13,600,689.66	6,992,162.61	51.4	2,439,688.51	69.3	0.00	0.0
July 15, 2018	12,937,241.38	6,589,251.64	50.9	2,270,789.62	68.5	0.00	0.0
January 15, 2019	0.00	0.00	0.0	0.00	0.0	0.00	0.0

	N920AN
		Series A		Series B		Series C
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
January 15, 2014	$20,820,574.71	$11,365,490.37	54.6%	$4,150,100.34	74.5%	$2,137,000.00	84.8%
July 15, 2014	20,267,816.09	11,019,057.31	54.4	3,982,789.73	74.0	2,137,000.00	84.6
January 15, 2015	19,530,804.60	10,572,970.82	54.1	3,779,897.70	73.5	2,137,000.00	84.4
July 15, 2015	18,793,793.10	10,030,981.33	53.4	3,670,235.08	72.9	2,137,000.00	84.3
January 15, 2016	18,056,781.61	9,590,251.16	53.1	3,465,806.45	72.3	2,137,000.00	84.1
July 15, 2016	17,319,770.11	9,129,450.73	52.7	3,276,049.84	71.6	2,137,000.00	84.0
January 15, 2017	16,582,758.62	8,671,290.00	52.3	3,086,004.01	70.9	0.00	0.0
July 15, 2017	15,845,747.13	8,217,976.68	51.9	2,898,069.78	70.2	0.00	0.0
January 15, 2018	15,108,735.63	7,767,454.38	51.4	2,710,201.44	69.3	0.00	0.0
July 15, 2018	14,371,724.14	7,319,868.59	50.9	2,522,575.02	68.5	0.00	0.0
January 15, 2019	0.00	0.00	0.0	0.00	0.0	0.00	0.0

	N921AN
		Series A		Series B		Series C
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
January 15, 2014	$21,168,017.24	$11,555,151.54	54.6%	$4,219,354.98	74.5%	$2,173,000.00	84.8%
July 15, 2014	20,606,034.48	11,202,937.40	54.4	4,049,252.38	74.0	2,173,000.00	84.6
January 15, 2015	19,856,724.14	10,749,406.85	54.1	3,842,974.59	73.5	2,173,000.00	84.4
July 15, 2015	19,107,413.79	10,198,372.94	53.4	3,731,481.98	72.9	2,173,000.00	84.3
January 15, 2016	18,358,103.45	9,750,288.11	53.1	3,523,641.96	72.3	2,173,000.00	84.1
July 15, 2016	17,608,793.10	9,281,798.08	52.7	3,330,718.79	71.6	2,173,000.00	84.0
January 15, 2017	16,859,482.76	8,815,991.82	52.3	3,137,501.58	70.9	0.00	0.0
July 15, 2017	16,110,172.41	8,355,113.85	51.9	2,946,431.21	70.2	0.00	0.0
January 15, 2018	15,360,862.07	7,897,073.47	51.4	2,755,427.82	69.3	0.00	0.0
July 15, 2018	14,611,551.72	7,442,018.61	50.9	2,564,670.40	68.5	0.00	0.0
January 15, 2019	0.00	0.00	0.0	0.00	0.0	0.00	0.0

	N922AN
		Series A		Series B		Series C
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
January 15, 2014	$20,415,350.14	$11,144,287.25	54.6%	$4,069,328.19	74.5%	$2,094,000.00	84.8%
July 15, 2014	19,887,366.95	10,812,217.51	54.4	3,908,028.40	74.0	2,094,000.00	84.5
January 15, 2015	19,359,383.75	10,480,172.41	54.1	3,746,721.73	73.5	2,094,000.00	84.3
July 15, 2015	18,655,406.16	9,957,118.82	53.4	3,643,209.53	72.9	2,094,000.00	84.1
January 15, 2016	17,951,428.57	9,534,296.45	53.1	3,445,585.06	72.3	2,094,000.00	84.0
July 15, 2016	17,247,450.98	9,091,330.48	52.7	3,262,370.61	71.6	2,094,000.00	83.8
January 15, 2017	16,543,473.39	8,650,747.36	52.3	3,078,693.14	70.9	0.00	0.0
July 15, 2017	15,839,495.80	8,214,734.60	51.9	2,896,926.46	70.2	0.00	0.0
January 15, 2018	15,135,518.21	7,781,223.40	51.4	2,715,005.69	69.3	0.00	0.0
July 15, 2018	14,431,540.62	7,350,334.58	50.9	2,533,074.22	68.5	0.00	0.0
January 15, 2019	0.00	0.00	0.0	0.00	0.0	0.00	0.0

	N923AN
		Series A		Series B		Series C
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
January 15, 2014	$21,308,907.56	$11,632,060.45	54.6%	$4,247,438.20	74.5%	$2,186,000.00	84.8%
July 15, 2014	20,757,815.13	11,285,456.38	54.4	4,079,078.51	74.0	2,186,000.00	84.5
January 15, 2015	20,206,722.69	10,938,878.03	54.1	3,910,711.62	73.5	2,186,000.00	84.3
July 15, 2015	19,471,932.77	10,392,930.96	53.4	3,802,668.80	72.9	2,186,000.00	84.1
January 15, 2016	18,737,142.86	9,951,602.12	53.1	3,596,394.53	72.3	2,186,000.00	84.0
July 15, 2016	18,002,352.94	9,489,248.02	52.7	3,405,160.99	71.6	2,186,000.00	83.8
January 15, 2017	17,267,563.03	9,029,381.06	52.3	3,213,444.15	70.9	0.00	0.0
July 15, 2017	16,532,773.11	8,574,284.50	51.9	3,023,721.75	70.2	0.00	0.0
January 15, 2018	15,797,983.19	8,121,798.99	51.4	2,833,838.51	69.3	0.00	0.0
July 15, 2018	15,063,193.28	7,672,050.64	50.9	2,643,944.09	68.5	0.00	0.0
January 15, 2019	0.00	0.00	0.0	0.00	0.0	0.00	0.0

	N926AN
		Series A		Series B		Series C
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
January 15, 2014	$21,747,563.03	$11,871,512.74	54.6%	$4,334,874.03	74.5%	$2,231,000.00	84.8%
July 15, 2014	21,185,126.05	11,517,773.65	54.4	4,163,048.56	74.0	2,231,000.00	84.5
January 15, 2015	20,622,689.08	11,164,060.79	54.1	3,991,215.75	73.5	2,231,000.00	84.3
July 15, 2015	19,872,773.11	10,606,875.10	53.4	3,880,948.81	72.9	2,231,000.00	84.1
January 15, 2016	19,122,857.14	10,156,461.26	53.1	3,670,428.27	72.3	2,231,000.00	84.0
July 15, 2016	18,372,941.18	9,684,589.35	52.7	3,475,258.08	71.6	2,231,000.00	83.8
January 15, 2017	17,623,025.21	9,215,255.79	52.3	3,279,594.65	70.9	0.00	0.0
July 15, 2017	16,873,109.24	8,750,790.81	51.9	3,085,966.70	70.2	0.00	0.0
January 15, 2018	16,123,193.28	8,288,990.64	51.4	2,892,174.61	69.3	0.00	0.0
July 15, 2018	15,373,277.31	7,829,983.98	50.9	2,698,371.12	68.5	0.00	0.0
January 15, 2019	0.00	0.00	0.0	0.00	0.0	0.00	0.0

	N957AN
		Series A		Series B		Series C
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
January 15, 2014	$22,265,813.33	$12,154,414.10	54.6%	$4,438,175.25	74.5%	$2,281,000.00	84.8%
July 15, 2014	21,718,293.33	11,807,642.12	54.4	4,267,820.24	74.0	2,281,000.00	84.5
January 15, 2015	21,170,773.33	11,460,765.35	54.1	4,097,289.34	73.5	2,281,000.00	84.3
July 15, 2015	20,623,253.33	11,007,435.70	53.4	4,027,509.90	72.9	2,281,000.00	84.0
January 15, 2016	20,075,733.33	10,662,549.35	53.1	3,853,322.68	72.3	2,281,000.00	83.7
July 15, 2016	19,345,706.67	10,197,345.27	52.7	3,659,257.53	71.6	2,281,000.00	83.4
January 15, 2017	18,615,680.00	9,734,324.88	52.3	3,464,324.87	70.9	0.00	0.0
July 15, 2017	17,885,653.33	9,275,919.96	51.9	3,271,153.52	70.2	0.00	0.0
January 15, 2018	17,155,626.67	8,819,768.29	51.4	3,077,372.27	69.3	0.00	0.0
July 15, 2018	16,425,600.00	8,365,957.52	50.9	2,883,078.46	68.5	0.00	0.0
January 15, 2019	0.00	0.00	0.0	0.00	0.0	0.00	0.0

	N965AN
		Series A		Series B		Series C
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
January 15, 2014	$23,089,192.71	$12,603,878.66	54.6%	$4,602,296.90	74.5%	$2,364,000.00	84.8%
July 15, 2014	22,535,052.08	12,251,691.51	54.4	4,428,319.94	74.0	2,364,000.00	84.5
January 15, 2015	21,980,911.46	11,899,332.37	54.1	4,254,079.56	73.5	2,364,000.00	84.2
July 15, 2015	21,426,770.83	11,436,304.37	53.4	4,184,428.63	72.9	2,364,000.00	83.9
January 15, 2016	20,872,630.21	11,085,794.27	53.1	4,006,278.53	72.3	2,364,000.00	83.6
July 15, 2016	20,318,489.58	10,710,110.37	52.7	3,843,260.28	71.6	2,364,000.00	83.3
January 15, 2017	19,579,635.42	10,238,386.79	52.3	3,643,714.22	70.9	0.00	0.0
July 15, 2017	18,840,781.25	9,771,271.74	51.9	3,445,839.34	70.2	0.00	0.0
January 15, 2018	18,101,927.08	9,306,264.68	51.4	3,247,119.42	69.3	0.00	0.0
July 15, 2018	17,363,072.92	8,843,435.27	50.9	3,047,626.97	68.5	0.00	0.0
January 15, 2019	0.00	0.00	0.0	0.00	0.0	0.00	0.0

	N966AN
		Series A		Series B		Series C
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
January 15, 2014	$22,796,223.96	$12,443,953.51	54.6%	$4,543,900.35	74.5%	$2,334,000.00	84.8%
July 15, 2014	22,249,114.58	12,096,235.11	54.4	4,372,130.91	74.0	2,334,000.00	84.5
January 15, 2015	21,702,005.21	11,748,346.90	54.1	4,200,101.39	73.5	2,334,000.00	84.2
July 15, 2015	21,154,895.83	11,291,194.07	53.4	4,131,334.23	72.9	2,334,000.00	83.9
January 15, 2016	20,607,786.46	10,945,131.44	53.1	3,955,444.60	72.3	2,334,000.00	83.6
July 15, 2016	20,060,677.08	10,574,214.43	52.7	3,794,494.82	71.6	2,334,000.00	83.3
January 15, 2017	19,331,197.92	10,108,476.34	52.3	3,597,480.71	70.9	0.00	0.0
July 15, 2017	18,601,718.75	9,647,288.31	51.9	3,402,116.58	70.2	0.00	0.0
January 15, 2018	17,872,239.58	9,188,181.53	51.4	3,205,918.13	69.3	0.00	0.0
July 15, 2018	17,142,760.42	8,731,224.76	50.9	3,008,956.95	68.5	0.00	0.0
January 15, 2019	0.00	0.00	0.0	0.00	0.0	0.00	0.0

	N968AN
		Series A		Series B		Series C
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
January 15, 2014	$21,074,218.75	$11,503,949.02	54.6%	$4,200,658.41	74.5%	$2,158,000.00	84.8%
July 15, 2014	20,568,437.50	11,182,496.95	54.4	4,041,864.27	74.0	2,158,000.00	84.5
January 15, 2015	20,062,656.25	10,860,887.88	54.1	3,882,829.70	73.5	2,158,000.00	84.2
July 15, 2015	19,556,875.00	10,438,267.94	53.4	3,819,257.15	72.9	2,158,000.00	83.9
January 15, 2016	19,051,093.75	10,118,346.55	53.1	3,656,654.05	72.3	2,158,000.00	83.6
July 15, 2016	18,545,312.50	9,775,448.27	52.7	3,507,862.27	71.6	2,158,000.00	83.3
January 15, 2017	17,870,937.50	9,344,891.60	52.3	3,325,730.42	70.9	0.00	0.0
July 15, 2017	17,196,562.50	8,918,541.27	51.9	3,145,123.91	70.2	0.00	0.0
January 15, 2018	16,522,187.50	8,494,114.98	51.4	2,963,746.10	69.3	0.00	0.0
July 15, 2018	15,847,812.50	8,071,676.29	50.9	2,781,663.19	68.5	0.00	0.0
January 15, 2019	0.00	0.00	0.0	0.00	0.0	0.00	0.0

	N981AN
		Series A		Series B		Series C
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
January 15, 2014	$37,919,109.85	$20,699,201.80	54.6%	$7,558,298.11	74.5%	$3,858,000.00	84.7%
July 15, 2014	37,261,553.03	20,258,087.33	54.4	7,322,196.44	74.0	3,858,000.00	84.4
January 15, 2015	36,603,996.21	19,815,516.65	54.1	7,084,160.84	73.5	3,858,000.00	84.0
July 15, 2015	35,946,439.39	19,186,018.52	53.4	7,019,971.01	72.9	3,858,000.00	83.6
January 15, 2016	35,288,882.58	18,742,500.99	53.1	6,773,324.26	72.3	3,858,000.00	83.2
July 15, 2016	34,631,325.76	18,254,571.52	52.7	6,550,545.91	71.6	3,858,000.00	82.8
January 15, 2017	33,973,768.94	17,765,222.89	52.3	6,322,421.35	70.9	0.00	0.0
July 15, 2017	33,316,212.12	17,278,570.22	51.9	6,093,288.43	70.2	0.00	0.0
January 15, 2018	32,658,655.30	16,789,930.10	51.4	5,858,301.90	69.3	0.00	0.0
July 15, 2018	32,001,098.48	16,298,937.66	50.9	5,616,944.14	68.5	0.00	0.0
January 15, 2019	31,343,541.67	15,596,712.69	49.8	5,046,736.02	65.9	0.00	0.0
July 15, 2019	30,685,984.85	15,415,951.26	50.2	4,423,084.65	64.7	0.00	0.0
January 15, 2020	30,028,428.03	14,914,964.46	49.7	4,103,179.79	63.3	0.00	0.0
July 15, 2020	29,370,871.21	14,407,218.02	49.1	0.00	0.0	0.00	0.0
January 15, 2021	28,713,314.39	13,892,317.43	48.4	0.00	0.0	0.00	0.0
July 15, 2021	28,055,757.58	11,554,875.74	41.2	0.00	0.0	0.00	0.0
January 15, 2022	27,398,200.76	10,948,035.41	40.0	0.00	0.0	0.00	0.0
July 15, 2022	26,740,643.94	10,332,431.86	38.6	0.00	0.0	0.00	0.0
January 15, 2023	0.00	0.00	0.0	0.00	0.0	0.00	0.0

	N983AN
		Series A		Series B		Series C
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
January 15, 2014	$38,141,912.88	$20,820,825.04	54.6%	$7,602,708.75	74.5%	$3,880,000.00	84.7%
July 15, 2014	37,480,492.42	20,377,118.69	54.4	7,365,219.80	74.0	3,880,000.00	84.4
January 15, 2015	36,819,071.97	19,931,947.58	54.1	7,125,785.56	73.5	3,880,000.00	84.0
July 15, 2015	36,157,651.52	19,298,750.68	53.4	7,061,218.58	72.9	3,880,000.00	83.6
January 15, 2016	35,496,231.06	18,852,627.15	53.1	6,813,122.58	72.3	3,880,000.00	83.2
July 15, 2016	34,834,810.61	18,361,830.73	52.7	6,589,035.24	71.6	3,880,000.00	82.8
January 15, 2017	34,173,390.15	17,869,606.81	52.3	6,359,570.29	70.9	0.00	0.0
July 15, 2017	33,511,969.70	17,380,094.70	51.9	6,129,091.04	70.2	0.00	0.0
January 15, 2018	32,850,549.24	16,888,583.45	51.4	5,892,723.79	69.3	0.00	0.0
July 15, 2018	32,189,128.79	16,394,706.06	50.9	5,649,947.88	68.5	0.00	0.0
January 15, 2019	31,527,708.33	15,688,355.00	49.8	5,076,389.36	65.9	0.00	0.0
July 15, 2019	30,866,287.88	15,506,531.46	50.2	4,449,073.57	64.7	0.00	0.0
January 15, 2020	30,204,867.42	15,002,600.99	49.7	4,127,289.03	63.3	0.00	0.0
July 15, 2020	29,543,446.97	14,491,871.16	49.1	0.00	0.0	0.00	0.0
January 15, 2021	28,882,026.52	13,973,945.15	48.4	0.00	0.0	0.00	0.0
July 15, 2021	28,220,606.06	11,622,769.25	41.2	0.00	0.0	0.00	0.0
January 15, 2022	27,559,185.61	11,012,363.28	40.0	0.00	0.0	0.00	0.0
July 15, 2022	26,897,765.15	10,393,142.60	38.6	0.00	0.0	0.00	0.0
January 15, 2023	0.00	0.00	0.0	0.00	0.0	0.00	0.0

	N800NN
		Series A		Series B		Series C
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
January 15, 2014	$39,583,579.55	$21,607,798.93	54.6%	$7,890,071.68	74.5%	$4,027,000.00	84.7%
July 15, 2014	38,897,159.09	21,147,321.61	54.4	7,643,606.26	74.0	4,027,000.00	84.4
January 15, 2015	38,210,738.64	20,685,324.17	54.1	7,395,122.01	73.5	4,027,000.00	84.0
July 15, 2015	37,524,318.18	20,028,194.05	53.4	7,328,114.56	72.9	4,027,000.00	83.6
January 15, 2016	36,837,897.73	19,565,208.19	53.1	7,070,641.18	72.3	4,027,000.00	83.2
July 15, 2016	36,151,477.27	19,055,860.93	52.7	6,838,083.91	71.6	4,027,000.00	82.8
January 15, 2017	35,465,056.82	18,545,032.20	52.3	6,599,945.77	70.9	0.00	0.0
July 15, 2017	34,778,636.36	18,037,017.79	51.9	6,360,754.99	70.2	0.00	0.0
January 15, 2018	34,092,215.91	17,526,928.67	51.4	6,115,453.66	69.3	0.00	0.0
July 15, 2018	33,405,795.45	17,014,383.98	50.9	5,863,501.44	68.5	0.00	0.0
January 15, 2019	32,719,375.00	16,281,334.66	49.8	5,268,263.88	65.9	0.00	0.0
July 15, 2019	32,032,954.55	16,092,638.66	50.2	4,617,237.16	64.7	0.00	0.0
January 15, 2020	31,346,534.09	15,569,660.90	49.7	4,283,289.99	63.3	0.00	0.0
July 15, 2020	30,660,113.64	15,039,626.79	49.1	0.00	0.0	0.00	0.0
January 15, 2021	29,973,693.18	14,502,124.50	48.4	0.00	0.0	0.00	0.0
July 15, 2021	29,287,272.73	12,062,080.17	41.2	0.00	0.0	0.00	0.0
January 15, 2022	28,600,852.27	11,428,602.42	40.0	0.00	0.0	0.00	0.0
July 15, 2022	27,914,431.82	10,785,976.78	38.6	0.00	0.0	0.00	0.0
January 15, 2023	0.00	0.00	0.0	0.00	0.0	0.00	0.0

	N810NN
		Series A		Series B		Series C
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
January 15, 2014	$38,797,215.91	$21,178,540.44	54.6%	$7,733,328.26	74.5%	$3,947,000.00	84.7%
July 15, 2014	38,124,431.82	20,727,210.92	54.4	7,491,759.10	74.0	3,947,000.00	84.4
January 15, 2015	37,451,647.73	20,274,391.49	54.1	7,248,211.22	73.5	3,947,000.00	84.0
July 15, 2015	36,778,863.64	19,630,315.85	53.4	7,182,534.93	72.9	3,947,000.00	83.6
January 15, 2016	36,106,079.55	19,176,527.62	53.1	6,930,176.49	72.3	3,947,000.00	83.2
July 15, 2016	35,433,295.45	18,677,299.00	52.7	6,702,239.18	71.6	3,947,000.00	82.8
January 15, 2017	34,760,511.36	18,176,618.35	52.3	6,468,831.87	70.9	0.00	0.0
July 15, 2017	34,087,727.27	17,678,696.10	51.9	6,234,392.83	70.2	0.00	0.0
January 15, 2018	33,414,943.18	17,178,740.37	51.4	5,993,964.64	69.3	0.00	0.0
July 15, 2018	32,742,159.09	16,676,377.84	50.9	5,747,017.68	68.5	0.00	0.0
January 15, 2019	32,069,375.00	15,957,891.21	49.8	5,163,605.05	65.9	0.00	0.0
July 15, 2019	31,396,590.91	15,772,943.82	50.2	4,525,511.57	64.7	0.00	0.0
January 15, 2020	30,723,806.82	15,260,355.50	49.7	4,198,198.56	63.3	0.00	0.0
July 15, 2020	30,051,022.73	14,740,850.99	49.1	0.00	0.0	0.00	0.0
January 15, 2021	29,378,238.64	14,214,026.67	48.4	0.00	0.0	0.00	0.0
July 15, 2021	28,705,454.55	11,822,456.03	41.2	0.00	0.0	0.00	0.0
January 15, 2022	28,032,670.45	11,201,562.89	40.0	0.00	0.0	0.00	0.0
July 15, 2022	27,359,886.36	10,571,703.59	38.6	0.00	0.0	0.00	0.0
January 15, 2023	0.00	0.00	0.0	0.00	0.0	0.00	0.0

	N811NN
		Series A		Series B		Series C
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
January 15, 2014	$38,837,988.83	$21,200,797.48	54.6%	$7,741,455.40	74.5%	$3,950,000.00	84.7%
July 15, 2014	38,175,977.65	20,755,234.99	54.4	7,501,888.27	74.0	3,950,000.00	84.4
January 15, 2015	37,513,966.48	20,308,127.65	54.1	7,260,272.09	73.5	3,950,000.00	84.0
July 15, 2015	36,851,955.31	19,669,327.73	53.4	7,196,808.99	72.9	3,950,000.00	83.6
January 15, 2016	36,189,944.13	19,221,069.48	53.1	6,946,273.40	72.3	3,950,000.00	83.2
July 15, 2016	35,527,932.96	18,727,183.52	52.7	6,720,139.95	71.6	3,950,000.00	82.7
January 15, 2017	34,865,921.79	18,231,738.52	52.3	6,488,448.45	70.9	0.00	0.0
July 15, 2017	34,203,910.61	17,738,951.51	51.9	6,255,641.91	70.2	0.00	0.0
January 15, 2018	33,541,899.44	17,244,009.03	51.4	6,016,738.03	69.3	0.00	0.0
July 15, 2018	32,879,888.27	16,746,526.66	50.9	5,771,192.38	68.5	0.00	0.0
January 15, 2019	32,217,877.09	16,031,786.64	49.8	5,187,515.91	65.9	0.00	0.0
July 15, 2019	31,555,865.92	15,852,960.02	50.2	4,548,469.50	64.7	0.00	0.0
January 15, 2020	30,893,854.75	15,344,817.42	49.7	4,221,434.45	63.3	0.00	0.0
July 15, 2020	30,231,843.58	14,829,548.58	49.1	0.00	0.0	0.00	0.0
January 15, 2021	29,569,832.40	14,306,725.18	48.4	0.00	0.0	0.00	0.0
July 15, 2021	28,907,821.23	11,905,801.56	41.2	0.00	0.0	0.00	0.0
January 15, 2022	28,245,810.06	11,286,731.25	40.0	0.00	0.0	0.00	0.0
July 15, 2022	27,583,798.88	10,658,222.11	38.6	0.00	0.0	0.00	0.0
January 15, 2023	0.00	0.00	0.0	0.00	0.0	0.00	0.0

	N814NN
		Series A		Series B		Series C
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
January 15, 2014	$39,054,301.68	$21,318,877.87	54.6%	$7,784,572.37	74.5%	$3,972,000.00	84.7%
July 15, 2014	38,388,603.35	20,870,833.76	54.4	7,543,670.94	74.0	3,972,000.00	84.4
January 15, 2015	37,722,905.03	20,421,236.21	54.1	7,300,709.05	73.5	3,972,000.00	84.0
July 15, 2015	37,057,206.70	19,778,878.41	53.4	7,236,892.48	72.9	3,972,000.00	83.6
January 15, 2016	36,391,508.38	19,328,123.53	53.1	6,984,961.51	72.3	3,972,000.00	83.2
July 15, 2016	35,725,810.06	18,831,486.82	52.7	6,757,568.58	71.6	3,972,000.00	82.7
January 15, 2017	35,060,111.73	18,333,282.38	52.3	6,524,586.64	70.9	0.00	0.0
July 15, 2017	34,394,413.41	17,837,750.74	51.9	6,290,483.46	70.2	0.00	0.0
January 15, 2018	33,728,715.08	17,340,051.62	51.4	6,050,248.97	69.3	0.00	0.0
July 15, 2018	33,063,016.76	16,839,798.46	50.9	5,803,335.73	68.5	0.00	0.0
January 15, 2019	32,397,318.44	16,121,077.60	49.8	5,216,408.40	65.9	0.00	0.0
July 15, 2019	31,731,620.11	15,941,254.99	50.2	4,573,802.75	64.7	0.00	0.0
January 15, 2020	31,065,921.79	15,430,282.23	49.7	4,244,946.23	63.3	0.00	0.0
July 15, 2020	30,400,223.46	14,912,143.53	49.1	0.00	0.0	0.00	0.0
January 15, 2021	29,734,525.14	14,386,408.21	48.4	0.00	0.0	0.00	0.0
July 15, 2021	29,068,826.82	11,972,112.35	41.2	0.00	0.0	0.00	0.0
January 15, 2022	28,403,128.49	11,349,594.05	40.0	0.00	0.0	0.00	0.0
July 15, 2022	27,737,430.17	10,717,584.36	38.6	0.00	0.0	0.00	0.0
January 15, 2023	0.00	0.00	0.0	0.00	0.0	0.00	0.0

	N817NN
		Series A		Series B		Series C
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
January 15, 2014	$39,329,608.94	$21,469,162.00	54.6%	$7,839,448.51	74.5%	$4,000,000.00	84.7%
July 15, 2014	38,659,217.88	21,017,959.48	54.4	7,596,848.88	74.0	4,000,000.00	84.4
January 15, 2015	37,988,826.82	20,565,192.55	54.1	7,352,174.27	73.5	4,000,000.00	84.0
July 15, 2015	37,318,435.75	19,918,306.56	53.4	7,287,907.83	72.9	4,000,000.00	83.6
January 15, 2016	36,648,044.69	19,464,374.15	53.1	7,034,200.91	72.3	4,000,000.00	83.2
July 15, 2016	35,977,653.63	18,964,236.48	52.7	6,805,205.01	71.6	4,000,000.00	82.7
January 15, 2017	35,307,262.57	18,462,520.02	52.3	6,570,580.71	70.9	0.00	0.0
July 15, 2017	34,636,871.51	17,963,495.20	51.9	6,334,827.25	70.2	0.00	0.0
January 15, 2018	33,966,480.45	17,462,287.63	51.4	6,092,899.27	69.3	0.00	0.0
July 15, 2018	33,296,089.39	16,958,508.01	50.9	5,844,245.45	68.5	0.00	0.0
January 15, 2019	32,625,698.32	16,234,720.65	49.8	5,253,180.66	65.9	0.00	0.0
July 15, 2019	31,955,307.26	16,053,630.40	50.2	4,606,045.06	64.7	0.00	0.0
January 15, 2020	31,284,916.20	15,539,055.62	49.7	4,274,870.32	63.3	0.00	0.0
July 15, 2020	30,614,525.14	15,017,264.38	49.1	0.00	0.0	0.00	0.0
January 15, 2021	29,944,134.08	14,487,822.97	48.4	0.00	0.0	0.00	0.0
July 15, 2021	29,273,743.02	12,056,507.91	41.2	0.00	0.0	0.00	0.0
January 15, 2022	28,603,351.96	11,429,601.26	40.0	0.00	0.0	0.00	0.0
July 15, 2022	27,932,960.89	10,793,136.31	38.6	0.00	0.0	0.00	0.0
January 15, 2023	0.00	0.00	0.0	0.00	0.0	0.00	0.0

	N819NN
		Series A		Series B		Series C
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
January 15, 2014	$39,326,331.47	$21,467,372.90	54.6%	$7,838,795.22	74.5%	$4,000,000.00	84.7%
July 15, 2014	38,655,996.28	21,016,207.98	54.4	7,596,215.81	74.0	4,000,000.00	84.4
January 15, 2015	37,985,661.08	20,563,478.79	54.1	7,351,561.59	73.5	4,000,000.00	84.0
July 15, 2015	37,315,325.88	19,916,646.70	53.4	7,287,300.51	72.9	4,000,000.00	83.6
January 15, 2016	36,644,990.69	19,462,752.12	53.1	7,033,614.73	72.3	4,000,000.00	83.2
July 15, 2016	35,974,655.49	18,962,656.13	52.7	6,804,637.91	71.6	4,000,000.00	82.7
January 15, 2017	35,304,320.30	18,460,981.47	52.3	6,570,033.16	70.9	0.00	0.0
July 15, 2017	34,633,985.10	17,961,998.24	51.9	6,334,299.35	70.2	0.00	0.0
January 15, 2018	33,963,649.91	17,460,832.44	51.4	6,092,391.52	69.3	0.00	0.0
July 15, 2018	33,293,314.71	16,957,094.80	50.9	5,843,758.43	68.5	0.00	0.0
January 15, 2019	32,622,979.52	16,233,367.75	49.8	5,252,742.90	65.9	0.00	0.0
July 15, 2019	31,952,644.32	16,052,292.60	50.2	4,605,661.23	64.7	0.00	0.0
January 15, 2020	31,282,309.12	15,537,760.70	49.7	4,274,514.09	63.3	0.00	0.0
July 15, 2020	30,611,973.93	15,016,012.94	49.1	0.00	0.0	0.00	0.0
January 15, 2021	29,941,638.73	14,486,615.65	48.4	0.00	0.0	0.00	0.0
July 15, 2021	29,271,303.54	12,055,503.20	41.2	0.00	0.0	0.00	0.0
January 15, 2022	28,600,968.34	11,428,648.80	40.0	0.00	0.0	0.00	0.0
July 15, 2022	27,930,633.15	10,792,236.88	38.6	0.00	0.0	0.00	0.0
January 15, 2023	0.00	0.00	0.0	0.00	0.0	0.00	0.0

	N820NN
		Series A		Series B		Series C
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
January 15, 2014	$39,418,100.56	$21,517,467.62	54.6%	$7,857,087.27	74.5%	$4,009,000.00	84.7%
July 15, 2014	38,746,201.12	21,065,249.89	54.4	7,613,941.79	74.0	4,009,000.00	84.4
January 15, 2015	38,074,301.68	20,611,464.24	54.1	7,368,716.66	73.5	4,009,000.00	84.0
July 15, 2015	37,402,402.23	19,963,122.75	53.4	7,304,305.63	72.9	4,009,000.00	83.6
January 15, 2016	36,730,502.79	19,508,168.99	53.1	7,050,027.86	72.3	4,009,000.00	83.2
July 15, 2016	36,058,603.35	19,006,906.01	52.7	6,820,516.72	71.6	4,009,000.00	82.7
January 15, 2017	35,386,703.91	18,504,060.69	52.3	6,585,364.52	70.9	0.00	0.0
July 15, 2017	34,714,804.47	18,003,913.07	51.9	6,349,080.61	70.2	0.00	0.0
January 15, 2018	34,042,905.03	17,501,577.78	51.4	6,106,608.29	69.3	0.00	0.0
July 15, 2018	33,371,005.59	16,996,664.66	50.9	5,857,395.01	68.5	0.00	0.0
January 15, 2019	32,699,106.15	16,271,248.77	49.8	5,265,000.32	65.9	0.00	0.0
July 15, 2019	32,027,206.70	16,089,751.07	50.2	4,616,408.67	64.7	0.00	0.0
January 15, 2020	31,355,307.26	15,574,018.49	49.7	4,284,488.78	63.3	0.00	0.0
July 15, 2020	30,683,407.82	15,051,053.23	49.1	0.00	0.0	0.00	0.0
January 15, 2021	30,011,508.38	14,520,420.57	48.4	0.00	0.0	0.00	0.0
July 15, 2021	29,339,608.94	12,083,635.05	41.2	0.00	0.0	0.00	0.0
January 15, 2022	28,667,709.50	11,455,317.87	40.0	0.00	0.0	0.00	0.0
July 15, 2022	27,995,810.06	10,817,420.87	38.6	0.00	0.0	0.00	0.0
January 15, 2023	0.00	0.00	0.0	0.00	0.0	0.00	0.0

	N825NN
		Series A		Series B		Series C
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
January 15, 2014	$40,525,884.54	$22,122,182.34	54.6%	$8,077,898.40	74.5%	$4,122,000.00	84.7%
July 15, 2014	39,835,102.42	21,657,255.75	54.4	7,827,919.71	74.0	4,122,000.00	84.4
January 15, 2015	39,144,320.30	21,190,717.16	54.1	7,575,802.90	73.5	4,122,000.00	84.0
July 15, 2015	38,453,538.18	20,524,155.05	53.4	7,509,581.70	72.9	4,122,000.00	83.6
January 15, 2016	37,762,756.05	20,056,415.53	53.1	7,248,157.86	72.3	4,122,000.00	83.2
July 15, 2016	37,071,973.93	19,541,065.34	52.7	7,012,196.67	71.6	4,122,000.00	82.7
January 15, 2017	36,381,191.81	19,024,088.33	52.3	6,770,435.87	70.9	0.00	0.0
July 15, 2017	35,690,409.68	18,509,884.85	51.9	6,527,511.58	70.2	0.00	0.0
January 15, 2018	34,999,627.56	17,993,432.21	51.4	6,278,224.95	69.3	0.00	0.0
July 15, 2018	34,308,845.44	17,474,329.30	50.9	6,022,007.92	68.5	0.00	0.0
January 15, 2019	33,618,063.31	16,728,526.73	49.8	5,412,964.91	65.9	0.00	0.0
July 15, 2019	32,927,281.19	16,541,928.33	50.2	4,746,145.60	64.7	0.00	0.0
January 15, 2020	32,236,499.07	16,011,701.89	49.7	4,404,897.63	63.3	0.00	0.0
July 15, 2020	31,545,716.95	15,474,039.51	49.1	0.00	0.0	0.00	0.0
January 15, 2021	30,854,934.82	14,928,494.25	48.4	0.00	0.0	0.00	0.0
July 15, 2021	30,164,152.70	12,423,226.69	41.2	0.00	0.0	0.00	0.0
January 15, 2022	29,473,370.58	11,777,251.64	40.0	0.00	0.0	0.00	0.0
July 15, 2022	28,782,588.45	11,121,427.54	38.6	0.00	0.0	0.00	0.0
January 15, 2023	0.00	0.00	0.0	0.00	0.0	0.00	0.0

	N826NN
		Series A		Series B		Series C
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
January 15, 2014	$40,614,376.16	$22,170,487.96	54.6%	$8,095,537.16	74.5%	$4,131,000.00	84.7%
July 15, 2014	39,922,085.66	21,704,546.16	54.4	7,845,012.62	74.0	4,131,000.00	84.4
January 15, 2015	39,229,795.16	21,236,988.84	54.1	7,592,345.30	73.5	4,131,000.00	84.0
July 15, 2015	38,537,504.66	20,568,971.24	53.4	7,525,979.49	72.9	4,131,000.00	83.6
January 15, 2016	37,845,214.15	20,100,210.37	53.1	7,263,984.81	72.3	4,131,000.00	83.2
July 15, 2016	37,152,923.65	19,583,734.87	52.7	7,027,508.38	71.6	4,131,000.00	82.7
January 15, 2017	36,460,633.15	19,065,629.00	52.3	6,785,219.68	70.9	0.00	0.0
July 15, 2017	35,768,342.64	18,550,302.71	51.9	6,541,764.94	70.2	0.00	0.0
January 15, 2018	35,076,052.14	18,032,722.36	51.4	6,291,933.98	69.3	0.00	0.0
July 15, 2018	34,383,761.64	17,512,485.94	50.9	6,035,157.47	68.5	0.00	0.0
January 15, 2019	33,691,471.14	16,765,054.85	49.8	5,424,784.57	65.9	0.00	0.0
July 15, 2019	32,999,180.63	16,578,049.00	50.2	4,756,509.20	64.7	0.00	0.0
January 15, 2020	32,306,890.13	16,046,664.77	49.7	4,414,516.09	63.3	0.00	0.0
July 15, 2020	31,614,599.63	15,507,828.35	49.1	0.00	0.0	0.00	0.0
January 15, 2021	30,922,309.12	14,961,091.85	48.4	0.00	0.0	0.00	0.0
July 15, 2021	30,230,018.62	12,450,353.83	41.2	0.00	0.0	0.00	0.0
January 15, 2022	29,537,728.12	11,802,968.24	40.0	0.00	0.0	0.00	0.0
July 15, 2022	28,845,437.62	11,145,712.10	38.6	0.00	0.0	0.00	0.0
January 15, 2023	0.00	0.00	0.0	0.00	0.0	0.00	0.0

	N827NN
		Series A		Series B		Series C
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
January 15, 2014	$40,627,486.03	$22,177,644.35	54.6%	$8,098,150.31	74.5%	$4,132,000.00	84.7%
July 15, 2014	39,934,972.07	21,711,552.14	54.4	7,847,544.90	74.0	4,132,000.00	84.4
January 15, 2015	39,242,458.10	21,243,843.91	54.1	7,594,796.02	73.5	4,132,000.00	84.0
July 15, 2015	38,549,944.13	20,575,610.67	53.4	7,528,408.79	72.9	4,132,000.00	83.6
January 15, 2016	37,857,430.17	20,106,698.50	53.1	7,266,329.54	72.3	4,132,000.00	83.2
July 15, 2016	37,164,916.20	19,590,056.28	52.7	7,029,776.78	71.6	4,132,000.00	82.7
January 15, 2017	36,472,402.23	19,071,783.18	52.3	6,787,409.87	70.9	0.00	0.0
July 15, 2017	35,779,888.27	18,556,290.54	51.9	6,543,876.55	70.2	0.00	0.0
January 15, 2018	35,087,374.30	18,038,543.12	51.4	6,293,964.94	69.3	0.00	0.0
July 15, 2018	34,394,860.34	17,518,138.78	50.9	6,037,105.55	68.5	0.00	0.0
January 15, 2019	33,702,346.37	16,770,466.43	49.8	5,426,535.63	65.9	0.00	0.0
July 15, 2019	33,009,832.40	16,583,400.21	50.2	4,758,044.55	64.7	0.00	0.0
January 15, 2020	32,317,318.44	16,051,844.45	49.7	4,415,941.05	63.3	0.00	0.0
July 15, 2020	31,624,804.47	15,512,834.11	49.1	0.00	0.0	0.00	0.0
January 15, 2021	30,932,290.50	14,965,921.12	48.4	0.00	0.0	0.00	0.0
July 15, 2021	30,239,776.54	12,454,372.67	41.2	0.00	0.0	0.00	0.0
January 15, 2022	29,547,262.57	11,806,778.11	40.0	0.00	0.0	0.00	0.0
July 15, 2022	28,854,748.60	11,149,309.81	38.6	0.00	0.0	0.00	0.0
January 15, 2023	0.00	0.00	0.0	0.00	0.0	0.00	0.0

	N829NN
		Series A		Series B		Series C
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
January 15, 2014	$40,647,150.84	$22,188,378.93	54.6%	$8,102,070.03	74.5%	$4,134,000.00	84.7%
July 15, 2014	39,954,301.68	21,722,061.12	54.4	7,851,343.32	74.0	4,134,000.00	84.4
January 15, 2015	39,261,452.51	21,254,126.50	54.1	7,598,472.11	73.5	4,134,000.00	84.0
July 15, 2015	38,568,603.35	20,585,569.83	53.4	7,532,052.75	72.9	4,134,000.00	83.6
January 15, 2016	37,875,754.19	20,116,430.69	53.1	7,269,846.64	72.3	4,134,000.00	83.2
July 15, 2016	37,182,905.03	19,599,538.40	52.7	7,033,179.38	71.6	4,134,000.00	82.7
January 15, 2017	36,490,055.87	19,081,014.44	52.3	6,790,695.16	70.9	0.00	0.0
July 15, 2017	35,797,206.70	18,565,272.29	51.9	6,547,043.96	70.2	0.00	0.0
January 15, 2018	35,104,357.54	18,047,274.26	51.4	6,297,011.39	69.3	0.00	0.0
July 15, 2018	34,411,508.38	17,526,618.03	50.9	6,040,027.68	68.5	0.00	0.0
January 15, 2019	33,718,659.22	16,778,583.79	49.8	5,429,162.22	65.9	0.00	0.0
July 15, 2019	33,025,810.06	16,591,427.02	50.2	4,760,347.57	64.7	0.00	0.0
January 15, 2020	32,332,960.89	16,059,613.98	49.7	4,418,078.48	63.3	0.00	0.0
July 15, 2020	31,640,111.73	15,520,342.74	49.1	0.00	0.0	0.00	0.0
January 15, 2021	30,947,262.57	14,973,165.04	48.4	0.00	0.0	0.00	0.0
July 15, 2021	30,254,413.41	12,460,400.92	41.2	0.00	0.0	0.00	0.0
January 15, 2022	29,561,564.25	11,812,492.91	40.0	0.00	0.0	0.00	0.0
July 15, 2022	28,868,715.08	11,154,706.38	38.6	0.00	0.0	0.00	0.0
January 15, 2023	0.00	0.00	0.0	0.00	0.0	0.00	0.0

	N830NN
		Series A		Series B		Series C
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
January 15, 2014	$40,706,145.25	$22,220,582.67	54.6%	$8,113,829.20	74.5%	$4,140,000.00	84.7%
July 15, 2014	40,012,290.50	21,753,588.06	54.4	7,862,738.60	74.0	4,140,000.00	84.4
January 15, 2015	39,318,435.75	21,284,974.29	54.1	7,609,500.37	73.5	4,140,000.00	84.0
July 15, 2015	38,624,581.01	20,615,447.29	53.4	7,542,984.61	72.9	4,140,000.00	83.6
January 15, 2016	37,930,726.26	20,145,627.25	53.1	7,280,397.94	72.3	4,140,000.00	83.2
July 15, 2016	37,236,871.51	19,627,984.76	52.7	7,043,387.19	71.6	4,140,000.00	82.7
January 15, 2017	36,543,016.76	19,108,708.22	52.3	6,800,551.03	70.9	0.00	0.0
July 15, 2017	35,849,162.01	18,592,217.53	51.9	6,556,546.20	70.2	0.00	0.0
January 15, 2018	35,155,307.26	18,073,467.70	51.4	6,306,150.74	69.3	0.00	0.0
July 15, 2018	34,461,452.51	17,552,055.79	50.9	6,048,794.04	68.5	0.00	0.0
January 15, 2019	33,767,597.77	16,802,935.87	49.8	5,437,041.99	65.9	0.00	0.0
July 15, 2019	33,073,743.02	16,615,507.47	50.2	4,767,256.64	64.7	0.00	0.0
January 15, 2020	32,379,888.27	16,082,922.56	49.7	4,424,490.79	63.3	0.00	0.0
July 15, 2020	31,686,033.52	15,542,868.64	49.1	0.00	0.0	0.00	0.0
January 15, 2021	30,992,178.77	14,994,896.77	48.4	0.00	0.0	0.00	0.0
July 15, 2021	30,298,324.02	12,478,485.68	41.2	0.00	0.0	0.00	0.0
January 15, 2022	29,604,469.27	11,829,637.31	40.0	0.00	0.0	0.00	0.0
July 15, 2022	28,910,614.53	11,170,896.08	38.6	0.00	0.0	0.00	0.0
January 15, 2023	0.00	0.00	0.0	0.00	0.0	0.00	0.0

	N831NN
		Series A		Series B		Series C
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
January 15, 2014	$40,811,024.21	$22,277,833.77	54.6%	$8,134,734.40	74.5%	$4,151,000.00	84.7%
July 15, 2014	40,115,381.75	21,809,635.95	54.4	7,882,996.86	74.0	4,151,000.00	84.4
January 15, 2015	39,419,739.29	21,339,814.81	54.1	7,629,106.17	73.5	4,151,000.00	84.0
July 15, 2015	38,724,096.83	20,668,562.77	53.4	7,562,419.03	72.9	4,151,000.00	83.6
January 15, 2016	38,028,454.38	20,197,532.25	53.1	7,299,155.81	72.3	4,151,000.00	83.2
July 15, 2016	37,332,811.92	19,678,556.05	52.7	7,061,534.40	71.6	4,151,000.00	82.7
January 15, 2017	36,637,169.46	19,157,941.60	52.3	6,818,072.58	70.9	0.00	0.0
July 15, 2017	35,941,527.00	18,640,120.19	51.9	6,573,439.07	70.2	0.00	0.0
January 15, 2018	35,245,884.54	18,120,033.80	51.4	6,322,398.47	69.3	0.00	0.0
July 15, 2018	34,550,242.09	17,597,278.48	50.9	6,064,378.70	68.5	0.00	0.0
January 15, 2019	33,854,599.63	16,846,228.46	49.8	5,451,050.47	65.9	0.00	0.0
July 15, 2019	33,158,957.17	16,658,317.15	50.2	4,779,539.43	64.7	0.00	0.0
January 15, 2020	32,463,314.71	16,124,360.04	49.7	4,435,890.44	63.3	0.00	0.0
July 15, 2020	31,767,672.25	15,582,914.67	49.1	0.00	0.0	0.00	0.0
January 15, 2021	31,072,029.80	15,033,530.97	48.4	0.00	0.0	0.00	0.0
July 15, 2021	30,376,387.34	12,510,636.37	41.2	0.00	0.0	0.00	0.0
January 15, 2022	29,680,744.88	11,860,116.24	40.0	0.00	0.0	0.00	0.0
July 15, 2022	28,985,102.42	11,199,677.78	38.6	0.00	0.0	0.00	0.0
January 15, 2023	0.00	0.00	0.0	0.00	0.0	0.00	0.0

	N832NN
		Series A		Series B		Series C
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
January 15, 2014	$40,951,955.31	$22,354,764.93	54.6%	$8,162,825.76	74.5%	$4,165,000.00	84.7%
July 15, 2014	40,253,910.61	21,884,950.31	54.4	7,910,218.90	74.0	4,165,000.00	84.4
January 15, 2015	39,555,865.92	21,413,506.75	54.1	7,655,451.46	73.5	4,165,000.00	84.0
July 15, 2015	38,857,821.23	20,739,936.70	53.4	7,588,534.03	72.9	4,165,000.00	83.6
January 15, 2016	38,159,776.54	20,267,279.59	53.1	7,324,361.70	72.3	4,165,000.00	83.2
July 15, 2016	37,461,731.84	19,746,511.23	52.7	7,085,919.72	71.6	4,165,000.00	82.7
January 15, 2017	36,763,687.15	19,224,098.97	52.3	6,841,617.16	70.9	0.00	0.0
July 15, 2017	36,065,642.46	18,704,489.38	51.9	6,596,138.87	70.2	0.00	0.0
January 15, 2018	35,367,597.77	18,182,606.99	51.4	6,344,231.36	69.3	0.00	0.0
July 15, 2018	34,669,553.07	17,658,046.47	50.9	6,085,320.58	68.5	0.00	0.0
January 15, 2019	33,971,508.38	16,904,402.87	49.8	5,469,874.37	65.9	0.00	0.0
July 15, 2019	33,273,463.69	16,715,842.66	50.2	4,796,044.42	64.7	0.00	0.0
January 15, 2020	32,575,418.99	16,180,041.66	49.7	4,451,208.73	63.3	0.00	0.0
July 15, 2020	31,877,374.30	15,636,726.54	49.1	0.00	0.0	0.00	0.0
January 15, 2021	31,179,329.61	15,085,445.66	48.4	0.00	0.0	0.00	0.0
July 15, 2021	30,481,284.92	12,553,838.86	41.2	0.00	0.0	0.00	0.0
January 15, 2022	29,783,240.22	11,901,072.32	40.0	0.00	0.0	0.00	0.0
July 15, 2022	29,085,195.53	11,238,353.18	38.6	0.00	0.0	0.00	0.0
January 15, 2023	0.00	0.00	0.0	0.00	0.0	0.00	0.0

	N833NN
		Series A		Series B		Series C
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
January 15, 2014	$41,266,592.18	$22,526,518.23	54.6%	$8,225,541.35	74.5%	$4,197,000.00	84.7%
July 15, 2014	40,563,184.36	22,053,093.98	54.4	7,970,993.69	74.0	4,197,000.00	84.4
January 15, 2015	39,859,776.54	21,578,028.29	54.1	7,714,268.85	73.5	4,197,000.00	84.0
July 15, 2015	39,156,368.72	20,899,283.16	53.4	7,646,837.30	72.9	4,197,000.00	83.6
January 15, 2016	38,452,960.89	20,422,994.58	53.1	7,380,635.31	72.3	4,197,000.00	83.2
July 15, 2016	37,749,553.07	19,898,225.13	52.7	7,140,361.36	71.6	4,197,000.00	82.7
January 15, 2017	37,046,145.25	19,371,799.13	52.3	6,894,181.81	70.9	0.00	0.0
July 15, 2017	36,342,737.43	18,848,197.34	51.9	6,646,817.49	70.2	0.00	0.0
January 15, 2018	35,639,329.61	18,322,305.29	51.4	6,392,974.55	69.3	0.00	0.0
July 15, 2018	34,935,921.79	17,793,714.53	50.9	6,132,074.54	68.5	0.00	0.0
January 15, 2019	34,232,513.97	17,034,280.64	49.8	5,511,899.81	65.9	0.00	0.0
July 15, 2019	33,529,106.15	16,844,271.70	50.2	4,832,892.78	64.7	0.00	0.0
January 15, 2020	32,825,698.32	16,304,354.11	49.7	4,485,407.69	63.3	0.00	0.0
July 15, 2020	32,122,290.50	15,756,864.65	49.1	0.00	0.0	0.00	0.0
January 15, 2021	31,418,882.68	15,201,348.25	48.4	0.00	0.0	0.00	0.0
July 15, 2021	30,715,474.86	12,650,290.92	41.2	0.00	0.0	0.00	0.0
January 15, 2022	30,012,067.04	11,992,509.13	40.0	0.00	0.0	0.00	0.0
July 15, 2022	29,308,659.22	11,324,698.27	38.6	0.00	0.0	0.00	0.0
January 15, 2023	0.00	0.00	0.0	0.00	0.0	0.00	0.0

	N834NN
		Series A		Series B		Series C
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
January 15, 2014	$41,242,124.54	$22,513,161.89	54.6%	$8,220,664.29	74.5%	$4,193,000.00	84.7%
July 15, 2014	40,550,915.75	22,046,423.88	54.4	7,968,582.81	74.0	4,193,000.00	84.4
January 15, 2015	39,859,706.96	21,577,990.62	54.1	7,714,255.39	73.5	4,193,000.00	84.0
July 15, 2015	39,168,498.17	20,905,757.12	53.4	7,649,206.05	72.9	4,193,000.00	83.6
January 15, 2016	38,477,289.38	20,435,915.83	53.1	7,385,304.90	72.3	4,193,000.00	83.2
July 15, 2016	37,786,080.59	19,917,479.20	52.7	7,147,270.57	71.6	4,193,000.00	82.7
January 15, 2017	37,094,871.79	19,397,278.72	52.3	6,903,249.68	70.9	0.00	0.0
July 15, 2017	36,403,663.00	18,879,794.77	51.9	6,657,960.33	70.2	0.00	0.0
January 15, 2018	35,712,454.21	18,359,898.91	51.4	6,406,091.63	69.3	0.00	0.0
July 15, 2018	35,021,245.42	17,837,171.93	50.9	6,147,050.84	68.5	0.00	0.0
January 15, 2019	34,330,036.63	17,082,808.43	49.8	5,527,602.29	65.9	0.00	0.0
July 15, 2019	33,638,827.84	16,899,393.42	50.2	4,848,708.09	64.7	0.00	0.0
January 15, 2020	32,947,619.05	16,364,911.50	49.7	4,502,067.32	63.3	0.00	0.0
July 15, 2020	32,256,410.26	15,822,654.07	49.1	0.00	0.0	0.00	0.0
January 15, 2021	31,565,201.47	15,272,141.43	48.4	0.00	0.0	0.00	0.0
July 15, 2021	30,873,992.67	12,715,577.12	41.2	0.00	0.0	0.00	0.0
January 15, 2022	30,182,783.88	12,060,725.80	40.0	0.00	0.0	0.00	0.0
July 15, 2022	29,491,575.09	11,395,375.92	38.6	0.00	0.0	0.00	0.0
January 15, 2023	0.00	0.00	0.0	0.00	0.0	0.00	0.0

B. Boeing 757-223

	N183AN
		Series A		Series B		Series C
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
January 15, 2014	$15,946,637.93	$8,704,916.28	54.6%	$3,178,593.69	74.5%	$1,637,000.00	84.8%
July 15, 2014	15,523,275.86	8,439,580.54	54.4	3,050,449.22	74.0	1,637,000.00	84.6
January 15, 2015	14,958,793.10	8,097,919.48	54.1	2,895,052.65	73.5	1,637,000.00	84.4
July 15, 2015	0.00	0.00	0.0	0.00	0.0	0.00	0.0

	N184AN
		Series A		Series B		Series C
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
January 15, 2014	$16,712,959.77	$9,123,234.39	54.6%	$3,331,342.24	74.5%	$1,716,000.00	84.8%
July 15, 2014	16,269,252.87	8,845,147.84	54.4	3,197,039.73	74.0	1,716,000.00	84.6
January 15, 2015	15,677,643.68	8,487,068.12	54.1	3,034,175.52	73.5	1,716,000.00	84.4
July 15, 2015	0.00	0.00	0.0	0.00	0.0	0.00	0.0

	N189AN
		Series A		Series B		Series C
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
January 15, 2014	$15,514,322.92	$8,468,925.09	54.6%	$3,092,421.69	74.5%	$1,589,000.00	84.8%
July 15, 2014	15,141,979.17	8,232,279.96	54.4	2,975,521.33	74.0	1,589,000.00	84.5
January 15, 2015	14,769,635.42	7,995,519.26	54.1	2,858,443.98	73.5	1,589,000.00	84.2
July 15, 2015	14,397,291.67	7,684,396.82	53.4	2,811,643.43	72.9	1,589,000.00	83.9
January 15, 2016	14,024,947.92	7,448,878.54	53.1	2,691,939.02	72.3	1,589,000.00	83.6
July 15, 2016	13,652,604.17	7,196,445.23	52.7	2,582,402.16	71.6	1,589,000.00	83.3
January 15, 2017	13,156,145.83	6,879,479.97	52.3	2,448,321.16	70.9	0.00	0.0
July 15, 2017	12,659,687.50	6,565,611.32	51.9	2,315,363.08	70.2	0.00	0.0
January 15, 2018	12,163,229.17	6,253,159.10	51.4	2,181,837.18	69.3	0.00	0.0
July 15, 2018	11,666,770.83	5,942,170.10	50.9	2,047,792.21	68.5	0.00	0.0
January 15, 2019	11,170,312.50	5,558,406.79	49.8	1,798,572.07	65.9	0.00	0.0
July 15, 2019	10,673,854.17	5,362,305.18	50.2	1,538,531.70	64.7	0.00	0.0
January 15, 2020	10,177,395.83	5,055,059.72	49.7	1,390,671.69	63.3	0.00	0.0
July 15, 2020	9,680,937.50	4,748,765.41	49.1	0.00	0.0	0.00	0.0
January 15, 2021	9,184,479.17	4,443,712.01	48.4	0.00	0.0	0.00	0.0
July 15, 2021	8,688,020.83	3,578,196.06	41.2	0.00	0.0	0.00	0.0
January 15, 2022	8,067,447.92	3,223,668.09	40.0	0.00	0.0	0.00	0.0
July 15, 2022	7,446,875.00	2,877,429.90	38.6	0.00	0.0	0.00	0.0
January 15, 2023	0.00	0.00	0.0	0.00	0.0	0.00	0.0

	N190AA
		Series A		Series B		Series C
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
January 15, 2014	$19,108,072.92	$10,430,673.58	54.6%	$3,808,752.69	74.5%	$1,957,000.00	84.8%
July 15, 2014	18,649,479.17	10,139,211.78	54.4	3,664,773.44	74.0	1,957,000.00	84.5
January 15, 2015	18,190,885.42	9,847,607.64	54.1	3,520,576.20	73.5	1,957,000.00	84.2
July 15, 2015	17,732,291.67	9,464,416.56	53.4	3,462,934.73	72.9	1,957,000.00	83.9
January 15, 2016	17,273,697.92	9,174,342.64	53.1	3,315,501.90	72.3	1,957,000.00	83.6
July 15, 2016	16,815,104.17	8,863,435.48	52.7	3,180,591.83	71.6	1,957,000.00	83.3
January 15, 2017	16,203,645.83	8,473,048.14	52.3	3,015,452.20	70.9	0.00	0.0
July 15, 2017	15,592,187.50	8,086,474.71	51.9	2,851,695.60	70.2	0.00	0.0
January 15, 2018	14,980,729.17	7,701,645.80	51.4	2,687,239.67	69.3	0.00	0.0
July 15, 2018	14,369,270.83	7,318,619.07	50.9	2,522,144.41	68.5	0.00	0.0
January 15, 2019	13,757,812.50	6,845,960.52	49.8	2,215,194.72	65.9	0.00	0.0
July 15, 2019	13,146,354.17	6,604,433.79	50.2	1,894,918.40	64.7	0.00	0.0
January 15, 2020	12,534,895.83	6,226,017.75	49.7	1,712,807.98	63.3	0.00	0.0
July 15, 2020	11,923,437.50	5,848,773.17	49.1	0.00	0.0	0.00	0.0
January 15, 2021	11,311,979.17	5,473,056.96	48.4	0.00	0.0	0.00	0.0
July 15, 2021	10,700,520.83	4,407,052.22	41.2	0.00	0.0	0.00	0.0
January 15, 2022	9,936,197.92	3,970,401.11	40.0	0.00	0.0	0.00	0.0
July 15, 2022	9,171,875.00	3,543,960.04	38.6	0.00	0.0	0.00	0.0
January 15, 2023	0.00	0.00	0.0	0.00	0.0	0.00	0.0

	N191AN
		Series A		Series B		Series C
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
January 15, 2014	$16,464,843.75	$8,987,793.35	54.6%	$3,281,886.05	74.5%	$1,686,000.00	84.8%
July 15, 2014	16,069,687.50	8,736,649.61	54.4	3,157,823.52	74.0	1,686,000.00	84.5
January 15, 2015	15,674,531.25	8,485,383.21	54.1	3,033,573.16	73.5	1,686,000.00	84.2
July 15, 2015	15,279,375.00	8,155,199.14	53.4	2,983,905.26	72.9	1,686,000.00	83.9
January 15, 2016	14,884,218.75	7,905,251.29	53.1	2,856,866.88	72.3	1,686,000.00	83.6
July 15, 2016	14,489,062.50	7,637,352.07	52.7	2,740,618.99	71.6	1,686,000.00	83.3
January 15, 2017	13,962,187.50	7,300,967.21	52.3	2,598,323.21	70.9	0.00	0.0
July 15, 2017	13,435,312.50	6,967,868.66	51.9	2,457,219.14	70.2	0.00	0.0
January 15, 2018	12,908,437.50	6,636,273.33	51.4	2,315,512.48	69.3	0.00	0.0
July 15, 2018	12,381,562.50	6,306,230.87	50.9	2,173,254.93	68.5	0.00	0.0
January 15, 2019	11,854,687.50	5,898,955.42	49.8	1,908,765.74	65.9	0.00	0.0
July 15, 2019	11,327,812.50	5,690,839.20	50.2	1,632,793.40	64.7	0.00	0.0
January 15, 2020	10,800,937.50	5,364,769.64	49.7	1,475,874.41	63.3	0.00	0.0
July 15, 2020	10,274,062.50	5,039,709.49	49.1	0.00	0.0	0.00	0.0
January 15, 2021	9,747,187.50	4,715,966.29	48.4	0.00	0.0	0.00	0.0
July 15, 2021	9,220,312.50	3,797,422.51	41.2	0.00	0.0	0.00	0.0
January 15, 2022	8,561,718.75	3,421,173.56	40.0	0.00	0.0	0.00	0.0
July 15, 2022	7,903,125.00	3,053,722.29	38.6	0.00	0.0	0.00	0.0
January 15, 2023	0.00	0.00	0.0	0.00	0.0	0.00	0.0

	N192AN
		Series A		Series B		Series C
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
January 15, 2014	$20,511,067.71	$11,196,537.35	54.6%	$4,088,407.27	74.5%	$2,100,000.00	84.8%
July 15, 2014	20,018,802.08	10,883,675.20	54.4	3,933,856.47	74.0	2,100,000.00	84.5
January 15, 2015	19,526,536.46	10,570,660.27	54.1	3,779,071.66	73.5	2,100,000.00	84.2
July 15, 2015	19,034,270.83	10,159,333.69	53.4	3,717,197.91	72.9	2,100,000.00	83.9
January 15, 2016	18,542,005.21	9,847,961.33	53.1	3,558,939.94	72.3	2,100,000.00	83.6
July 15, 2016	18,049,739.58	9,514,226.06	52.7	3,414,124.21	71.6	2,100,000.00	83.3
January 15, 2017	0.00	0.00	0.0	0.00	0.0	0.00	0.0

	N193AN
		Series A		Series B		Series C
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
January 15, 2014	$16,164,478.37	$8,823,830.55	54.6%	$3,222,015.15	74.5%	$1,654,000.00	84.8%
July 15, 2014	15,785,623.41	8,582,211.73	54.4	3,102,002.63	74.0	1,654,000.00	84.5
January 15, 2015	15,406,768.45	8,340,430.23	54.1	2,981,751.64	73.5	1,654,000.00	84.2
July 15, 2015	15,027,913.49	8,020,984.31	53.4	2,934,797.41	72.9	1,654,000.00	83.9
January 15, 2016	14,649,058.52	7,780,353.86	53.1	2,811,730.39	72.3	1,654,000.00	83.6
July 15, 2016	0.00	0.00	0.0	0.00	0.0	0.00	0.0

	N194AA
		Series A		Series B		Series C
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
January 15, 2014	$15,232,977.10	$8,315,344.65	54.6%	$3,036,341.90	74.5%	$1,559,000.00	84.8%
July 15, 2014	14,875,954.20	8,087,649.46	54.4	2,923,245.28	74.0	1,559,000.00	84.5
January 15, 2015	14,518,931.30	7,859,800.97	54.1	2,809,923.92	73.5	1,559,000.00	84.2
July 15, 2015	14,161,908.40	7,558,763.58	53.4	2,765,675.49	72.9	1,559,000.00	83.9
January 15, 2016	13,804,885.50	7,331,999.80	53.1	2,649,700.39	72.3	1,559,000.00	83.6
July 15, 2016	0.00	0.00	0.0	0.00	0.0	0.00	0.0

	N195AN
		Series A		Series B		Series C
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
January 15, 2014	$18,542,086.51	$10,121,714.15	54.6%	$3,695,936.38	74.5%	$1,898,000.00	84.8%
July 15, 2014	18,107,506.36	9,844,555.99	54.4	3,558,271.40	74.0	1,898,000.00	84.5
January 15, 2015	17,672,926.21	9,567,211.23	54.1	3,420,332.88	73.5	1,898,000.00	84.2
July 15, 2015	17,238,346.06	9,200,778.50	53.4	3,366,472.22	72.9	1,898,000.00	83.9
January 15, 2016	16,803,765.90	8,924,754.09	53.1	3,225,303.46	72.3	1,898,000.00	83.6
July 15, 2016	16,369,185.75	8,628,386.74	52.7	3,096,245.97	71.6	1,898,000.00	83.2
January 15, 2017	15,934,605.60	8,332,364.32	52.3	2,965,384.58	70.9	0.00	0.0
July 15, 2017	15,355,165.39	7,963,549.47	51.9	2,808,346.02	70.2	0.00	0.0
January 15, 2018	14,775,725.19	7,596,252.54	51.4	2,650,466.11	69.3	0.00	0.0
July 15, 2018	14,196,284.99	7,230,513.17	50.9	2,491,781.33	68.5	0.00	0.0
January 15, 2019	13,616,844.78	6,775,814.24	49.8	2,192,497.00	65.9	0.00	0.0
July 15, 2019	13,037,404.58	6,549,699.95	50.2	1,879,214.38	64.7	0.00	0.0
January 15, 2020	12,457,964.38	6,187,806.29	49.7	1,702,295.82	63.3	0.00	0.0
July 15, 2020	11,878,524.17	5,826,741.95	49.1	0.00	0.0	0.00	0.0
January 15, 2021	11,299,083.97	5,466,817.90	48.4	0.00	0.0	0.00	0.0
July 15, 2021	10,719,643.77	4,414,928.07	41.2	0.00	0.0	0.00	0.0
January 15, 2022	10,140,203.56	4,051,919.64	40.0	0.00	0.0	0.00	0.0
July 15, 2022	9,415,903.31	3,638,251.18	38.6	0.00	0.0	0.00	0.0
January 15, 2023	0.00	0.00	0.0	0.00	0.0	0.00	0.0

	N196AA
		Series A		Series B		Series C
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
January 15, 2014	$16,190,534.35	$8,838,053.93	54.6%	$3,227,208.81	74.5%	$1,657,000.00	84.8%
July 15, 2014	15,811,068.70	8,596,045.64	54.4	3,107,002.84	74.0	1,657,000.00	84.5
January 15, 2015	15,431,603.05	8,353,874.41	54.1	2,986,558.01	73.5	1,657,000.00	84.2
July 15, 2015	15,052,137.40	8,033,913.56	53.4	2,939,528.09	72.9	1,657,000.00	83.9
January 15, 2016	14,672,671.76	7,792,895.24	53.1	2,816,262.69	72.3	1,657,000.00	83.6
July 15, 2016	14,293,206.11	7,534,113.91	52.7	2,703,572.58	71.6	1,657,000.00	83.2
January 15, 2017	13,913,740.46	7,275,633.77	52.3	2,589,307.35	70.9	0.00	0.0
July 15, 2017	13,407,786.26	6,953,592.91	51.9	2,452,184.80	70.2	0.00	0.0
January 15, 2018	12,901,832.06	6,632,877.46	51.4	2,314,327.60	69.3	0.00	0.0
July 15, 2018	12,395,877.86	6,313,522.04	50.9	2,175,767.61	68.5	0.00	0.0
January 15, 2019	11,889,923.66	5,916,489.12	49.8	1,914,439.24	65.9	0.00	0.0
July 15, 2019	11,383,969.47	5,719,051.20	50.2	1,640,887.88	64.7	0.00	0.0
January 15, 2020	10,878,015.27	5,403,053.76	49.7	1,486,406.56	63.3	0.00	0.0
July 15, 2020	10,372,061.07	5,087,780.47	49.1	0.00	0.0	0.00	0.0
January 15, 2021	9,866,106.87	4,773,502.86	48.4	0.00	0.0	0.00	0.0
July 15, 2021	9,360,152.67	3,855,016.24	41.2	0.00	0.0	0.00	0.0
January 15, 2022	8,854,198.47	3,538,045.41	40.0	0.00	0.0	0.00	0.0
July 15, 2022	8,221,755.73	3,176,839.38	38.6	0.00	0.0	0.00	0.0
January 15, 2023	0.00	0.00	0.0	0.00	0.0	0.00	0.0

	N197AN
		Series A		Series B		Series C
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
January 15, 2014	$19,405,190.84	$10,592,863.67	54.6%	$3,867,976.28	74.5%	$1,986,000.00	84.8%
July 15, 2014	18,950,381.68	10,302,804.25	54.4	3,723,903.22	74.0	1,986,000.00	84.5
January 15, 2015	18,495,572.52	10,012,549.53	54.1	3,579,543.88	73.5	1,986,000.00	84.2
July 15, 2015	18,040,763.36	9,629,059.95	53.4	3,523,176.09	72.9	1,986,000.00	83.9
January 15, 2016	17,585,954.20	9,340,187.05	53.1	3,375,436.16	72.3	1,986,000.00	83.6
July 15, 2016	17,131,145.04	9,030,024.28	52.7	3,240,371.24	71.6	1,986,000.00	83.2
January 15, 2017	16,676,335.88	8,720,222.49	52.3	3,103,418.47	70.9	0.00	0.0
July 15, 2017	16,069,923.66	8,334,239.90	51.9	2,939,070.01	70.2	0.00	0.0
January 15, 2018	15,463,511.45	7,949,845.88	51.4	2,773,841.04	69.3	0.00	0.0
July 15, 2018	14,857,099.24	7,567,081.93	50.9	2,607,769.75	68.5	0.00	0.0
January 15, 2019	14,250,687.02	7,091,217.50	49.8	2,294,554.21	65.9	0.00	0.0
July 15, 2019	13,644,274.81	6,854,577.96	50.2	1,966,688.79	64.7	0.00	0.0
January 15, 2020	13,037,862.60	6,475,838.73	49.7	1,781,534.96	63.3	0.00	0.0
July 15, 2020	12,431,450.38	6,097,967.42	49.1	0.00	0.0	0.00	0.0
January 15, 2021	11,825,038.17	5,721,289.49	48.4	0.00	0.0	0.00	0.0
July 15, 2021	11,218,625.95	4,620,435.88	41.2	0.00	0.0	0.00	0.0
January 15, 2022	10,612,213.74	4,240,529.98	40.0	0.00	0.0	0.00	0.0
July 15, 2022	9,854,198.47	3,807,605.92	38.6	0.00	0.0	0.00	0.0
January 15, 2023	0.00	0.00	0.0	0.00	0.0	0.00	0.0

	N198AA
		Series A		Series B		Series C
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
January 15, 2014	$19,043,664.12	$10,395,514.25	54.6%	$3,795,914.28	74.5%	$1,949,000.00	84.8%
July 15, 2014	18,597,328.24	10,110,858.75	54.4	3,654,525.37	74.0	1,949,000.00	84.5
January 15, 2015	18,150,992.37	9,826,011.60	54.1	3,512,855.50	73.5	1,949,000.00	84.2
July 15, 2015	17,704,656.49	9,449,666.59	53.4	3,457,537.87	72.9	1,949,000.00	83.9
January 15, 2016	17,258,320.61	9,166,175.51	53.1	3,312,550.39	72.3	1,949,000.00	83.6
July 15, 2016	16,811,984.73	8,861,791.19	52.7	3,180,001.79	71.6	1,949,000.00	83.2
January 15, 2017	16,365,648.85	8,557,761.14	52.3	3,045,600.50	70.9	0.00	0.0
July 15, 2017	15,770,534.35	8,178,969.57	51.9	2,884,313.92	70.2	0.00	0.0
January 15, 2018	15,175,419.85	7,801,736.97	51.4	2,722,163.24	69.3	0.00	0.0
July 15, 2018	14,580,305.34	7,426,104.07	50.9	2,559,185.92	68.5	0.00	0.0
January 15, 2019	13,985,190.84	6,959,105.19	49.8	2,251,805.72	65.9	0.00	0.0
July 15, 2019	13,390,076.34	6,726,874.34	50.2	1,930,048.57	64.7	0.00	0.0
January 15, 2020	12,794,961.83	6,355,191.18	49.7	1,748,344.23	63.3	0.00	0.0
July 15, 2020	12,199,847.33	5,984,359.77	49.1	0.00	0.0	0.00	0.0
January 15, 2021	11,604,732.82	5,614,699.50	48.4	0.00	0.0	0.00	0.0
July 15, 2021	11,009,618.32	4,534,355.25	41.2	0.00	0.0	0.00	0.0
January 15, 2022	10,414,503.82	4,161,527.16	40.0	0.00	0.0	0.00	0.0
July 15, 2022	9,670,610.69	3,736,668.65	38.6	0.00	0.0	0.00	0.0
January 15, 2023	0.00	0.00	0.0	0.00	0.0	0.00	0.0

	N199AN
		Series A		Series B		Series C
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
January 15, 2014	$16,731,195.93	$9,133,189.10	54.6%	$3,334,977.20	74.5%	$1,712,000.00	84.8%
July 15, 2014	16,339,058.52	8,883,099.27	54.4	3,210,757.11	74.0	1,712,000.00	84.5
January 15, 2015	15,946,921.12	8,632,841.05	54.1	3,086,290.18	73.5	1,712,000.00	84.2
July 15, 2015	15,554,783.72	8,302,195.53	53.4	3,037,689.76	72.9	1,712,000.00	83.9
January 15, 2016	15,162,646.31	8,053,128.71	53.1	2,910,308.08	72.3	1,712,000.00	83.6
July 15, 2016	14,770,508.91	7,785,705.72	52.7	2,793,854.83	71.6	1,712,000.00	83.2
January 15, 2017	14,378,371.50	7,518,593.98	52.3	2,675,773.86	70.9	0.00	0.0
July 15, 2017	13,855,521.63	7,185,798.99	51.9	2,534,072.28	70.2	0.00	0.0
January 15, 2018	13,332,671.76	6,854,373.66	51.4	2,391,611.52	69.3	0.00	0.0
July 15, 2018	12,809,821.88	6,524,353.79	50.9	2,248,424.50	68.5	0.00	0.0
January 15, 2019	12,286,972.01	6,114,062.48	49.8	1,978,369.42	65.9	0.00	0.0
July 15, 2019	11,764,122.14	5,910,031.38	50.2	1,695,683.17	64.7	0.00	0.0
January 15, 2020	11,241,272.26	5,583,481.63	49.7	1,536,043.15	63.3	0.00	0.0
July 15, 2020	10,718,422.39	5,257,680.21	49.1	0.00	0.0	0.00	0.0
January 15, 2021	10,195,572.52	4,932,907.70	48.4	0.00	0.0	0.00	0.0
July 15, 2021	9,672,722.65	3,983,749.43	41.2	0.00	0.0	0.00	0.0
January 15, 2022	9,149,872.77	3,656,193.78	40.0	0.00	0.0	0.00	0.0
July 15, 2022	8,496,310.43	3,282,925.75	38.6	0.00	0.0	0.00	0.0
January 15, 2023	0.00	0.00	0.0	0.00	0.0	0.00	0.0

	N175AN
		Series A		Series B		Series C
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
January 15, 2014	$15,167,837.15	$8,279,786.19	54.6%	$3,023,357.76	74.5%	$1,552,000.00	84.8%
July 15, 2014	14,812,340.97	8,053,064.68	54.4	2,910,744.76	74.0	1,552,000.00	84.5
January 15, 2015	14,456,844.78	7,826,190.53	54.1	2,797,907.99	73.5	1,552,000.00	84.2
July 15, 2015	14,101,348.60	7,526,440.45	53.4	2,753,848.78	72.9	1,552,000.00	83.9
January 15, 2016	13,745,852.42	7,300,646.37	53.1	2,638,369.62	72.3	1,552,000.00	83.6
July 15, 2016	13,390,356.23	7,058,211.32	52.7	2,532,797.73	71.6	1,552,000.00	83.2
January 15, 2017	13,034,860.05	6,816,058.43	52.3	2,425,750.22	70.9	0.00	0.0
July 15, 2017	12,560,865.14	6,514,359.72	51.9	2,297,289.20	70.2	0.00	0.0
January 15, 2018	12,086,870.23	6,213,902.70	51.4	2,168,139.94	69.3	0.00	0.0
July 15, 2018	11,612,875.32	5,914,719.80	50.9	2,038,332.28	68.5	0.00	0.0
January 15, 2019	11,138,880.41	5,542,766.01	49.8	1,793,511.07	65.9	0.00	0.0
July 15, 2019	10,664,885.50	5,357,799.52	50.2	1,537,238.96	64.7	0.00	0.0
January 15, 2020	10,190,890.59	5,061,762.50	49.7	1,392,515.66	63.3	0.00	0.0
July 15, 2020	9,716,895.67	4,766,403.88	49.1	0.00	0.0	0.00	0.0
January 15, 2021	9,242,900.76	4,471,978.04	48.4	0.00	0.0	0.00	0.0
July 15, 2021	8,768,905.85	3,611,508.88	41.2	0.00	0.0	0.00	0.0
January 15, 2022	8,294,910.94	3,314,559.94	40.0	0.00	0.0	0.00	0.0
July 15, 2022	7,702,417.30	2,976,169.99	38.6	0.00	0.0	0.00	0.0
January 15, 2023	0.00	0.00	0.0	0.00	0.0	0.00	0.0

C. Boeing 767-323ER

	N399AN
		Series A		Series B		Series C
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
January 15, 2014	$28,120,114.94	$15,350,147.62	54.6%	$5,605,094.97	74.5%	$2,887,000.00	84.8%
July 15, 2014	27,373,563.22	14,882,257.69	54.4	5,379,126.50	74.0	2,887,000.00	84.6
January 15, 2015	26,378,160.92	14,279,776.55	54.1	5,105,102.01	73.5	2,887,000.00	84.4
July 15, 2015	25,382,758.62	13,547,769.55	53.4	4,956,992.48	72.9	2,887,000.00	84.3
January 15, 2016	24,387,356.32	12,952,522.62	53.1	4,680,892.68	72.3	2,887,000.00	84.1
July 15, 2016	23,391,954.02	12,330,168.95	52.7	4,424,608.80	71.6	2,887,000.00	84.0
January 15, 2017	22,396,551.72	11,711,380.45	52.3	4,167,934.30	70.9	0.00	0.0
July 15, 2017	21,401,149.43	11,099,138.82	51.9	3,914,111.71	70.2	0.00	0.0
January 15, 2018	20,405,747.13	10,490,666.71	51.4	3,660,378.12	69.3	0.00	0.0
July 15, 2018	19,410,344.83	9,886,160.64	50.9	3,406,971.26	68.5	0.00	0.0
January 15, 2019	0.00	0.00	0.0	0.00	0.0	0.00	0.0

D. Boeing 777-223ER

	N771AN
		Series A		Series B		Series C
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
January 15, 2014	$53,656,637.17	$29,289,969.23	54.6%	$10,695,210.44	74.5%	$5,512,000.00	84.8%
July 15, 2014	51,705,486.73	28,110,859.05	54.4	10,160,546.20	74.0	5,512,000.00	84.7
January 15, 2015	49,754,336.28	26,934,432.88	54.1	9,629,214.21	73.5	5,512,000.00	84.6
July 15, 2015	47,803,185.84	25,514,427.14	53.4	9,335,472.01	72.9	5,512,000.00	84.4
January 15, 2016	45,852,035.40	24,352,763.70	53.1	8,800,808.66	72.3	5,512,000.00	84.3
July 15, 2016	43,900,884.96	23,140,663.16	52.7	8,303,891.23	71.6	5,512,000.00	84.2
January 15, 2017	41,949,734.51	21,935,934.90	52.3	7,806,725.76	70.9	0.00	0.0
July 15, 2017	39,998,584.07	20,744,205.29	51.9	7,315,444.76	70.2	0.00	0.0
January 15, 2018	38,047,433.63	19,560,320.08	51.4	6,824,939.69	69.3	0.00	0.0
July 15, 2018	36,096,283.19	18,384,714.81	50.9	6,335,745.21	68.5	0.00	0.0
January 15, 2019	34,145,132.74	16,990,799.28	49.8	5,497,830.25	65.9	0.00	0.0
July 15, 2019	31,706,194.69	15,928,481.83	50.2	4,570,137.92	64.7	0.00	0.0
January 15, 2020	29,267,256.64	14,536,894.58	49.7	3,999,170.91	63.3	0.00	0.0
July 15, 2020	26,828,318.58	13,160,026.21	49.1	0.00	0.0	0.00	0.0
January 15, 2021	24,389,380.53	11,800,275.36	48.4	0.00	0.0	0.00	0.0
July 15, 2021	0.00	0.00	0.0	0.00	0.0	0.00	0.0

	N773AN
		Series A		Series B		Series C
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
January 15, 2014	$53,335,398.23	$29,114,612.02	54.6%	$10,631,178.88	74.5%	$5,479,000.00	84.8%
July 15, 2014	51,395,929.20	27,942,561.09	54.4	10,099,715.64	74.0	5,479,000.00	84.7
January 15, 2015	49,456,460.18	26,773,178.11	54.1	9,571,564.71	73.5	5,479,000.00	84.6
July 15, 2015	47,516,991.15	25,361,673.86	53.4	9,279,581.13	72.9	5,479,000.00	84.4
January 15, 2016	45,577,522.12	24,206,965.23	53.1	8,748,118.77	72.3	5,479,000.00	84.3
July 15, 2016	43,638,053.10	23,002,121.45	52.7	8,254,176.35	71.6	5,479,000.00	84.2
January 15, 2017	41,698,584.07	21,804,605.83	52.3	7,759,987.38	70.9	0.00	0.0
July 15, 2017	39,759,115.04	20,620,011.02	51.9	7,271,647.65	70.2	0.00	0.0
January 15, 2018	37,819,646.02	19,443,213.66	51.4	6,784,079.20	69.3	0.00	0.0
July 15, 2018	35,880,176.99	18,274,646.67	50.9	6,297,813.50	68.5	0.00	0.0
January 15, 2019	33,940,707.96	16,889,076.42	49.8	5,464,915.08	65.9	0.00	0.0
July 15, 2019	31,516,371.68	15,833,119.00	50.2	4,542,776.79	64.7	0.00	0.0
January 15, 2020	29,092,035.40	14,449,863.10	49.7	3,975,228.13	63.3	0.00	0.0
July 15, 2020	26,667,699.12	13,081,237.95	49.1	0.00	0.0	0.00	0.0
January 15, 2021	24,243,362.83	11,729,627.84	48.4	0.00	0.0	0.00	0.0
July 15, 2021	0.00	0.00	0.0	0.00	0.0	0.00	0.0

	N778AN
		Series A		Series B		Series C
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
January 15, 2014	$51,012,356.32	$27,846,514.91	54.6%	$10,168,134.17	74.5%	$5,237,000.00	84.8%
July 15, 2014	49,658,045.98	26,997,721.51	54.4	9,758,207.54	74.0	5,237,000.00	84.6
January 15, 2015	47,852,298.85	25,904,767.86	54.1	9,261,103.06	73.5	5,237,000.00	84.4
July 15, 2015	46,046,551.72	24,576,842.91	53.4	8,992,419.38	72.9	5,237,000.00	84.3
January 15, 2016	44,240,804.60	23,497,012.75	53.1	8,491,550.11	72.3	5,237,000.00	84.1
July 15, 2016	42,435,057.47	22,368,008.57	52.7	8,026,628.66	71.6	5,237,000.00	84.0
January 15, 2017	40,629,310.34	21,245,471.92	52.3	7,560,998.60	70.9	0.00	0.0
July 15, 2017	38,823,563.22	20,134,811.87	51.9	7,100,542.15	70.2	0.00	0.0
January 15, 2018	37,017,816.09	19,030,990.07	51.4	6,640,247.14	69.3	0.00	0.0
July 15, 2018	35,212,068.97	17,934,363.01	50.9	6,180,544.86	68.5	0.00	0.0
January 15, 2019	33,406,321.84	16,623,163.05	49.8	5,378,871.66	65.9	0.00	0.0
July 15, 2019	31,600,574.71	15,875,420.72	50.2	4,554,913.84	64.7	0.00	0.0
January 15, 2020	29,343,390.80	14,574,710.02	49.7	4,009,574.13	63.3	0.00	0.0
July 15, 2020	27,086,206.90	13,286,527.50	49.1	0.00	0.0	0.00	0.0
January 15, 2021	24,829,022.99	12,012,986.87	48.4	0.00	0.0	0.00	0.0
July 15, 2021	0.00	0.00	0.0	0.00	0.0	0.00	0.0

	N779AN
		Series A		Series B		Series C
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
January 15, 2014	$49,379,051.72	$26,954,930.13	54.6%	$9,842,572.65	74.5%	$5,069,000.00	84.8%
July 15, 2014	48,068,103.45	26,133,313.24	54.4	9,445,770.97	74.0	5,069,000.00	84.6
January 15, 2015	46,320,172.41	25,075,353.59	54.1	8,964,582.70	73.5	5,069,000.00	84.4
July 15, 2015	44,572,241.38	23,789,945.90	53.4	8,704,501.69	72.9	5,069,000.00	84.3
January 15, 2016	42,824,310.34	22,744,689.56	53.1	8,219,669.16	72.3	5,069,000.00	84.1
July 15, 2016	41,076,379.31	21,651,833.63	52.7	7,769,633.49	71.6	5,069,000.00	84.0
January 15, 2017	39,328,448.28	20,565,238.16	52.3	7,318,911.88	70.9	0.00	0.0
July 15, 2017	37,580,517.24	19,490,139.03	51.9	6,873,198.25	70.2	0.00	0.0
January 15, 2018	35,832,586.21	18,421,659.19	51.4	6,427,640.88	69.3	0.00	0.0
July 15, 2018	34,084,655.17	17,360,143.74	50.9	5,982,657.26	68.5	0.00	0.0
January 15, 2019	32,336,724.14	16,090,925.56	49.8	5,206,651.89	65.9	0.00	0.0
July 15, 2019	30,588,793.10	15,367,124.31	50.2	4,409,075.41	64.7	0.00	0.0
January 15, 2020	28,403,879.31	14,108,059.54	49.7	3,881,196.29	63.3	0.00	0.0
July 15, 2020	26,218,965.52	12,861,121.81	49.1	0.00	0.0	0.00	0.0
January 15, 2021	24,034,051.72	11,628,357.18	48.4	0.00	0.0	0.00	0.0
July 15, 2021	0.00	0.00	0.0	0.00	0.0	0.00	0.0

	N780AN
		Series A		Series B		Series C
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
January 15, 2014	$56,909,137.93	$31,065,437.33	54.6%	$11,343,521.29	74.5%	$5,842,000.00	84.8%
July 15, 2014	55,398,275.86	30,118,527.51	54.4	10,886,209.12	74.0	5,842,000.00	84.6
January 15, 2015	53,383,793.10	28,899,233.71	54.1	10,331,641.77	73.5	5,842,000.00	84.4
July 15, 2015	51,369,310.34	27,417,807.06	53.4	10,031,899.56	72.9	5,842,000.00	84.3
January 15, 2016	49,354,827.59	26,213,153.76	53.1	9,473,132.23	72.3	5,842,000.00	84.1
July 15, 2016	47,340,344.83	24,953,642.16	52.7	8,954,468.11	71.6	5,842,000.00	84.0
January 15, 2017	45,325,862.07	23,701,345.70	52.3	8,435,013.46	70.9	0.00	0.0
July 15, 2017	43,311,379.31	22,462,298.72	51.9	7,921,330.47	70.2	0.00	0.0
January 15, 2018	41,296,896.55	21,230,880.45	51.4	7,407,827.58	69.3	0.00	0.0
July 15, 2018	39,282,413.79	20,007,488.61	50.9	6,894,985.94	68.5	0.00	0.0
January 15, 2019	37,267,931.03	18,544,720.28	49.8	6,000,643.20	65.9	0.00	0.0
July 15, 2019	35,253,448.28	17,710,542.55	50.2	5,081,439.84	64.7	0.00	0.0
January 15, 2020	32,735,344.83	16,259,475.99	49.7	4,473,061.50	63.3	0.00	0.0
July 15, 2020	30,217,241.38	14,822,385.80	49.1	0.00	0.0	0.00	0.0
January 15, 2021	27,699,137.93	13,401,630.04	48.4	0.00	0.0	0.00	0.0
July 15, 2021	0.00	0.00	0.0	0.00	0.0	0.00	0.0

	N795AN
		Series A		Series B		Series C
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
January 15, 2014	$56,627,520.00	$30,911,708.34	54.6%	$11,287,387.27	74.5%	$5,802,000.00	84.8%
July 15, 2014	55,235,040.00	30,029,780.64	54.4	10,854,131.95	74.0	5,802,000.00	84.5
January 15, 2015	53,842,560.00	29,147,586.46	54.1	10,420,429.31	73.5	5,802,000.00	84.3
July 15, 2015	52,450,080.00	27,994,656.03	53.4	10,242,962.79	72.9	5,802,000.00	84.0
January 15, 2016	51,057,600.00	27,117,523.95	53.1	9,799,961.21	72.3	5,802,000.00	83.7
July 15, 2016	49,200,960.00	25,934,393.89	52.7	9,306,405.11	71.6	5,802,000.00	83.4
January 15, 2017	47,344,320.00	24,756,817.50	52.3	8,810,642.71	70.9	0.00	0.0
July 15, 2017	45,487,680.00	23,590,979.38	51.9	8,319,359.75	70.2	0.00	0.0
January 15, 2018	43,631,040.00	22,430,871.85	51.4	7,826,525.68	69.3	0.00	0.0
July 15, 2018	41,774,400.00	21,276,717.78	50.9	7,332,388.03	68.5	0.00	0.0
January 15, 2019	39,917,760.00	19,863,289.24	49.8	6,427,301.66	65.9	0.00	0.0
July 15, 2019	38,061,120.00	19,121,053.92	50.2	5,486,138.26	64.7	0.00	0.0
January 15, 2020	36,204,480.00	17,982,577.44	49.7	4,947,095.15	63.3	0.00	0.0
July 15, 2020	34,347,840.00	16,848,557.73	49.1	0.00	0.0	0.00	0.0
January 15, 2021	32,491,200.00	15,720,165.84	48.4	0.00	0.0	0.00	0.0
July 15, 2021	0.00	0.00	0.0	0.00	0.0	0.00	0.0

	N797AN
		Series A		Series B		Series C
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
January 15, 2014	$53,699,520.00	$29,313,378.02	54.6%	$10,703,758.14	74.5%	$5,502,000.00	84.8%
July 15, 2014	52,379,040.00	28,477,051.55	54.4	10,292,904.86	74.0	5,502,000.00	84.5
January 15, 2015	51,058,560.00	27,640,472.37	54.1	9,881,627.38	73.5	5,502,000.00	84.3
July 15, 2015	49,738,080.00	26,547,155.72	53.4	9,713,337.00	72.9	5,502,000.00	84.0
January 15, 2016	48,417,600.00	25,715,376.90	53.1	9,293,241.40	72.3	5,502,000.00	83.7
July 15, 2016	46,656,960.00	24,593,422.13	52.7	8,825,205.26	71.6	5,502,000.00	83.4
January 15, 2017	44,896,320.00	23,476,733.86	52.3	8,355,076.91	70.9	0.00	0.0
July 15, 2017	43,135,680.00	22,371,176.93	51.9	7,889,196.37	70.2	0.00	0.0
January 15, 2018	41,375,040.00	21,271,054.28	51.4	7,421,844.93	69.3	0.00	0.0
July 15, 2018	39,614,400.00	20,176,577.26	50.9	6,953,257.31	68.5	0.00	0.0
January 15, 2019	37,853,760.00	18,836,231.88	49.8	6,094,969.62	65.9	0.00	0.0
July 15, 2019	36,093,120.00	18,132,374.81	50.2	5,202,470.31	64.7	0.00	0.0
January 15, 2020	34,332,480.00	17,052,764.75	49.7	4,691,299.12	63.3	0.00	0.0
July 15, 2020	32,571,840.00	15,977,381.01	49.1	0.00	0.0	0.00	0.0
January 15, 2021	30,811,200.00	14,907,334.10	48.4	0.00	0.0	0.00	0.0
July 15, 2021	0.00	0.00	0.0	0.00	0.0	0.00	0.0

	N798AN
		Series A		Series B		Series C
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
January 15, 2014	$58,198,880.00	$31,769,478.94	54.6%	$11,600,601.56	74.5%	$5,963,000.00	84.8%
July 15, 2014	56,767,760.00	30,863,078.59	54.4	11,155,323.83	74.0	5,963,000.00	84.5
January 15, 2015	55,336,640.00	29,956,404.35	54.1	10,709,586.34	73.5	5,963,000.00	84.3
July 15, 2015	53,905,520.00	28,771,481.19	53.4	10,527,195.30	72.9	5,963,000.00	84.0
January 15, 2016	52,474,400.00	27,870,009.53	53.1	10,071,900.85	72.3	5,963,000.00	83.7
July 15, 2016	50,566,240.00	26,654,048.73	52.7	9,564,649.03	71.6	5,963,000.00	83.4
January 15, 2017	48,658,080.00	25,443,795.71	52.3	9,055,129.70	70.9	0.00	0.0
July 15, 2017	46,749,920.00	24,245,606.69	51.9	8,550,214.10	70.2	0.00	0.0
January 15, 2018	44,841,760.00	23,053,307.28	51.4	8,043,704.35	69.3	0.00	0.0
July 15, 2018	42,933,600.00	21,867,126.53	50.9	7,535,854.85	68.5	0.00	0.0
January 15, 2019	41,025,440.00	20,414,476.69	49.8	6,605,653.19	65.9	0.00	0.0
July 15, 2019	39,117,280.00	19,651,645.04	50.2	5,638,373.40	64.7	0.00	0.0
January 15, 2020	37,209,120.00	18,481,576.92	49.7	5,084,372.35	63.3	0.00	0.0
July 15, 2020	35,300,960.00	17,316,089.24	49.1	0.00	0.0	0.00	0.0
January 15, 2021	33,392,800.00	16,156,385.54	48.4	0.00	0.0	0.00	0.0
July 15, 2021	0.00	0.00	0.0	0.00	0.0	0.00	0.0

	N799AN
		Series A		Series B		Series C
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
January 15, 2014	$56,549,440.00	$30,869,086.20	54.6%	$11,271,823.82	74.5%	$5,794,000.00	84.8%
July 15, 2014	55,158,880.00	29,988,374.53	54.4	10,839,165.90	74.0	5,794,000.00	84.5
January 15, 2015	53,768,320.00	29,107,396.75	54.1	10,406,061.25	73.5	5,794,000.00	84.3
July 15, 2015	52,377,760.00	27,956,056.02	53.4	10,228,839.44	72.9	5,794,000.00	84.0
January 15, 2016	50,987,200.00	27,080,133.36	53.1	9,786,448.68	72.3	5,794,000.00	83.7
July 15, 2016	49,133,120.00	25,898,634.64	52.7	9,293,573.12	71.6	5,794,000.00	83.4
January 15, 2017	47,279,040.00	24,722,681.93	52.3	8,798,494.29	70.9	0.00	0.0
July 15, 2017	45,424,960.00	23,558,451.31	51.9	8,307,888.73	70.2	0.00	0.0
January 15, 2018	43,570,880.00	22,399,943.38	51.4	7,815,734.20	69.3	0.00	0.0
July 15, 2018	41,716,800.00	21,247,380.70	50.9	7,322,277.88	68.5	0.00	0.0
January 15, 2019	39,862,720.00	19,835,901.04	49.8	6,418,439.47	65.9	0.00	0.0
July 15, 2019	38,008,640.00	19,094,689.14	50.2	5,478,573.79	64.7	0.00	0.0
January 15, 2020	36,154,560.00	17,957,782.43	49.7	4,940,273.92	63.3	0.00	0.0
July 15, 2020	34,300,480.00	16,825,326.35	49.1	0.00	0.0	0.00	0.0
January 15, 2021	32,446,400.00	15,698,490.32	48.4	0.00	0.0	0.00	0.0
July 15, 2021	0.00	0.00	0.0	0.00	0.0	0.00	0.0

	N750AN
		Series A		Series B		Series C
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
January 15, 2014	$56,549,440.00	$30,869,086.20	54.6%	$11,271,823.82	74.5%	$5,794,000.00	84.8%
July 15, 2014	55,158,880.00	29,988,374.53	54.4	10,839,165.90	74.0	5,794,000.00	84.5
January 15, 2015	53,768,320.00	29,107,396.75	54.1	10,406,061.25	73.5	5,794,000.00	84.3
July 15, 2015	52,377,760.00	27,956,056.02	53.4	10,228,839.44	72.9	5,794,000.00	84.0
January 15, 2016	50,987,200.00	27,080,133.36	53.1	9,786,448.68	72.3	5,794,000.00	83.7
July 15, 2016	49,133,120.00	25,898,634.64	52.7	9,293,573.12	71.6	5,794,000.00	83.4
January 15, 2017	47,279,040.00	24,722,681.93	52.3	8,798,494.29	70.9	0.00	0.0
July 15, 2017	45,424,960.00	23,558,451.31	51.9	8,307,888.73	70.2	0.00	0.0
January 15, 2018	43,570,880.00	22,399,943.38	51.4	7,815,734.20	69.3	0.00	0.0
July 15, 2018	41,716,800.00	21,247,380.70	50.9	7,322,277.88	68.5	0.00	0.0
January 15, 2019	39,862,720.00	19,835,901.04	49.8	6,418,439.47	65.9	0.00	0.0
July 15, 2019	38,008,640.00	19,094,689.14	50.2	5,478,573.79	64.7	0.00	0.0
January 15, 2020	36,154,560.00	17,957,782.43	49.7	4,940,273.92	63.3	0.00	0.0
July 15, 2020	34,300,480.00	16,825,326.35	49.1	0.00	0.0	0.00	0.0
January 15, 2021	32,446,400.00	15,698,490.32	48.4	0.00	0.0	0.00	0.0
July 15, 2021	0.00	0.00	0.0	0.00	0.0	0.00	0.0

	N751AN
		Series A		Series B		Series C
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
January 15, 2014	$54,685,280.00	$29,851,482.56	54.6%	$10,900,246.61	74.5%	$5,603,000.00	84.8%
July 15, 2014	53,340,560.00	28,999,803.68	54.4	10,481,851.32	74.0	5,603,000.00	84.5
January 15, 2015	51,995,840.00	28,147,867.44	54.1	10,063,024.03	73.5	5,603,000.00	84.3
July 15, 2015	50,651,120.00	27,034,480.82	53.4	9,891,644.35	72.9	5,603,000.00	84.0
January 15, 2016	49,306,400.00	26,187,433.07	53.1	9,463,837.07	72.3	5,603,000.00	83.7
July 15, 2016	47,513,440.00	25,044,882.62	52.7	8,987,209.21	71.6	5,603,000.00	83.4
January 15, 2017	45,720,480.00	23,907,695.35	52.3	8,508,450.73	70.9	0.00	0.0
July 15, 2017	43,927,520.00	22,781,843.75	51.9	8,034,018.04	70.2	0.00	0.0
January 15, 2018	42,134,560.00	21,661,526.19	51.4	7,558,087.45	69.3	0.00	0.0
July 15, 2018	40,341,600.00	20,546,957.90	50.9	7,080,897.99	68.5	0.00	0.0
January 15, 2019	38,548,640.00	19,182,007.86	49.8	6,206,854.74	65.9	0.00	0.0
July 15, 2019	36,755,680.00	18,465,230.11	50.2	5,297,971.85	64.7	0.00	0.0
January 15, 2020	34,962,720.00	17,365,801.69	49.7	4,777,417.12	63.3	0.00	0.0
July 15, 2020	33,169,760.00	16,270,677.17	49.1	0.00	0.0	0.00	0.0
January 15, 2021	31,376,800.00	15,180,987.45	48.4	0.00	0.0	0.00	0.0
July 15, 2021	0.00	0.00	0.0	0.00	0.0	0.00	0.0

	N752AN
		Series A		Series B		Series C
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
January 15, 2014	$55,214,843.75	$30,140,559.68	54.6%	$11,005,802.91	74.5%	$5,654,000.00	84.8%
July 15, 2014	53,889,687.50	29,298,349.28	54.4	10,589,759.31	74.0	5,654,000.00	84.5
January 15, 2015	52,564,531.25	28,455,727.57	54.1	10,173,085.79	73.5	5,654,000.00	84.2
July 15, 2015	51,239,375.00	27,348,455.49	53.4	10,006,524.52	72.9	5,654,000.00	83.9
January 15, 2016	49,914,218.75	26,510,255.52	53.1	9,580,501.39	72.3	5,654,000.00	83.6
July 15, 2016	48,589,062.50	25,611,855.65	52.7	9,190,664.16	71.6	5,654,000.00	83.3
January 15, 2017	46,822,187.50	24,483,789.20	52.3	8,713,475.35	70.9	0.00	0.0
July 15, 2017	45,055,312.50	23,366,743.43	51.9	8,240,282.94	70.2	0.00	0.0
January 15, 2018	43,288,437.50	22,254,738.69	51.4	7,765,069.73	69.3	0.00	0.0
July 15, 2018	41,521,562.50	21,147,941.50	50.9	7,288,009.11	68.5	0.00	0.0
January 15, 2019	39,754,687.50	19,782,143.50	49.8	6,401,044.77	65.9	0.00	0.0
July 15, 2019	37,987,812.50	19,084,225.87	50.2	5,475,571.71	64.7	0.00	0.0
January 15, 2020	36,220,937.50	17,990,751.79	49.7	4,949,343.95	63.3	0.00	0.0
July 15, 2020	34,454,062.50	16,900,662.78	49.1	0.00	0.0	0.00	0.0
January 15, 2021	32,687,187.50	15,814,990.16	48.4	0.00	0.0	0.00	0.0
July 15, 2021	0.00	0.00	0.0	0.00	0.0	0.00	0.0

	N753AN
		Series A		Series B		Series C
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
January 15, 2014	$56,542,968.75	$30,865,553.68	54.6%	$11,270,533.93	74.5%	$5,790,000.00	84.8%
July 15, 2014	55,185,937.50	30,003,084.95	54.4	10,844,482.91	74.0	5,790,000.00	84.5
January 15, 2015	53,828,906.25	29,140,195.02	54.1	10,417,786.83	73.5	5,790,000.00	84.2
July 15, 2015	52,471,875.00	28,006,288.87	53.4	10,247,219.13	72.9	5,790,000.00	83.9
January 15, 2016	51,114,843.75	27,147,927.04	53.1	9,810,948.54	72.3	5,790,000.00	83.6
July 15, 2016	49,757,812.50	26,227,917.27	52.7	9,411,734.25	71.6	5,790,000.00	83.3
January 15, 2017	47,948,437.50	25,072,716.57	52.3	8,923,067.25	70.9	0.00	0.0
July 15, 2017	46,139,062.50	23,928,801.64	51.9	8,438,492.79	70.2	0.00	0.0
January 15, 2018	44,329,687.50	22,790,049.00	51.4	7,951,848.91	69.3	0.00	0.0
July 15, 2018	42,520,312.50	21,656,629.16	50.9	7,463,313.19	68.5	0.00	0.0
January 15, 2019	40,710,937.50	20,257,978.57	49.8	6,555,014.01	65.9	0.00	0.0
July 15, 2019	38,901,562.50	19,543,273.40	50.2	5,607,279.83	64.7	0.00	0.0
January 15, 2020	37,092,187.50	18,423,497.15	49.7	5,068,394.32	63.3	0.00	0.0
July 15, 2020	35,282,812.50	17,307,187.39	49.1	0.00	0.0	0.00	0.0
January 15, 2021	33,473,437.50	16,195,400.25	48.4	0.00	0.0	0.00	0.0
July 15, 2021	0.00	0.00	0.0	0.00	0.0	0.00	0.0

	N754AN
		Series A		Series B		Series C
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
January 15, 2014	$56,289,062.50	$30,726,951.89	54.6%	$11,219,923.59	74.5%	$5,764,000.00	84.8%
July 15, 2014	54,938,125.00	29,868,356.07	54.4	10,795,785.75	74.0	5,764,000.00	84.5
January 15, 2015	53,587,187.50	29,009,340.95	54.1	10,371,005.74	73.5	5,764,000.00	84.2
July 15, 2015	52,236,250.00	27,880,526.61	53.4	10,201,203.99	72.9	5,764,000.00	83.9
January 15, 2016	50,885,312.50	27,026,019.25	53.1	9,766,892.47	72.3	5,764,000.00	83.6
July 15, 2016	49,534,375.00	26,110,140.78	52.7	9,369,470.85	71.6	5,764,000.00	83.3
January 15, 2017	47,733,125.00	24,960,127.51	52.3	8,882,998.21	70.9	0.00	0.0
July 15, 2017	45,931,875.00	23,821,349.34	51.9	8,400,599.73	70.2	0.00	0.0
January 15, 2018	44,130,625.00	22,687,710.26	51.4	7,916,141.12	69.3	0.00	0.0
July 15, 2018	42,329,375.00	21,559,380.05	50.9	7,429,799.17	68.5	0.00	0.0
January 15, 2019	40,528,125.00	20,167,010.10	49.8	6,525,578.72	65.9	0.00	0.0
July 15, 2019	38,726,875.00	19,455,514.31	50.2	5,582,100.34	64.7	0.00	0.0
January 15, 2020	36,925,625.00	18,340,766.42	49.7	5,045,634.69	63.3	0.00	0.0
July 15, 2020	35,124,375.00	17,229,469.45	49.1	0.00	0.0	0.00	0.0
January 15, 2021	33,323,125.00	16,122,674.79	48.4	0.00	0.0	0.00	0.0
July 15, 2021	0.00	0.00	0.0	0.00	0.0	0.00	0.0

	N755AN
		Series A		Series B		Series C
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
January 15, 2014	$55,947,265.63	$30,540,372.55	54.6%	$11,151,794.28	74.5%	$5,729,000.00	84.8%
July 15, 2014	54,604,531.25	29,686,990.28	54.4	10,730,231.89	74.0	5,729,000.00	84.5
January 15, 2015	53,261,796.87	28,833,191.24	54.1	10,308,031.21	73.5	5,729,000.00	84.2
July 15, 2015	51,919,062.50	27,711,231.25	53.4	10,139,260.52	72.9	5,729,000.00	83.9
January 15, 2016	50,576,328.12	26,861,912.61	53.1	9,707,586.21	72.3	5,729,000.00	83.6
July 15, 2016	49,233,593.75	25,951,595.51	52.7	9,312,577.81	71.6	5,729,000.00	83.3
January 15, 2017	47,443,281.25	24,808,565.32	52.3	8,829,059.12	70.9	0.00	0.0
July 15, 2017	45,652,968.75	23,676,702.00	51.9	8,349,589.84	70.2	0.00	0.0
January 15, 2018	43,862,656.25	22,549,946.58	51.4	7,868,072.95	69.3	0.00	0.0
July 15, 2018	42,072,343.75	21,428,467.78	50.9	7,384,684.15	68.5	0.00	0.0
January 15, 2019	40,282,031.25	20,044,552.55	49.8	6,485,954.28	65.9	0.00	0.0
July 15, 2019	38,491,718.75	19,337,377.08	50.2	5,548,204.86	64.7	0.00	0.0
January 15, 2020	36,701,406.25	18,229,398.13	49.7	5,014,996.73	63.3	0.00	0.0
July 15, 2020	34,911,093.75	17,124,849.15	49.1	0.00	0.0	0.00	0.0
January 15, 2021	33,120,781.25	16,024,775.14	48.4	0.00	0.0	0.00	0.0
July 15, 2021	0.00	0.00	0.0	0.00	0.0	0.00	0.0

	N756AM
		Series A		Series B		Series C
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
January 15, 2014	$56,152,343.75	$30,652,320.15	54.6%	$11,192,671.86	74.5%	$5,750,000.00	84.8%
July 15, 2014	54,804,687.50	29,795,809.76	54.4	10,769,564.21	74.0	5,750,000.00	84.5
January 15, 2015	53,457,031.25	28,938,881.06	54.1	10,345,815.93	73.5	5,750,000.00	84.2
July 15, 2015	52,109,375.00	27,812,808.46	53.4	10,176,426.60	72.9	5,750,000.00	83.9
January 15, 2016	50,761,718.75	26,960,376.59	53.1	9,743,169.97	72.3	5,750,000.00	83.6
July 15, 2016	49,414,062.50	26,046,722.68	52.7	9,346,713.64	71.6	5,750,000.00	83.3
January 15, 2017	47,617,187.50	24,899,502.63	52.3	8,861,422.58	70.9	0.00	0.0
July 15, 2017	45,820,312.50	23,763,490.40	51.9	8,380,195.77	70.2	0.00	0.0
January 15, 2018	44,023,437.50	22,632,604.79	51.4	7,896,913.85	69.3	0.00	0.0
July 15, 2018	42,226,562.50	21,507,015.14	50.9	7,411,753.17	68.5	0.00	0.0
January 15, 2019	40,429,687.50	20,118,027.08	49.8	6,509,728.94	65.9	0.00	0.0
July 15, 2019	38,632,812.50	19,408,259.42	50.2	5,568,542.15	64.7	0.00	0.0
January 15, 2020	36,835,937.50	18,296,219.11	49.7	5,033,379.51	63.3	0.00	0.0
July 15, 2020	35,039,062.50	17,187,621.33	49.1	0.00	0.0	0.00	0.0
January 15, 2021	33,242,187.50	16,083,514.93	48.4	0.00	0.0	0.00	0.0
July 15, 2021	0.00	0.00	0.0	0.00	0.0	0.00	0.0

	N757AN
		Series A		Series B		Series C
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
January 15, 2014	$55,987,786.26	$30,562,491.87	54.6%	$11,159,871.13	74.5%	$5,730,000.00	84.8%
July 15, 2014	54,675,572.52	29,725,613.47	54.4	10,744,192.07	74.0	5,730,000.00	84.5
January 15, 2015	53,363,358.78	28,888,171.62	54.1	10,327,687.01	73.5	5,730,000.00	84.2
July 15, 2015	52,051,145.04	27,781,728.86	53.4	10,165,054.89	72.9	5,730,000.00	83.9
January 15, 2016	50,738,931.30	26,948,273.81	53.1	9,738,796.16	72.3	5,730,000.00	83.6
July 15, 2016	49,426,717.56	26,053,393.30	52.7	9,349,107.35	71.6	5,730,000.00	83.2
January 15, 2017	48,114,503.82	25,159,554.30	52.3	8,953,971.72	70.9	0.00	0.0
July 15, 2017	46,364,885.50	24,045,918.75	51.9	8,479,794.14	70.2	0.00	0.0
January 15, 2018	44,615,267.18	22,936,866.52	51.4	8,003,076.12	69.3	0.00	0.0
July 15, 2018	42,865,648.85	21,832,517.36	50.9	7,523,927.83	68.5	0.00	0.0
January 15, 2019	41,116,030.53	20,459,555.02	49.8	6,620,239.50	65.9	0.00	0.0
July 15, 2019	39,366,412.21	19,776,803.48	50.2	5,674,283.37	64.7	0.00	0.0
January 15, 2020	37,616,793.89	18,684,066.43	49.7	5,140,078.21	63.3	0.00	0.0
July 15, 2020	35,867,175.57	17,593,833.51	49.1	0.00	0.0	0.00	0.0
January 15, 2021	34,117,557.25	16,507,043.69	48.4	0.00	0.0	0.00	0.0
July 15, 2021	0.00	0.00	0.0	0.00	0.0	0.00	0.0

	N758AN
		Series A		Series B		Series C
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
January 15, 2014	$57,385,038.17	$31,325,220.72	54.6%	$11,438,381.00	74.5%	$5,873,000.00	84.8%
July 15, 2014	56,040,076.34	30,467,456.88	54.4	11,012,328.10	74.0	5,873,000.00	84.5
January 15, 2015	54,695,114.50	29,609,115.52	54.1	10,585,428.59	73.5	5,873,000.00	84.2
July 15, 2015	53,350,152.67	28,475,059.96	53.4	10,418,737.76	72.9	5,873,000.00	83.9
January 15, 2016	52,005,190.84	27,620,804.90	53.1	9,981,841.16	72.3	5,873,000.00	83.6
July 15, 2016	50,660,229.01	26,703,591.42	52.7	9,582,427.14	71.6	5,873,000.00	83.2
January 15, 2017	49,315,267.18	25,787,445.45	52.3	9,177,430.35	70.9	0.00	0.0
July 15, 2017	47,521,984.73	24,646,017.60	51.9	8,691,419.02	70.2	0.00	0.0
January 15, 2018	45,728,702.29	23,509,287.44	51.4	8,202,803.85	69.3	0.00	0.0
July 15, 2018	43,935,419.85	22,377,377.74	50.9	7,711,697.75	68.5	0.00	0.0
January 15, 2019	42,142,137.40	20,970,151.24	49.8	6,785,456.64	65.9	0.00	0.0
July 15, 2019	40,348,854.96	20,270,360.71	50.2	5,815,892.89	64.7	0.00	0.0
January 15, 2020	38,555,572.52	19,150,352.90	49.7	5,268,355.90	63.3	0.00	0.0
July 15, 2020	36,762,290.08	18,032,911.73	49.1	0.00	0.0	0.00	0.0
January 15, 2021	34,969,007.63	16,918,999.58	48.4	0.00	0.0	0.00	0.0
July 15, 2021	0.00	0.00	0.0	0.00	0.0	0.00	0.0

	N759AN
		Series A		Series B		Series C
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
January 15, 2014	$58,176,488.55	$31,757,255.95	54.6%	$11,596,138.34	74.5%	$5,954,000.00	84.8%
July 15, 2014	56,812,977.10	30,887,661.89	54.4	11,164,209.35	74.0	5,954,000.00	84.5
January 15, 2015	55,449,465.65	30,017,482.34	54.1	10,731,422.07	73.5	5,954,000.00	84.2
July 15, 2015	54,085,954.20	28,867,785.97	53.4	10,562,432.25	72.9	5,954,000.00	83.9
January 15, 2016	52,722,442.75	28,001,749.08	53.1	10,119,510.00	72.3	5,954,000.00	83.6
July 15, 2016	51,358,931.30	27,071,885.47	52.7	9,714,587.29	71.6	5,954,000.00	83.2
January 15, 2017	49,995,419.85	26,143,104.07	52.3	9,304,004.82	70.9	0.00	0.0
July 15, 2017	48,177,404.58	24,985,933.73	51.9	8,811,290.45	70.2	0.00	0.0
January 15, 2018	46,359,389.31	23,833,525.87	51.4	8,315,936.34	69.3	0.00	0.0
July 15, 2018	44,541,374.05	22,686,004.95	50.9	7,818,056.94	68.5	0.00	0.0
January 15, 2019	42,723,358.78	21,259,370.08	49.8	6,879,041.18	65.9	0.00	0.0
July 15, 2019	40,905,343.51	20,549,928.09	50.2	5,896,105.27	64.7	0.00	0.0
January 15, 2020	39,087,328.24	19,414,473.21	49.7	5,341,016.69	63.3	0.00	0.0
July 15, 2020	37,269,312.98	18,281,620.37	49.1	0.00	0.0	0.00	0.0
January 15, 2021	35,451,297.71	17,152,345.22	48.4	0.00	0.0	0.00	0.0
July 15, 2021	0.00	0.00	0.0	0.00	0.0	0.00	0.0

APPENDIX V

EQUIPMENT NOTE PRINCIPAL AMOUNTS AND AMORTIZATION SCHEDULES

A. Boeing 737-823

	N901AN
	Series A		Series B		Series C
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$9,979,000.00	$0.00	$3,629,000.00	$0.00	$1,814,000.00
January 15, 2014	337,895.59	9,641,104.41	108,557.91	3,520,442.09	0.00	1,814,000.00
July 15, 2014	388,116.64	9,252,987.77	175,990.41	3,344,451.68	0.00	1,814,000.00
January 15, 2015	387,233.16	8,865,754.61	174,893.57	3,169,558.11	0.00	1,814,000.00
July 15, 2015	467,409.97	8,398,344.64	96,688.36	3,072,869.75	0.00	1,814,000.00
January 15, 2016	382,373.86	8,015,970.78	175,990.12	2,896,879.63	0.00	1,814,000.00
July 15, 2016	398,975.76	7,616,995.02	163,565.65	2,733,313.98	0.00	1,814,000.00
January 15, 2017	396,549.10	7,220,445.92	163,647.29	2,569,666.69	1,814,000.00	0.00
July 15, 2017	392,270.46	6,828,175.46	161,710.36	2,407,956.33	0.00	0.00
January 15, 2018	389,688.39	6,438,487.07	161,454.96	2,246,501.37	0.00	0.00
July 15, 2018	386,962.96	6,051,524.11	161,023.55	2,085,477.82	0.00	0.00
January 15, 2019	6,051,524.11	0.00	2,085,477.82	0.00	0.00	0.00

	N905AN
	Series A		Series B		Series C
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$10,670,000.00	$0.00	$3,880,000.00	$0.00	$1,940,000.00
January 15, 2014	361,121.13	10,308,878.87	115,720.56	3,764,279.44	0.00	1,940,000.00
July 15, 2014	414,998.87	9,893,880.00	188,180.09	3,576,099.35	0.00	1,940,000.00
January 15, 2015	414,054.20	9,479,825.80	187,007.27	3,389,092.08	0.00	1,940,000.00
July 15, 2015	499,784.32	8,980,041.48	103,385.31	3,285,706.77	0.00	1,940,000.00
January 15, 2016	408,858.32	8,571,183.16	188,179.77	3,097,527.00	0.00	1,940,000.00
July 15, 2016	426,610.13	8,144,573.03	174,894.75	2,922,632.25	0.00	1,940,000.00
January 15, 2017	424,015.39	7,720,557.64	174,982.04	2,747,650.21	1,940,000.00	0.00
July 15, 2017	419,440.39	7,301,117.25	172,910.94	2,574,739.27	0.00	0.00
January 15, 2018	416,679.49	6,884,437.76	172,637.86	2,402,101.41	0.00	0.00
July 15, 2018	413,765.28	6,470,672.48	172,176.57	2,229,924.84	0.00	0.00
January 15, 2019	6,470,672.48	0.00	2,229,924.84	0.00	0.00	0.00

	N906AN
	Series A		Series B		Series C
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$10,599,000.00	$0.00	$3,854,000.00	$0.00	$1,927,000.00
January 15, 2014	351,978.82	10,247,021.18	112,307.85	3,741,692.15	0.00	1,927,000.00
July 15, 2014	312,340.84	9,934,680.34	150,845.70	3,590,846.45	0.00	1,927,000.00
January 15, 2015	402,187.47	9,532,492.87	182,925.58	3,407,920.87	0.00	1,927,000.00
July 15, 2015	488,652.71	9,043,840.16	98,870.81	3,309,050.06	0.00	1,927,000.00
January 15, 2016	397,358.26	8,646,481.90	184,310.96	3,124,739.10	0.00	1,927,000.00
July 15, 2016	415,453.41	8,231,028.49	171,082.81	2,953,656.29	0.00	1,927,000.00
January 15, 2017	413,073.48	7,817,955.01	171,343.57	2,782,312.72	1,927,000.00	0.00
July 15, 2017	408,703.11	7,409,251.90	169,439.76	2,612,872.96	0.00	0.00
January 15, 2018	406,186.75	7,003,065.15	169,380.36	2,443,492.60	0.00	0.00
July 15, 2018	403,539.21	6,599,525.94	169,162.25	2,274,330.35	0.00	0.00
January 15, 2019	6,599,525.94	0.00	2,274,330.35	0.00	0.00	0.00

	N907AN
	Series A		Series B		Series C
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$11,308,000.00	$0.00	$4,112,000.00	$0.00	$2,056,000.00
January 15, 2014	375,008.02	10,932,991.98	119,826.13	3,992,173.87	0.00	2,056,000.00
July 15, 2014	333,250.01	10,599,741.97	160,943.82	3,831,230.05	0.00	2,056,000.00
January 15, 2015	429,111.28	10,170,630.69	195,171.25	3,636,058.80	0.00	2,056,000.00
July 15, 2015	521,364.80	9,649,265.89	105,489.56	3,530,569.24	0.00	2,056,000.00
January 15, 2016	423,958.78	9,225,307.11	196,649.37	3,333,919.87	0.00	2,056,000.00
July 15, 2016	443,265.30	8,782,041.81	182,535.68	3,151,384.19	0.00	2,056,000.00
January 15, 2017	440,726.04	8,341,315.77	182,813.89	2,968,570.30	2,056,000.00	0.00
July 15, 2017	436,063.09	7,905,252.68	180,782.65	2,787,787.65	0.00	0.00
January 15, 2018	433,378.29	7,471,874.39	180,719.26	2,607,068.39	0.00	0.00
July 15, 2018	430,553.51	7,041,320.88	180,486.55	2,426,581.84	0.00	0.00
January 15, 2019	7,041,320.88	0.00	2,426,581.84	0.00	0.00	0.00

	N909AN
	Series A		Series B		Series C
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$11,392,000.00	$0.00	$4,143,000.00	$0.00	$2,071,000.00
January 15, 2014	377,471.44	11,014,528.56	121,053.10	4,021,946.90	0.00	2,071,000.00
July 15, 2014	335,735.34	10,678,793.22	162,144.12	3,859,802.78	0.00	2,071,000.00
January 15, 2015	432,311.52	10,246,481.70	196,626.81	3,663,175.97	0.00	2,071,000.00
July 15, 2015	525,253.07	9,721,228.63	106,276.28	3,556,899.69	0.00	2,071,000.00
January 15, 2016	427,120.59	9,294,108.04	198,115.96	3,358,783.73	0.00	2,071,000.00
July 15, 2016	446,571.10	8,847,536.94	183,897.00	3,174,886.73	0.00	2,071,000.00
January 15, 2017	444,012.91	8,403,524.03	184,177.29	2,990,709.44	2,071,000.00	0.00
July 15, 2017	439,315.18	7,964,208.85	182,130.90	2,808,578.54	0.00	0.00
January 15, 2018	436,610.36	7,527,598.49	182,067.04	2,626,511.50	0.00	0.00
July 15, 2018	433,764.52	7,093,833.97	181,832.59	2,444,678.91	0.00	0.00
January 15, 2019	7,093,833.97	0.00	2,444,678.91	0.00	0.00	0.00

	N910AN
	Series A		Series B		Series C
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$11,900,000.00	$0.00	$4,327,000.00	$0.00	$2,164,000.00
January 15, 2014	394,479.42	11,505,520.58	125,767.73	4,201,232.27	0.00	2,164,000.00
July 15, 2014	350,701.33	11,154,819.25	169,371.98	4,031,860.29	0.00	2,164,000.00
January 15, 2015	451,582.57	10,703,236.68	205,391.80	3,826,468.49	0.00	2,164,000.00
July 15, 2015	548,667.15	10,154,569.53	111,013.73	3,715,454.76	0.00	2,164,000.00
January 15, 2016	446,160.25	9,708,409.28	206,947.33	3,508,507.43	0.00	2,164,000.00
July 15, 2016	466,477.79	9,241,931.49	192,094.53	3,316,412.90	0.00	2,164,000.00
January 15, 2017	463,805.57	8,778,125.92	192,387.32	3,124,025.58	2,164,000.00	0.00
July 15, 2017	458,898.43	8,319,227.49	190,249.70	2,933,775.88	0.00	0.00
January 15, 2018	456,073.03	7,863,154.46	190,183.00	2,743,592.88	0.00	0.00
July 15, 2018	453,100.34	7,410,054.12	189,938.10	2,553,654.78	0.00	0.00
January 15, 2019	7,410,054.12	0.00	2,553,654.78	0.00	0.00	0.00

	N913AN
	Series A		Series B		Series C
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$11,024,000.00	$0.00	$4,009,000.00	$0.00	$2,004,000.00
January 15, 2014	365,750.85	10,658,249.15	117,148.26	3,891,851.74	0.00	2,004,000.00
July 15, 2014	324,875.54	10,333,373.61	156,899.36	3,734,952.38	0.00	2,004,000.00
January 15, 2015	418,327.83	9,915,045.78	190,266.66	3,544,685.72	0.00	2,004,000.00
July 15, 2015	508,263.07	9,406,782.71	102,838.63	3,441,847.09	0.00	2,004,000.00
January 15, 2016	413,304.82	8,993,477.89	191,707.64	3,250,139.45	0.00	2,004,000.00
July 15, 2016	432,126.17	8,561,351.72	177,948.61	3,072,190.84	0.00	2,004,000.00
January 15, 2017	429,650.72	8,131,701.00	178,219.83	2,893,971.01	2,004,000.00	0.00
July 15, 2017	425,104.96	7,706,596.04	176,239.63	2,717,731.38	0.00	0.00
January 15, 2018	422,487.62	7,284,108.42	176,177.85	2,541,553.53	0.00	0.00
July 15, 2018	419,733.83	6,864,374.59	175,950.97	2,365,602.56	0.00	0.00
January 15, 2019	6,864,374.59	0.00	2,365,602.56	0.00	0.00	0.00

	N912AN
	Series A		Series B		Series C
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$10,824,000.00	$0.00	$3,936,000.00	$0.00	$1,968,000.00
January 15, 2014	358,957.09	10,465,042.91	114,697.38	3,821,302.62	0.00	1,968,000.00
July 15, 2014	318,986.40	10,146,056.51	154,055.18	3,667,247.44	0.00	1,968,000.00
January 15, 2015	410,744.64	9,735,311.87	186,817.62	3,480,429.82	0.00	1,968,000.00
July 15, 2015	499,049.58	9,236,262.29	100,974.44	3,379,455.38	0.00	1,968,000.00
January 15, 2016	405,812.69	8,830,449.60	188,232.47	3,191,222.91	0.00	1,968,000.00
July 15, 2016	424,292.85	8,406,156.75	174,722.87	3,016,500.04	0.00	1,968,000.00
January 15, 2017	421,862.27	7,984,294.48	174,989.17	2,841,510.87	1,968,000.00	0.00
July 15, 2017	417,398.92	7,566,895.56	173,044.87	2,668,466.00	0.00	0.00
January 15, 2018	414,829.02	7,152,066.54	172,984.20	2,495,481.80	0.00	0.00
July 15, 2018	412,125.15	6,739,941.39	172,761.44	2,322,720.36	0.00	0.00
January 15, 2019	6,739,941.39	0.00	2,322,720.36	0.00	0.00	0.00

	N914AN
	Series A		Series B		Series C
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$10,316,000.00	$0.00	$3,751,000.00	$0.00	$1,876,000.00
January 15, 2014	341,949.11	9,974,050.89	108,982.75	3,642,017.25	0.00	1,876,000.00
July 15, 2014	304,020.40	9,670,030.49	146,827.32	3,495,189.93	0.00	1,876,000.00
January 15, 2015	391,473.60	9,278,556.89	178,052.63	3,317,137.30	0.00	1,876,000.00
July 15, 2015	475,635.50	8,802,921.39	96,236.99	3,220,900.31	0.00	1,876,000.00
January 15, 2016	386,773.03	8,416,148.36	179,401.11	3,041,499.20	0.00	1,876,000.00
July 15, 2016	404,386.15	8,011,762.21	166,525.33	2,874,973.87	0.00	1,876,000.00
January 15, 2017	402,069.63	7,609,692.58	166,779.15	2,708,194.72	1,876,000.00	0.00
July 15, 2017	397,815.66	7,211,876.92	164,926.06	2,543,268.66	0.00	0.00
January 15, 2018	395,366.35	6,816,510.57	164,868.24	2,378,400.42	0.00	0.00
July 15, 2018	392,789.33	6,423,721.24	164,655.93	2,213,744.49	0.00	0.00
January 15, 2019	6,423,721.24	0.00	2,213,744.49	0.00	0.00	0.00

	N915AN
	Series A		Series B		Series C
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$11,007,000.00	$0.00	$4,003,000.00	$0.00	$2,001,000.00
January 15, 2014	364,703.66	10,642,296.34	116,973.42	3,886,026.58	0.00	2,001,000.00
July 15, 2014	324,389.28	10,317,907.06	156,664.51	3,729,362.07	0.00	2,001,000.00
January 15, 2015	417,701.70	9,900,205.36	189,981.88	3,539,380.19	0.00	2,001,000.00
July 15, 2015	507,502.32	9,392,703.04	102,684.71	3,436,695.48	0.00	2,001,000.00
January 15, 2016	412,686.20	8,980,016.84	191,420.69	3,245,274.79	0.00	2,001,000.00
July 15, 2016	431,479.38	8,548,537.46	177,682.27	3,067,592.52	0.00	2,001,000.00
January 15, 2017	429,007.64	8,119,529.82	177,953.08	2,889,639.44	2,001,000.00	0.00
July 15, 2017	424,468.68	7,695,061.14	175,975.85	2,713,663.59	0.00	0.00
January 15, 2018	421,855.26	7,273,205.88	175,914.14	2,537,749.45	0.00	0.00
July 15, 2018	419,105.59	6,854,100.29	175,687.62	2,362,061.83	0.00	0.00
January 15, 2019	6,854,100.29	0.00	2,362,061.83	0.00	0.00	0.00

	N916AN
	Series A		Series B		Series C
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$10,564,000.00	$0.00	$3,841,000.00	$0.00	$1,921,000.00
January 15, 2014	350,656.97	10,213,343.03	111,605.40	3,729,394.60	0.00	1,921,000.00
July 15, 2014	311,314.30	9,902,028.73	150,349.93	3,579,044.67	0.00	1,921,000.00
January 15, 2015	400,865.62	9,501,163.11	182,324.37	3,396,720.30	0.00	1,921,000.00
July 15, 2015	487,046.70	9,014,116.41	98,545.86	3,298,174.44	0.00	1,921,000.00
January 15, 2016	396,052.28	8,618,064.13	183,705.20	3,114,469.24	0.00	1,921,000.00
July 15, 2016	414,087.97	8,203,976.16	170,520.52	2,943,948.72	0.00	1,921,000.00
January 15, 2017	411,715.87	7,792,260.29	170,780.42	2,773,168.30	1,921,000.00	0.00
July 15, 2017	407,359.84	7,384,900.45	168,882.88	2,604,285.42	0.00	0.00
January 15, 2018	404,851.77	6,980,048.68	168,823.68	2,435,461.74	0.00	0.00
July 15, 2018	402,212.93	6,577,835.75	168,606.27	2,266,855.47	0.00	0.00
January 15, 2019	6,577,835.75	0.00	2,266,855.47	0.00	0.00	0.00

	N917AN
	Series A		Series B		Series C
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$10,518,000.00	$0.00	$3,825,000.00	$0.00	$1,912,000.00
January 15, 2014	348,970.33	10,169,029.67	111,786.39	3,713,213.61	0.00	1,912,000.00
July 15, 2014	309,963.58	9,859,066.09	149,697.59	3,563,516.02	0.00	1,912,000.00
January 15, 2015	399,126.36	9,459,939.73	181,533.32	3,381,982.70	0.00	1,912,000.00
July 15, 2015	484,933.51	8,975,006.22	98,118.28	3,283,864.42	0.00	1,912,000.00
January 15, 2016	394,333.90	8,580,672.32	182,908.15	3,100,956.27	0.00	1,912,000.00
July 15, 2016	412,291.34	8,168,380.98	169,780.67	2,931,175.60	0.00	1,912,000.00
January 15, 2017	409,929.52	7,758,451.46	170,039.45	2,761,136.15	1,912,000.00	0.00
July 15, 2017	405,592.41	7,352,859.05	168,150.13	2,592,986.02	0.00	0.00
January 15, 2018	403,095.20	6,949,763.85	168,091.19	2,424,894.83	0.00	0.00
July 15, 2018	400,467.82	6,549,296.03	167,874.73	2,257,020.10	0.00	0.00
January 15, 2019	6,549,296.03	0.00	2,257,020.10	0.00	0.00	0.00

	N918AN
	Series A		Series B		Series C
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$11,517,000.00	$0.00	$4,188,000.00	$0.00	$2,094,000.00
January 15, 2014	381,939.10	11,135,060.90	122,040.81	4,065,959.19	0.00	2,094,000.00
July 15, 2014	339,409.31	10,795,651.59	163,918.47	3,902,040.72	0.00	2,094,000.00
January 15, 2015	437,042.32	10,358,609.27	198,778.50	3,703,262.22	0.00	2,094,000.00
July 15, 2015	531,000.92	9,827,608.35	107,439.27	3,595,822.95	0.00	2,094,000.00
January 15, 2016	431,794.59	9,395,813.76	200,283.94	3,395,539.01	0.00	2,094,000.00
July 15, 2016	451,457.94	8,944,355.82	185,909.39	3,209,629.62	0.00	2,094,000.00
January 15, 2017	448,871.76	8,495,484.06	186,192.75	3,023,436.87	2,094,000.00	0.00
July 15, 2017	444,122.62	8,051,361.44	184,123.96	2,839,312.91	0.00	0.00
January 15, 2018	441,388.20	7,609,973.24	184,059.41	2,655,253.50	0.00	0.00
July 15, 2018	438,511.22	7,171,462.02	183,822.39	2,471,431.11	0.00	0.00
January 15, 2019	7,171,462.02	0.00	2,471,431.11	0.00	0.00	0.00

	N919AN
	Series A		Series B		Series C
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$10,582,000.00	$0.00	$3,848,000.00	$0.00	$1,924,000.00
January 15, 2014	350,931.63	10,231,068.37	112,133.01	3,735,866.99	0.00	1,924,000.00
July 15, 2014	311,854.58	9,919,213.79	150,610.85	3,585,256.14	0.00	1,924,000.00
January 15, 2015	401,561.33	9,517,652.46	182,640.81	3,402,615.33	0.00	1,924,000.00
July 15, 2015	487,891.97	9,029,760.49	98,716.88	3,303,898.45	0.00	1,924,000.00
January 15, 2016	396,739.64	8,633,020.85	184,024.02	3,119,874.43	0.00	1,924,000.00
July 15, 2016	414,806.62	8,218,214.23	170,816.46	2,949,057.97	0.00	1,924,000.00
January 15, 2017	412,430.40	7,805,783.83	171,076.82	2,777,981.15	1,924,000.00	0.00
July 15, 2017	408,066.83	7,397,717.00	169,175.98	2,608,805.17	0.00	0.00
January 15, 2018	405,554.39	6,992,162.61	169,116.66	2,439,688.51	0.00	0.00
July 15, 2018	402,910.97	6,589,251.64	168,898.89	2,270,789.62	0.00	0.00
January 15, 2019	6,589,251.64	0.00	2,270,789.62	0.00	0.00	0.00

	N920AN
	Series A		Series B		Series C
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$11,755,000.00	$0.00	$4,275,000.00	$0.00	$2,137,000.00
January 15, 2014	389,509.63	11,365,490.37	124,899.66	4,150,100.34	0.00	2,137,000.00
July 15, 2014	346,433.06	11,019,057.31	167,310.61	3,982,789.73	0.00	2,137,000.00
January 15, 2015	446,086.49	10,572,970.82	202,892.03	3,779,897.70	0.00	2,137,000.00
July 15, 2015	541,989.49	10,030,981.33	109,662.62	3,670,235.08	0.00	2,137,000.00
January 15, 2016	440,730.17	9,590,251.16	204,428.63	3,465,806.45	0.00	2,137,000.00
July 15, 2016	460,800.43	9,129,450.73	189,756.61	3,276,049.84	0.00	2,137,000.00
January 15, 2017	458,160.73	8,671,290.00	190,045.83	3,086,004.01	2,137,000.00	0.00
July 15, 2017	453,313.32	8,217,976.68	187,934.23	2,898,069.78	0.00	0.00
January 15, 2018	450,522.30	7,767,454.38	187,868.34	2,710,201.44	0.00	0.00
July 15, 2018	447,585.79	7,319,868.59	187,626.42	2,522,575.02	0.00	0.00
January 15, 2019	7,319,868.59	0.00	2,522,575.02	0.00	0.00	0.00

	N921AN
	Series A		Series B		Series C
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$11,952,000.00	$0.00	$4,346,000.00	$0.00	$2,173,000.00
January 15, 2014	396,848.46	11,555,151.54	126,645.02	4,219,354.98	0.00	2,173,000.00
July 15, 2014	352,214.14	11,202,937.40	170,102.60	4,049,252.38	0.00	2,173,000.00
January 15, 2015	453,530.55	10,749,406.85	206,277.79	3,842,974.59	0.00	2,173,000.00
July 15, 2015	551,033.91	10,198,372.94	111,492.61	3,731,481.98	0.00	2,173,000.00
January 15, 2016	448,084.83	9,750,288.11	207,840.02	3,523,641.96	0.00	2,173,000.00
July 15, 2016	468,490.03	9,281,798.08	192,923.17	3,330,718.79	0.00	2,173,000.00
January 15, 2017	465,806.26	8,815,991.82	193,217.21	3,137,501.58	2,173,000.00	0.00
July 15, 2017	460,877.97	8,355,113.85	191,070.37	2,946,431.21	0.00	0.00
January 15, 2018	458,040.38	7,897,073.47	191,003.39	2,755,427.82	0.00	0.00
July 15, 2018	455,054.86	7,442,018.61	190,757.42	2,564,670.40	0.00	0.00
January 15, 2019	7,442,018.61	0.00	2,564,670.40	0.00	0.00	0.00

	N922AN
	Series A		Series B		Series C
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$11,519,000.00	$0.00	$4,189,000.00	$0.00	$2,094,000.00
January 15, 2014	374,712.75	11,144,287.25	119,671.81	4,069,328.19	0.00	2,094,000.00
July 15, 2014	332,069.74	10,812,217.51	161,299.79	3,908,028.40	0.00	2,094,000.00
January 15, 2015	332,045.10	10,480,172.41	161,306.67	3,746,721.73	0.00	2,094,000.00
July 15, 2015	523,053.59	9,957,118.82	103,512.20	3,643,209.53	0.00	2,094,000.00
January 15, 2016	422,822.37	9,534,296.45	197,624.47	3,445,585.06	0.00	2,094,000.00
July 15, 2016	442,965.97	9,091,330.48	183,214.45	3,262,370.61	0.00	2,094,000.00
January 15, 2017	440,583.12	8,650,747.36	183,677.47	3,078,693.14	2,094,000.00	0.00
July 15, 2017	436,012.76	8,214,734.60	181,766.68	2,896,926.46	0.00	0.00
January 15, 2018	433,511.20	7,781,223.40	181,920.77	2,715,005.69	0.00	0.00
July 15, 2018	430,888.82	7,350,334.58	181,931.47	2,533,074.22	0.00	0.00
January 15, 2019	7,350,334.58	0.00	2,533,074.22	0.00	0.00	0.00

	N923AN
	Series A		Series B		Series C
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$12,023,000.00	$0.00	$4,372,000.00	$0.00	$2,186,000.00
January 15, 2014	390,939.55	11,632,060.45	124,561.80	4,247,438.20	0.00	2,186,000.00
July 15, 2014	346,604.07	11,285,456.38	168,359.69	4,079,078.51	0.00	2,186,000.00
January 15, 2015	346,578.35	10,938,878.03	168,366.89	3,910,711.62	0.00	2,186,000.00
July 15, 2015	545,947.07	10,392,930.96	108,042.82	3,802,668.80	0.00	2,186,000.00
January 15, 2016	441,328.84	9,951,602.12	206,274.27	3,596,394.53	0.00	2,186,000.00
July 15, 2016	462,354.10	9,489,248.02	191,233.54	3,405,160.99	0.00	2,186,000.00
January 15, 2017	459,866.96	9,029,381.06	191,716.84	3,213,444.15	2,186,000.00	0.00
July 15, 2017	455,096.56	8,574,284.50	189,722.40	3,023,721.75	0.00	0.00
January 15, 2018	452,485.51	8,121,798.99	189,883.24	2,833,838.51	0.00	0.00
July 15, 2018	449,748.35	7,672,050.64	189,894.42	2,643,944.09	0.00	0.00
January 15, 2019	7,672,050.64	0.00	2,643,944.09	0.00	0.00	0.00

	N926AN
	Series A		Series B		Series C
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$12,271,000.00	$0.00	$4,462,000.00	$0.00	$2,231,000.00
January 15, 2014	399,487.26	11,871,512.74	127,125.97	4,334,874.03	0.00	2,231,000.00
July 15, 2014	353,739.09	11,517,773.65	171,825.47	4,163,048.56	0.00	2,231,000.00
January 15, 2015	353,712.86	11,164,060.79	171,832.81	3,991,215.75	0.00	2,231,000.00
July 15, 2015	557,185.69	10,606,875.10	110,266.94	3,880,948.81	0.00	2,231,000.00
January 15, 2016	450,413.84	10,156,461.26	210,520.54	3,670,428.27	0.00	2,231,000.00
July 15, 2016	471,871.91	9,684,589.35	195,170.19	3,475,258.08	0.00	2,231,000.00
January 15, 2017	469,333.56	9,215,255.79	195,663.43	3,279,594.65	2,231,000.00	0.00
July 15, 2017	464,464.98	8,750,790.81	193,627.95	3,085,966.70	0.00	0.00
January 15, 2018	461,800.17	8,288,990.64	193,792.09	2,892,174.61	0.00	0.00
July 15, 2018	459,006.66	7,829,983.98	193,803.49	2,698,371.12	0.00	0.00
January 15, 2019	7,829,983.98	0.00	2,698,371.12	0.00	0.00	0.00

	N957AN
	Series A		Series B		Series C
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$12,547,000.00	$0.00	$4,563,000.00	$0.00	$2,281,000.00
January 15, 2014	392,585.90	12,154,414.10	124,824.75	4,438,175.25	0.00	2,281,000.00
July 15, 2014	346,771.98	11,807,642.12	170,355.01	4,267,820.24	0.00	2,281,000.00
January 15, 2015	346,876.77	11,460,765.35	170,530.90	4,097,289.34	0.00	2,281,000.00
July 15, 2015	453,329.65	11,007,435.70	69,779.44	4,027,509.90	0.00	2,281,000.00
January 15, 2016	344,886.35	10,662,549.35	174,187.22	3,853,322.68	0.00	2,281,000.00
July 15, 2016	465,204.08	10,197,345.27	194,065.15	3,659,257.53	0.00	2,281,000.00
January 15, 2017	463,020.39	9,734,324.88	194,932.66	3,464,324.87	2,281,000.00	0.00
July 15, 2017	458,404.92	9,275,919.96	193,171.35	3,271,153.52	0.00	0.00
January 15, 2018	456,151.67	8,819,768.29	193,781.25	3,077,372.27	0.00	0.00
July 15, 2018	453,810.77	8,365,957.52	194,293.81	2,883,078.46	0.00	0.00
January 15, 2019	8,365,957.52	0.00	2,883,078.46	0.00	0.00	0.00

	N965AN
	Series A		Series B		Series C
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$13,004,000.00	$0.00	$4,729,000.00	$0.00	$2,364,000.00
January 15, 2014	400,121.34	12,603,878.66	126,703.10	4,602,296.90	0.00	2,364,000.00
July 15, 2014	352,187.15	12,251,691.51	173,976.96	4,428,319.94	0.00	2,364,000.00
January 15, 2015	352,359.14	11,899,332.37	174,240.38	4,254,079.56	0.00	2,364,000.00
July 15, 2015	463,028.00	11,436,304.37	69,650.93	4,184,428.63	0.00	2,364,000.00
January 15, 2016	350,510.10	11,085,794.27	178,150.10	4,006,278.53	0.00	2,364,000.00
July 15, 2016	375,683.90	10,710,110.37	163,018.25	3,843,260.28	0.00	2,364,000.00
January 15, 2017	471,723.58	10,238,386.79	199,546.06	3,643,714.22	2,364,000.00	0.00
July 15, 2017	467,115.05	9,771,271.74	197,874.88	3,445,839.34	0.00	0.00
January 15, 2018	465,007.06	9,306,264.68	198,719.92	3,247,119.42	0.00	0.00
July 15, 2018	462,829.41	8,843,435.27	199,492.45	3,047,626.97	0.00	0.00
January 15, 2019	8,843,435.27	0.00	3,047,626.97	0.00	0.00	0.00

	N966AN
	Series A		Series B		Series C
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$12,839,000.00	$0.00	$4,669,000.00	$0.00	$2,334,000.00
January 15, 2014	395,046.49	12,443,953.51	125,099.65	4,543,900.35	0.00	2,334,000.00
July 15, 2014	347,718.40	12,096,235.11	171,769.44	4,372,130.91	0.00	2,334,000.00
January 15, 2015	347,888.21	11,748,346.90	172,029.52	4,200,101.39	0.00	2,334,000.00
July 15, 2015	457,152.83	11,291,194.07	68,767.16	4,131,334.23	0.00	2,334,000.00
January 15, 2016	346,062.63	10,945,131.44	175,889.63	3,955,444.60	0.00	2,334,000.00
July 15, 2016	370,917.01	10,574,214.43	160,949.78	3,794,494.82	0.00	2,334,000.00
January 15, 2017	465,738.09	10,108,476.34	197,014.11	3,597,480.71	2,334,000.00	0.00
July 15, 2017	461,188.03	9,647,288.31	195,364.13	3,402,116.58	0.00	0.00
January 15, 2018	459,106.78	9,188,181.53	196,198.45	3,205,918.13	0.00	0.00
July 15, 2018	456,956.77	8,731,224.76	196,961.18	3,008,956.95	0.00	0.00
January 15, 2019	8,731,224.76	0.00	3,008,956.95	0.00	0.00	0.00

	N968AN
	Series A		Series B		Series C
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$11,869,000.00	$0.00	$4,316,000.00	$0.00	$2,158,000.00
January 15, 2014	365,050.98	11,503,949.02	115,341.59	4,200,658.41	0.00	2,158,000.00
July 15, 2014	321,452.07	11,182,496.95	158,794.14	4,041,864.27	0.00	2,158,000.00
January 15, 2015	321,609.07	10,860,887.88	159,034.57	3,882,829.70	0.00	2,158,000.00
July 15, 2015	422,619.94	10,438,267.94	63,572.55	3,819,257.15	0.00	2,158,000.00
January 15, 2016	319,921.39	10,118,346.55	162,603.10	3,656,654.05	0.00	2,158,000.00
July 15, 2016	342,898.28	9,775,448.27	148,791.78	3,507,862.27	0.00	2,158,000.00
January 15, 2017	430,556.67	9,344,891.60	182,131.85	3,325,730.42	2,158,000.00	0.00
July 15, 2017	426,350.33	8,918,541.27	180,606.51	3,145,123.91	0.00	0.00
January 15, 2018	424,426.29	8,494,114.98	181,377.81	2,963,746.10	0.00	0.00
July 15, 2018	422,438.69	8,071,676.29	182,082.91	2,781,663.19	0.00	0.00
January 15, 2019	8,071,676.29	0.00	2,781,663.19	0.00	0.00	0.00

	N981AN
	Series A		Series B		Series C
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$21,217,000.00	$0.00	$7,715,000.00	$0.00	$3,858,000.00
January 15, 2014	517,798.20	20,699,201.80	156,701.89	7,558,298.11	0.00	3,858,000.00
July 15, 2014	441,114.47	20,258,087.33	236,101.67	7,322,196.44	0.00	3,858,000.00
January 15, 2015	442,570.68	19,815,516.65	238,035.60	7,084,160.84	0.00	3,858,000.00
July 15, 2015	629,498.13	19,186,018.52	64,189.83	7,019,971.01	0.00	3,858,000.00
January 15, 2016	443,517.53	18,742,500.99	246,646.75	6,773,324.26	0.00	3,858,000.00
July 15, 2016	487,929.47	18,254,571.52	222,778.35	6,550,545.91	0.00	3,858,000.00
January 15, 2017	489,348.63	17,765,222.89	228,124.56	6,322,421.35	3,858,000.00	0.00
July 15, 2017	486,652.67	17,278,570.22	229,132.92	6,093,288.43	0.00	0.00
January 15, 2018	488,640.12	16,789,930.10	234,986.53	5,858,301.90	0.00	0.00
July 15, 2018	490,992.44	16,298,937.66	241,357.76	5,616,944.14	0.00	0.00
January 15, 2019	702,224.97	15,596,712.69	570,208.12	5,046,736.02	0.00	0.00
July 15, 2019	180,761.43	15,415,951.26	623,651.37	4,423,084.65	0.00	0.00
January 15, 2020	500,986.80	14,914,964.46	319,904.86	4,103,179.79	0.00	0.00
July 15, 2020	507,746.44	14,407,218.02	4,103,179.79	0.00	0.00	0.00
January 15, 2021	514,900.59	13,892,317.43	0.00	0.00	0.00	0.00
July 15, 2021	2,337,441.69	11,554,875.74	0.00	0.00	0.00	0.00
January 15, 2022	606,840.33	10,948,035.41	0.00	0.00	0.00	0.00
July 15, 2022	615,603.55	10,332,431.86	0.00	0.00	0.00	0.00
January 15, 2023	10,332,431.86	0.00	0.00	0.00	0.00	0.00

	N983AN
	Series A		Series B		Series C
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$21,342,000.00	$0.00	$7,761,000.00	$0.00	$3,880,000.00
January 15, 2014	521,174.96	20,820,825.04	158,291.25	7,602,708.75	0.00	3,880,000.00
July 15, 2014	443,706.35	20,377,118.69	237,488.95	7,365,219.80	0.00	3,880,000.00
January 15, 2015	445,171.11	19,931,947.58	239,434.24	7,125,785.56	0.00	3,880,000.00
July 15, 2015	633,196.90	19,298,750.68	64,566.98	7,061,218.58	0.00	3,880,000.00
January 15, 2016	446,123.53	18,852,627.15	248,096.00	6,813,122.58	0.00	3,880,000.00
July 15, 2016	490,796.42	18,361,830.73	224,087.34	6,589,035.24	0.00	3,880,000.00
January 15, 2017	492,223.92	17,869,606.81	229,464.95	6,359,570.29	3,880,000.00	0.00
July 15, 2017	489,512.11	17,380,094.70	230,479.25	6,129,091.04	0.00	0.00
January 15, 2018	491,511.25	16,888,583.45	236,367.25	5,892,723.79	0.00	0.00
July 15, 2018	493,877.39	16,394,706.06	242,775.91	5,649,947.88	0.00	0.00
January 15, 2019	706,351.06	15,688,355.00	573,558.52	5,076,389.36	0.00	0.00
July 15, 2019	181,823.54	15,506,531.46	627,315.79	4,449,073.57	0.00	0.00
January 15, 2020	503,930.47	15,002,600.99	321,784.54	4,127,289.03	0.00	0.00
July 15, 2020	510,729.83	14,491,871.16	4,127,289.03	0.00	0.00	0.00
January 15, 2021	517,926.01	13,973,945.15	0.00	0.00	0.00	0.00
July 15, 2021	2,351,175.90	11,622,769.25	0.00	0.00	0.00	0.00
January 15, 2022	610,405.97	11,012,363.28	0.00	0.00	0.00	0.00
July 15, 2022	619,220.68	10,393,142.60	0.00	0.00	0.00	0.00
January 15, 2023	10,393,142.60	0.00	0.00	0.00	0.00	0.00

	N800NN
	Series A		Series B		Series C
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$22,149,000.00	$0.00	$8,054,000.00	$0.00	$4,027,000.00
January 15, 2014	541,201.07	21,607,798.93	163,928.32	7,890,071.68	0.00	4,027,000.00
July 15, 2014	460,477.32	21,147,321.61	246,465.42	7,643,606.26	0.00	4,027,000.00
January 15, 2015	461,997.44	20,685,324.17	248,484.25	7,395,122.01	0.00	4,027,000.00
July 15, 2015	657,130.12	20,028,194.05	67,007.45	7,328,114.56	0.00	4,027,000.00
January 15, 2016	462,985.86	19,565,208.19	257,473.38	7,070,641.18	0.00	4,027,000.00
July 15, 2016	509,347.26	19,055,860.93	232,557.27	6,838,083.91	0.00	4,027,000.00
January 15, 2017	510,828.73	18,545,032.20	238,138.14	6,599,945.77	4,027,000.00	0.00
July 15, 2017	508,014.41	18,037,017.79	239,190.78	6,360,754.99	0.00	0.00
January 15, 2018	510,089.12	17,526,928.67	245,301.33	6,115,453.66	0.00	0.00
July 15, 2018	512,544.69	17,014,383.98	251,952.22	5,863,501.44	0.00	0.00
January 15, 2019	733,049.32	16,281,334.66	595,237.56	5,268,263.88	0.00	0.00
July 15, 2019	188,696.00	16,092,638.66	651,026.72	4,617,237.16	0.00	0.00
January 15, 2020	522,977.76	15,569,660.90	333,947.17	4,283,289.99	0.00	0.00
July 15, 2020	530,034.11	15,039,626.79	4,283,289.99	0.00	0.00	0.00
January 15, 2021	537,502.29	14,502,124.50	0.00	0.00	0.00	0.00
July 15, 2021	2,440,044.33	12,062,080.17	0.00	0.00	0.00	0.00
January 15, 2022	633,477.75	11,428,602.42	0.00	0.00	0.00	0.00
July 15, 2022	642,625.64	10,785,976.78	0.00	0.00	0.00	0.00
January 15, 2023	10,785,976.78	0.00	0.00	0.00	0.00	0.00

	N810NN
	Series A		Series B		Series C
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$21,709,000.00	$0.00	$7,894,000.00	$0.00	$3,947,000.00
January 15, 2014	530,459.56	21,178,540.44	160,671.74	7,733,328.26	0.00	3,947,000.00
July 15, 2014	451,329.52	20,727,210.92	241,569.16	7,491,759.10	0.00	3,947,000.00
January 15, 2015	452,819.43	20,274,391.49	243,547.88	7,248,211.22	0.00	3,947,000.00
July 15, 2015	644,075.64	19,630,315.85	65,676.29	7,182,534.93	0.00	3,947,000.00
January 15, 2016	453,788.23	19,176,527.62	252,358.44	6,930,176.49	0.00	3,947,000.00
July 15, 2016	499,228.62	18,677,299.00	227,937.31	6,702,239.18	0.00	3,947,000.00
January 15, 2017	500,680.65	18,176,618.35	233,407.31	6,468,831.87	3,947,000.00	0.00
July 15, 2017	497,922.25	17,678,696.10	234,439.04	6,234,392.83	0.00	0.00
January 15, 2018	499,955.73	17,178,740.37	240,428.19	5,993,964.64	0.00	0.00
July 15, 2018	502,362.53	16,676,377.84	246,946.96	5,747,017.68	0.00	0.00
January 15, 2019	718,486.63	15,957,891.21	583,412.63	5,163,605.05	0.00	0.00
July 15, 2019	184,947.39	15,772,943.82	638,093.48	4,525,511.57	0.00	0.00
January 15, 2020	512,588.32	15,260,355.50	327,313.01	4,198,198.56	0.00	0.00
July 15, 2020	519,504.51	14,740,850.99	4,198,198.56	0.00	0.00	0.00
January 15, 2021	526,824.32	14,214,026.67	0.00	0.00	0.00	0.00
July 15, 2021	2,391,570.64	11,822,456.03	0.00	0.00	0.00	0.00
January 15, 2022	620,893.14	11,201,562.89	0.00	0.00	0.00	0.00
July 15, 2022	629,859.30	10,571,703.59	0.00	0.00	0.00	0.00
January 15, 2023	10,571,703.59	0.00	0.00	0.00	0.00	0.00

	N811NN
	Series A		Series B		Series C
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$21,725,000.00	$0.00	$7,900,000.00	$0.00	$3,950,000.00
January 15, 2014	524,202.52	21,200,797.48	158,544.60	7,741,455.40	0.00	3,950,000.00
July 15, 2014	445,562.49	20,755,234.99	239,567.13	7,501,888.27	0.00	3,950,000.00
January 15, 2015	447,107.34	20,308,127.65	241,616.18	7,260,272.09	0.00	3,950,000.00
July 15, 2015	638,799.92	19,669,327.73	63,463.10	7,196,808.99	0.00	3,950,000.00
January 15, 2016	448,258.25	19,221,069.48	250,535.59	6,946,273.40	0.00	3,950,000.00
July 15, 2016	493,885.96	18,727,183.52	226,133.45	6,720,139.95	0.00	3,950,000.00
January 15, 2017	495,445.00	18,231,738.52	231,691.50	6,488,448.45	3,950,000.00	0.00
July 15, 2017	492,787.01	17,738,951.51	232,806.54	6,255,641.91	0.00	0.00
January 15, 2018	494,942.48	17,244,009.03	238,903.88	6,016,738.03	0.00	0.00
July 15, 2018	497,482.37	16,746,526.66	245,545.65	5,771,192.38	0.00	0.00
January 15, 2019	714,740.02	16,031,786.64	583,676.47	5,187,515.91	0.00	0.00
July 15, 2019	178,826.62	15,852,960.02	639,046.41	4,548,469.50	0.00	0.00
January 15, 2020	508,142.60	15,344,817.42	327,035.05	4,221,434.45	0.00	0.00
July 15, 2020	515,268.84	14,829,548.58	4,221,434.45	0.00	0.00	0.00
January 15, 2021	522,823.40	14,306,725.18	0.00	0.00	0.00	0.00
July 15, 2021	2,400,923.62	11,905,801.56	0.00	0.00	0.00	0.00
January 15, 2022	619,070.31	11,286,731.25	0.00	0.00	0.00	0.00
July 15, 2022	628,509.14	10,658,222.11	0.00	0.00	0.00	0.00
January 15, 2023	10,658,222.11	0.00	0.00	0.00	0.00	0.00

	N814NN
	Series A		Series B		Series C
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$21,846,000.00	$0.00	$7,944,000.00	$0.00	$3,972,000.00
January 15, 2014	527,122.13	21,318,877.87	159,427.63	7,784,572.37	0.00	3,972,000.00
July 15, 2014	448,044.11	20,870,833.76	240,901.43	7,543,670.94	0.00	3,972,000.00
January 15, 2015	449,597.55	20,421,236.21	242,961.89	7,300,709.05	0.00	3,972,000.00
July 15, 2015	642,357.80	19,778,878.41	63,816.57	7,236,892.48	0.00	3,972,000.00
January 15, 2016	450,754.88	19,328,123.53	251,930.97	6,984,961.51	0.00	3,972,000.00
July 15, 2016	496,636.71	18,831,486.82	227,392.93	6,757,568.58	0.00	3,972,000.00
January 15, 2017	498,204.44	18,333,282.38	232,981.94	6,524,586.64	3,972,000.00	0.00
July 15, 2017	495,531.64	17,837,750.74	234,103.18	6,290,483.46	0.00	0.00
January 15, 2018	497,699.12	17,340,051.62	240,234.49	6,050,248.97	0.00	0.00
July 15, 2018	500,253.16	16,839,798.46	246,913.24	5,803,335.73	0.00	0.00
January 15, 2019	718,720.86	16,121,077.60	586,927.33	5,216,408.40	0.00	0.00
July 15, 2019	179,822.61	15,941,254.99	642,605.65	4,573,802.75	0.00	0.00
January 15, 2020	510,972.76	15,430,282.23	328,856.52	4,244,946.23	0.00	0.00
July 15, 2020	518,138.70	14,912,143.53	4,244,946.23	0.00	0.00	0.00
January 15, 2021	525,735.32	14,386,408.21	0.00	0.00	0.00	0.00
July 15, 2021	2,414,295.86	11,972,112.35	0.00	0.00	0.00	0.00
January 15, 2022	622,518.30	11,349,594.05	0.00	0.00	0.00	0.00
July 15, 2022	632,009.69	10,717,584.36	0.00	0.00	0.00	0.00
January 15, 2023	10,717,584.36	0.00	0.00	0.00	0.00	0.00

	N817NN
	Series A		Series B		Series C
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$22,000,000.00	$0.00	$8,000,000.00	$0.00	$4,000,000.00
January 15, 2014	530,838.00	21,469,162.00	160,551.49	7,839,448.51	0.00	4,000,000.00
July 15, 2014	451,202.52	21,017,959.48	242,599.63	7,596,848.88	0.00	4,000,000.00
January 15, 2015	452,766.93	20,565,192.55	244,674.61	7,352,174.27	0.00	4,000,000.00
July 15, 2015	646,885.99	19,918,306.56	64,266.44	7,287,907.83	0.00	4,000,000.00
January 15, 2016	453,932.41	19,464,374.15	253,706.92	7,034,200.91	0.00	4,000,000.00
July 15, 2016	500,137.67	18,964,236.48	228,995.90	6,805,205.01	0.00	4,000,000.00
January 15, 2017	501,716.46	18,462,520.02	234,624.30	6,570,580.71	4,000,000.00	0.00
July 15, 2017	499,024.82	17,963,495.20	235,753.46	6,334,827.25	0.00	0.00
January 15, 2018	501,207.57	17,462,287.63	241,927.98	6,092,899.27	0.00	0.00
July 15, 2018	503,779.62	16,958,508.01	248,653.82	5,844,245.45	0.00	0.00
January 15, 2019	723,787.36	16,234,720.65	591,064.79	5,253,180.66	0.00	0.00
July 15, 2019	181,090.25	16,053,630.40	647,135.60	4,606,045.06	0.00	0.00
January 15, 2020	514,574.78	15,539,055.62	331,174.74	4,274,870.32	0.00	0.00
July 15, 2020	521,791.24	15,017,264.38	4,274,870.32	0.00	0.00	0.00
January 15, 2021	529,441.41	14,487,822.97	0.00	0.00	0.00	0.00
July 15, 2021	2,431,315.06	12,056,507.91	0.00	0.00	0.00	0.00
January 15, 2022	626,906.65	11,429,601.26	0.00	0.00	0.00	0.00
July 15, 2022	636,464.95	10,793,136.31	0.00	0.00	0.00	0.00
January 15, 2023	10,793,136.31	0.00	0.00	0.00	0.00	0.00

	N819NN
	Series A		Series B		Series C
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$21,998,000.00	$0.00	$7,999,000.00	$0.00	$4,000,000.00
January 15, 2014	530,627.10	21,467,372.90	160,204.78	7,838,795.22	0.00	4,000,000.00
July 15, 2014	451,164.92	21,016,207.98	242,579.41	7,596,215.81	0.00	4,000,000.00
January 15, 2015	452,729.19	20,563,478.79	244,654.22	7,351,561.59	0.00	4,000,000.00
July 15, 2015	646,832.09	19,916,646.70	64,261.08	7,287,300.51	0.00	4,000,000.00
January 15, 2016	453,894.58	19,462,752.12	253,685.78	7,033,614.73	0.00	4,000,000.00
July 15, 2016	500,095.99	18,962,656.13	228,976.82	6,804,637.91	0.00	4,000,000.00
January 15, 2017	501,674.66	18,460,981.47	234,604.75	6,570,033.16	4,000,000.00	0.00
July 15, 2017	498,983.23	17,961,998.24	235,733.81	6,334,299.35	0.00	0.00
January 15, 2018	501,165.80	17,460,832.44	241,907.83	6,092,391.52	0.00	0.00
July 15, 2018	503,737.64	16,957,094.80	248,633.09	5,843,758.43	0.00	0.00
January 15, 2019	723,727.05	16,233,367.75	591,015.53	5,252,742.90	0.00	0.00
July 15, 2019	181,075.15	16,052,292.60	647,081.67	4,605,661.23	0.00	0.00
January 15, 2020	514,531.90	15,537,760.70	331,147.14	4,274,514.09	0.00	0.00
July 15, 2020	521,747.76	15,016,012.94	4,274,514.09	0.00	0.00	0.00
January 15, 2021	529,397.29	14,486,615.65	0.00	0.00	0.00	0.00
July 15, 2021	2,431,112.45	12,055,503.20	0.00	0.00	0.00	0.00
January 15, 2022	626,854.40	11,428,648.80	0.00	0.00	0.00	0.00
July 15, 2022	636,411.92	10,792,236.88	0.00	0.00	0.00	0.00
January 15, 2023	10,792,236.88	0.00	0.00	0.00	0.00	0.00

	N820NN
	Series A		Series B		Series C
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$22,050,000.00	$0.00	$8,018,000.00	$0.00	$4,009,000.00
January 15, 2014	532,532.38	21,517,467.62	160,912.73	7,857,087.27	0.00	4,009,000.00
July 15, 2014	452,217.73	21,065,249.89	243,145.48	7,613,941.79	0.00	4,009,000.00
January 15, 2015	453,785.65	20,611,464.24	245,225.13	7,368,716.66	0.00	4,009,000.00
July 15, 2015	648,341.49	19,963,122.75	64,411.03	7,304,305.63	0.00	4,009,000.00
January 15, 2016	454,953.76	19,508,168.99	254,277.77	7,050,027.86	0.00	4,009,000.00
July 15, 2016	501,262.98	19,006,906.01	229,511.14	6,820,516.72	0.00	4,009,000.00
January 15, 2017	502,845.32	18,504,060.69	235,152.20	6,585,364.52	4,009,000.00	0.00
July 15, 2017	500,147.62	18,003,913.07	236,283.91	6,349,080.61	0.00	0.00
January 15, 2018	502,335.29	17,501,577.78	242,472.32	6,106,608.29	0.00	0.00
July 15, 2018	504,913.12	16,996,664.66	249,213.28	5,857,395.01	0.00	0.00
January 15, 2019	725,415.89	16,271,248.77	592,394.69	5,265,000.32	0.00	0.00
July 15, 2019	181,497.70	16,089,751.07	648,591.65	4,616,408.67	0.00	0.00
January 15, 2020	515,732.58	15,574,018.49	331,919.89	4,284,488.78	0.00	0.00
July 15, 2020	522,965.26	15,051,053.23	4,284,488.78	0.00	0.00	0.00
January 15, 2021	530,632.66	14,520,420.57	0.00	0.00	0.00	0.00
July 15, 2021	2,436,785.52	12,083,635.05	0.00	0.00	0.00	0.00
January 15, 2022	628,317.18	11,455,317.87	0.00	0.00	0.00	0.00
July 15, 2022	637,897.00	10,817,420.87	0.00	0.00	0.00	0.00
January 15, 2023	10,817,420.87	0.00	0.00	0.00	0.00	0.00

	N825NN
	Series A		Series B		Series C
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$22,669,000.00	$0.00	$8,243,000.00	$0.00	$4,122,000.00
January 15, 2014	546,817.66	22,122,182.34	165,101.60	8,077,898.40	0.00	4,122,000.00
July 15, 2014	464,926.59	21,657,255.75	249,978.69	7,827,919.71	0.00	4,122,000.00
January 15, 2015	466,538.59	21,190,717.16	252,116.81	7,575,802.90	0.00	4,122,000.00
July 15, 2015	666,562.11	20,524,155.05	66,221.20	7,509,581.70	0.00	4,122,000.00
January 15, 2016	467,739.52	20,056,415.53	261,423.84	7,248,157.86	0.00	4,122,000.00
July 15, 2016	515,350.19	19,541,065.34	235,961.19	7,012,196.67	0.00	4,122,000.00
January 15, 2017	516,977.01	19,024,088.33	241,760.80	6,770,435.87	4,122,000.00	0.00
July 15, 2017	514,203.48	18,509,884.85	242,924.29	6,527,511.58	0.00	0.00
January 15, 2018	516,452.64	17,993,432.21	249,286.63	6,278,224.95	0.00	0.00
July 15, 2018	519,102.91	17,474,329.30	256,217.03	6,022,007.92	0.00	0.00
January 15, 2019	745,802.57	16,728,526.73	609,043.01	5,412,964.91	0.00	0.00
July 15, 2019	186,598.40	16,541,928.33	666,819.31	4,746,145.60	0.00	0.00
January 15, 2020	530,226.44	16,011,701.89	341,247.97	4,404,897.63	0.00	0.00
July 15, 2020	537,662.38	15,474,039.51	4,404,897.63	0.00	0.00	0.00
January 15, 2021	545,545.26	14,928,494.25	0.00	0.00	0.00	0.00
July 15, 2021	2,505,267.56	12,423,226.69	0.00	0.00	0.00	0.00
January 15, 2022	645,975.05	11,777,251.64	0.00	0.00	0.00	0.00
July 15, 2022	655,824.10	11,121,427.54	0.00	0.00	0.00	0.00
January 15, 2023	11,121,427.54	0.00	0.00	0.00	0.00	0.00

	N826NN
	Series A		Series B		Series C
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$22,719,000.00	$0.00	$8,261,000.00	$0.00	$4,131,000.00
January 15, 2014	548,512.04	22,170,487.96	165,462.84	8,095,537.16	0.00	4,131,000.00
July 15, 2014	465,941.80	21,704,546.16	250,524.54	7,845,012.62	0.00	4,131,000.00
January 15, 2015	467,557.32	21,236,988.84	252,667.32	7,592,345.30	0.00	4,131,000.00
July 15, 2015	668,017.60	20,568,971.24	66,365.81	7,525,979.49	0.00	4,131,000.00
January 15, 2016	468,760.87	20,100,210.37	261,994.68	7,263,984.81	0.00	4,131,000.00
July 15, 2016	516,475.50	19,583,734.87	236,476.43	7,027,508.38	0.00	4,131,000.00
January 15, 2017	518,105.87	19,065,629.00	242,288.70	6,785,219.68	4,131,000.00	0.00
July 15, 2017	515,326.29	18,550,302.71	243,454.74	6,541,764.94	0.00	0.00
January 15, 2018	517,580.35	18,032,722.36	249,830.96	6,291,933.98	0.00	0.00
July 15, 2018	520,236.42	17,512,485.94	256,776.51	6,035,157.47	0.00	0.00
January 15, 2019	747,431.09	16,765,054.85	610,372.90	5,424,784.57	0.00	0.00
July 15, 2019	187,005.85	16,578,049.00	668,275.37	4,756,509.20	0.00	0.00
January 15, 2020	531,384.23	16,046,664.77	341,993.11	4,414,516.09	0.00	0.00
July 15, 2020	538,836.42	15,507,828.35	4,414,516.09	0.00	0.00	0.00
January 15, 2021	546,736.50	14,961,091.85	0.00	0.00	0.00	0.00
July 15, 2021	2,510,738.02	12,450,353.83	0.00	0.00	0.00	0.00
January 15, 2022	647,385.59	11,802,968.24	0.00	0.00	0.00	0.00
July 15, 2022	657,256.14	11,145,712.10	0.00	0.00	0.00	0.00
January 15, 2023	11,145,712.10	0.00	0.00	0.00	0.00	0.00

	N827NN
	Series A		Series B		Series C
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$22,726,000.00	$0.00	$8,264,000.00	$0.00	$4,132,000.00
January 15, 2014	548,355.65	22,177,644.35	165,849.69	8,098,150.31	0.00	4,132,000.00
July 15, 2014	466,092.21	21,711,552.14	250,605.41	7,847,544.90	0.00	4,132,000.00
January 15, 2015	467,708.23	21,243,843.91	252,748.88	7,594,796.02	0.00	4,132,000.00
July 15, 2015	668,233.24	20,575,610.67	66,387.23	7,528,408.79	0.00	4,132,000.00
January 15, 2016	468,912.17	20,106,698.50	262,079.25	7,266,329.54	0.00	4,132,000.00
July 15, 2016	516,642.22	19,590,056.28	236,552.76	7,029,776.78	0.00	4,132,000.00
January 15, 2017	518,273.10	19,071,783.18	242,366.91	6,787,409.87	4,132,000.00	0.00
July 15, 2017	515,492.64	18,556,290.54	243,533.32	6,543,876.55	0.00	0.00
January 15, 2018	517,747.42	18,038,543.12	249,911.61	6,293,964.94	0.00	0.00
July 15, 2018	520,404.34	17,518,138.78	256,859.39	6,037,105.55	0.00	0.00
January 15, 2019	747,672.35	16,770,466.43	610,569.92	5,426,535.63	0.00	0.00
July 15, 2019	187,066.22	16,583,400.21	668,491.08	4,758,044.55	0.00	0.00
January 15, 2020	531,555.76	16,051,844.45	342,103.50	4,415,941.05	0.00	0.00
July 15, 2020	539,010.34	15,512,834.11	4,415,941.05	0.00	0.00	0.00
January 15, 2021	546,912.99	14,965,921.12	0.00	0.00	0.00	0.00
July 15, 2021	2,511,548.45	12,454,372.67	0.00	0.00	0.00	0.00
January 15, 2022	647,594.56	11,806,778.11	0.00	0.00	0.00	0.00
July 15, 2022	657,468.30	11,149,309.81	0.00	0.00	0.00	0.00
January 15, 2023	11,149,309.81	0.00	0.00	0.00	0.00	0.00

	N829NN
	Series A		Series B		Series C
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$22,737,000.00	$0.00	$8,268,000.00	$0.00	$4,134,000.00
January 15, 2014	548,621.07	22,188,378.93	165,929.97	8,102,070.03	0.00	4,134,000.00
July 15, 2014	466,317.81	21,722,061.12	250,726.71	7,851,343.32	0.00	4,134,000.00
January 15, 2015	467,934.62	21,254,126.50	252,871.21	7,598,472.11	0.00	4,134,000.00
July 15, 2015	668,556.67	20,585,569.83	66,419.36	7,532,052.75	0.00	4,134,000.00
January 15, 2016	469,139.14	20,116,430.69	262,206.11	7,269,846.64	0.00	4,134,000.00
July 15, 2016	516,892.29	19,599,538.40	236,667.26	7,033,179.38	0.00	4,134,000.00
January 15, 2017	518,523.96	19,081,014.44	242,484.22	6,790,695.16	4,134,000.00	0.00
July 15, 2017	515,742.15	18,565,272.29	243,651.20	6,547,043.96	0.00	0.00
January 15, 2018	517,998.03	18,047,274.26	250,032.57	6,297,011.39	0.00	0.00
July 15, 2018	520,656.23	17,526,618.03	256,983.71	6,040,027.68	0.00	0.00
January 15, 2019	748,034.24	16,778,583.79	610,865.46	5,429,162.22	0.00	0.00
July 15, 2019	187,156.77	16,591,427.02	668,814.65	4,760,347.57	0.00	0.00
January 15, 2020	531,813.04	16,059,613.98	342,269.09	4,418,078.48	0.00	0.00
July 15, 2020	539,271.24	15,520,342.74	4,418,078.48	0.00	0.00	0.00
January 15, 2021	547,177.70	14,973,165.04	0.00	0.00	0.00	0.00
July 15, 2021	2,512,764.12	12,460,400.92	0.00	0.00	0.00	0.00
January 15, 2022	647,908.01	11,812,492.91	0.00	0.00	0.00	0.00
July 15, 2022	657,786.53	11,154,706.38	0.00	0.00	0.00	0.00
January 15, 2023	11,154,706.38	0.00	0.00	0.00	0.00	0.00

	N830NN
	Series A		Series B		Series C
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$22,770,000.00	$0.00	$8,280,000.00	$0.00	$4,140,000.00
January 15, 2014	549,417.33	22,220,582.67	166,170.80	8,113,829.20	0.00	4,140,000.00
July 15, 2014	466,994.61	21,753,588.06	251,090.60	7,862,738.60	0.00	4,140,000.00
January 15, 2015	468,613.77	21,284,974.29	253,238.23	7,609,500.37	0.00	4,140,000.00
July 15, 2015	669,527.00	20,615,447.29	66,515.76	7,542,984.61	0.00	4,140,000.00
January 15, 2016	469,820.04	20,145,627.25	262,586.67	7,280,397.94	0.00	4,140,000.00
July 15, 2016	517,642.49	19,627,984.76	237,010.75	7,043,387.19	0.00	4,140,000.00
January 15, 2017	519,276.54	19,108,708.22	242,836.16	6,800,551.03	4,140,000.00	0.00
July 15, 2017	516,490.69	18,592,217.53	244,004.83	6,556,546.20	0.00	0.00
January 15, 2018	518,749.83	18,073,467.70	250,395.46	6,306,150.74	0.00	0.00
July 15, 2018	521,411.91	17,552,055.79	257,356.70	6,048,794.04	0.00	0.00
January 15, 2019	749,119.92	16,802,935.87	611,752.05	5,437,041.99	0.00	0.00
July 15, 2019	187,428.40	16,615,507.47	669,785.35	4,767,256.64	0.00	0.00
January 15, 2020	532,584.91	16,082,922.56	342,765.85	4,424,490.79	0.00	0.00
July 15, 2020	540,053.92	15,542,868.64	4,424,490.79	0.00	0.00	0.00
January 15, 2021	547,971.87	14,994,896.77	0.00	0.00	0.00	0.00
July 15, 2021	2,516,411.09	12,478,485.68	0.00	0.00	0.00	0.00
January 15, 2022	648,848.37	11,829,637.31	0.00	0.00	0.00	0.00
July 15, 2022	658,741.23	11,170,896.08	0.00	0.00	0.00	0.00
January 15, 2023	11,170,896.08	0.00	0.00	0.00	0.00	0.00

	N831NN
	Series A		Series B		Series C
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$22,829,000.00	$0.00	$8,301,000.00	$0.00	$4,151,000.00
January 15, 2014	551,166.23	22,277,833.77	166,265.60	8,134,734.40	0.00	4,151,000.00
July 15, 2014	468,197.82	21,809,635.95	251,737.54	7,882,996.86	0.00	4,151,000.00
January 15, 2015	469,821.14	21,339,814.81	253,890.69	7,629,106.17	0.00	4,151,000.00
July 15, 2015	671,252.04	20,668,562.77	66,687.14	7,562,419.03	0.00	4,151,000.00
January 15, 2016	471,030.52	20,197,532.25	263,263.22	7,299,155.81	0.00	4,151,000.00
July 15, 2016	518,976.20	19,678,556.05	237,621.41	7,061,534.40	0.00	4,151,000.00
January 15, 2017	520,614.45	19,157,941.60	243,461.82	6,818,072.58	4,151,000.00	0.00
July 15, 2017	517,821.41	18,640,120.19	244,633.51	6,573,439.07	0.00	0.00
January 15, 2018	520,086.39	18,120,033.80	251,040.60	6,322,398.47	0.00	0.00
July 15, 2018	522,755.32	17,597,278.48	258,019.77	6,064,378.70	0.00	0.00
January 15, 2019	751,050.02	16,846,228.46	613,328.23	5,451,050.47	0.00	0.00
July 15, 2019	187,911.31	16,658,317.15	671,511.04	4,779,539.43	0.00	0.00
January 15, 2020	533,957.11	16,124,360.04	343,648.99	4,435,890.44	0.00	0.00
July 15, 2020	541,445.37	15,582,914.67	4,435,890.44	0.00	0.00	0.00
January 15, 2021	549,383.70	15,033,530.97	0.00	0.00	0.00	0.00
July 15, 2021	2,522,894.60	12,510,636.37	0.00	0.00	0.00	0.00
January 15, 2022	650,520.13	11,860,116.24	0.00	0.00	0.00	0.00
July 15, 2022	660,438.46	11,199,677.78	0.00	0.00	0.00	0.00
January 15, 2023	11,199,677.78	0.00	0.00	0.00	0.00	0.00

	N832NN
	Series A		Series B		Series C
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$22,908,000.00	$0.00	$8,330,000.00	$0.00	$4,165,000.00
January 15, 2014	553,235.07	22,354,764.93	167,174.24	8,162,825.76	0.00	4,165,000.00
July 15, 2014	469,814.62	21,884,950.31	252,606.86	7,910,218.90	0.00	4,165,000.00
January 15, 2015	471,443.56	21,413,506.75	254,767.44	7,655,451.46	0.00	4,165,000.00
July 15, 2015	673,570.05	20,739,936.70	66,917.43	7,588,534.03	0.00	4,165,000.00
January 15, 2016	472,657.11	20,267,279.59	264,172.33	7,324,361.70	0.00	4,165,000.00
July 15, 2016	520,768.36	19,746,511.23	238,441.98	7,085,919.72	0.00	4,165,000.00
January 15, 2017	522,412.26	19,224,098.97	244,302.56	6,841,617.16	4,165,000.00	0.00
July 15, 2017	519,609.59	18,704,489.38	245,478.29	6,596,138.87	0.00	0.00
January 15, 2018	521,882.39	18,182,606.99	251,907.51	6,344,231.36	0.00	0.00
July 15, 2018	524,560.52	17,658,046.47	258,910.78	6,085,320.58	0.00	0.00
January 15, 2019	753,643.60	16,904,402.87	615,446.21	5,469,874.37	0.00	0.00
July 15, 2019	188,560.21	16,715,842.66	673,829.95	4,796,044.42	0.00	0.00
January 15, 2020	535,801.00	16,180,041.66	344,835.69	4,451,208.73	0.00	0.00
July 15, 2020	543,315.12	15,636,726.54	4,451,208.73	0.00	0.00	0.00
January 15, 2021	551,280.88	15,085,445.66	0.00	0.00	0.00	0.00
July 15, 2021	2,531,606.80	12,553,838.86	0.00	0.00	0.00	0.00
January 15, 2022	652,766.54	11,901,072.32	0.00	0.00	0.00	0.00
July 15, 2022	662,719.14	11,238,353.18	0.00	0.00	0.00	0.00
January 15, 2023	11,238,353.18	0.00	0.00	0.00	0.00	0.00

	N833NN
	Series A		Series B		Series C
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$23,084,000.00	$0.00	$8,394,000.00	$0.00	$4,197,000.00
January 15, 2014	557,481.77	22,526,518.23	168,458.65	8,225,541.35	0.00	4,197,000.00
July 15, 2014	473,424.25	22,053,093.98	254,547.66	7,970,993.69	0.00	4,197,000.00
January 15, 2015	475,065.69	21,578,028.29	256,724.84	7,714,268.85	0.00	4,197,000.00
July 15, 2015	678,745.13	20,899,283.16	67,431.55	7,646,837.30	0.00	4,197,000.00
January 15, 2016	476,288.58	20,422,994.58	266,201.99	7,380,635.31	0.00	4,197,000.00
July 15, 2016	524,769.45	19,898,225.13	240,273.95	7,140,361.36	0.00	4,197,000.00
January 15, 2017	526,426.00	19,371,799.13	246,179.55	6,894,181.81	4,197,000.00	0.00
July 15, 2017	523,601.79	18,848,197.34	247,364.32	6,646,817.49	0.00	0.00
January 15, 2018	525,892.05	18,322,305.29	253,842.94	6,392,974.55	0.00	0.00
July 15, 2018	528,590.76	17,793,714.53	260,900.01	6,132,074.54	0.00	0.00
January 15, 2019	759,433.89	17,034,280.64	620,174.73	5,511,899.81	0.00	0.00
July 15, 2019	190,008.94	16,844,271.70	679,007.03	4,832,892.78	0.00	0.00
January 15, 2020	539,917.59	16,304,354.11	347,485.09	4,485,407.69	0.00	0.00
July 15, 2020	547,489.46	15,756,864.65	4,485,407.69	0.00	0.00	0.00
January 15, 2021	555,516.40	15,201,348.25	0.00	0.00	0.00	0.00
July 15, 2021	2,551,057.33	12,650,290.92	0.00	0.00	0.00	0.00
January 15, 2022	657,781.79	11,992,509.13	0.00	0.00	0.00	0.00
July 15, 2022	667,810.86	11,324,698.27	0.00	0.00	0.00	0.00
January 15, 2023	11,324,698.27	0.00	0.00	0.00	0.00	0.00

	N834NN
	Series A		Series B		Series C
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$23,063,000.00	$0.00	$8,387,000.00	$0.00	$4,193,000.00
January 15, 2014	549,838.11	22,513,161.89	166,335.71	8,220,664.29	0.00	4,193,000.00
July 15, 2014	466,738.01	22,046,423.88	252,081.48	7,968,582.81	0.00	4,193,000.00
January 15, 2015	468,433.26	21,577,990.62	254,327.42	7,714,255.39	0.00	4,193,000.00
July 15, 2015	672,233.50	20,905,757.12	65,049.34	7,649,206.05	0.00	4,193,000.00
January 15, 2016	469,841.29	20,435,915.83	263,901.15	7,385,304.90	0.00	4,193,000.00
July 15, 2016	518,436.63	19,917,479.20	238,034.33	7,147,270.57	0.00	4,193,000.00
January 15, 2017	520,200.48	19,397,278.72	244,020.89	6,903,249.68	4,193,000.00	0.00
July 15, 2017	517,483.95	18,879,794.77	245,289.35	6,657,960.33	0.00	0.00
January 15, 2018	519,895.86	18,359,898.91	251,868.70	6,406,091.63	0.00	0.00
July 15, 2018	522,726.98	17,837,171.93	259,040.79	6,147,050.84	0.00	0.00
January 15, 2019	754,363.50	17,082,808.43	619,448.55	5,527,602.29	0.00	0.00
July 15, 2019	183,415.01	16,899,393.42	678,894.20	4,848,708.09	0.00	0.00
January 15, 2020	534,481.92	16,364,911.50	346,640.77	4,502,067.32	0.00	0.00
July 15, 2020	542,257.43	15,822,654.07	4,502,067.32	0.00	0.00	0.00
January 15, 2021	550,512.64	15,272,141.43	0.00	0.00	0.00	0.00
July 15, 2021	2,556,564.31	12,715,577.12	0.00	0.00	0.00	0.00
January 15, 2022	654,851.32	12,060,725.80	0.00	0.00	0.00	0.00
July 15, 2022	665,349.88	11,395,375.92	0.00	0.00	0.00	0.00
January 15, 2023	11,395,375.92	0.00	0.00	0.00	0.00	0.00

B. Boeing 757-223

	N183AN
	Series A		Series B		Series C
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$9,004,000.00	$0.00	$3,274,000.00	$0.00	$1,637,000.00
January 15, 2014	299,083.72	8,704,916.28	95,406.31	3,178,593.69	0.00	1,637,000.00
July 15, 2014	265,335.74	8,439,580.54	128,144.47	3,050,449.22	0.00	1,637,000.00
January 15, 2015	341,661.06	8,097,919.48	155,396.57	2,895,052.65	0.00	1,637,000.00
July 15, 2015	8,097,919.48	0.00	2,895,052.65	0.00	1,637,000.00	0.00

	N184AN
	Series A		Series B		Series C
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$9,436,000.00	$0.00	$3,431,000.00	$0.00	$1,716,000.00
January 15, 2014	312,765.61	9,123,234.39	99,657.76	3,331,342.24	0.00	1,716,000.00
July 15, 2014	278,086.55	8,845,147.84	134,302.51	3,197,039.73	0.00	1,716,000.00
January 15, 2015	358,079.72	8,487,068.12	162,864.21	3,034,175.52	0.00	1,716,000.00
July 15, 2015	8,487,068.12	0.00	3,034,175.52	0.00	1,716,000.00	0.00

	N189AN
	Series A		Series B		Series C
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$8,738,000.00	$0.00	$3,177,000.00	$0.00	$1,589,000.00
January 15, 2014	269,074.91	8,468,925.09	84,578.31	3,092,421.69	0.00	1,589,000.00
July 15, 2014	236,645.13	8,232,279.96	116,900.36	2,975,521.33	0.00	1,589,000.00
January 15, 2015	236,760.70	7,995,519.26	117,077.35	2,858,443.98	0.00	1,589,000.00
July 15, 2015	311,122.44	7,684,396.82	46,800.55	2,811,643.43	0.00	1,589,000.00
January 15, 2016	235,518.28	7,448,878.54	119,704.41	2,691,939.02	0.00	1,589,000.00
July 15, 2016	252,433.31	7,196,445.23	109,536.86	2,582,402.16	0.00	1,589,000.00
January 15, 2017	316,965.26	6,879,479.97	134,081.00	2,448,321.16	1,589,000.00	0.00
July 15, 2017	313,868.65	6,565,611.32	132,958.08	2,315,363.08	0.00	0.00
January 15, 2018	312,452.22	6,253,159.10	133,525.90	2,181,837.18	0.00	0.00
July 15, 2018	310,989.00	5,942,170.10	134,044.97	2,047,792.21	0.00	0.00
January 15, 2019	383,763.31	5,558,406.79	249,220.14	1,798,572.07	0.00	0.00
July 15, 2019	196,101.61	5,362,305.18	260,040.37	1,538,531.70	0.00	0.00
January 15, 2020	307,245.46	5,055,059.72	147,860.01	1,390,671.69	0.00	0.00
July 15, 2020	306,294.31	4,748,765.41	1,390,671.69	0.00	0.00	0.00
January 15, 2021	305,053.40	4,443,712.01	0.00	0.00	0.00	0.00
July 15, 2021	865,515.95	3,578,196.06	0.00	0.00	0.00	0.00
January 15, 2022	354,527.97	3,223,668.09	0.00	0.00	0.00	0.00
July 15, 2022	346,238.19	2,877,429.90	0.00	0.00	0.00	0.00
January 15, 2023	2,877,429.90	0.00	0.00	0.00	0.00	0.00

	N190AA
	Series A		Series B		Series C
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$10,762,000.00	$0.00	$3,913,000.00	$0.00	$1,957,000.00
January 15, 2014	331,326.42	10,430,673.58	104,247.31	3,808,752.69	0.00	1,957,000.00
July 15, 2014	291,461.80	10,139,211.78	143,979.25	3,664,773.44	0.00	1,957,000.00
January 15, 2015	291,604.14	9,847,607.64	144,197.24	3,520,576.20	0.00	1,957,000.00
July 15, 2015	383,191.08	9,464,416.56	57,641.47	3,462,934.73	0.00	1,957,000.00
January 15, 2016	290,073.92	9,174,342.64	147,432.83	3,315,501.90	0.00	1,957,000.00
July 15, 2016	310,907.16	8,863,435.48	134,910.07	3,180,591.83	0.00	1,957,000.00
January 15, 2017	390,387.34	8,473,048.14	165,139.63	3,015,452.20	1,957,000.00	0.00
July 15, 2017	386,573.43	8,086,474.71	163,756.60	2,851,695.60	0.00	0.00
January 15, 2018	384,828.91	7,701,645.80	164,455.93	2,687,239.67	0.00	0.00
July 15, 2018	383,026.73	7,318,619.07	165,095.26	2,522,144.41	0.00	0.00
January 15, 2019	472,658.55	6,845,960.52	306,949.69	2,215,194.72	0.00	0.00
July 15, 2019	241,526.73	6,604,433.79	320,276.32	1,894,918.40	0.00	0.00
January 15, 2020	378,416.04	6,226,017.75	182,110.42	1,712,807.98	0.00	0.00
July 15, 2020	377,244.58	5,848,773.17	1,712,807.98	0.00	0.00	0.00
January 15, 2021	375,716.21	5,473,056.96	0.00	0.00	0.00	0.00
July 15, 2021	1,066,004.74	4,407,052.22	0.00	0.00	0.00	0.00
January 15, 2022	436,651.11	3,970,401.11	0.00	0.00	0.00	0.00
July 15, 2022	426,441.07	3,543,960.04	0.00	0.00	0.00	0.00
January 15, 2023	3,543,960.04	0.00	0.00	0.00	0.00	0.00

	N191AN
	Series A		Series B		Series C
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$9,273,000.00	$0.00	$3,372,000.00	$0.00	$1,686,000.00
January 15, 2014	285,206.65	8,987,793.35	90,113.95	3,281,886.05	0.00	1,686,000.00
July 15, 2014	251,143.74	8,736,649.61	124,062.53	3,157,823.52	0.00	1,686,000.00
January 15, 2015	251,266.40	8,485,383.21	124,250.36	3,033,573.16	0.00	1,686,000.00
July 15, 2015	330,184.07	8,155,199.14	49,667.90	2,983,905.26	0.00	1,686,000.00
January 15, 2016	249,947.85	7,905,251.29	127,038.38	2,856,866.88	0.00	1,686,000.00
July 15, 2016	267,899.22	7,637,352.07	116,247.89	2,740,618.99	0.00	1,686,000.00
January 15, 2017	336,384.86	7,300,967.21	142,295.78	2,598,323.21	1,686,000.00	0.00
July 15, 2017	333,098.55	6,967,868.66	141,104.07	2,457,219.14	0.00	0.00
January 15, 2018	331,595.33	6,636,273.33	141,706.66	2,315,512.48	0.00	0.00
July 15, 2018	330,042.46	6,306,230.87	142,257.55	2,173,254.93	0.00	0.00
January 15, 2019	407,275.45	5,898,955.42	264,489.19	1,908,765.74	0.00	0.00
July 15, 2019	208,116.22	5,690,839.20	275,972.34	1,632,793.40	0.00	0.00
January 15, 2020	326,069.56	5,364,769.64	156,918.99	1,475,874.41	0.00	0.00
July 15, 2020	325,060.15	5,039,709.49	1,475,874.41	0.00	0.00	0.00
January 15, 2021	323,743.20	4,715,966.29	0.00	0.00	0.00	0.00
July 15, 2021	918,543.78	3,797,422.51	0.00	0.00	0.00	0.00
January 15, 2022	376,248.95	3,421,173.56	0.00	0.00	0.00	0.00
July 15, 2022	367,451.27	3,053,722.29	0.00	0.00	0.00	0.00
January 15, 2023	3,053,722.29	0.00	0.00	0.00	0.00	0.00

	N192AN
	Series A		Series B		Series C
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$11,552,000.00	$0.00	$4,201,000.00	$0.00	$2,100,000.00
January 15, 2014	355,462.65	11,196,537.35	112,592.73	4,088,407.27	0.00	2,100,000.00
July 15, 2014	312,862.15	10,883,675.20	154,550.80	3,933,856.47	0.00	2,100,000.00
January 15, 2015	313,014.93	10,570,660.27	154,784.81	3,779,071.66	0.00	2,100,000.00
July 15, 2015	411,326.58	10,159,333.69	61,873.75	3,717,197.91	0.00	2,100,000.00
January 15, 2016	311,372.36	9,847,961.33	158,257.97	3,558,939.94	0.00	2,100,000.00
July 15, 2016	333,735.27	9,514,226.06	144,815.73	3,414,124.21	0.00	2,100,000.00
January 15, 2017	9,514,226.06	0.00	3,414,124.21	0.00	2,100,000.00	0.00

	N193AN
	Series A		Series B		Series C
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$9,099,000.00	$0.00	$3,309,000.00	$0.00	$1,654,000.00
January 15, 2014	275,169.45	8,823,830.55	86,984.85	3,222,015.15	0.00	1,654,000.00
July 15, 2014	241,618.82	8,582,211.73	120,012.52	3,102,002.63	0.00	1,654,000.00
January 15, 2015	241,781.50	8,340,430.23	120,250.99	2,981,751.64	0.00	1,654,000.00
July 15, 2015	319,445.92	8,020,984.31	46,954.23	2,934,797.41	0.00	1,654,000.00
January 15, 2016	240,630.45	7,780,353.86	123,067.02	2,811,730.39	0.00	1,654,000.00
July 15, 2016	7,780,353.86	0.00	2,811,730.39	0.00	1,654,000.00	0.00

	N194AA
	Series A		Series B		Series C
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$8,575,000.00	$0.00	$3,118,000.00	$0.00	$1,559,000.00
January 15, 2014	259,655.35	8,315,344.65	81,658.10	3,036,341.90	0.00	1,559,000.00
July 15, 2014	227,695.19	8,087,649.46	113,096.62	2,923,245.28	0.00	1,559,000.00
January 15, 2015	227,848.49	7,859,800.97	113,321.36	2,809,923.92	0.00	1,559,000.00
July 15, 2015	301,037.39	7,558,763.58	44,248.43	2,765,675.49	0.00	1,559,000.00
January 15, 2016	226,763.78	7,331,999.80	115,975.10	2,649,700.39	0.00	1,559,000.00
July 15, 2016	7,331,999.80	0.00	2,649,700.39	0.00	1,559,000.00	0.00

	N195AN
	Series A		Series B		Series C
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$10,437,000.00	$0.00	$3,795,000.00	$0.00	$1,898,000.00
January 15, 2014	315,285.85	10,121,714.15	99,063.62	3,695,936.38	0.00	1,898,000.00
July 15, 2014	277,158.16	9,844,555.99	137,664.98	3,558,271.40	0.00	1,898,000.00
January 15, 2015	277,344.76	9,567,211.23	137,938.52	3,420,332.88	0.00	1,898,000.00
July 15, 2015	366,432.73	9,200,778.50	53,860.66	3,366,472.22	0.00	1,898,000.00
January 15, 2016	276,024.41	8,924,754.09	141,168.76	3,225,303.46	0.00	1,898,000.00
July 15, 2016	296,367.35	8,628,386.74	129,057.49	3,096,245.97	0.00	1,898,000.00
January 15, 2017	296,022.42	8,332,364.32	130,861.39	2,965,384.58	1,898,000.00	0.00
July 15, 2017	368,814.85	7,963,549.47	157,038.56	2,808,346.02	0.00	0.00
January 15, 2018	367,296.93	7,596,252.54	157,879.91	2,650,466.11	0.00	0.00
July 15, 2018	365,739.37	7,230,513.17	158,684.78	2,491,781.33	0.00	0.00
January 15, 2019	454,698.93	6,775,814.24	299,284.33	2,192,497.00	0.00	0.00
July 15, 2019	226,114.29	6,549,699.95	313,282.62	1,879,214.38	0.00	0.00
January 15, 2020	361,893.66	6,187,806.29	176,918.56	1,702,295.82	0.00	0.00
July 15, 2020	361,064.34	5,826,741.95	1,702,295.82	0.00	0.00	0.00
January 15, 2021	359,924.05	5,466,817.90	0.00	0.00	0.00	0.00
July 15, 2021	1,051,889.83	4,414,928.07	0.00	0.00	0.00	0.00
January 15, 2022	363,008.43	4,051,919.64	0.00	0.00	0.00	0.00
July 15, 2022	413,668.46	3,638,251.18	0.00	0.00	0.00	0.00
January 15, 2023	3,638,251.18	0.00	0.00	0.00	0.00	0.00

	N196AA
	Series A		Series B		Series C
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$9,114,000.00	$0.00	$3,314,000.00	$0.00	$1,657,000.00
January 15, 2014	275,946.07	8,838,053.93	86,791.19	3,227,208.81	0.00	1,657,000.00
July 15, 2014	242,008.29	8,596,045.64	120,205.97	3,107,002.84	0.00	1,657,000.00
January 15, 2015	242,171.23	8,353,874.41	120,444.83	2,986,558.01	0.00	1,657,000.00
July 15, 2015	319,960.85	8,033,913.56	47,029.92	2,939,528.09	0.00	1,657,000.00
January 15, 2016	241,018.32	7,792,895.24	123,265.40	2,816,262.69	0.00	1,657,000.00
July 15, 2016	258,781.33	7,534,113.91	112,690.11	2,703,572.58	0.00	1,657,000.00
January 15, 2017	258,480.14	7,275,633.77	114,265.23	2,589,307.35	1,657,000.00	0.00
July 15, 2017	322,040.86	6,953,592.91	137,122.55	2,452,184.80	0.00	0.00
January 15, 2018	320,715.45	6,632,877.46	137,857.20	2,314,327.60	0.00	0.00
July 15, 2018	319,355.42	6,313,522.04	138,559.99	2,175,767.61	0.00	0.00
January 15, 2019	397,032.92	5,916,489.12	261,328.37	1,914,439.24	0.00	0.00
July 15, 2019	197,437.92	5,719,051.20	273,551.36	1,640,887.88	0.00	0.00
January 15, 2020	315,997.44	5,403,053.76	154,481.32	1,486,406.56	0.00	0.00
July 15, 2020	315,273.29	5,087,780.47	1,486,406.56	0.00	0.00	0.00
January 15, 2021	314,277.61	4,773,502.86	0.00	0.00	0.00	0.00
July 15, 2021	918,486.62	3,855,016.24	0.00	0.00	0.00	0.00
January 15, 2022	316,970.83	3,538,045.41	0.00	0.00	0.00	0.00
July 15, 2022	361,206.03	3,176,839.38	0.00	0.00	0.00	0.00
January 15, 2023	3,176,839.38	0.00	0.00	0.00	0.00	0.00

	N197AN
	Series A		Series B		Series C
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$10,923,000.00	$0.00	$3,972,000.00	$0.00	$1,986,000.00
January 15, 2014	330,136.33	10,592,863.67	104,023.72	3,867,976.28	0.00	1,986,000.00
July 15, 2014	290,059.42	10,302,804.25	144,073.06	3,723,903.22	0.00	1,986,000.00
January 15, 2015	290,254.72	10,012,549.53	144,359.34	3,579,543.88	0.00	1,986,000.00
July 15, 2015	383,489.58	9,629,059.95	56,367.79	3,523,176.09	0.00	1,986,000.00
January 15, 2016	288,872.90	9,340,187.05	147,739.93	3,375,436.16	0.00	1,986,000.00
July 15, 2016	310,162.77	9,030,024.28	135,064.92	3,240,371.24	0.00	1,986,000.00
January 15, 2017	309,801.79	8,720,222.49	136,952.77	3,103,418.47	1,986,000.00	0.00
July 15, 2017	385,982.59	8,334,239.90	164,348.46	2,939,070.01	0.00	0.00
January 15, 2018	384,394.02	7,949,845.88	165,228.97	2,773,841.04	0.00	0.00
July 15, 2018	382,763.95	7,567,081.93	166,071.29	2,607,769.75	0.00	0.00
January 15, 2019	475,864.43	7,091,217.50	313,215.54	2,294,554.21	0.00	0.00
July 15, 2019	236,639.54	6,854,577.96	327,865.42	1,966,688.79	0.00	0.00
January 15, 2020	378,739.23	6,475,838.73	185,153.83	1,781,534.96	0.00	0.00
July 15, 2020	377,871.31	6,097,967.42	1,781,534.96	0.00	0.00	0.00
January 15, 2021	376,677.93	5,721,289.49	0.00	0.00	0.00	0.00
July 15, 2021	1,100,853.61	4,620,435.88	0.00	0.00	0.00	0.00
January 15, 2022	379,905.90	4,240,529.98	0.00	0.00	0.00	0.00
July 15, 2022	432,924.06	3,807,605.92	0.00	0.00	0.00	0.00
January 15, 2023	3,807,605.92	0.00	0.00	0.00	0.00	0.00

	N198AA
	Series A		Series B		Series C
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$10,720,000.00	$0.00	$3,898,000.00	$0.00	$1,949,000.00
January 15, 2014	324,485.75	10,395,514.25	102,085.72	3,795,914.28	0.00	1,949,000.00
July 15, 2014	284,655.50	10,110,858.75	141,388.91	3,654,525.37	0.00	1,949,000.00
January 15, 2015	284,847.15	9,826,011.60	141,669.87	3,512,855.50	0.00	1,949,000.00
July 15, 2015	376,345.01	9,449,666.59	55,317.63	3,457,537.87	0.00	1,949,000.00
January 15, 2016	283,491.08	9,166,175.51	144,987.48	3,312,550.39	0.00	1,949,000.00
July 15, 2016	304,384.32	8,861,791.19	132,548.60	3,180,001.79	0.00	1,949,000.00
January 15, 2017	304,030.05	8,557,761.14	134,401.29	3,045,600.50	1,949,000.00	0.00
July 15, 2017	378,791.57	8,178,969.57	161,286.58	2,884,313.92	0.00	0.00
January 15, 2018	377,232.60	7,801,736.97	162,150.68	2,722,163.24	0.00	0.00
July 15, 2018	375,632.90	7,426,104.07	162,977.32	2,559,185.92	0.00	0.00
January 15, 2019	466,998.88	6,959,105.19	307,380.20	2,251,805.72	0.00	0.00
July 15, 2019	232,230.85	6,726,874.34	321,757.15	1,930,048.57	0.00	0.00
January 15, 2020	371,683.16	6,355,191.18	181,704.34	1,748,344.23	0.00	0.00
July 15, 2020	370,831.41	5,984,359.77	1,748,344.23	0.00	0.00	0.00
January 15, 2021	369,660.27	5,614,699.50	0.00	0.00	0.00	0.00
July 15, 2021	1,080,344.25	4,534,355.25	0.00	0.00	0.00	0.00
January 15, 2022	372,828.09	4,161,527.16	0.00	0.00	0.00	0.00
July 15, 2022	424,858.51	3,736,668.65	0.00	0.00	0.00	0.00
January 15, 2023	3,736,668.65	0.00	0.00	0.00	0.00	0.00

	N199AN
	Series A		Series B		Series C
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$9,418,000.00	$0.00	$3,425,000.00	$0.00	$1,712,000.00
January 15, 2014	284,810.90	9,133,189.10	90,022.80	3,334,977.20	0.00	1,712,000.00
July 15, 2014	250,089.83	8,883,099.27	124,220.09	3,210,757.11	0.00	1,712,000.00
January 15, 2015	250,258.22	8,632,841.05	124,466.93	3,086,290.18	0.00	1,712,000.00
July 15, 2015	330,645.52	8,302,195.53	48,600.42	3,037,689.76	0.00	1,712,000.00
January 15, 2016	249,066.82	8,053,128.71	127,381.68	2,910,308.08	0.00	1,712,000.00
July 15, 2016	267,422.99	7,785,705.72	116,453.25	2,793,854.83	0.00	1,712,000.00
January 15, 2017	267,111.74	7,518,593.98	118,080.97	2,675,773.86	1,712,000.00	0.00
July 15, 2017	332,794.99	7,185,798.99	141,701.58	2,534,072.28	0.00	0.00
January 15, 2018	331,425.33	6,854,373.66	142,460.76	2,391,611.52	0.00	0.00
July 15, 2018	330,019.87	6,524,353.79	143,187.02	2,248,424.50	0.00	0.00
January 15, 2019	410,291.31	6,114,062.48	270,055.08	1,978,369.42	0.00	0.00
July 15, 2019	204,031.10	5,910,031.38	282,686.25	1,695,683.17	0.00	0.00
January 15, 2020	326,549.75	5,583,481.63	159,640.02	1,536,043.15	0.00	0.00
July 15, 2020	325,801.42	5,257,680.21	1,536,043.15	0.00	0.00	0.00
January 15, 2021	324,772.51	4,932,907.70	0.00	0.00	0.00	0.00
July 15, 2021	949,158.27	3,983,749.43	0.00	0.00	0.00	0.00
January 15, 2022	327,555.65	3,656,193.78	0.00	0.00	0.00	0.00
July 15, 2022	373,268.03	3,282,925.75	0.00	0.00	0.00	0.00
January 15, 2023	3,282,925.75	0.00	0.00	0.00	0.00	0.00

	N175AN
	Series A		Series B		Series C
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$8,538,000.00	$0.00	$3,105,000.00	$0.00	$1,552,000.00
January 15, 2014	258,213.81	8,279,786.19	81,642.24	3,023,357.76	0.00	1,552,000.00
July 15, 2014	226,721.51	8,053,064.68	112,613.00	2,910,744.76	0.00	1,552,000.00
January 15, 2015	226,874.15	7,826,190.53	112,836.77	2,797,907.99	0.00	1,552,000.00
July 15, 2015	299,750.08	7,526,440.45	44,059.21	2,753,848.78	0.00	1,552,000.00
January 15, 2016	225,794.08	7,300,646.37	115,479.16	2,638,369.62	0.00	1,552,000.00
July 15, 2016	242,435.05	7,058,211.32	105,571.89	2,532,797.73	0.00	1,552,000.00
January 15, 2017	242,152.89	6,816,058.43	107,047.51	2,425,750.22	1,552,000.00	0.00
July 15, 2017	301,698.71	6,514,359.72	128,461.02	2,297,289.20	0.00	0.00
January 15, 2018	300,457.02	6,213,902.70	129,149.26	2,168,139.94	0.00	0.00
July 15, 2018	299,182.90	5,914,719.80	129,807.66	2,038,332.28	0.00	0.00
January 15, 2019	371,953.79	5,542,766.01	244,821.21	1,793,511.07	0.00	0.00
July 15, 2019	184,966.49	5,357,799.52	256,272.11	1,537,238.96	0.00	0.00
January 15, 2020	296,037.02	5,061,762.50	144,723.30	1,392,515.66	0.00	0.00
July 15, 2020	295,358.62	4,766,403.88	1,392,515.66	0.00	0.00	0.00
January 15, 2021	294,425.84	4,471,978.04	0.00	0.00	0.00	0.00
July 15, 2021	860,469.16	3,611,508.88	0.00	0.00	0.00	0.00
January 15, 2022	296,948.94	3,314,559.94	0.00	0.00	0.00	0.00
July 15, 2022	338,389.95	2,976,169.99	0.00	0.00	0.00	0.00
January 15, 2023	2,976,169.99	0.00	0.00	0.00	0.00	0.00

C. Boeing 767-323ER

	N399AN
	Series A		Series B		Series C
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$15,877,000.00	$0.00	$5,773,000.00	$0.00	$2,887,000.00
January 15, 2014	526,852.38	15,350,147.62	167,905.03	5,605,094.97	0.00	2,887,000.00
July 15, 2014	467,889.93	14,882,257.69	225,968.47	5,379,126.50	0.00	2,887,000.00
January 15, 2015	602,481.14	14,279,776.55	274,024.49	5,105,102.01	0.00	2,887,000.00
July 15, 2015	732,007.00	13,547,769.55	148,109.53	4,956,992.48	0.00	2,887,000.00
January 15, 2016	595,246.93	12,952,522.62	276,099.80	4,680,892.68	0.00	2,887,000.00
July 15, 2016	622,353.67	12,330,168.95	256,283.88	4,424,608.80	0.00	2,887,000.00
January 15, 2017	618,788.50	11,711,380.45	256,674.50	4,167,934.30	2,887,000.00	0.00
July 15, 2017	612,241.63	11,099,138.82	253,822.59	3,914,111.71	0.00	0.00
January 15, 2018	608,472.11	10,490,666.71	253,733.59	3,660,378.12	0.00	0.00
July 15, 2018	604,506.07	9,886,160.64	253,406.86	3,406,971.26	0.00	0.00
January 15, 2019	9,886,160.64	0.00	3,406,971.26	0.00	0.00	0.00

D. Boeing 777-223ER

	N771AN
	Series A		Series B		Series C
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$30,316,000.00	$0.00	$11,024,000.00	$0.00	$5,512,000.00
January 15, 2014	1,026,030.77	29,289,969.23	328,789.56	10,695,210.44	0.00	5,512,000.00
July 15, 2014	1,179,110.18	28,110,859.05	534,664.24	10,160,546.20	0.00	5,512,000.00
January 15, 2015	1,176,426.17	26,934,432.88	531,331.99	9,629,214.21	0.00	5,512,000.00
July 15, 2015	1,420,005.74	25,514,427.14	293,742.20	9,335,472.01	0.00	5,512,000.00
January 15, 2016	1,161,663.44	24,352,763.70	534,663.35	8,800,808.66	0.00	5,512,000.00
July 15, 2016	1,212,100.54	23,140,663.16	496,917.43	8,303,891.23	0.00	5,512,000.00
January 15, 2017	1,204,728.26	21,935,934.90	497,165.47	7,806,725.76	5,512,000.00	0.00
July 15, 2017	1,191,729.61	20,744,205.29	491,281.00	7,315,444.76	0.00	0.00
January 15, 2018	1,183,885.21	19,560,320.08	490,505.07	6,824,939.69	0.00	0.00
July 15, 2018	1,175,605.27	18,384,714.81	489,194.48	6,335,745.21	0.00	0.00
January 15, 2019	1,393,915.53	16,990,799.28	837,914.96	5,497,830.25	0.00	0.00
July 15, 2019	1,062,317.45	15,928,481.83	927,692.33	4,570,137.92	0.00	0.00
January 15, 2020	1,391,587.25	14,536,894.58	570,967.01	3,999,170.91	0.00	0.00
July 15, 2020	1,376,868.37	13,160,026.21	3,999,170.91	0.00	0.00	0.00
January 15, 2021	1,359,750.85	11,800,275.36	0.00	0.00	0.00	0.00
July 15, 2021	11,800,275.36	0.00	0.00	0.00	0.00	0.00

	N773AN
	Series A		Series B		Series C
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$30,135,000.00	$0.00	$10,958,000.00	$0.00	$5,479,000.00
January 15, 2014	1,020,387.98	29,114,612.02	326,821.12	10,631,178.88	0.00	5,479,000.00
July 15, 2014	1,172,050.93	27,942,561.09	531,463.24	10,099,715.64	0.00	5,479,000.00
January 15, 2015	1,169,382.98	26,773,178.11	528,150.93	9,571,564.71	0.00	5,479,000.00
July 15, 2015	1,411,504.25	25,361,673.86	291,983.58	9,279,581.13	0.00	5,479,000.00
January 15, 2016	1,154,708.63	24,206,965.23	531,462.36	8,748,118.77	0.00	5,479,000.00
July 15, 2016	1,204,843.78	23,002,121.45	493,942.42	8,254,176.35	0.00	5,479,000.00
January 15, 2017	1,197,515.62	21,804,605.83	494,188.97	7,759,987.38	5,479,000.00	0.00
July 15, 2017	1,184,594.81	20,620,011.02	488,339.73	7,271,647.65	0.00	0.00
January 15, 2018	1,176,797.36	19,443,213.66	487,568.45	6,784,079.20	0.00	0.00
July 15, 2018	1,168,566.99	18,274,646.67	486,265.70	6,297,813.50	0.00	0.00
January 15, 2019	1,385,570.25	16,889,076.42	832,898.42	5,464,915.08	0.00	0.00
July 15, 2019	1,055,957.42	15,833,119.00	922,138.29	4,542,776.79	0.00	0.00
January 15, 2020	1,383,255.90	14,449,863.10	567,548.66	3,975,228.13	0.00	0.00
July 15, 2020	1,368,625.15	13,081,237.95	3,975,228.13	0.00	0.00	0.00
January 15, 2021	1,351,610.11	11,729,627.84	0.00	0.00	0.00	0.00
July 15, 2021	11,729,627.84	0.00	0.00	0.00	0.00	0.00

	N778AN
	Series A		Series B		Series C
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$28,802,000.00	$0.00	$10,473,000.00	$0.00	$5,237,000.00
January 15, 2014	955,485.09	27,846,514.91	304,865.83	10,168,134.17	0.00	5,237,000.00
July 15, 2014	848,793.40	26,997,721.51	409,926.63	9,758,207.54	0.00	5,237,000.00
January 15, 2015	1,092,953.65	25,904,767.86	497,104.48	9,261,103.06	0.00	5,237,000.00
July 15, 2015	1,327,924.95	24,576,842.91	268,683.68	8,992,419.38	0.00	5,237,000.00
January 15, 2016	1,079,830.16	23,497,012.75	500,869.27	8,491,550.11	0.00	5,237,000.00
July 15, 2016	1,129,004.18	22,368,008.57	464,921.45	8,026,628.66	0.00	5,237,000.00
January 15, 2017	1,122,536.65	21,245,471.92	465,630.06	7,560,998.60	5,237,000.00	0.00
July 15, 2017	1,110,660.05	20,134,811.87	460,456.45	7,100,542.15	0.00	0.00
January 15, 2018	1,103,821.80	19,030,990.07	460,295.01	6,640,247.14	0.00	0.00
July 15, 2018	1,096,627.06	17,934,363.01	459,702.28	6,180,544.86	0.00	0.00
January 15, 2019	1,311,199.96	16,623,163.05	801,673.20	5,378,871.66	0.00	0.00
July 15, 2019	747,742.33	15,875,420.72	823,957.82	4,554,913.84	0.00	0.00
January 15, 2020	1,300,710.70	14,574,710.02	545,339.71	4,009,574.13	0.00	0.00
July 15, 2020	1,288,182.52	13,286,527.50	4,009,574.13	0.00	0.00	0.00
January 15, 2021	1,273,540.63	12,012,986.87	0.00	0.00	0.00	0.00
July 15, 2021	12,012,986.87	0.00	0.00	0.00	0.00	0.00

	N779AN
	Series A		Series B		Series C
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$27,880,000.00	$0.00	$10,138,000.00	$0.00	$5,069,000.00
January 15, 2014	925,069.87	26,954,930.13	295,427.35	9,842,572.65	0.00	5,069,000.00
July 15, 2014	821,616.89	26,133,313.24	396,801.68	9,445,770.97	0.00	5,069,000.00
January 15, 2015	1,057,959.65	25,075,353.59	481,188.27	8,964,582.70	0.00	5,069,000.00
July 15, 2015	1,285,407.69	23,789,945.90	260,081.01	8,704,501.69	0.00	5,069,000.00
January 15, 2016	1,045,256.34	22,744,689.56	484,832.53	8,219,669.16	0.00	5,069,000.00
July 15, 2016	1,092,855.93	21,651,833.63	450,035.67	7,769,633.49	0.00	5,069,000.00
January 15, 2017	1,086,595.47	20,565,238.16	450,721.61	7,318,911.88	5,069,000.00	0.00
July 15, 2017	1,075,099.13	19,490,139.03	445,713.63	6,873,198.25	0.00	0.00
January 15, 2018	1,068,479.84	18,421,659.19	445,557.37	6,427,640.88	0.00	0.00
July 15, 2018	1,061,515.45	17,360,143.74	444,983.62	5,982,657.26	0.00	0.00
January 15, 2019	1,269,218.18	16,090,925.56	776,005.37	5,206,651.89	0.00	0.00
July 15, 2019	723,801.25	15,367,124.31	797,576.48	4,409,075.41	0.00	0.00
January 15, 2020	1,259,064.77	14,108,059.54	527,879.12	3,881,196.29	0.00	0.00
July 15, 2020	1,246,937.73	12,861,121.81	3,881,196.29	0.00	0.00	0.00
January 15, 2021	1,232,764.63	11,628,357.18	0.00	0.00	0.00	0.00
July 15, 2021	11,628,357.18	0.00	0.00	0.00	0.00	0.00

	N780AN
	Series A		Series B		Series C
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$32,131,000.00	$0.00	$11,684,000.00	$0.00	$5,842,000.00
January 15, 2014	1,065,562.67	31,065,437.33	340,478.71	11,343,521.29	0.00	5,842,000.00
July 15, 2014	946,909.82	30,118,527.51	457,312.17	10,886,209.12	0.00	5,842,000.00
January 15, 2015	1,219,293.80	28,899,233.71	554,567.35	10,331,641.77	0.00	5,842,000.00
July 15, 2015	1,481,426.65	27,417,807.06	299,742.21	10,031,899.56	0.00	5,842,000.00
January 15, 2016	1,204,653.30	26,213,153.76	558,767.33	9,473,132.23	0.00	5,842,000.00
July 15, 2016	1,259,511.60	24,953,642.16	518,664.12	8,954,468.11	0.00	5,842,000.00
January 15, 2017	1,252,296.46	23,701,345.70	519,454.65	8,435,013.46	5,842,000.00	0.00
July 15, 2017	1,239,046.98	22,462,298.72	513,682.99	7,921,330.47	0.00	0.00
January 15, 2018	1,231,418.27	21,230,880.45	513,502.89	7,407,827.58	0.00	0.00
July 15, 2018	1,223,391.84	20,007,488.61	512,841.64	6,894,985.94	0.00	0.00
January 15, 2019	1,462,768.33	18,544,720.28	894,342.74	6,000,643.20	0.00	0.00
July 15, 2019	834,177.73	17,710,542.55	919,203.36	5,081,439.84	0.00	0.00
January 15, 2020	1,451,066.56	16,259,475.99	608,378.34	4,473,061.50	0.00	0.00
July 15, 2020	1,437,090.19	14,822,385.80	4,473,061.50	0.00	0.00	0.00
January 15, 2021	1,420,755.76	13,401,630.04	0.00	0.00	0.00	0.00
July 15, 2021	13,401,630.04	0.00	0.00	0.00	0.00	0.00

	N795AN
	Series A		Series B		Series C
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$31,911,000.00	$0.00	$11,604,000.00	$0.00	$5,802,000.00
January 15, 2014	999,291.66	30,911,708.34	316,612.73	11,287,387.27	0.00	5,802,000.00
July 15, 2014	881,927.70	30,029,780.64	433,255.32	10,854,131.95	0.00	5,802,000.00
January 15, 2015	882,194.18	29,147,586.46	433,702.64	10,420,429.31	0.00	5,802,000.00
July 15, 2015	1,152,930.43	27,994,656.03	177,466.52	10,242,962.79	0.00	5,802,000.00
January 15, 2016	877,132.08	27,117,523.95	443,001.58	9,799,961.21	0.00	5,802,000.00
July 15, 2016	1,183,130.06	25,934,393.89	493,556.10	9,306,405.11	0.00	5,802,000.00
January 15, 2017	1,177,576.39	24,756,817.50	495,762.40	8,810,642.71	5,802,000.00	0.00
July 15, 2017	1,165,838.12	23,590,979.38	491,282.96	8,319,359.75	0.00	0.00
January 15, 2018	1,160,107.53	22,430,871.85	492,834.07	7,826,525.68	0.00	0.00
July 15, 2018	1,154,154.07	21,276,717.78	494,137.65	7,332,388.03	0.00	0.00
January 15, 2019	1,413,428.54	19,863,289.24	905,086.37	6,427,301.66	0.00	0.00
July 15, 2019	742,235.32	19,121,053.92	941,163.40	5,486,138.26	0.00	0.00
January 15, 2020	1,138,476.48	17,982,577.44	539,043.11	4,947,095.15	0.00	0.00
July 15, 2020	1,134,019.71	16,848,557.73	4,947,095.15	0.00	0.00	0.00
January 15, 2021	1,128,391.89	15,720,165.84	0.00	0.00	0.00	0.00
July 15, 2021	15,720,165.84	0.00	0.00	0.00	0.00	0.00

	N797AN
	Series A		Series B		Series C
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$30,261,000.00	$0.00	$11,004,000.00	$0.00	$5,502,000.00
January 15, 2014	947,621.98	29,313,378.02	300,241.86	10,703,758.14	0.00	5,502,000.00
July 15, 2014	836,326.47	28,477,051.55	410,853.28	10,292,904.86	0.00	5,502,000.00
January 15, 2015	836,579.18	27,640,472.37	411,277.48	9,881,627.38	0.00	5,502,000.00
July 15, 2015	1,093,316.65	26,547,155.72	168,290.38	9,713,337.00	0.00	5,502,000.00
January 15, 2016	831,778.82	25,715,376.90	420,095.60	9,293,241.40	0.00	5,502,000.00
July 15, 2016	1,121,954.77	24,593,422.13	468,036.14	8,825,205.26	0.00	5,502,000.00
January 15, 2017	1,116,688.27	23,476,733.86	470,128.35	8,355,076.91	5,502,000.00	0.00
July 15, 2017	1,105,556.93	22,371,176.93	465,880.54	7,889,196.37	0.00	0.00
January 15, 2018	1,100,122.65	21,271,054.28	467,351.44	7,421,844.93	0.00	0.00
July 15, 2018	1,094,477.02	20,176,577.26	468,587.62	6,953,257.31	0.00	0.00
January 15, 2019	1,340,345.38	18,836,231.88	858,287.69	6,094,969.62	0.00	0.00
July 15, 2019	703,857.07	18,132,374.81	892,499.31	5,202,470.31	0.00	0.00
January 15, 2020	1,079,610.06	17,052,764.75	511,171.19	4,691,299.12	0.00	0.00
July 15, 2020	1,075,383.74	15,977,381.01	4,691,299.12	0.00	0.00	0.00
January 15, 2021	1,070,046.91	14,907,334.10	0.00	0.00	0.00	0.00
July 15, 2021	14,907,334.10	0.00	0.00	0.00	0.00	0.00

	N798AN
	Series A		Series B		Series C
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$32,797,000.00	$0.00	$11,926,000.00	$0.00	$5,963,000.00
January 15, 2014	1,027,521.06	31,769,478.94	325,398.44	11,600,601.56	0.00	5,963,000.00
July 15, 2014	906,400.35	30,863,078.59	445,277.73	11,155,323.83	0.00	5,963,000.00
January 15, 2015	906,674.24	29,956,404.35	445,737.49	10,709,586.34	0.00	5,963,000.00
July 15, 2015	1,184,923.16	28,771,481.19	182,391.04	10,527,195.30	0.00	5,963,000.00
January 15, 2016	901,471.66	27,870,009.53	455,294.45	10,071,900.85	0.00	5,963,000.00
July 15, 2016	1,215,960.80	26,654,048.73	507,251.82	9,564,649.03	0.00	5,963,000.00
January 15, 2017	1,210,253.02	25,443,795.71	509,519.33	9,055,129.70	5,963,000.00	0.00
July 15, 2017	1,198,189.02	24,245,606.69	504,915.60	8,550,214.10	0.00	0.00
January 15, 2018	1,192,299.41	23,053,307.28	506,509.75	8,043,704.35	0.00	0.00
July 15, 2018	1,186,180.75	21,867,126.53	507,849.50	7,535,854.85	0.00	0.00
January 15, 2019	1,452,649.84	20,414,476.69	930,201.66	6,605,653.19	0.00	0.00
July 15, 2019	762,831.65	19,651,645.04	967,279.79	5,638,373.40	0.00	0.00
January 15, 2020	1,170,068.12	18,481,576.92	554,001.05	5,084,372.35	0.00	0.00
July 15, 2020	1,165,487.68	17,316,089.24	5,084,372.35	0.00	0.00	0.00
January 15, 2021	1,159,703.70	16,156,385.54	0.00	0.00	0.00	0.00
July 15, 2021	16,156,385.54	0.00	0.00	0.00	0.00	0.00

	N799AN
	Series A		Series B		Series C
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$31,867,000.00	$0.00	$11,588,000.00	$0.00	$5,794,000.00
January 15, 2014	997,913.80	30,869,086.20	316,176.18	11,271,823.82	0.00	5,794,000.00
July 15, 2014	880,711.67	29,988,374.53	432,657.92	10,839,165.90	0.00	5,794,000.00
January 15, 2015	880,977.78	29,107,396.75	433,104.65	10,406,061.25	0.00	5,794,000.00
July 15, 2015	1,151,340.73	27,956,056.02	177,221.81	10,228,839.44	0.00	5,794,000.00
January 15, 2016	875,922.66	27,080,133.36	442,390.76	9,786,448.68	0.00	5,794,000.00
July 15, 2016	1,181,498.72	25,898,634.64	492,875.56	9,293,573.12	0.00	5,794,000.00
January 15, 2017	1,175,952.71	24,722,681.93	495,078.83	8,798,494.29	5,794,000.00	0.00
July 15, 2017	1,164,230.62	23,558,451.31	490,605.56	8,307,888.73	0.00	0.00
January 15, 2018	1,158,507.93	22,399,943.38	492,154.53	7,815,734.20	0.00	0.00
July 15, 2018	1,152,562.68	21,247,380.70	493,456.32	7,322,277.88	0.00	0.00
January 15, 2019	1,411,479.66	19,835,901.04	903,838.41	6,418,439.47	0.00	0.00
July 15, 2019	741,211.90	19,094,689.14	939,865.68	5,478,573.79	0.00	0.00
January 15, 2020	1,136,906.71	17,957,782.43	538,299.87	4,940,273.92	0.00	0.00
July 15, 2020	1,132,456.08	16,825,326.35	4,940,273.92	0.00	0.00	0.00
January 15, 2021	1,126,836.03	15,698,490.32	0.00	0.00	0.00	0.00
July 15, 2021	15,698,490.32	0.00	0.00	0.00	0.00	0.00

	N750AN
	Series A		Series B		Series C
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$31,867,000.00	$0.00	$11,588,000.00	$0.00	$5,794,000.00
January 15, 2014	997,913.80	30,869,086.20	316,176.18	11,271,823.82	0.00	5,794,000.00
July 15, 2014	880,711.67	29,988,374.53	432,657.92	10,839,165.90	0.00	5,794,000.00
January 15, 2015	880,977.78	29,107,396.75	433,104.65	10,406,061.25	0.00	5,794,000.00
July 15, 2015	1,151,340.73	27,956,056.02	177,221.81	10,228,839.44	0.00	5,794,000.00
January 15, 2016	875,922.66	27,080,133.36	442,390.76	9,786,448.68	0.00	5,794,000.00
July 15, 2016	1,181,498.72	25,898,634.64	492,875.56	9,293,573.12	0.00	5,794,000.00
January 15, 2017	1,175,952.71	24,722,681.93	495,078.83	8,798,494.29	5,794,000.00	0.00
July 15, 2017	1,164,230.62	23,558,451.31	490,605.56	8,307,888.73	0.00	0.00
January 15, 2018	1,158,507.93	22,399,943.38	492,154.53	7,815,734.20	0.00	0.00
July 15, 2018	1,152,562.68	21,247,380.70	493,456.32	7,322,277.88	0.00	0.00
January 15, 2019	1,411,479.66	19,835,901.04	903,838.41	6,418,439.47	0.00	0.00
July 15, 2019	741,211.90	19,094,689.14	939,865.68	5,478,573.79	0.00	0.00
January 15, 2020	1,136,906.71	17,957,782.43	538,299.87	4,940,273.92	0.00	0.00
July 15, 2020	1,132,456.08	16,825,326.35	4,940,273.92	0.00	0.00	0.00
January 15, 2021	1,126,836.03	15,698,490.32	0.00	0.00	0.00	0.00
July 15, 2021	15,698,490.32	0.00	0.00	0.00	0.00	0.00

	N751AN
	Series A		Series B		Series C
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$30,817,000.00	$0.00	$11,206,000.00	$0.00	$5,603,000.00
January 15, 2014	965,517.44	29,851,482.56	305,753.39	10,900,246.61	0.00	5,603,000.00
July 15, 2014	851,678.88	28,999,803.68	418,395.29	10,481,851.32	0.00	5,603,000.00
January 15, 2015	851,936.24	28,147,867.44	418,827.29	10,063,024.03	0.00	5,603,000.00
July 15, 2015	1,113,386.62	27,034,480.82	171,379.68	9,891,644.35	0.00	5,603,000.00
January 15, 2016	847,047.75	26,187,433.07	427,807.28	9,463,837.07	0.00	5,603,000.00
July 15, 2016	1,142,550.45	25,044,882.62	476,627.86	8,987,209.21	0.00	5,603,000.00
January 15, 2017	1,137,187.27	23,907,695.35	478,758.48	8,508,450.73	5,603,000.00	0.00
July 15, 2017	1,125,851.60	22,781,843.75	474,432.69	8,034,018.04	0.00	0.00
January 15, 2018	1,120,317.56	21,661,526.19	475,930.59	7,558,087.45	0.00	0.00
July 15, 2018	1,114,568.29	20,546,957.90	477,189.46	7,080,897.99	0.00	0.00
January 15, 2019	1,364,950.04	19,182,007.86	874,043.25	6,206,854.74	0.00	0.00
July 15, 2019	716,777.75	18,465,230.11	908,882.89	5,297,971.85	0.00	0.00
January 15, 2020	1,099,428.42	17,365,801.69	520,554.73	4,777,417.12	0.00	0.00
July 15, 2020	1,095,124.52	16,270,677.17	4,777,417.12	0.00	0.00	0.00
January 15, 2021	1,089,689.72	15,180,987.45	0.00	0.00	0.00	0.00
July 15, 2021	15,180,987.45	0.00	0.00	0.00	0.00	0.00

	N752AN
	Series A		Series B		Series C
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$31,097,000.00	$0.00	$11,308,000.00	$0.00	$5,654,000.00
January 15, 2014	956,440.32	30,140,559.68	302,197.09	11,005,802.91	0.00	5,654,000.00
July 15, 2014	842,210.40	29,298,349.28	416,043.60	10,589,759.31	0.00	5,654,000.00
January 15, 2015	842,621.71	28,455,727.57	416,673.52	10,173,085.79	0.00	5,654,000.00
July 15, 2015	1,107,272.08	27,348,455.49	166,561.27	10,006,524.52	0.00	5,654,000.00
January 15, 2016	838,199.97	26,510,255.52	426,023.13	9,580,501.39	0.00	5,654,000.00
July 15, 2016	898,399.87	25,611,855.65	389,837.23	9,190,664.16	0.00	5,654,000.00
January 15, 2017	1,128,066.45	24,483,789.20	477,188.81	8,713,475.35	5,654,000.00	0.00
July 15, 2017	1,117,045.77	23,366,743.43	473,192.41	8,240,282.94	0.00	0.00
January 15, 2018	1,112,004.74	22,254,738.69	475,213.21	7,765,069.73	0.00	0.00
July 15, 2018	1,106,797.19	21,147,941.50	477,060.62	7,288,009.11	0.00	0.00
January 15, 2019	1,365,798.00	19,782,143.50	886,964.34	6,401,044.77	0.00	0.00
July 15, 2019	697,917.63	19,084,225.87	925,473.06	5,475,571.71	0.00	0.00
January 15, 2020	1,093,474.08	17,990,751.79	526,227.76	4,949,343.95	0.00	0.00
July 15, 2020	1,090,089.01	16,900,662.78	4,949,343.95	0.00	0.00	0.00
January 15, 2021	1,085,672.62	15,814,990.16	0.00	0.00	0.00	0.00
July 15, 2021	15,814,990.16	0.00	0.00	0.00	0.00	0.00

	N753AN
	Series A		Series B		Series C
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$31,845,000.00	$0.00	$11,580,000.00	$0.00	$5,790,000.00
January 15, 2014	979,446.32	30,865,553.68	309,466.07	11,270,533.93	0.00	5,790,000.00
July 15, 2014	862,468.73	30,003,084.95	426,051.02	10,844,482.91	0.00	5,790,000.00
January 15, 2015	862,889.93	29,140,195.02	426,696.08	10,417,786.83	0.00	5,790,000.00
July 15, 2015	1,133,906.15	28,006,288.87	170,567.70	10,247,219.13	0.00	5,790,000.00
January 15, 2016	858,361.83	27,147,927.04	436,270.59	9,810,948.54	0.00	5,790,000.00
July 15, 2016	920,009.77	26,227,917.27	399,214.29	9,411,734.25	0.00	5,790,000.00
January 15, 2017	1,155,200.70	25,072,716.57	488,667.00	8,923,067.25	5,790,000.00	0.00
July 15, 2017	1,143,914.93	23,928,801.64	484,574.46	8,438,492.79	0.00	0.00
January 15, 2018	1,138,752.64	22,790,049.00	486,643.88	7,951,848.91	0.00	0.00
July 15, 2018	1,133,419.84	21,656,629.16	488,535.72	7,463,313.19	0.00	0.00
January 15, 2019	1,398,650.59	20,257,978.57	908,299.18	6,555,014.01	0.00	0.00
July 15, 2019	714,705.17	19,543,273.40	947,734.18	5,607,279.83	0.00	0.00
January 15, 2020	1,119,776.25	18,423,497.15	538,885.51	5,068,394.32	0.00	0.00
July 15, 2020	1,116,309.76	17,307,187.39	5,068,394.32	0.00	0.00	0.00
January 15, 2021	1,111,787.14	16,195,400.25	0.00	0.00	0.00	0.00
July 15, 2021	16,195,400.25	0.00	0.00	0.00	0.00	0.00

	N754AN
	Series A		Series B		Series C
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$31,702,000.00	$0.00	$11,528,000.00	$0.00	$5,764,000.00
January 15, 2014	975,048.11	30,726,951.89	308,076.41	11,219,923.59	0.00	5,764,000.00
July 15, 2014	858,595.82	29,868,356.07	424,137.84	10,795,785.75	0.00	5,764,000.00
January 15, 2015	859,015.12	29,009,340.95	424,780.01	10,371,005.74	0.00	5,764,000.00
July 15, 2015	1,128,814.34	27,880,526.61	169,801.75	10,201,203.99	0.00	5,764,000.00
January 15, 2016	854,507.36	27,026,019.25	434,311.52	9,766,892.47	0.00	5,764,000.00
July 15, 2016	915,878.47	26,110,140.78	397,421.62	9,369,470.85	0.00	5,764,000.00
January 15, 2017	1,150,013.27	24,960,127.51	486,472.64	8,882,998.21	5,764,000.00	0.00
July 15, 2017	1,138,778.17	23,821,349.34	482,398.48	8,400,599.73	0.00	0.00
January 15, 2018	1,133,639.08	22,687,710.26	484,458.61	7,916,141.12	0.00	0.00
July 15, 2018	1,128,330.21	21,559,380.05	486,341.95	7,429,799.17	0.00	0.00
January 15, 2019	1,392,369.95	20,167,010.10	904,220.45	6,525,578.72	0.00	0.00
July 15, 2019	711,495.79	19,455,514.31	943,478.38	5,582,100.34	0.00	0.00
January 15, 2020	1,114,747.89	18,340,766.42	536,465.65	5,045,634.69	0.00	0.00
July 15, 2020	1,111,296.97	17,229,469.45	5,045,634.69	0.00	0.00	0.00
January 15, 2021	1,106,794.66	16,122,674.79	0.00	0.00	0.00	0.00
July 15, 2021	16,122,674.79	0.00	0.00	0.00	0.00	0.00

	N755AN
	Series A		Series B		Series C
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$31,510,000.00	$0.00	$11,458,000.00	$0.00	$5,729,000.00
January 15, 2014	969,627.45	30,540,372.55	306,205.72	11,151,794.28	0.00	5,729,000.00
July 15, 2014	853,382.27	29,686,990.28	421,562.39	10,730,231.89	0.00	5,729,000.00
January 15, 2015	853,799.04	28,833,191.24	422,200.68	10,308,031.21	0.00	5,729,000.00
July 15, 2015	1,121,959.99	27,711,231.25	168,770.69	10,139,260.52	0.00	5,729,000.00
January 15, 2016	849,318.64	26,861,912.61	431,674.31	9,707,586.21	0.00	5,729,000.00
July 15, 2016	910,317.10	25,951,595.51	395,008.40	9,312,577.81	0.00	5,729,000.00
January 15, 2017	1,143,030.19	24,808,565.32	483,518.69	8,829,059.12	5,729,000.00	0.00
July 15, 2017	1,131,863.32	23,676,702.00	479,469.28	8,349,589.84	0.00	0.00
January 15, 2018	1,126,755.42	22,549,946.58	481,516.89	7,868,072.95	0.00	0.00
July 15, 2018	1,121,478.80	21,428,467.78	483,388.80	7,384,684.15	0.00	0.00
January 15, 2019	1,383,915.23	20,044,552.55	898,729.87	6,485,954.28	0.00	0.00
July 15, 2019	707,175.47	19,337,377.08	937,749.42	5,548,204.86	0.00	0.00
January 15, 2020	1,107,978.95	18,229,398.13	533,208.13	5,014,996.73	0.00	0.00
July 15, 2020	1,104,548.98	17,124,849.15	5,014,996.73	0.00	0.00	0.00
January 15, 2021	1,100,074.01	16,024,775.14	0.00	0.00	0.00	0.00
July 15, 2021	16,024,775.14	0.00	0.00	0.00	0.00	0.00

	N756AM
	Series A		Series B		Series C
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$31,625,000.00	$0.00	$11,500,000.00	$0.00	$5,750,000.00
January 15, 2014	972,679.85	30,652,320.15	307,328.14	11,192,671.86	0.00	5,750,000.00
July 15, 2014	856,510.39	29,795,809.76	423,107.65	10,769,564.21	0.00	5,750,000.00
January 15, 2015	856,928.70	28,938,881.06	423,748.28	10,345,815.93	0.00	5,750,000.00
July 15, 2015	1,126,072.60	27,812,808.46	169,389.33	10,176,426.60	0.00	5,750,000.00
January 15, 2016	852,431.87	26,960,376.59	433,256.63	9,743,169.97	0.00	5,750,000.00
July 15, 2016	913,653.91	26,046,722.68	396,456.33	9,346,713.64	0.00	5,750,000.00
January 15, 2017	1,147,220.05	24,899,502.63	485,291.06	8,861,422.58	5,750,000.00	0.00
July 15, 2017	1,136,012.23	23,763,490.40	481,226.81	8,380,195.77	0.00	0.00
January 15, 2018	1,130,885.61	22,632,604.79	483,281.92	7,896,913.85	0.00	0.00
July 15, 2018	1,125,589.65	21,507,015.14	485,160.68	7,411,753.17	0.00	0.00
January 15, 2019	1,388,988.06	20,118,027.08	902,024.23	6,509,728.94	0.00	0.00
July 15, 2019	709,767.66	19,408,259.42	941,186.79	5,568,542.15	0.00	0.00
January 15, 2020	1,112,040.31	18,296,219.11	535,162.64	5,033,379.51	0.00	0.00
July 15, 2020	1,108,597.78	17,187,621.33	5,033,379.51	0.00	0.00	0.00
January 15, 2021	1,104,106.40	16,083,514.93	0.00	0.00	0.00	0.00
July 15, 2021	16,083,514.93	0.00	0.00	0.00	0.00	0.00

	N757AN
	Series A		Series B		Series C
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$31,515,000.00	$0.00	$11,460,000.00	$0.00	$5,730,000.00
January 15, 2014	952,508.13	30,562,491.87	300,128.87	11,159,871.13	0.00	5,730,000.00
July 15, 2014	836,878.40	29,725,613.47	415,679.06	10,744,192.07	0.00	5,730,000.00
January 15, 2015	837,441.85	28,888,171.62	416,505.06	10,327,687.01	0.00	5,730,000.00
July 15, 2015	1,106,442.76	27,781,728.86	162,632.12	10,165,054.89	0.00	5,730,000.00
January 15, 2016	833,455.05	26,948,273.81	426,258.73	9,738,796.16	0.00	5,730,000.00
July 15, 2016	894,880.51	26,053,393.30	389,688.81	9,349,107.35	0.00	5,730,000.00
January 15, 2017	893,839.00	25,159,554.30	395,135.63	8,953,971.72	5,730,000.00	0.00
July 15, 2017	1,113,635.55	24,045,918.75	474,177.58	8,479,794.14	0.00	0.00
January 15, 2018	1,109,052.23	22,936,866.52	476,718.02	8,003,076.12	0.00	0.00
July 15, 2018	1,104,349.16	21,832,517.36	479,148.29	7,523,927.83	0.00	0.00
January 15, 2019	1,372,962.34	20,459,555.02	903,688.33	6,620,239.50	0.00	0.00
July 15, 2019	682,751.54	19,776,803.48	945,956.13	5,674,283.37	0.00	0.00
January 15, 2020	1,092,737.05	18,684,066.43	534,205.16	5,140,078.21	0.00	0.00
July 15, 2020	1,090,232.92	17,593,833.51	5,140,078.21	0.00	0.00	0.00
January 15, 2021	1,086,789.82	16,507,043.69	0.00	0.00	0.00	0.00
July 15, 2021	16,507,043.69	0.00	0.00	0.00	0.00	0.00

	N758AN
	Series A		Series B		Series C
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$32,302,000.00	$0.00	$11,746,000.00	$0.00	$5,873,000.00
January 15, 2014	976,779.28	31,325,220.72	307,619.00	11,438,381.00	0.00	5,873,000.00
July 15, 2014	857,763.84	30,467,456.88	426,052.90	11,012,328.10	0.00	5,873,000.00
January 15, 2015	858,341.36	29,609,115.52	426,899.51	10,585,428.59	0.00	5,873,000.00
July 15, 2015	1,134,055.56	28,475,059.96	166,690.83	10,418,737.76	0.00	5,873,000.00
January 15, 2016	854,255.06	27,620,804.90	436,896.60	9,981,841.16	0.00	5,873,000.00
July 15, 2016	917,213.48	26,703,591.42	399,414.02	9,582,427.14	0.00	5,873,000.00
January 15, 2017	916,145.97	25,787,445.45	404,996.79	9,177,430.35	5,873,000.00	0.00
July 15, 2017	1,141,427.85	24,646,017.60	486,011.33	8,691,419.02	0.00	0.00
January 15, 2018	1,136,730.16	23,509,287.44	488,615.17	8,202,803.85	0.00	0.00
July 15, 2018	1,131,909.70	22,377,377.74	491,106.10	7,711,697.75	0.00	0.00
January 15, 2019	1,407,226.50	20,970,151.24	926,241.11	6,785,456.64	0.00	0.00
July 15, 2019	699,790.53	20,270,360.71	969,563.75	5,815,892.89	0.00	0.00
January 15, 2020	1,120,007.81	19,150,352.90	547,536.99	5,268,355.90	0.00	0.00
July 15, 2020	1,117,441.17	18,032,911.73	5,268,355.90	0.00	0.00	0.00
January 15, 2021	1,113,912.15	16,918,999.58	0.00	0.00	0.00	0.00
July 15, 2021	16,918,999.58	0.00	0.00	0.00	0.00	0.00

	N759AN
	Series A		Series B		Series C
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$32,747,000.00	$0.00	$11,908,000.00	$0.00	$5,954,000.00
January 15, 2014	989,744.05	31,757,255.95	311,861.66	11,596,138.34	0.00	5,954,000.00
July 15, 2014	869,594.06	30,887,661.89	431,928.99	11,164,209.35	0.00	5,954,000.00
January 15, 2015	870,179.55	30,017,482.34	432,787.28	10,731,422.07	0.00	5,954,000.00
July 15, 2015	1,149,696.37	28,867,785.97	168,989.82	10,562,432.25	0.00	5,954,000.00
January 15, 2016	866,036.89	28,001,749.08	442,922.25	10,119,510.00	0.00	5,954,000.00
July 15, 2016	929,863.61	27,071,885.47	404,922.71	9,714,587.29	0.00	5,954,000.00
January 15, 2017	928,781.40	26,143,104.07	410,582.47	9,304,004.82	5,954,000.00	0.00
July 15, 2017	1,157,170.34	24,985,933.73	492,714.37	8,811,290.45	0.00	0.00
January 15, 2018	1,152,407.86	23,833,525.87	495,354.11	8,315,936.34	0.00	0.00
July 15, 2018	1,147,520.92	22,686,004.95	497,879.40	7,818,056.94	0.00	0.00
January 15, 2019	1,426,634.87	21,259,370.08	939,015.76	6,879,041.18	0.00	0.00
July 15, 2019	709,441.99	20,549,928.09	982,935.91	5,896,105.27	0.00	0.00
January 15, 2020	1,135,454.88	19,414,473.21	555,088.58	5,341,016.69	0.00	0.00
July 15, 2020	1,132,852.84	18,281,620.37	5,341,016.69	0.00	0.00	0.00
January 15, 2021	1,129,275.15	17,152,345.22	0.00	0.00	0.00	0.00
July 15, 2021	17,152,345.22	0.00	0.00	0.00	0.00	0.00